      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1996.
                                                       REGISTRATION NO. 333-2642

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------
                               GRAPHIX ZONE, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                             7379                                       33-0697932
(State or other jurisdiction of                           (Primary Standard                  (I.R.S. Employer Identification Number)
incorporation or organization)                 Industrial Classification Code Number)

                               ------------------
                          42 CORPORATE PARK, SUITE 200
                            IRVINE, CALIFORNIA 92714
                                 (714) 833-3838
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                               ------------------
                      CHARLES R. CORTRIGHT, JR., PRESIDENT
                               GRAPHIX ZONE, INC.
                          42 CORPORATE PARK, SUITE 200
                            IRVINE, CALIFORNIA  92714
                                 (714) 833-3838
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                   COPIES TO:
            GREGG AMBER, ESQ.                   CARL J. STONEY, JR., ESQ.
         LARRY A. CERUTTI, ESQ.                   TWILA L. FOSTER, ESQ.
          SNELL & WILMER L.L.P.              JACKSON TUFTS COLE & BLACK, LLP
      1920 MAIN STREET, 12TH FLOOR          650 CALIFORNIA STREET, 31ST FLOOR
        IRVINE, CALIFORNIA 92714             SAN FRANCISCO, CALIFORNIA 94108

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: UPON CONSUMMATION OF THE TRANSACTIONS DESCRIBED HEREIN.

     IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. / /

                         CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
                                                           Proposed           Proposed            Amount
Title of Each Class of Securities       Amount         Maximum Offering   Maximum Aggregate    Registration
        to be Registered             Registered(1)    Price Per Share(2)  Offering Price(2)         Fee
- -----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       12,005,852 shares         $6.70           $80,448,395        $27,352.45
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------


(1) Based upon the maximum number of shares to be issued in connection with the transactions described herein.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering is based upon the sum of
     (a) the product of (i) $7.75 (the average of the high and low prices of Graphix Zone Common Stock on May 22, 1996 on The Nasdaq SmallCap Market) times (ii) 6,517,474 (the aggregate of 5,446,543 shares of Graphix Zone Common Stock outstanding on May 21, 1996, 1,070,931 shares of Graphix Zone Common Stock issuable pursuant to certain options and warrants and (b) the product of (i) $.80 (the average of the bid and asked price of StarPress Common Stock on May 21, 1996 as reported by the National Association of Securities Dealers Electronic Bulletin Board) times (ii) 37,422,464 (the aggregate of 34,531,130 shares of StarPress Common Stock outstanding on May 21, 1996, 1,391,334 shares of StarPress Common Stock issuable pursuant to certain obligations of StarPress, and 1,500,000 shares of StarPress Common Stock issuable pursuant to certain options and warrants). The proposed maximum offering price per share is based upon the proposed maximum aggregate offering price divided by the amount to be registered.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               GRAPHIX ZONE, INC.

               CROSS-REFERENCE SHEET SHOWING THE LOCATION IN THE
                     JOINT PROXY STATEMENT/PROSPECTUS OF THE
                   INFORMATION REQUIRED BY PART I OF FORM S-4

                                                                                                                 LOCATION OR
ITEM NO.                                                  FORM S-4 CAPTION                                  HEADING IN PROSPECTUS
- --------                                                  ----------------                                  ---------------------
                                                A. INFORMATION ABOUT THE TRANSACTION
Item 1         Forepart of Registration Statement and Outside Front
               Cover Page of Prospectus. . . . . . . . . . . . . . . . . . . . . . .                Facing Page, Cross-Reference
                                                                                                    Sheet; Outside Front Cover Page
                                                                                                    of Prospectus

Item 2         Inside Front and Outside Back Cover Pages of
               Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                Inside Front Cover Page of Pro-
                                                                                                    spectus; Cross-Reference Sheet,
                                                                                                    Table of Contents; Available In-
                                                                                                    formation

Item 3         Risk Factors, Ratio of Earnings to Fixed Charges and
               Other Information . . . . . . . . . . . . . . . . . . . . . . . . . .                Summary; Comparative Per Share
                                                                                                    Data; Comparative Market Prices
                                                                                                    and Dividends; Risk Factors; The
                                                                                                    Reorganization; The Reorgan-
                                                                                                    ization Agreement; Unaudited Pro
                                                                                                    Forma Combined Condensed
                                                                                                    Financial Statements

Item 4         Terms of the Transaction. . . . . . . . . . . . . . . . . . . . . . .                Summary; The Reorganization; The
                                                                                                    Reorganization Agreement;
                                                                                                    Comparison of Rights of Share-
                                                                                                    holders of Graphix Zone and
                                                                                                    Star-Press; Description of New
                                                                                                    GZ Capital Stock

Item 5         Pro Forma Financial Information . . . . . . . . . . . . . . . . . . .                Summary; Unaudited Pro Forma
                                                                                                    Combined Condensed Financial
                                                                                                    Statements; Unaudited Pro Forma
                                                                                                    Combined Condensed Balance
                                                                                                    Sheet; Unaudited Pro Forma
                                                                                                    Combined Condensed Statements of
                                                                                                    Operations; Notes to Unaudited
                                                                                                    Pro Forma Combined Condensed
                                                                                                    Financial Statements

Item 6         Material Contacts with the Company Being Acquired . . . . . . . . . .                The Reorganization; The Reorgan-
                                                                                                    ization Agreement

                                        i

Item 7         Additional Information Required for Reoffering by
               Persons and Parties Deemed to be Underwriters . . . . . . . . . . . .                Not Applicable

Item 8         Interests of Named Experts and Counsel. . . . . . . . . . . . . . . .                Legal Matters; Experts

Item 9         Disclosure of Commission Position on Indemnification
               for Securities Act Liabilities. . . . . . . . . . . . . . . . . . . .                Not Applicable

                                                 B. INFORMATION ABOUT THE REGISTRANT

Item 10        Information with Respect to S-3 Registrants . . . . . . . . . . . . .                Not Applicable

Item 11        Incorporation of Certain Information by Reference . . . . . . . . . .                Not Applicable

Item 12        Information with Respect to S-2 or S-3 Registrants. . . . . . . . . .                Not Applicable

Item 13        Incorporation of Certain Information by Reference . . . . . . . . . .                Not Applicable

Item 14        Information with Respect to Registrants Other Than
               S-3 or S-2 Registrants. . . . . . . . . . . . . . . . . . . . . . . .                Available Information; Summary;
                                                                                                    Risk Factors; The
                                                                                                    Reorganization; The
                                                                                                    Reorganization Agreement;
                                                                                                    Description of Graphix Zone;
                                                                                                    Description of StarPress;
                                                                                                    Descrip- tion of New GZ;
                                                                                                    Comparative Per Share Market
                                                                                                    Price and Dividend Information;
                                                                                                    Unaudited Pro Forma Combined
                                                                                                    Condensed Financial Statements;
                                                                                                    Unaudited Pro Forma Combined
                                                                                                    Condensed Balance Sheet;
                                                                                                    Unaudited Pro Forma Combined
                                                                                                    Condensed Statements of
                                                                                                    Operations; Comparison of Rights
                                                                                                    of Shareholders of Graphix Zone
                                                                                                    and StarPress; Description of
                                                                                                    New GZ Capital Stock; Manage-
                                                                                                    ment of New GZ; Security Owner-
                                                                                                    ship of New GZ; New GZ 1996
                                                                                                    Stock Option Plan; Graphix Zone,
                                                                                                    Inc. Consolidated Financial
                                                                                                    State-ments; StarPress, Inc.
                                                                                                    Consol-idated Financial
                                                                                                    Statements

                                           C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

Item 15        Information with Respect to S-3 Companies . . . . . . . . . . . . . .                Not Applicable

Item 16        Information with Respect to S-2 or S-3 Companies. . . . . . . . . . .                Not Applicable

Item 17        Information with Respect to Companies Other than
               S-3 or S-2 Companies. . . . . . . . . . . . . . . . . . . . . . . . .                Summary; Risk Factors; Com-
                                                                                                    parative Per Share Data; Com-
                                                                                                    parative Market Prices and Divi-
                                                                                                    dends; Summary Historical and
                                                                                                    Unaudited Pro Forma Combined
                                                                                                    Condensed Financial Information;
                                                                                                    Description of Graphix Zone;
                                                                                                    Description of StarPress;
                                                                                                    Graphix Zone, Inc. Financial
                                                                                                    Statements; StarPress, Inc.
                                                                                                    Consolidated Financial
                                                                                                    Statements

                                                D. VOTING AND MANAGEMENT INFORMATION

Item 18        Information if Proxies, Consents or Authorizations are
               to be Solicited . . . . . . . . . . . . . . . . . . . . . . . . . . .                Facing Page; Outside Front Cover
                                                                                                    Page of Prospectus; Summary; The
                                                                                                    Special Meetings; The Reorgani-
                                                                                                    zation; The Reorganization
                                                                                                    Agree-ment; Description of
                                                                                                    Graphix Zone; Description of
                                                                                                    StarPress; Description of New
                                                                                                    GZ; Security Ownership of New
                                                                                                    GZ; Manage-ment of New GZ;
                                                                                                    Graphix Zone, Inc. Financial
                                                                                                    Statements; Star-Press, Inc.
                                                                                                    Consolidated Financial
                                                                                                    Statements

Item 19        Information if Proxies, Consents or Authorizations are
               not to be Solicited or in an Exchange Offer . . . . . . . . . . . . .                Not Applicable

                  GRAPHIX ZONE, INC., A CALIFORNIA CORPORATION
                                       AND
                     STARPRESS, INC., A COLORADO CORPORATION

                              JOINT PROXY STATEMENT

                               -------------------

                   GRAPHIX ZONE, INC., A DELAWARE CORPORATION

                                   PROSPECTUS

     This Joint Proxy Statement/Prospectus is being furnished to holders of common stock of Graphix Zone, Inc., a California corporation ("Graphix Zone"), in connection with the solicitation of proxies by the Board of Directors of Graphix Zone (the "Graphix Zone Board") for use at the special meeting of shareholders of Graphix Zone to be held on June 28, 1996, or any adjournment or postponement thereof (the "Graphix Zone Meeting"), and to holders of common stock of StarPress, Inc., a Colorado corporation ("StarPress"), in connection with the solicitation of proxies by the Board of Directors of StarPress (the "StarPress Board") for use at the special meeting of shareholders of StarPress to be held on June 28, 1996, or any adjournment or postponement thereof (the "StarPress Meeting," and together with the Graphix Zone Meeting, the "Special Meetings").


     The Graphix Zone Meeting has been called to consider and vote upon a proposal (the "Graphix Zone Proposal") to approve and adopt (i) an Agreement and Plan of Reorganization, dated as of January 3, 1996, between Graphix Zone and StarPress (the "Reorganization Agreement"), and (ii) an Agreement of Merger (the "Graphix Zone Merger Agreement"), among Graphix Zone, Graphix Zone, Inc., a Delaware corporation and wholly owned subsidiary of Graphix Zone ("New GZ"), and GZ Merger Corp., a California corporation and a wholly owned subsidiary of New GZ ("GZ Merger Corp."), which provides for the merger of GZ Merger Corp. with and into Graphix Zone (the "Graphix Zone Merger"). Upon consummation of the Graphix Zone Merger, each share of Graphix Zone Common Stock, no par value per share (the "Graphix Zone Common Stock"), except for Graphix Zone Dissenting Shares (as hereinafter defined), issued and outstanding immediately prior to the Effective Time of the Reorganization will be converted into one share of New GZ's common stock, $.01 par value per share (the "New GZ Common Stock").


     The StarPress Meeting has been called to consider and vote upon a proposal (the "StarPress Proposal"), to approve and adopt (i) the Reorganization Agreement, and (ii) an Agreement and Plan of Merger (the "StarPress Merger Agreement," and together with the Graphix Zone Merger Agreement, the "Merger Agreements"), among StarPress, New GZ and SP Merger Corp., a Colorado corporation and a wholly owned subsidiary of New GZ ("SP Merger Corp."), which provides for the merger of SP Merger Corp. with and into StarPress (the "StarPress Merger," and together with the Graphix Zone Merger, the "Mergers"). Upon consummation of the StarPress Merger, each share of StarPress Common Stock, no par value per share (the "StarPress Common Stock"), except for StarPress Dissenting Shares (as hereinafter defined), issued and outstanding immediately prior to the Effective Time of the Reorganization will be converted into the right to receive 0.14666 shares (the "Exchange Ratio") of New GZ Common Stock.


     The combination of Graphix Zone and StarPress pursuant to the Mergers contemplated by the Reorganization Agreement and the Merger Agreements is referred to herein as the "Reorganization." As a result of the Reorganization, Graphix Zone and StarPress will each become a wholly owned subsidiary of New GZ. Information contained in this Joint Proxy Statement/Prospectus relating to New GZ's 1996 Stock Option Plan (the "1996 Plan") is provided for informational purposes only. No action will be taken at the Special Meetings relating to the 1996 Plan.

     This Joint Proxy Statement/Prospectus also serves as a prospectus of New GZ with respect to (a) up to 10,510,879 shares of New GZ Common Stock that will be issued to (i) holders of outstanding shares of Graphix Zone Common Stock upon consummation of the Graphix Zone Merger, and (ii) holders of outstanding shares of StarPress Common Stock upon consummation of the StarPress Merger, (b) up to 204,053 shares of New GZ Common Stock that may be issued in connection with certain obligations of StarPress, and (c) up to 1,290,920 shares of New GZ Common Stock that may be issued pursuant to exercises of outstanding options and warrants of Graphix Zone and StarPress between the date hereof and the Effective Time of the Reorganization. See "The Reorganization Agreement--Conversion of Graphix Zone Common Stock" and "--Conversion of StarPress Common Stock."


     This Joint Proxy Statement/Prospectus and accompanying forms of proxy are first being mailed to the shareholders of Graphix Zone and the shareholders of
StarPress on or about May    , 1996.



     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THE PROPOSED REORGANIZATION IS A COMPLEX TRANSACTION AND INVOLVES SIGNIFICANT RISKS. SHAREHOLDERS OF GRAPHIX ZONE AND STARPRESS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY
STATEMENT/PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO ON PAGE 18 UNDER "RISK FACTORS."


     THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY
STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Joint Proxy Statement/Prospectus is May    , 1996.

                                                          TABLE OF CONTENTS

                                                      PAGE                                                                    PAGE
                                                      ----                                                                    ----
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . .   5                Federal Securities Laws Consequences . . . . . . . .  47
                                                                          Nasdaq SmallCap Market Listing . . . . . . . . . . .  47
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . .   6                Dissenters' Rights . . . . . . . . . . . . . . . . .  47
  The Companies. . . . . . . . . . . . . . . . . . . .   6             THE REORGANIZATION AGREEMENT. . . . . . . . . . . . . .  51
  The Special Meetings . . . . . . . . . . . . . . . .   6                The Mergers. . . . . . . . . . . . . . . . . . . . .  51
  The Reorganization Agreement . . . . . . . . . . . .   7                Conversion of Graphix Zone Common Stock. . . . . . .  51
  The Reorganization . . . . . . . . . . . . . . . . .   9                Conversion of StarPress Common Stock . . . . . . . .  52
  Comparative Per Share Data . . . . . . . . . . . . .  13                Certain Representations and Warranties . . . . . . .  53
  Summary Historical and Unaudited Pro                                    Certain Covenants. . . . . . . . . . . . . . . . . .  53
    Forma Combined Condensed Financial                                    Conditions to the Reorganization . . . . . . . . . .  56
    Information. . . . . . . . . . . . . . . . . . . .  15                Termination of the Reorganization Agreement  . . . .  57

  Risk Factors . . . . . . . . . . . . . . . . . . . .  17             DESCRIPTION OF GRAPHIX ZONE . . . . . . . . . . . . . .  58
                                                                          Overview . . . . . . . . . . . . . . . . . . . . . .  58
RISK FACTORS . . . . . . . . . . . . . . . . . . . . .  18                Business Strategy. . . . . . . . . . . . . . . . . .  59
  Historical Losses; Profitability Uncertain; Going                       CD-ROM Publishing. . . . . . . . . . . . . . . . . .  60
    Concern. . . . . . . . . . . . . . . . . . . . . .  18                CD-ROM Products. . . . . . . . . . . . . . . . . . .  60
  Future Capital Needs . . . . . . . . . . . . . . . .  18                Marketing and Distribution . . . . . . . . . . . . .  61
  Security Interests in StarPress' Assets. . . . . . .  18                Development and Production . . . . . . . . . . . . .  61
  Developing Market. . . . . . . . . . . . . . . . . .  19                Manufacturing. . . . . . . . . . . . . . . . . . . .  62
  New Products; Short Product Life Cycle . . . . . . .  19                Multimedia Productions . . . . . . . . . . . . . . .  62
  Dependence on Owners of Copyrighted Material . . . .  20                Competition. . . . . . . . . . . . . . . . . . . . .  63
  Integration of Operations; Management of Growth. . .  20                Intellectual Property. . . . . . . . . . . . . . . .  63
  Competition. . . . . . . . . . . . . . . . . . . . .  21                Employees. . . . . . . . . . . . . . . . . . . . . .  63
  Substantial Reliance on Distribution Channels. . . .  21                Description of Property. . . . . . . . . . . . . . .  64
  Technological Advances . . . . . . . . . . . . . . .  21                Legal Proceedings. . . . . . . . . . . . . . . . . .  64
  Limited Product Line; Reliance on Major                                 Management's Discussion and Analysis or Plan
    Customers. . . . . . . . . . . . . . . . . . . . .  22                  of Operation . . . . . . . . . . . . . . . . . . .  64
  Quarterly Fluctuations and Stock Volatility;                            Directors and Executive Officers . . . . . . . . . .  71
   Seasonality . . . . . . . . . . . . . . . . . . . .  22                Security Ownership of Certain Beneficial
  Dependence on Key Personnel. . . . . . . . . . . . .  22                  Owners, Directors and Executive Officers . . . . .  72
  Control of New GZ. . . . . . . . . . . . . . . . . .  23                Executive Compensation . . . . . . . . . . . . . . .  73
  Product Returns. . . . . . . . . . . . . . . . . . .  23                Arrangements with Directors. . . . . . . . . . . . .  73
  Research and Development Expenses. . . . . . . . . .  23                Certain Relationships and Related Transactions . . .  74

  Ability to Issue Preferred Stock . . . . . . . . . .  24             DESCRIPTION OF STARPRESS. . . . . . . . . . . . . . . .  74
  Shares Eligible for Future Sale. . . . . . . . . . .  24                Overview . . . . . . . . . . . . . . . . . . . . . .  74
  Probable Loss of Benefit of Net Operating Losses . .  25                Industry Background. . . . . . . . . . . . . . . . .  76
  Accounting Treatment . . . . . . . . . . . . . . . .  25                Business Strategy. . . . . . . . . . . . . . . . . .  77
                                                                          Products . . . . . . . . . . . . . . . . . . . . . .  78
THE SPECIAL MEETINGS . . . . . . . . . . . . . . . . .  25                Product Development. . . . . . . . . . . . . . . . .  81
  Times and Places; Purposes . . . . . . . . . . . . .  26                Marketing. . . . . . . . . . . . . . . . . . . . . .  81
  Voting Rights; Votes Required for Approval . . . . .  26                Competition. . . . . . . . . . . . . . . . . . . . .  82
  Proxies. . . . . . . . . . . . . . . . . . . . . . .  26                Proprietary Rights . . . . . . . . . . . . . . . . .  82
                                                                          Production . . . . . . . . . . . . . . . . . . . . .  83
THE REORGANIZATION . . . . . . . . . . . . . . . . . .  28                Seasonality. . . . . . . . . . . . . . . . . . . . .  83
  Background . . . . . . . . . . . . . . . . . . . . .  28                Employees. . . . . . . . . . . . . . . . . . . . . .  83
  Recommendation of Graphix Zone Board;                                   Description of Property. . . . . . . . . . . . . . .  83
    Graphix Zone's Reasons for the Reorganization. . .  33                Legal Proceedings. . . . . . . . . . . . . . . . . .  83
  Recommendation of StarPress Board;                                      Management's Discussion and Analysis or Plan
    StarPress' Reasons for the Reorganization. . . . .  34                  of Operation . . . . . . . . . . . . . . . . . . .  84
  Fairness Opinions. . . . . . . . . . . . . . . . . .  35                Directors and Executive Officers . . . . . . . . . .  92
  Interests of Certain Persons in the Reorganization .  40                Employment Agreements. . . . . . . . . . . . . . . .  93
  Operation as Combined Entity . . . . . . . . . . . .  42                Arrangements with Directors. . . . . . . . . . . . .  93
  Conditions . . . . . . . . . . . . . . . . . . . . .  43                Security Ownership of Certain Beneficial Owners,
  Certain Federal Income Tax Consequences. . . . . . .  43                 Directors and Executive Officers. . . . . . . . . .  94
  Accounting Treatment . . . . . . . . . . . . . . . .  46                Certain Relationships and Related Transactions . . .  96

                                                     TABLE OF CONTENTS CONTINUED
                                                     ---------------------------

                                                      PAGE                                                                    PAGE
                                                      ----                                                                    ----
DESCRIPTION OF NEW GZ. . . . . . . . . . . . . . . . .  96             Appendix A-1 - Agreement and Plan of Reorganization,
COMPARATIVE PER SHARE MARKET PRICE                                        dated as of January 3, 1996 between Graphix Zone, Inc.
  AND DIVIDEND INFORMATION . . . . . . . . . . . . . .  97                and StarPress, Inc. (without exhibits or schedules)
                                                                       Appendix A-2 - Form of Agreement of Merger among
CAPITALIZATION . . . . . . . . . . . . . . . . . . . .  99                Graphix Zone, Inc., a California corporation, Graphix
                                                                          Zone, Inc., a Delaware corporation, and GZ Merger Corp
UNAUDITED PRO FORMA COMBINED CONDENSED                                 Appendix A-3 - Form of Agreement and Plan of Merger
  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . .  99                among StarPress, Inc., Graphix Zone, Inc., a Delaware
  Unaudited Pro Forma Combined Condensed                                  corporation, and SP Merger Corp.
    Balance Sheet As of March 31, 1996 . . . . . . . . 101             Appendix B - Graphix Zone, Inc. Financial Statements
  Unaudited Pro Forma Combined Condensed                               Appendix C - StarPress, Inc. Consolidated Financial
    Statements of Operations Nine Months                                  Statements
    Ended March 31, 1996 . . . . . . . . . . . . . . . 102             Appendix D - Fairness Opinion of Cruttenden Roth
  Unaudited Pro Forma Combined Condensed                                  Incorporated addressed to Graphix Zone, Inc. and
    Statements of Operations Year Ended                                   StarPress, Inc.
    June 30, 1995. . . . . . . . . . . . . . . . . . . 103             Appendix E - Chapter 13 of the California General
  Notes to Unaudited Pro Forma Combined                                   Corporation Law
    Condensed Financial Statements Nine Months                         Appendix F - Article 113 of the Colorado Business
    Ended March 31, 1996 and Year Ended                                   Corporation Act
    June 30, 1995. . . . . . . . . . . . . . . . . . . 104             Appendix G - New GZ 1996 Stock Option Plan

COMPARISON OF RIGHTS OF  SHAREHOLDERS OF
  GRAPHIX ZONE AND STARPRESS . . . . . . . . . . . . . 106
  Comparison of Shareholders' Rights with Respect
    to New GZ and Graphix Zone . . . . . . . . . . . . 106
  Comparison of Shareholders' Rights with Respect
    to New GZ and StarPress. . . . . . . . . . . . . . 114

DESCRIPTION OF NEW GZ CAPITAL STOCK. . . . . . . . . . 121
  Authorized Capital Stock . . . . . . . . . . . . . . 121
  Common Stock . . . . . . . . . . . . . . . . . . . . 121
  Preferred Stock. . . . . . . . . . . . . . . . . . . 122
  Stock Transfer Agent and Registrar . . . . . . . . . 122
  Delaware Law . . . . . . . . . . . . . . . . . . . . 122

MANAGEMENT OF NEW GZ . . . . . . . . . . . . . . . . . 123
  Directors. . . . . . . . . . . . . . . . . . . . . . 123
  Compensation of Directors. . . . . . . . . . . . . . 125
  Committees of the Board of Directors . . . . . . . . 125
  Officers . . . . . . . . . . . . . . . . . . . . . . 125
  Compensation of Executive Officers . . . . . . . . . 127

SECURITY OWNERSHIP OF NEW GZ . . . . . . . . . . . . . 128

NEW GZ 1996 STOCK OPTION PLAN. . . . . . . . . . . . . 129
  Shares Subject to the 1996 Plan. . . . . . . . . . . 130
  Administration . . . . . . . . . . . . . . . . . . . 130
  Option Terms . . . . . . . . . . . . . . . . . . . . 130
  Amendment and Termination. . . . . . . . . . . . . . 131
  Federal Income Tax Consequences. . . . . . . . . . . 131
  Possible Anti-takeover Effects . . . . . . . . . . . 131

SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . . . . 132

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . 132

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . 132

     NO PERSON HAS BEEN AUTHORIZED BY GRAPHIX ZONE OR STARPRESS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GRAPHIX ZONE OR STARPRESS. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

                              AVAILABLE INFORMATION

     Graphix Zone and StarPress are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). These materials can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. After consummation of the Reorganization, Graphix Zone and StarPress may no longer file reports, proxy statements, or other information with the Commission. Instead, such information would be provided, to the extent required, in filings made by New GZ. Graphix Zone Common Stock has been traded on The Nasdaq SmallCap Market, under the symbol "GZON," since Graphix Zone Common Stock began trading publicly on June 17, 1994. StarPress Common Stock has been quoted on the National Association of Securities Dealers Electronic Bulletin Board, under the symbol "GTBR," since December 9, 1993. New GZ has applied for the listing of New GZ Common Stock on The Nasdaq SmallCap Market under the symbol "GZON."


     New GZ has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), relating to the shares of New GZ Common Stock that are proposed to be issued in connection with the Reorganization to holders of Graphix Zone Common Stock and to holders of StarPress Common Stock. See "The Reorganization Agreement-- Conversion of Graphix Zone Common Stock" and "--Conversion of StarPress Common Stock." This Joint Proxy Statement/Prospectus constitutes the prospectus of New GZ that is filed as part of the Registration Statement. Certain parts of the Registration Statement are omitted from this Joint Proxy Statement/Prospectus in accordance with the rules and regulations of the Commission. A copy of the Registration Statement, including all exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the offices of the Commission referred to above, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.


     Statements made in this Joint Proxy Statement/Prospectus concerning the contents of any contract or other documents are not necessarily complete. With respect to each contract or other document filed as an exhibit to the Registration Statement, reference is hereby made to that exhibit for a more complete description of the matter involved, and each such statement is hereby qualified in its entirety by such reference.

     All information contained in this Joint Proxy Statement/Prospectus relating to Graphix Zone has been supplied by Graphix Zone, all information relating to StarPress has been supplied by StarPress, and all information relating to New GZ has been supplied by New GZ or Graphix Zone. The information regarding the Cruttenden Roth Incorporated fairness opinions has been supplied by Cruttenden Roth Incorporated.

                                     SUMMARY

     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THE SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ATTACHED APPENDICES. GRAPHIX ZONE SHAREHOLDERS AND STARPRESS SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ATTACHED APPENDICES IN THEIR ENTIRETY. SEE "RISK FACTORS" FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS OF GRAPHIX ZONE COMMON STOCK AND BY HOLDERS OF STARPRESS COMMON STOCK.

THE COMPANIES

     GRAPHIX ZONE. Graphix Zone develops, produces and markets multimedia products and services for the personal computer industry. Graphix Zone's primary area of concentration is CD-ROM publishing, although it also intends to embark on an Internet service strategy. Graphix Zone's principal executive offices are located at 42 Corporate Park, Suite 200, Irvine, California 92714; its telephone number is (714) 833-3838. See "Description of Graphix Zone."


     STARPRESS. StarPress is a low-cost publisher and marketer of personal computer CD-ROM and floppy software products for the home, school and small business markets. StarPress' principal executive offices are located at 425 Market Street, 5th Floor, San Francisco, California 94105; its telephone number is (415) 778-3100. See "Description of StarPress."


     NEW GZ. New GZ, a Delaware corporation and presently a wholly owned subsidiary of Graphix Zone, was incorporated in January 1996 and has not conducted any substantial business activities to date other than those incident to its formation (including the hiring of Norman Block as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of New
GZ), its execution of the Merger Agreements and related agreements, its adoption of the 1996 Plan and its participation in the preparation of this Joint Proxy Statement/Prospectus. As a result of the Reorganization, Graphix Zone and StarPress will become wholly owned subsidiaries of New GZ. Accordingly, the business of New GZ will be the business conducted by Graphix Zone and StarPress. The principal executive offices of New GZ will be located at 42 Corporate Park, Suite 200, Irvine, California 92714; its telephone number will be (714) 833-3838. See "Description of New GZ," "Management of New GZ," "Security Ownership of New GZ" and "New GZ 1996 Stock Option Plan."

THE SPECIAL MEETINGS

     GRAPHIX ZONE. The Graphix Zone Meeting will be held at 38 Corporate Park, Suite 100, Irvine, California 92714 on June 28, 1996, starting at 10:00 a.m., local time. See "The Special Meetings." At the Graphix Zone Meeting, holders of Graphix Zone Common Stock will be asked to approve and adopt the Graphix Zone Proposal. The Reorganization Agreement and the Graphix Zone Merger Agreement are attached hereto as Appendices A-1 and A-2, respectively. See "The Reorganization" and "The Reorganization Agreement."


     Holders of record of Graphix Zone Common Stock at the close of business on May 10, 1996 (the "Graphix Zone Record Date"), have the right to receive notice of and to vote at the Graphix Zone Meeting. As of the close of business on the Graphix Zone Record Date, there were 5,193,343 shares of Graphix Zone Common Stock outstanding and entitled to vote. Each share of Graphix Zone Common Stock is entitled to one vote on each matter that is properly presented to shareholders for a vote at the Graphix Zone Meeting. Under Graphix Zone's Bylaws (the "Graphix Zone Bylaws") and the California General Corporation Law (the "CGCL"), the affirmative vote of the holders of a majority of the shares of Graphix Zone Common Stock outstanding on the Graphix Zone Record Date is required to approve and adopt the Graphix Zone Proposal.


      As of May 21, 1996, directors and executive officers of Graphix Zone as a group beneficially owned 1,168,365 shares of Graphix Zone Common Stock, or approximately 21% of those shares outstanding as of such date.


     STARPRESS. The StarPress Meeting will be held at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94105, on June 28, 1996 starting at 10:00 a.m., local time. See "The Special Meetings." At the StarPress Meeting, holders of StarPress Common Stock will be asked to approve and adopt the StarPress Proposal. The Reorganization Agreement and the StarPress Merger Agreement are attached hereto as Appendices A-1 and A-3, respectively. See "The Reorganization" and "The Reorganization Agreement."


     Holders of record of StarPress Common Stock at the close of business on May 10, 1996 (the "StarPress Record Date") have the right to receive notice of and to vote at the StarPress Meeting. As of the close of business on the StarPress Record Date, there were 33,442,156 shares of StarPress Common Stock outstanding and entitled to vote. Each share of StarPress Common Stock is entitled to one vote on each matter that is properly presented to shareholders for a vote at the StarPress Meeting. Under the Articles of Incorporation of StarPress and the Colorado Business Corporation Act (the "CBCA"), the affirmative vote of the holders of a majority of the shares of StarPress Common Stock outstanding on the StarPress Record Date is required to approve and adopt the StarPress Proposal.


     As of May 21, 1996, directors and executive officers of StarPress as a group beneficially owned 13,505,689 shares of StarPress Common Stock, or approximately 40% of those shares outstanding as of such date.


THE REORGANIZATION AGREEMENT

     GENERAL. The Reorganization Agreement provides, among other things, for:
(a) the merger of GZ Merger Corp. with and into Graphix Zone pursuant to the Graphix Zone Merger Agreement, which will result in Graphix Zone, as the surviving corporation of the Graphix Zone Merger, becoming a wholly owned subsidiary of New GZ, and (b) the merger of SP Merger Corp. with and into StarPress pursuant to the StarPress Merger Agreement, which will result in StarPress, as the surviving corporation of the StarPress Merger, becoming a wholly owned subsidiary of New GZ.


     CONVERSION OF GRAPHIX ZONE COMMON STOCK. Upon consummation of the
Graphix Zone Merger, each share of Graphix Zone Common Stock, except for Graphix Zone Dissenting Shares (as defined below), issued and outstanding immediately prior to the Effective Time (as defined below) will be converted into one share of New GZ Common Stock. See "The Reorganization Agreement--Conversion of Graphix Zone Common Stock." For a description of the New GZ Common Stock, see "Description of New GZ Capital Stock." For a summary of the principal differences between the rights of holders of New GZ Common Stock and Graphix Zone Common Stock, see "Comparison of Rights of
Shareholders of Graphix Zone and StarPress--Comparison of Shareholders'
Rights with Respect to New GZ and Graphix Zone." "Effective Time" means the time and date which is (a) the later of (i) the date and time of the filing of the Graphix Zone Merger Agreement and related officer's certificates with the Secretary of State of the State of California (or such other date and time as may be specified in such certificate as permitted by California law) and (ii) the date and time of the filing of articles of merger with the Secretary of State of the State of Colorado with respect to the StarPress Merger (or such other date and time as may be specified in such articles of merger as permitted by Colorado law), or (b) such other time and date as Graphix Zone and StarPress may agree. "Graphix Zone Dissenting Shares" means the shares of Graphix Zone Common Stock with respect to which the holder has perfected his demand for dissenters' rights in accordance with applicable provisions of the CGCL and has not effectively withdrawn or lost his rights to such appraisal. See "The Reorganization--Dissenters' Rights--Graphix Zone."

     HOLDERS OF GRAPHIX ZONE COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING GRAPHIX ZONE COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE REORGANIZATION IS APPROVED, EACH CERTIFICATE REPRESENTING SHARES OF GRAPHIX ZONE COMMON STOCK WILL BE DEEMED TO REPRESENT THE SAME NUMBER OF SHARES OF NEW GZ COMMON STOCK.


     CONVERSION OF STARPRESS COMMON STOCK. Upon consummation of the StarPress Merger, each share of StarPress Common Stock, except for StarPress Dissenting Shares (as defined below), issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive 0.14666 shares (the "Exchange Ratio") of New GZ Common Stock. See "The Reorganization Agreement-- Conversion of StarPress Common Stock." For a description of New GZ Common Stock, see "Description of New GZ Capital Stock." For a summary of the principal differences between the rights of holders of New GZ Common Stock and StarPress Common Stock, see "Comparison of Rights of Shareholders of Graphix Zone and StarPress--Comparison of Shareholders' Rights with Respect to New GZ and StarPress." "StarPress Dissenting Shares" means the shares of StarPress Common Stock with respect to which the holder has perfected his demand for dissenters' rights in accordance with applicable provisions of the CBCA and has not effectively withdrawn or lost his rights to such appraisal. See "The Reorganization--Dissenters' Rights--StarPress."

     No fractional shares of New GZ Common Stock will be issued pursuant to the StarPress Merger. In lieu of the issuance of any fractional shares of New GZ Common Stock, each former StarPress shareholder will receive cash equal to the per share market value of Graphix Zone Common Stock (based on the average of the closing sale prices of Graphix Zone Common Stock as quoted on The Nasdaq SmallCap Market during the 10 trading day period ending on the Closing Date of the Reorganization (as defined below) as reported in the WALL STREET JOURNAL) (the "Graphix Zone Common Stock Price") multiplied by the fraction of a share of New GZ Common Stock to which such holder otherwise would be entitled. "Closing Date" means a date and a time to be mutually agreed upon by Graphix Zone, New GZ and StarPress, which date is not later than the third business day after all conditions precedent set forth in the Reorganization Agreement have been satisfied or waived.

     HOLDERS OF STARPRESS COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING STARPRESS COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE REORGANIZATION IS APPROVED, A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING STARPRESS COMMON STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. STARPRESS SHAREHOLDERS SHOULD SEND CERTIFICATES REPRESENTING STARPRESS COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH, THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL.

     CONDITIONS TO THE REORGANIZATION. The obligations of Graphix Zone and StarPress to consummate the Reorganization are subject to the fulfillment of various conditions, including, among others: (i) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness thereof and no proceeding for that purpose having been initiated or threatened by the Commission; (ii) approval of the shareholders of Graphix Zone and the shareholders of StarPress; (iii) receipt of all material permits or authorizations; (iv) neither Graphix Zone nor StarPress shall have received demands for the exercise of dissenters' rights from holders of shares representing more than two percent (2%) of the issued and outstanding shares of capital stock of that corporation; (v) receipt by New GZ of executed agreements from the affiliates of Graphix Zone and StarPress relating to compliance with Rule 145 under the Securities Act and certain other restrictions relating to the transfer of shares of New GZ; and (vi) receipt by each of Graphix Zone and StarPress of a fairness opinion of Cruttenden Roth Incorporated ("Cruttenden Roth") dated as of the

Closing Date (as defined below). See "The Reorganization Agreement--Conditions to the Reorganization."


     TERMINATION OF THE REORGANIZATION AGREEMENT. The Reorganization Agreement is subject to termination at any time prior to the Effective Time, whether before or after approval of the Graphix Zone Merger and the StarPress Merger by the shareholders of Graphix Zone and StarPress, respectively, (i) by mutual agreement of Graphix Zone and StarPress; (ii) by StarPress, if there has been a breach by Graphix Zone of any representation, warranty, covenant or agreement set forth in the Reorganization Agreement; (iii) by Graphix Zone, if there has been a breach by StarPress of any representation, warranty, covenant or agreement set forth in the Reorganization Agreement; (iv) by either party, if shareholder approval is not obtained; (v) by either party, if all conditions precedent to the closing of the Reorganization Agreement have not been satisfied or waived on or before June 30, 1996 (other than as a result of a breach by the terminating party or breach by any affiliate of the terminating party of certain affiliate agreements to be executed in connection with the Reorganization Agreement); (vi) by either party, if a permanent injunction or other order by any Federal or state court prohibiting the consummation of either or both of the Mergers shall have been issued and shall have become final and nonappealable; or
(vii) by either party, if its board of directors shall have accepted or approved, or recommended to its shareholders, a proposal by a third party to acquire Graphix Zone or StarPress, as the case may be. See "The Reorganization Agreement--Termination of the Reorganization Agreement."

THE REORGANIZATION

     OWNERSHIP OF NEW GZ AFTER THE REORGANIZATION. Immediately following the Reorganization, assuming no options or warrants to purchase Graphix Zone Common Stock or StarPress Common Stock are exercised between the date of this Joint Proxy Statement/Prospectus and the Closing Date, (i) the former holders of Graphix Zone Common Stock will collectively hold approximately 5,446,543 shares of New GZ Common Stock (i.e., 52% of the issued and outstanding shares of New GZ Common Stock), and (ii) the former holders of StarPress Common Stock will collectively hold approximately 5,064,336 shares of New GZ Common Stock (i.e., 48% of the issued and outstanding shares of New GZ Common Stock). Included in the 5,446,543 shares of New GZ Common Stock held by the former holders of Graphix Zone Common Stock are 468,183 shares recently acquired by existing StarPress shareholders. As a result, holders of StarPress Common Stock will collectively own 5,532,519 shares of New GZ Common Stock (53%) and the former holders of Graphix Zone Common Stock, excluding the 468,183 shares, will collectively hold 4,978,360 shares of New GZ Common Stock (47%). Accordingly, for financial accounting purposes, StarPress is expected to be considered the acquiring entity. See "The Reorganization--Accounting Treatment."


     Immediately following the Reorganization, assuming all outstanding options and warrants to purchase Graphix Zone Common Stock and StarPress Common Stock are exercised between the date of this Joint Proxy Statement/Prospectus and the Closing Date and assuming StarPress is required to issue additional shares of StarPress Common Stock in connection with the StarPress Obligations (as defined below) between the date of this Joint Proxy Statement/Prospectus and the Closing Date, (a) the former holders of Graphix Zone Common Stock will collectively hold 7,464,674 shares of New GZ Common Stock (i.e., 54% of the issued and outstanding shares of New GZ Common Stock on a fully diluted basis), and (b) the former holders of StarPress Common Stock will collectively hold approximately 6,240,554 shares of New GZ Common Stock (i.e., 46% of the issued and outstanding shares of New GZ Common Stock on a fully diluted basis).

     RECOMMENDATION OF GRAPHIX ZONE BOARD; GRAPHIX ZONE'S REASONS FOR THE REORGANIZATION. The Graphix Zone Board, by unanimous vote, has determined that the Reorganization is in the best interests of the holders of Graphix Zone Common Stock and recommends that holders of Graphix Zone Common Stock vote in favor of the Graphix Zone Proposal. The decision of the Graphix Zone Board to enter into the Reorganization Agreement and to recommend that shareholders vote in favor of the Graphix Zone Proposal is based upon its evaluation of a number of factors, including, among others, the written opinion dated December 28, 1995, and confirmed in writing as of the date of this Joint Proxy Statement/Prospectus, of Cruttenden Roth that, based upon and subject to the matters set forth in the written opinion, as of such dates, the Reorganization is fair from a financial point of view to Graphix Zone and the shareholders of Graphix Zone. In addition, in connection with the Reorganization, the Graphix Zone Board believes that the proposed exchange of one share of Graphix Zone Common Stock for one share of New GZ Common Stock is fair to the holders of Graphix Zone Common Stock. See "The Reorganization--Recommendation of Graphix Zone Board; Graphix Zone's Reasons for the Reorganization," and "--Fairness Opinions."


     RECOMMENDATION OF STARPRESS BOARD; STARPRESS' REASONS FOR THE REORGANIZATION. The StarPress Board, by unanimous vote, has determined that the Reorganization is in the best interests of the holders of StarPress Common Stock and recommends that holders of StarPress Common Stock vote in favor of the StarPress Proposal. The decision of the StarPress Board to enter into the Reorganization Agreement and to recommend that shareholders vote in favor of the StarPress Proposal is based upon its evaluation of a number of factors, including, among others, the written opinion dated December 28, 1995, and confirmed in writing as of the date of this Joint Proxy Statement/Prospectus, of Cruttenden Roth that, based upon and subject to the matters set forth in the written opinion, as of such date, the Reorganization is fair from a financial point of view to StarPress and the shareholders of StarPress. In addition, in connection with the Reorganization, the StarPress Board believes that the Exchange Ratio is fair to holders of StarPress Common Stock. See "The Reorganization--Recommendation of StarPress Board; StarPress' Reasons for the Reorganization," and "--Fairness Opinions."


     INTEREST OF CERTAIN PERSONS IN THE REORGANIZATION; MANAGEMENT OF NEW GZ AFTER THE REORGANIZATION. Certain members of the management of Graphix Zone and StarPress and the Graphix Zone Board and the StarPress Board have certain interests in the Reorganization that are different from, or in addition to, the interests of shareholders of Graphix Zone and the shareholders of StarPress generally. Pursuant to the Reorganization Agreement, prior to the Mergers Graphix Zone will designate three directors of New GZ, StarPress will designate three directors of New GZ and the resultant six new directors of New GZ will designate one or two additional directors. Certain executive officers of Graphix Zone and StarPress have become executive officers of New GZ. See "The Reorganization--Interests of Certain Persons in the Reorganization."


     ACCOUNTING TREATMENT. Upon the consummation of the StarPress Merger, the former shareholder interests of StarPress will own a larger percentage of the outstanding shares of New GZ Common Stock than the former shareholder interests of Graphix Zone and, accordingly, StarPress will be considered to be the acquiring entity for financial accounting purposes. The Reorganization will be accounted for using the purchase method of accounting, in accordance with generally accepted accounting principles.


     OPINIONS OF INVESTMENT BANKER. On December 28, 1995, Cruttenden Roth delivered its written opinion to the Graphix Zone Board stating that, as of such date, the Reorganization was fair to Graphix Zone and the holders of Graphix Zone Common Stock from a financial point of view. Cruttenden Roth's written opinion also states that the proposed exchange of one share of Graphix Zone Common Stock for one share of New GZ Common Stock is fair to Graphix Zone and the holders of Graphix Zone Common Stock. An oral presentation was made to the Graphix Zone Board at its December 28, 1995 special meeting at which time the Graphix Zone Merger and the Reorganization Agreement were approved. The full text of the opinion of Cruttenden Roth dated December 28, 1995, and confirmed in writing as of the date of this Joint Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Cruttenden Roth, is attached as Appendix D to this Joint Proxy Statement/Prospectus.

Graphix Zone shareholders are urged to read carefully the opinion in its entirety. See "The Reorganization--Fairness Opinions."


     On December 28, 1995, Cruttenden Roth delivered its written opinion to the StarPress Board stating that, as of such date, the Reorganization was fair to StarPress and the holders of StarPress Common Stock from a financial point of view. Cruttenden Roth's written opinion also states that the Exchange Ratio is fair to StarPress and the holders of StarPress Common Stock. An oral presentation was made to the StarPress Board at its January 2, 1996 special meeting at which time the StarPress Merger and the Reorganization Agreement were approved. The full text of the opinion of Cruttenden Roth dated December 28, 1995, and confirmed in writing as of the date of this Joint Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Cruttenden Roth, is attached as Appendix D to this Joint Proxy Statement/Prospectus. StarPress shareholders are urged to read carefully the opinion in its entirety. See "The Reorganization--Fairness Opinions."

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. It is a condition to the obligations of Graphix Zone under the Reorganization Agreement that Graphix Zone receive an opinion from Snell & Wilmer L.L.P., counsel to Graphix Zone, based upon reasonably requested representation letters, that the Graphix Zone Merger will be treated as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or as a transfer of property to New GZ by holders of Graphix Zone Common Stock (in conjunction with holders of StarPress Common Stock) governed by Section 351 of the Code. It is a condition to the obligations of StarPress under the Reorganization Agreement that StarPress receive an opinion from Jackson Tufts Cole & Black, LLP, counsel to StarPress, based upon reasonably requested representation letters, that the StarPress Merger will be treated as a reorganization described in Section 368(a) of the Code or as a transfer of property to New GZ by holders of StarPress Common Stock (in conjunction with holders of Graphix Zone Common Stock) governed by Section 351 of the Code.

     In accordance with those opinions, no gain or loss will be recognized by a holder of Graphix Zone Common Stock who exchanges such stock for New GZ Common Stock pursuant to the Graphix Zone Merger. Similarly, no gain or loss generally will be recognized by a holder of StarPress Common Stock who exchanges such stock solely for New GZ Common Stock pursuant to the StarPress Merger; provided, however, that holders of StarPress Common Stock who receive cash in exchange for such shares (i.e., in lieu of fractional shares) will recognize gain or loss on such exchange. See "The Reorganization--Certain Federal Income Tax Consequences" for a more detailed description of the above matters and information with respect to the applicability of the foregoing to certain taxpayers subject to special treatment.


     ASSUMPTION OF GRAPHIX ZONE OPTIONS AND WARRANTS. At the Effective Time, each then outstanding option (each a "Graphix Zone Option" and collectively, the "Graphix Zone Options") or warrant (each a "Graphix Zone Warrant" and collectively, the "Graphix Zone Warrants") to purchase shares of Graphix Zone Common Stock, will be converted into an option or warrant, as the case may be, to purchase the same number of shares of New GZ Common Stock at the same exercise price. Each Graphix Zone Option and Graphix Zone Warrant assumed by New GZ will have the same terms and conditions as then are applicable to such Graphix Zone Option or Graphix Zone Warrant, as the case may be. As of May 21, 1996, Graphix Zone Options and Graphix Zone Warrants to acquire an aggregate of 2,018,131 shares of Graphix Zone Common Stock were outstanding.

     At the Effective Time, New GZ will assume all rights and obligations of Graphix Zone's 1991, 1994 and 1995 Stock Option Plans as in effect at the Effective Time (collectively, the "Graphix Zone Plans") and will continue the Graphix Zone Plans in accordance with their respective terms. New GZ will file a Registration Statement on Form S-8 with the Commission as soon as practicable with respect to the issuance of shares of New GZ Common Stock upon exercise of options granted under the Graphix Zone Plans.

     ASSUMPTION OF STARPRESS OPTIONS, WARRANTS AND CERTAIN CONTRACTUAL OBLIGATIONS. At the Effective Time, each then outstanding option (each a "StarPress Option" and collectively, the "StarPress Options") and warrant (each a "StarPress Warrant" and collectively, the "StarPress Warrants") to purchase StarPress Common Stock will be assumed by New GZ and converted into an option or warrant to acquire the number of shares of New GZ Common Stock determined by multiplying the number of shares of StarPress Common Stock subject to such StarPress Option or StarPress Warrant at the Effective Time by the Exchange Ratio, at an exercise price per share of New GZ Common Stock equal to the exercise price per share of such StarPress Option or StarPress Warrant immediately prior to the Effective Time divided by the Exchange Ratio and rounded up to the nearest whole cent. To avoid fractional shares, the number of shares of New GZ Common Stock subject to an assumed StarPress Option or StarPress Warrant will be rounded to the nearest whole number of shares (rounded down in the cases of StarPress Options that are incentive stock options ("ISOs")). Except for the automatic acceleration of vesting of certain outstanding options to purchase an aggregate of 435,167 shares of StarPress Common Stock held by certain officers and employees of StarPress which occurred as of the date of the announcement of the StarPress Merger and the acceleration of options for 937,381 shares of StarPress Common Stock for certain employees and officers which was approved by the Compensation Committee of the StarPress Board, the other terms of the StarPress Options and StarPress Warrants, including vesting schedules, will remain unchanged. New GZ will file a Registration Statement on Form S-8 with the Commission with respect to the issuance of shares of New GZ Common Stock upon exercise of the assumed StarPress Options which are eligible to be registered on Form S-8 as soon as practicable but not later than the earlier of (i) 30 days after the Effective Time, or (ii) 10 days after New GZ Common Stock becomes eligible for trading on the Nasdaq National Market System. As of May 21, 1996, StarPress Options and StarPress Warrants to acquire an aggregate of 8,020,037 shares of StarPress Common Stock were outstanding.


     At the Effective Time, New GZ will assume all rights and obligations of StarPress under StarPress' 1993 and 1995 Stock Option Plans, StarPress' 1995 Non-Employee Director Stock Option Plan and StarPress Multimedia, Inc.'s 1993 and 1995 Stock Option Plans as in effect at the Effective Time (collectively, the "StarPress Plans") and will continue the StarPress Plans in accordance with their respective terms. New GZ will file a Registration Statement on Form S-8 with the Commission as soon as practicable with respect to the issuance of shares of New GZ Common Stock upon exercise of options granted under the StarPress Plans.


     New GZ will also assume certain contractual obligations of StarPress pursuant to which StarPress may be required to issue up to 1,391,334 additional shares of its common stock to former shareholders of StarPress Multimedia, Inc. in connection with the acquisition of StarPress Multimedia, Inc. by StarPress (collectively, the "StarPress Obligations"). The obligation to issue additional shares relates to possible indemnity claims by the former shareholders of StarPress Multimedia, Inc. which claims, if any, must be made on or before June 23, 1996. Certain of the current officers and directors of StarPress are former shareholders of StarPress Multimedia, Inc. and are therefore eligible to receive additional shares of StarPress Common Stock pursuant to the StarPress Obligations. If StarPress is required to issue such additional shares after the Effective Time, New GZ will issue a number of shares of New GZ Common Stock equal to the number of shares of StarPress Common Stock required to be issued pursuant to the StarPress Obligations multiplied by the Exchange Ratio. The maximum number of shares of New GZ Common Stock that may be issued pursuant to the StarPress Obligations is 204,053.

     DISSENTERS RIGHTS. Holders of Graphix Zone Common Stock who make a written demand for purchase, who do not vote in favor of the Graphix Zone Merger and who have otherwise complied with applicable provisions of the CGCL will be entitled to dissenters' rights. Similarly, holders of StarPress Common Stock who make a written demand for purchase, do not vote in favor of the StarPress Merger and who have otherwise complied with applicable provisions of the CBCA will be entitled to dissenters' rights. See "The Reorganization--Dissenters' Rights."


     COMPARISON OF RIGHTS OF SHAREHOLDERS. Upon consummation of the Reorganization, holders of Graphix Zone Common Stock and holders of StarPress Common Stock will become holders of New GZ Common Stock. As a result, their rights as shareholders, which are now governed by California and Colorado corporate law, respectively, will be governed by Delaware corporate law and New GZ's Certificate of Incorporation and Bylaws. Because of certain differences between the provisions of California and Colorado corporate law as compared with Delaware corporate law and because of certain differences between the provisions of Graphix Zone's and StarPress' respective Articles of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws of New GZ, the rights of the former holders of Graphix Zone Common Stock and the former holders of StarPress Common Stock after the Effective Time of the Reorganization will be different than the rights of holders of Graphix Zone Common Stock and holders of StarPress Common Stock before the Reorganization. For a discussion of various differences between the rights of shareholders of StarPress and New GZ and the rights of shareholders of Graphix Zone and New GZ, see "Comparison of Rights of Shareholders of Graphix Zone and StarPress."


COMPARATIVE PER SHARE DATA


     Set forth below are historical losses per share and book value per share data of Graphix Zone and StarPress and pro forma combined per share data of New GZ. The data set forth below should be read in conjunction with the Graphix Zone and StarPress audited financial statements and unaudited interim financial statements, including the notes thereto, which are included as Appendices B and C, respectively, to this Joint Proxy Statement/Prospectus. The data should also be read in conjunction with the unaudited pro forma combined condensed financial statements, including the notes thereto, included elsewhere in this Joint Proxy Statement/Prospectus. See "Unaudited Pro Forma Combined Condensed Financial Statements."




                                                                Graphix Zone                                   StarPress
                                                       -------------------------------              -------------------------------
                                                       Nine Months                                  Nine Months
                                                          Ended            Year Ended                  Ended            Year Ended
                                                        March 31,           June 30,                 March 31,           June 30,
                                                          1996                1995                     1996                1995
                                                       -----------         -----------              -----------         -----------
HISTORICAL:
     Loss per share. . . . . . . . . . . . . . . .     $    (1.11)         $    (1.74)              $     (.23)         $    (1.14)
     Book value per share (deficiency) . . . . . .     $      .88          $    (0.34)              $     (.18)         $     0.03

                                                                                 New GZ
                                                              ----------------------------------------
                                                              Nine Months Ended           Year Ended
                                                                  March 31,                June 30,
                                                                   1996(1)                   1995
                                                              ------------------          -------------
PRO FORMA COMBINED:
     Loss per share. . . . . . . . . . . . . . . . . . . . .     $    (1.13)              $    (1.96)
     Book value per share as of March 31, 1996 . . . . . . .     $      .32




- ---------------

(1) On May 21, 1996, Graphix Zone sold 250,000 shares of Graphix Zone Common Stock in a private equity offering for a total consideration of $1,031,250. Commissions related to the private placement of $103,125 were netted against total proceeds. The pro forma March 31, 1996 balance sheet data includes the impact of the aforementioned private equity offering as if it had occurred on March 31, 1996.

     GRAPHIX ZONE. Graphix Zone Common Stock has been traded on The Nasdaq SmallCap Market, under the symbol "GZON," since Graphix Zone Common Stock began trading publicly on June 17, 1994. The following table sets forth the range of high and low closing sale prices reported on The Nasdaq SmallCap Market for Graphix Zone Common Stock for the periods indicated. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions. The closing price for Graphix Zone Common Stock on The Nasdaq SmallCap Market on December 1, 1995, the last trading day prior to the public announcement of the Reorganization was $8.875.

     FISCAL YEAR ENDED JUNE 30, 1994                          HIGH      LOW
                                                              ----      ---
     June 17 to 30, 1994 . . . . . . . . . . . . . . . . .  $ 3 5/8   $ 3 1/4

     FISCAL YEAR ENDED JUNE 30, 1995
     Quarter ended September 30, 1994. . . . . . . . . . .    5 1/2     3 3/8
     Quarter ended December 31, 1994 . . . . . . . . . . .    4 7/8     3 3/8
     Quarter ended March 31, 1995. . . . . . . . . . . . .    5 5/8     3 1/2
     Quarter ended June 30, 1995 . . . . . . . . . . . . .    5 3/8     2 3/8

     FISCAL YEAR ENDED JUNE 30, 1996
     Quarter ended September 30, 1995. . . . . . . . . . .   11 1/8         5
     Quarter ended December 31, 1995 . . . . . . . . . . .    8 7/8     4 1/2
     Quarter ended March 31, 1996  . . . . . . . . . . . .    6 7/8     4 3/4
     Quarter ended June 30, 1996 (through May 20, 1996). .    8 3/8     4 3/4


     STARPRESS. StarPress Common Stock has been traded on the National Association of Securities Dealers Electronic Bulletin Board ("Electronic Bulletin Board"), under the symbol "GTBR," since December 9, 1993. Prior to December 9, 1993, there was no known public trading in StarPress Common Stock. The following table sets forth the range of high and low bid prices of StarPress Common Stock as reported by the Electronic Bulletin Board for the periods indicated. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions. The high and low bid prices for StarPress Common Stock on the Electronic Bulletin Board on December 1, 1995, the last trading day prior to the public announcement of the Reorganization were $1 and $.9375, respectively.


     FISCAL YEAR ENDED JUNE 30, 1994                          HIGH      LOW
                                                              ----      ---
     December 9 to 31, 1993. . . . . . . . . . . . . . . .  $ 2 1/8   $ 1 1/4
     Quarter ended March 31, 1994. . . . . . . . . . . . .    2 1/2     1 1/4
     Quarter ended June 30, 1994 . . . . . . . . . . . . .    1 7/8       1/2

     FISCAL YEAR ENDED JUNE 30, 1995
     Quarter ended September 30, 1994. . . . . . . . . . .        2       1/2
     Quarter ended December 31, 1994 . . . . . . . . . . .    1 1/4      1/16
     Quarter ended March 31, 1995. . . . . . . . . . . . .   1 3/32      1/16
     Quarter ended June 30, 1995 . . . . . . . . . . . . .   1 1/16      5/16

     FISCAL YEAR ENDED JUNE 30, 1996
     Quarter ended September 30, 1995. . . . . . . . . . .    1 3/8       1/2
     Quarter ended December 31, 1995 . . . . . . . . . . .    1 1/8     15/32
     Quarter ended March 31, 1996  . . . . . . . . . . . .    15/16     13/32
     Quarter ended June 30, 1996 (through May 20, 1996). .    29/32      9/16

     On             , 1996, the most recent practicable date prior to the
printing of this Joint Proxy Statement/Prospectus, the closing price per share of Graphix Zone Common Stock as reported by The Nasdaq SmallCap Market was $
  and the high and low bid prices per share of StarPress Common Stock on the
Electronic Bulletin Board were $        and $       , respectively. See
"Comparative Per Share Market Price and Dividend Information."

     Holders of Graphix Zone Common Stock and StarPress Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Reorganization.

     To date, Graphix Zone has not paid dividends on shares of Graphix Zone Common Stock and StarPress has not paid dividends on shares of StarPress Common Stock. The payment of future dividends on New GZ Common Stock will be a business decision to be made by the Board of Directors of New GZ from time to time based upon the results of operations and financial conditions of New GZ and such other factors as the New GZ Board of Directors considers relevant although it is presently anticipated that New GZ will retain earnings for the operation and expansion of its business for the foreseeable future. See "Comparative per Share Market Price and Dividend Information."

                   SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

GRAPHIX ZONE HISTORICAL FINANCIAL INFORMATION

     The following table sets forth summary historical financial information of Graphix Zone and has been derived from and should be read in conjunction with Graphix Zone's audited financial statements and unaudited interim financial statements, including the notes thereto, which are attached hereto as Appendix B.

                                                                   NINE MONTHS ENDED
                                                                       MARCH 31,                          YEAR ENDED JUNE 30,
                                                             ---------------------------            ----------------------------
                                                               1996             1995(1)               1995               1994
                                                               ----             -------               ----               ----
                                                                    (UNAUDITED)

INCOME STATEMENT DATA:
     Revenues. . . . . . . . . . . . . . . . . . . . .     $ 1,628,809       $ 2,746,447          $ 3,391,878        $ 2,144,063
     Cost of revenues. . . . . . . . . . . . . . . . .       1,495,865         2,540,900            4,697,467          1,768,549
     Research and development. . . . . . . . . . . . .       1,663,546                --                   --                 --
     Selling, general and admin-
      istrative expenses . . . . . . . . . . . . . . .       2,802,049         2,264,331            3,211,085            911,715
     Interest income (expense) . . . . . . . . . . . .          12,987            15,455              (66,482)           (31,308)
     Net loss. . . . . . . . . . . . . . . . . . . . .      (4,320,464)       (2,043,329)          (4,525,176)          (576,393)
     Net loss per share of
      common stock(2). . . . . . . . . . . . . . . . .           (1.11)             (.80)               (1.74)              (.49)

                                                                    MARCH 31, 1996
                                                          -----------------------------------        JUNE 30,
                                                                1996        1996 PRO FORMA(3)          1995
                                                                ----        -----------------       ----------
                                                                      (UNAUDITED)
                                                           C
BALANCE SHEET DATA:
     Working capital (deficiency). . . . . . . . . . .     $    451,053      $  1,379,168         $ (1,509,379)
     Total assets. . . . . . . . . . . . . . . . . . .        7,349,226         8,277,351            2,263,330
     Total liabilities . . . . . . . . . . . . . . . .        2,789,300         2,789,300            3,224,747
     Shareholders' equity
        (deficiency) . . . . . . . . . . . . . . . . .        4,559,926         5,488,051             (961,417)

- ---------------

(1) In the fourth quarter of fiscal 1995, Graphix Zone recorded a compensation charge of $332,000 relating to an August 1994 extension of a stock option held by an executive officer who left Graphix Zone. The financial information for the nine-month period ended March 31, 1995 has been restated to reflect this compensation charge which was not originally reflected in such statements.


(2) See Note 1 to Graphix Zone Financial Statements for a description of the calculation of net loss per share of common stock.


(3) On May 21, 1996, Graphix Zone sold 250,000 shares of Graphix Zone Common Stock in a private equity offering for a total consideration of $1,031,250. Commissions related to the private placement of $103,125 were netted against total proceeds. The pro forma March 31, 1996 balance sheet data includes the impact of the aforementioned private equity offering as if it had occurred on March 31, 1996.

STARPRESS HISTORICAL FINANCIAL INFORMATION

     The following table sets forth summary historical financial information of StarPress and has been derived from and should be read in conjunction with StarPress' audited consolidated financial statements and unaudited consolidated interim financial statements, including the notes thereto, which are attached hereto as Appendix C.


                                               NINE MONTHS ENDED
                                                   MARCH 31,                           YEAR ENDED JUNE 30,
                                       ----------------------------------      ---------------------------------
                                            1996(1)               1995               1995(2)              1994
                                            -------               ----               -------              ----
                                                  (UNAUDITED)
INCOME STATEMENT DATA:
     Net revenues. . . . . . . . .     $   3,927,296       $    1,711,865      $    2,171,334      $      243,898
     Cost of revenues. . . . . . .         2,181,647            1,124,122           1,838,699             166,861
     Operating expenses. . . . . .         6,722,866            5,409,613           7,670,054           2,820,164
     Non-recurring operating
      expenses(1)(2) . . . . . . .         1,950,000                   --           2,810,000                  --
     Interest expense. . . . . . .           (71,094)            (302,110)           (783,507)            (53,367)
     Net loss. . . . . . . . . . .        (6,995,215)          (5,110,513)        (10,916,397)         (2,773,151)
     Net loss per share of
      common stock . . . . . . . .              (.23)                (.56)              (1.14)               (.46)

                                                        MARCH 31,                                 JUNE 30,
                                                          1996                                      1995
                                                     -------------                            --------------
                                                       (UNAUDITED)
BALANCE SHEET DATA:
     Working capital deficiency. .                   $ (5,726,912)                            $    (277,374)
     Total assets. . . . . . . . .                      2,403,497                                 3,771,337
     Total liabilities . . . . . .                      7,847,203                                 2,831,929
     Shareholders' equity
        (deficiency) . . . . . . .                     (5,433,706)                                  939,408


- ---------------

(1) During the second quarter of fiscal 1996, StarPress adopted a restructuring plan which includes the elimination of all in-house software research and development activities. In connection with the restructuring, StarPress sold certain products that were under development and has sold Logatronix, Ltd., previously a wholly-owned subsidiary based in Sofia, Bulgaria which provided low cost software development services. The estimated cost of the restructuring of $1,950,000 was recorded in the second quarter of fiscal 1996. The charge principally reflects severance costs resulting from a reduction of a significant portion of StarPress' workforce and write-downs to amounts deemed realizable relating to assembled workforce, property and equipment and goodwill arising from StarPress' acquisition of StarPress Multimedia, Inc. in June 1995.

(2) In June 1995, StarPress acquired all of the outstanding capital stock of StarPress Multimedia, Inc. in exchange for 13,197,458 shares of StarPress Common Stock. The acquisition was accounted for as a purchase. The net loss for fiscal 1995 included a $2,810,000 write-off of research and development costs arising from the purchase of StarPress Multimedia, Inc.

NEW GZ UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The following summary unaudited pro forma combined condensed financial information of New GZ has been derived from, or prepared on a basis consistent with, the unaudited pro forma combined condensed financial statements included elsewhere in this Joint Proxy Statement/Prospectus. This data is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations or financial position that would have occurred if the Reorganization had occurred at the beginning of each period presented or on the dates indicated, nor is it necessarily indicative of future operating results or financial position of New GZ. See "Unaudited Pro Forma Combined Condensed Financial Statements."


                                                                      NEW GZ PRO FORMA
                                                      ----------------------------------------------
                                                          NINE MONTHS                   YEAR
                                                             ENDED                      ENDED
                                                           MARCH 31,                  JUNE 30,
                                                             1996                       1995
                                                      ------------------       --------------------
INCOME STATEMENT DATA:
     Net revenues. . . . . . . . . . . . . . . . . .  $      5,556,105         $      6,743,161
     Cost of revenues. . . . . . . . . . . . . . . .         3,699,762                6,998,925
     Selling, general and administrative expenses. .         7,978,550               14,378,010
     Interest expense. . . . . . . . . . . . . . . .           (71,094)                (850,295)
     Net loss. . . . . . . . . . . . . . . . . . . .       (11,868,828)             (20,639,510)
     Loss per share of Common Stock. . . . . . . . .             (1.13)                   (1.96)

                                                                            MARCH 31,
                                                                             1996(1)
                                                                     ---------------------
BALANCE SHEET DATA:
     Working capital deficiency. . . . . . . . . . . . . . . . .     $     (1,018,778)
     Total assets. . . . . . . . . . . . . . . . . . . . . . . .           10,681,632
     Total liabilities . . . . . . . . . . . . . . . . . . . . .            7,307,537
     Stockholders' equity  . . . . . . . . . . . . . . . . . . .            3,374,095


- ---------------

(1) On May 21, 1996, Graphix Zone sold 250,000 shares of Graphix Zone Common Stock in a private equity offering for a total consideration of $1,031,250. Commissions related to the private placement of $103,250 were netted against total proceeds. The pro forma March 31, 1996 balance sheet data includes the impact of the aforementioned private equity offering as if it had occurred on March 31, 1996.

LISTING OF NEW GZ COMMON STOCK

     New GZ has applied for the listing of New GZ Common Stock on The Nasdaq SmallCap Market, and it is anticipated that such shares will trade on The Nasdaq SmallCap Market upon official notice of issuance under the symbol "GZON."


RISK FACTORS

     THE PROPOSED REORGANIZATION IS A COMPLEX TRANSACTION AND INVOLVES SIGNIFICANT RISKS. SHAREHOLDERS OF GRAPHIX ZONE AND STARPRESS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO ON PAGE 18 UNDER "RISK FACTORS."

                                  RISK FACTORS

     EACH GRAPHIX ZONE SHAREHOLDER AND STARPRESS SHAREHOLDER SHOULD CAREFULLY CONSIDER AND EVALUATE THE FOLLOWING FACTORS, AMONG OTHERS, BEFORE VOTING.


HISTORICAL LOSSES; PROFITABILITY UNCERTAIN; GOING CONCERN


     From its inception through March 31, 1996, Graphix Zone accumulated an operating deficit of $10,654,626 and from its inception through March 31, 1996, StarPress accumulated an operating deficit of $21,617,597. As described in Note 1 of the notes to the StarPress Inc. consolidated financial statements as of and for the year ended June 30, 1995, among other things, states that StarPress' recurring operating losses since inception raise substantial doubt as to the Company's ability to continue as a going concern in its present form. Both Graphix Zone and StarPress expect to incur additional losses in the near term. Both companies are early stage enterprises and are subject to all of the risks inherent in early stage companies. Both companies' plans prior to entering into the Reorganization Agreement included continued expansion of CD-ROM publishing, which involves large up-front expenditures for product development and, in some cases, royalty advances to artists or copyright owners, and New GZ intends to pursue an Internet strategy. The development of multimedia products and Internet services is difficult and time consuming, requiring the coordinated participation of various technical and marketing personnel and independent third party suppliers and the ability to develop an attractive, error-free product. This development process often encounters unanticipated delays and expenses, extending projected time schedules and increasing estimated expenses. The likelihood of the success of the combined company's (i.e., New GZ) business must be considered in light of the problems, expenses, difficulties, complications and unforeseen delays frequently encountered in connection with the establishment of a new business and development of new technologies. Although the companies believe that the Reorganization will allow them to achieve certain economies of scale, there can be no assurance that, even on a combined basis, they can attain profitable operations in the near future or on a continuing basis.

FUTURE CAPITAL NEEDS

     Graphix Zone anticipates that its existing capital resources will be adequate to satisfy its capital requirements, including marketing expenditures, acquisition and development of products and working capital, until approximately the end of fiscal 1996. StarPress is in need of immediate capital. As of March 31, 1996, Graphix Zone had cash and cash equivalents of $1,473,490 and working capital of $451,043 while StarPress had cash of $15,707 and a working capital deficiency of $5,726,912. On May 21, 1996, Graphix Zone raised net proceeds of $928,125 through a private equity offering of 250,000 shares of Graphix Zone Common Stock to one accredited investor. As of May 21, 1996, Graphix Zone has advanced $3,714,000 to StarPress which has used the funds to retire debt and for working capital.


     After the Reorganization, New GZ intends to seek capital through public or private borrowings or equity financing. Other than the possible exercise of presently outstanding options and warrants of both companies which will be assumed by New GZ (some of which contain "cashless" exercise provisions which, if utilized, would not result in additional cash to the issuer in the event of exercise), New GZ has no commitments for additional financing, and no assurance can be given that such financing will be available when needed on satisfactory terms or at all. Any equity financing may be dilutive to the shareholders of the company obtaining it, and to the shareholders of New GZ. Debt financing, if available, may involve additional restrictions to the company obtaining it. Inability to obtain additional capital may require one or both companies to delay, scale back or eliminate some or all of their development programs or to license third parties to commercialize products the companies would otherwise seek to develop themselves.

SECURITY INTERESTS IN STARPRESS' ASSETS



     StarPress has granted a senior security interest in substantially all of its assets to its commercial lender under its line of credit and has granted a junior security interest in substantially all of its assets to Graphix Zone in connection with the advances made by Graphix Zone to StarPress. The principal amount outstanding to its commercial lender is $750,000. The amounts outstanding under the line of credit were originally due on February 24, 1996, and StarPress is currently in default. Accordingly, the lender has the right to immediately foreclose on substantially all of the assets of StarPress.


DEVELOPING MARKET


     Each company believes that much of its future growth will be in the development and distribution of entertainment-oriented CD-ROMs, although New GZ may pursue delivery of content through the Internet. This is a rapidly developing, but relatively untested market. There can be no assurance that the CD-ROM products of either company will achieve a level of market acceptance that justifies the level of resources to be expended by each company in this area. In addition, even if interactive music and entertainment becomes popular, the direction of this young industry is unclear. Although New GZ will target the PC and Macintosh markets, where there is presently a large installed hardware base, there can be no assurance that these will be the multimedia platforms of choice for interactive entertainment. If another platform, such as the Sony PlayStation, a platform based on digital video discs ("DVDs") or other means of digital delivery such as telephone lines or cable ("information superhighway") becomes popular, each company believes it could adapt its products and services to these new platforms, but neither company has presently focused any efforts on platforms other than PC and Macintosh, and there can be no assurance that either company could make a successful transition or competitively develop and market products for these new platforms.


     New GZ's success depends in large part on its ability to introduce and market additional products quickly. While both Graphix Zone and StarPress are developing additional products either directly or through subcontractors, including those identified in this Joint Proxy Statement/Prospectus as under development, there can be no assurance that such additional products will be completed or successfully marketed. Consumer preferences for software products are difficult to predict and only a small number of software products have achieved sustained market acceptance. Demand for software products is subject to a number of variables, including consumer preferences and the size of the installed base of personal computers having the capabilities necessary to run the products expected to be distributed by the two companies. Further, the market for interactive multimedia software products is evolving and, in comparison with the overall market for consumer software products, is relatively small, making it difficult to predict with any assurance the future growth rate and size of the market. Market acceptance of interactive multimedia technology will be determined by the strategic success of major electronics and telecommunications companies, and will not be within the control of either company. There can be no assurance that the products introduced by the two companies will achieve acceptance, or that other software vendors will not develop and market products which render the products of the two companies obsolete or less appealing. Failure to obtain significant customer satisfaction or market share would have a material adverse effect on either company individually or on New GZ.

NEW PRODUCTS; SHORT PRODUCT LIFE CYCLE

     If the interactive music and entertainment CD-ROM markets do continue to develop, New GZ's success in these markets will depend on its ability to make timely introductions of new CD-ROM titles, to adapt existing titles to additional hardware platforms and formats and, in some instances, to upgrade existing titles (for example, to release Windows 95 versions of existing titles). Any significant delays in product development or release could result in a loss of competitiveness and revenues. Most CD-ROM products are expected to have relatively short product life cycles, so the ability to attract additional artists and other


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content providers (as well as repeat projects from artists and other content providers) will be critical to New GZ's success. New GZ's ability to attract additional musical artists and other content providers may depend largely on the perceived commercial success of the P INTERACTIVE, HIGHWAY 61 INTERACTIVE, LIGHTS! CAMERA! INTERACTION!, NIXON, JEOPARDY, WHEEL OF FORTUNE, CNN: 1995 TIME CAPSULE and CNN: FACES OF CONFLICT titles which in turn depends, in part, on Prince's, Dylan's, America's Funniest Home Videos', Oliver Stone's, Jeopardy's, Wheel of Fortune's and CNN's continued popularity. Other artists and content owners may decide not to participate in the development of interactive CD-ROMs, or may choose competitors of New GZ to develop, produce or market interactive CD-ROMs. New GZ's success in CD-ROM publishing will also depend on its ability to choose and sign popular artists and providers of popular content to capitalize on New GZ's anticipated business strategy which will emphasize interactive entertainment with a focus upon film, music and television.

DEPENDENCE ON OWNERS OF COPYRIGHTED MATERIAL

     In order to develop various entertainment titles, New GZ must obtain rights to use copyrighted audio, video and written material owned by others. For example, Graphix Zone's entertainment titles required obtaining rights from Warner Bros. Records and Paisley Park Enterprises (P INTERACTIVE), Sony Music Entertainment and Bob Dylan (HIGHWAY 61 INTERACTIVE), ABC Productions and Cara Communications (LIGHTS! CAMERA! INTERACTION!), and Cinergi Productions (NIXON). StarPress' entertainment titles required obtaining rights from Califon Productions, Inc. (WHEEL OF FORTUNE), Jeopardy Productions, Inc. (JEOPARDY) and Playboy Enterprises, Inc. (PLAYBOY SCREEN SAVER). Artists, production companies and other owners of copyrighted materials must be willing to grant New GZ the rights to use the copyrighted materials, and there is no assurance that New GZ will be successful in negotiating contracts or licenses with additional artists and content owners or with minimum royalty payment requirements that are acceptable to New GZ. In addition, the two companies' existing relationships are not exclusive. The content providers with whom the companies have entered into agreements, as well as many other content providers, have greater financial and other resources than New GZ and could establish their own creative and technical teams to produce interactive music or entertainment titles themselves. Owners of popular entertainment-oriented content could decide to retain the development and distribution rights to their content in order to pursue interactive projects under their own labels.


INTEGRATION OF OPERATIONS; MANAGEMENT OF GROWTH

     While there have been joint activities and operations between StarPress and Graphix Zone since the signing of the Reorganization Agreement, the complete integration of Graphix Zone's and StarPress' operations following the Reorganization will require additional dedication of management resources to effecting the combination which will temporarily detract from attention to the day-to-day business of New GZ. The difficulties of assimilation may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining two different corporate cultures. The process of finalizing the combination of the two organizations may cause an interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses, which could have an adverse effect on the revenues and operating results of New GZ, at least in the near term. There can be no assurance that the combined entity will be able to retain its key technical and management personnel or that the combined entity will realize any of the other anticipated benefits of the Reorganization. Both Graphix Zone and StarPress have experienced periods of significant growth. New GZ's ability to manage its growth effectively will require it to continue to improve its operational, financial and information management systems and controls, and to attract, retain, motivate and manage employees effectively. The failure of New

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

GZ to manage growth in multiple areas of its business effectively would have a material adverse effect on its results of operations.


COMPETITION


     The multimedia computer and software industries are intensely competitive. New GZ will face competition from small development firms as well as larger corporations with considerably greater resources. There are already many companies, large and small, producing entertainment CD-ROMs of all types. In addition, Graphix Zone and StarPress expect that existing consumer software companies, such as Microsoft, can be expected to broaden their product lines or increase their focus to compete more directly with the products of Graphix Zone and StarPress. Competition to attract top technical and creative talent is fierce, with large entertainment companies such as Time Warner, Turner and Sony, which also have substantial bases of entertainment-oriented content, opening "interactive" divisions and actively seeking technical and creative personnel. Competitive pressures could result in price reductions or require significant expenditures for product development or marketing that could have a material adverse effect on New GZ's revenues and results of operations. In addition, several interactive CD-ROMs featuring other music artists have recently been introduced and may compete with Graphix Zone's interactive music CD-ROMs ("IMCD-TM-s"). There can be no assurance that music companies and other owners of copyrighted material, which may have adequate resources to hire the necessary creative talent, will not compete with New GZ by developing interactive music and other titles on their own. In addition, it is anticipated that New GZ will continue Graphix Zone's strategy of expanding its Internet presence, including through links to CD-ROM products. The Internet industry is young and has few proven products and services. Moreover, critical issues concerning the commercial use of the Internet remain unresolved and may negatively affect the growth of Internet use.

SUBSTANTIAL RELIANCE ON DISTRIBUTION CHANNELS

     Both companies sell their products primarily through distributors, and sales to a limited number of distributors and retailers are anticipated to constitute a substantial majority of New GZ's software product net revenues for the foreseeable future. There can be no assurance that New GZ will be able to enter into satisfactory distribution agreements in the future. Termination by a distributor or the insolvency or business failure of a distributor or a major account could have a material adverse effect on New GZ's operating results. New GZ's distributors will also carry products produced by competitors of New GZ.

     The distribution channels through which consumer software products are sold have been characterized by rapid change, including consolidation, financial difficulties of certain distributors and retailers and the emergence of new retailers such as mass merchandisers. In addition, there are an increasing number of companies competing for access to these channels. Retailers of each company's products typically will have a limited amount of shelf space and promotional resources, and there will be intense competition for adequate levels of shelf space and promotional support from the retailers. There can be no assurance that such retailers will purchase New GZ's products or provide New GZ's products with high quality and adequate levels of shelf space and promotional support.

TECHNOLOGICAL ADVANCES

     The multimedia computer and software markets are subject to rapid technological change. As more technologically advanced platforms for interactive software products emerge, including new CD-ROM and DVD formats, Sony PlayStation technology and the information superhighway, New GZ could be subject to a lengthening of product development cycles and increased costs, including the payment of license fees to the developers of the new technologies. For example, the current state of video compression technology is changing rapidly and video compression is a very significant element in the development of CD-ROMs.

Depending on the nature of new or other compression technologies, it is uncertain whether New GZ could obtain a license to utilize the state of the art technology on terms acceptable to New GZ (including a reasonable license fee), or at all, particularly if the owner of that technology is a competitor in interactive CD-ROM development. In addition, New GZ may develop MPEG versions of its CD-ROM titles. While MPEG is a proven video compression technology which allows full-motion, full-screen video playback on a computer monitor, there can be no assurance that MPEG or any other compression technology can be successfully incorporated into CD-ROM titles, or that New GZ will be able to develop and market new products in response to future technological advances in the multimedia computer and software industries.

LIMITED PRODUCT LINE; RELIANCE ON MAJOR CUSTOMERS

     To date substantially all of each company's revenues have been derived from a limited number of products, a decline in the sales of which could have an adverse effect on that company. Moreover, a portion of each company's revenues have been derived primarily from a limited number of customers. For the nine months ended March 31, 1996, approximately 49% of StarPress' sales were derived from GT Interactive Software, Navarre Corporation, TechData and Packard Bell, accounting for 25%, 10%, 10% and 4% of sales, respectively. For the nine months ended March 31, 1996, approximately 55% of Graphix Zone's sales were derived from TechData, Syncronys Software, Navarre Corporation and Ingram Micro, accounting for 15%, 15%, 13% and 12% of sales, respectively. Packard Bell is an OEM bundler of software products; the remainder are software distributors. Each company presently expects that a substantial portion of its future revenue will be generated from sales to these companies. There can be no assurance that any such customers will continue to purchase products from New GZ in the future. The loss of certain large customers or a decline in the economic prospects of such customers could have an adverse effect on New GZ.


QUARTERLY FLUCTUATIONS AND STOCK VOLATILITY; SEASONALITY


     Graphix Zone and StarPress have each experienced, and New GZ expects to continue to experience, significant fluctuations in operating results due to a variety of factors including the timing and introduction of new products, the rate of decline in sales of existing and older products, the rate of product returns, the timing of orders from major customers and timing of marketing and research and development expenditures. In addition, changes in operating systems and platforms may affect the operating results of New GZ. On August 24, 1995, Microsoft Corporation introduced Windows 95, which has affected the timing of each company's new product releases and which has caused confusion in the distribution channel and customer marketplace. The long-term impact of the new software release cannot be accurately predicted at this time. There can be no assurance that there will not be continued confusion in the distribution channel and consumer marketplace as a result of the release of Windows 95. Graphix Zone also believes that the launch and subsequent relative lack of early success of Windows 95 caused significant volatility in its stock price (and that of other small software companies with Windows 95 products) during the second half of calendar 1995. There can be no assurance that other major events in the software industry will not cause equal or greater volatility.

     The business of both companies is highly seasonal, with significant portions of total revenue occurring during the calendar year-end holiday season. Net revenues in other quarters are generally lower and vary significantly as a result of new product introductions and other factors. Graphix Zone and StarPress expect New GZ's net revenues and operating results to continue to reflect significant seasonality. There can be no assurance that during fiscal 1996 or thereafter New GZ will achieve growth in sales or profitability, or that New GZ will be profitable on a quarterly basis.

DEPENDENCE ON KEY PERSONNEL

     New GZ will be dependent upon the management and creative skills of a small number of key personnel, including Ronald S. Posner, Charles R. Cortright, Jr. and Angela Aber Cortright, and its future success will depend partially upon its ability to attract and retain key management and development personnel. New GZ may obtain key person life insurance on the lives of key personnel as determined by New GZ's Board of Directors, but no such insurance has as yet been obtained. StarPress currently maintains a key person life insurance policy on the life of Ronald S. Posner and New GZ expects to continue such policy as in effect. New GZ must compete with other companies and organizations to attract and retain highly qualified personnel. This is particularly true in the case of the technical and creative talent which will be necessary as New GZ expands development of CD-ROM products. There can be no assurance that New GZ will be able to retain or attract such highly qualified personnel.

CONTROL OF NEW GZ

     Immediately following the Reorganization, assuming no options or warrants are exercised between the date of this Joint Proxy Statement/Prospectus and the Closing Date, members of the Board of Directors and executive officers of New GZ together will beneficially own approximately 23% of the issued and outstanding shares of New GZ Common Stock, and as a result of such ownership will have significant influence over all matters requiring approval by the stockholders of New GZ, including the election of directors, increasing the authorized capital, dissolving, merging or selling assets of New GZ, directing short and long term corporate policy and controlling day to day operations of New GZ.


PRODUCT RETURNS

     At the time of product shipment, each company establishes reserves that are an estimate of future returns of products. These estimates of future returns take into account the anticipated growth in revenue, the current level of distributor and retailer inventories of their products in relation to the seasonally adjusted rate of sell-through for each product, the impact of planned product releases on sales of previously released products, the proportion of sales attributable to new outlets of existing retailers and new channels, the effects of shifts in consumer preferences, including the shift in preference from floppy-disk based products to CD-ROM based products, and other factors. Graphix Zone and StarPress attempt to monitor and manage the volume of their sales to distributors and retailers to avoid overstocking of their products by such customers. They also each maintain a stock balancing policy that allows distributors and retailers to return products according to negotiated terms or pursuant to any promotional terms that may be in effect and both companies accept returns of defective, shelf-worn and damaged products at any time in accordance with negotiated terms. Product returns which are greater than New GZ's expected reserves could adversely affect New GZ's operating results. For example, during the three months ended December 31, 1995, Graphix Zone's revenues declined as compared to the comparable prior year period due to Graphix Zone recording approximately $471,000 for anticipated returns and markdowns, primarily related to the lack of market acceptance for THE IMPROV PRESENTS WINDOWS 95 FOR THE TECHNICALLY CHALLENGED product. Each company believes that the rate of product returns will increase as mass merchants become an increasing percentage of New GZ's sales. Additionally, each company believes that abnormal returns may be experienced whenever significant shifts occur within the distribution channel and whenever significant shifts occur with respect to consumer preferences for new technologies, including the ongoing shift in consumer preference from floppy-disk based products to CD-ROM based products and the recent introduction of Windows 95. To date, Graphix Zone and StarPress believe that neither company has experienced abnormal returns due to the release of Windows 95 on August 24, 1995; however, there can be no assurance that either company will not experience abnormal returns in the future.

RESEARCH AND DEVELOPMENT EXPENSES


     Although the products of the two companies have generally been "successful" from the point of view of critical acclaim and enhancement of reputation, the revenue generated by those products has not always recovered the level of research and development expenditures. This is evidenced by the experience of the two companies with their previous policies of capitalizing certain software development costs in accordance with SFAS No. 86. Some of these capitalized costs were then written down as it was determined that the carrying costs of the products exceeded their net realizable value. Research and development expenses for the nine months ended March 31, 1996, were $1,663,546 and $2,077,265 for Graphix Zone and StarPress, respectively. This level of research and development expenses may not be indicative of future sales, and no assurance can be given that future product sales will be sufficient to realize any amount which may be capitalized.

EXERCISE OF OUTSTANDING WARRANTS AND OPTIONS

     New GZ has reserved 3,386,900 shares of New GZ Common Stock for issuance upon exercise of Graphix Zone Options, Graphix Zone Warrants, StarPress Options, StarPress Warrants and New GZ options and warrants outstanding as of May 21, 1996. During the terms of such options and warrants, the holders thereof will have the opportunity to profit from an increase in the market price of New GZ Common Stock, with resulting dilution in the interest of holders of New GZ Common Stock. The existence of such options and warrants may adversely affect the terms on which New GZ can obtain additional financing, and the holders of such options and warrants can be expected to exercise such options and warrants at a time when New GZ, in all likelihood, would be able to obtain additional capital by offering shares of New GZ Common Stock on terms more favorable to New GZ than those provided by the exercise of such options and warrants.

ABILITY TO ISSUE PREFERRED STOCK

     New GZ's Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of preferred stock, $.01 par value. The preferred stock may be issued in series with the material terms of any series determined by the Board of Directors. Such material provisions would likely include dividend rights, conversion features, voting rights, redemption rights and liquidation preferences. Neither company presently anticipates that New GZ will issue any preferred stock. However, if New GZ does issue any series of preferred stock in the future it is likely that such shares will have dividend privileges and liquidation preferences superior to those of the Common Stock. Furthermore, the preferred stock may be issued with voting, conversion or other terms determined by the Board of Directors which could be used to delay, discourage or prevent a change in control of New GZ. Such terms could include, among other things, dividend payment requirements, redemption provisions, preferences as to dividends and distributions and preferential voting rights.

SHARES ELIGIBLE FOR FUTURE SALE

     As a result of the Reorganization, it is anticipated that New GZ will issue approximately 10,510,879 shares of New GZ Common Stock to current Graphix Zone and StarPress shareholders. In addition, approximately (i) 3,161,900 shares of New GZ Common Stock will be issuable upon the exercise of assumed Graphix Zone Options, Graphix Zone Warrants, StarPress Options and StarPress Warrants, (ii) 225,000 shares of New GZ Common Stock will be issuable upon exercise of options currently outstanding under the 1996 Plan, and (iii) 204,053 shares of New GZ Common Stock may be issuable in connection with the StarPress Obligations. In general, the 10,510,879 shares of New GZ Common Stock will be freely tradeable following the Reorganization, subject to certain resale restrictions for affiliates of Graphix Zone or StarPress pursuant to Rules 144 and/or 145 under the Securities Act. See "The Reorganization--Federal Securities Laws

Consequences." An aggregate of approximately 3,923,793 shares of New GZ Common Stock which may be issued in the Reorganization will be beneficially owned by affiliates of Graphix Zone and StarPress and, therefore, subject to resale restrictions. Therefore, after the Reorganization, substantially all shares of New GZ Common Stock will be eligible for sale in the public market subject in certain cases to volume and other limitations. In addition, (i) the holders of 1,534,802 shares of Graphix Zone Common Stock underlying the Graphix Zone Warrants can require that New GZ register these shares for resale in the public market, and (ii) New GZ will file a Registration Statement on Form S-8 with the Commission as soon as practicable with respect to the issuance of shares of New GZ Common Stock upon exercise of options granted under the Graphix Zone Plans, StarPress Plans and the 1996 Plan. Sales of New GZ Common Stock in the public market after the Effective Time of the Reorganization could adversely affect its market price.


PROBABLE LOSS OF BENEFIT OF NET OPERATING LOSSES


     As a result of the Reorganization, future utilization of net operating losses will be severely limited due to the restrictive tax laws relating to utilization of acquired net operating loss carryforwards. Management of New GZ considers it more likely than not that New GZ will not generate sufficient income to utilize any remaining Graphix Zone and StarPress net operating loss carryforwards prior to their expiration.

ACCOUNTING TREATMENT

     Based upon the current capitalization of each of Graphix Zone and StarPress, upon the consummation of the Reorganization, the former shareholder interests of StarPress will own a larger percentage of the outstanding shares of New GZ Common Stock than the former shareholder interests of Graphix Zone, and accordingly, StarPress will be considered to be the acquiring entity for financial accounting purposes. However, if between the date of this Joint Proxy Statement/Prospectus and the Effective Time the capitalization of Graphix Zone or StarPress changes (e.g., through the exercise of options or warrants, through the issuance of additional equity, or the exercise of dissenters' rights) such that the former shareholder interests of Graphix Zone will own a larger percentage of the outstanding shares in New GZ Common Stock than the former shareholder interests of StarPress, Graphix Zone will be considered to be the acquiring entity for financial accounting purposes. Assuming that StarPress is deemed to be the acquiring entity, the historical financial statements of New GZ will be the financial statements of StarPress, prior to the Effective Time. Under the purchase method of accounting, the purchase price of Graphix Zone, including liabilities assumed and direct costs of the Reorganization, will be allocated to the assets and technology acquired of Graphix Zone based upon their respective fair market values at the Effective Time. The excess of the purchase price over the fair values of the net assets and technology acquired will be recorded as goodwill. Following consummation of the Mergers, the results of operations of New GZ will include the results of operations of Graphix Zone.

     However, should Graphix Zone be deemed to be the acquiring entity (i.e., if the former shareholder interests of Graphix Zone own a larger percentage of the outstanding shares of New GZ Common Stock than the former shareholder interests of StarPress), the historical financial statements of New GZ will be the financial statements of Graphix Zone, prior to the Effective Time. Under the purchase method of accounting, the purchase price of StarPress, including liabilities assumed and direct costs of the Reorganization, would be allocated to the assets and technology acquired of StarPress based upon their respective fair market values at the Effective Time. The excess of the purchase price over the fair values of the net assets and technology acquired would be recorded as goodwill. Following consummation of the Mergers, the results of operations of New GZ would include the results of operations of StarPress. This could result in a significantly different accounting impact than is currently anticipated. Based upon the current capitalization of each of Graphix Zone and StarPress, if between the date of this Joint Proxy Statement/Prospectus and the Effective Time, the former

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

shareholder interests of Graphix Zone increase by greater than 554,159 shares of Graphix Zone Common Stock, Graphix Zone will be deemed to be the acquiring entity.


                              THE SPECIAL MEETINGS

     This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) from the holders of Graphix Zone Common Stock by the Graphix Zone Board for use at the Graphix Zone Meeting, and (ii) from the holders of StarPress Common Stock by the StarPress Board for use at the StarPress Meeting.

TIMES AND PLACES; PURPOSES

     GRAPHIX ZONE. The Graphix Zone Meeting will be held on June 28, 1996 at 10:00 a.m., local time, at 38 Corporate Park, Suite 100, Irvine, California 92714. At the Graphix Zone Meeting, the shareholders of Graphix Zone will be asked to consider and vote upon the Graphix Zone Proposal and such other matters as may properly come before the Graphix Zone Meeting. Copies of the Reorganization Agreement and Graphix Zone Merger Agreement are included as Appendices A-1 and A-2, respectively, to this Joint Proxy Statement/Prospectus.


     STARPRESS. The StarPress Meeting will be held on June 28, 1996 at 10:00 a.m., local time, at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94105. At the StarPress Meeting, the shareholders of StarPress will be asked to consider and vote upon the StarPress Proposal and such other matters as may properly come before the StarPress Meeting. Copies of the Reorganization Agreement and the StarPress Merger Agreement are included as Appendices A-1 and A-3, respectively, to this Joint Proxy Statement/Prospectus.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

     GRAPHIX ZONE. Only holders of record of Graphix Zone Common Stock at the close of business on the Graphix Zone Record Date, are entitled to notice of and to vote at the Graphix Zone Meeting. As of the close of business on the Graphix Zone Record Date, there were 5,193,343 shares of Graphix Zone Common Stock outstanding and entitled to vote, held of record by 59 shareholders. Each holder of record, as of the Graphix Zone Record Date, of Graphix Zone Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Graphix Zone Common Stock entitled to vote is necessary to constitute a quorum at the Graphix Zone Meeting. Under the CGCL and Graphix Zone's Bylaws, the affirmative vote of the holders of a majority of the shares of Graphix Zone Common Stock outstanding on the Graphix Zone Record Date is required to approve and adopt the Graphix Zone Proposal.


     STARPRESS. Only holders of record of StarPress Common Stock at the close of business on the StarPress Record Date, are entitled to notice of and to vote at the StarPress Meeting. As of the close of business on the StarPress Record Date, there were 33,442,156 shares of StarPress Common Stock outstanding and entitled to vote, held of record by 203 shareholders. Each holder of record, as of the StarPress Record Date, of StarPress Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of StarPress Common Stock entitled to vote is necessary to constitute a quorum at the StarPress Meeting. Under the CBCA and StarPress' Bylaws, the affirmative vote of the holders of a majority of the shares of StarPress Common Stock outstanding on the StarPress Record Date is required to approve and adopt the StarPress Proposal.


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

PROXIES

     GRAPHIX ZONE. The Graphix Zone proxy accompanying this Joint Proxy Statement/Prospectus is solicited on behalf of the Graphix Zone Board for use at the Graphix Zone Meeting. Shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Graphix Zone. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Graphix Zone Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the Graphix Zone Proposal. The Graphix Zone Board does not presently intend to bring any business before the Graphix Zone Meeting other than the Graphix Zone Proposal referred to in this Joint Proxy Statement/Prospectus and specified in the notice of the Graphix Zone Meeting. So far as is known to the Graphix Zone Board, no other matters are to be brought before the Graphix Zone Meeting. As to any business that may properly come before the Graphix Zone Meeting, however, it is intended that shares represented by proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such shares. A Graphix Zone shareholder who has given a proxy may revoke it at any time before it is exercised at the Graphix Zone Meeting, by (i) delivering to the Secretary of Graphix Zone (by any means, including facsimile) a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Graphix Zone Meeting, or (iii) attending the Graphix Zone Meeting and voting in person (although attendance at the Graphix Zone Meeting will not, by itself, revoke a proxy).

     The required quorum for the transaction of business at the Graphix Zone Meeting is a majority of the shares of Graphix Zone Common Stock issued and outstanding on the Graphix Zone Record Date. Abstentions and broker non-votes represented by proxy each will be included in determining the number of shares present for purposes of determining the presence of a quorum. Although abstentions and broker non-votes are not counted either "FOR" or "AGAINST" the Graphix Zone Proposal, if the number of abstentions or broker non-votes results in the votes "FOR" the Graphix Zone Proposal not equaling at least a majority of the outstanding shares, the Graphix Zone Proposal will not be approved. This will be the case even though the number of votes "FOR" the proposal exceeds the votes "AGAINST" the Graphix Zone Proposal.

     Graphix Zone will bear the cost of the solicitation of proxies in the enclosed form from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Graphix Zone may solicit proxies from shareholders by telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, Graphix Zone will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Graphix Zone Common Stock and to request authority for the exercise of proxies. In such cases, Graphix Zone, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

     STARPRESS. The StarPress proxy accompanying this Joint Proxy Statement/Prospectus is solicited on behalf of the StarPress Board for use at the StarPress Meeting. Shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to StarPress. All proxies that are properly executed and returned, and that are not revoked, will be voted at the StarPress Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the StarPress Proposal. The StarPress Board does not presently intend to bring any other business before the StarPress Meeting other than the StarPress Proposal referred to in this Joint Proxy Statement/Prospectus and specified in the notice of the StarPress Meeting. So far as is known to the StarPress Board, no other matters are to be brought before the StarPress Meeting. As to any business that may properly come before the StarPress Meeting, however, it is intended that shares represented by proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such shares. A StarPress shareholder who has given a proxy may revoke it at any time before it is exercised at the StarPress

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

Meeting, by (i) delivering to the Secretary of StarPress (by any means, including facsimile) a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the StarPress Meeting or (iii) attending the StarPress Meeting and voting in person (although attendance at the StarPress Meeting will not, by itself, revoke a proxy).

     The required quorum for the transaction of business at the StarPress Meeting is a majority of the shares of StarPress Common Stock issued and outstanding on the StarPress Record Date. Abstentions and broker non-votes each will be included in determining the number of shares present for purposes of determining the presence of a quorum but will not be counted "FOR" or "AGAINST" any proposals submitted to the StarPress shareholders at the StarPress Meeting. Although abstentions and broker non-votes are not counted either "FOR" or "AGAINST" any proposal, if the number of abstentions or broker non-votes results in the votes "FOR" the StarPress Proposal not equaling at least a majority of the shares of StarPress Common Stock issued and outstanding on the StarPress Record Date, the StarPress Proposal will not be approved.

     StarPress will bear the cost of the solicitation of proxies in the enclosed form from its shareholders. In addition to solicitation by mail, the directors, officers and employees of StarPress may solicit proxies from shareholders by telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, StarPress will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of StarPress Common Stock and to request authority for the exercise of proxies. In such cases, StarPress, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                               THE REORGANIZATION

BACKGROUND

     As part of its continuing efforts to maximize shareholder value, the StarPress Board has from time to time since its acquisition of StarPress Multimedia, Inc. informally discussed the advisability of StarPress engaging in a strategic business relationship with another company in the multimedia industry. In this regard, in October 1995 the StarPress Board verbally requested its financial advisor, Cruttenden Roth, to commence assessing the availability of other multimedia companies that might be possible candidates for entering into a strategic business relationship with StarPress. Cruttenden Roth has served as financial advisor to StarPress since November 1994.

     During the month of October 1995, Ronald S. Posner, Chairman of the Board of StarPress (acting on behalf of the StarPress Board), David Hirschhorn, Managing Director of Cruttenden Roth, developed a list of potential merger candidates in the multimedia industry, which list included Graphix Zone and four other multimedia companies (three of which were private companies and one of which was a publicly held company). During the period between October 1995 and December 4, 1995, the date StarPress entered into a letter of intent with Graphix Zone, Mr. Posner and Mr. Hirschhorn engaged in preliminary conversations with Graphix Zone and the other four multimedia companies regarding, among other issues, cost savings, complementary product lines, distribution opportunities, management control, board control and valuation.

     The discussions with the multimedia companies other than Graphix Zone never materialized into a firm arrangement. Two companies were dismissed as candidates after the first three meetings due to, among other issues, concerns regarding control, management fit, synergy and a differing vision of the future of the new media marketplace. StarPress had four meetings with and made an offer to acquire the third prospect, a private company. Ultimately, the offer was refused by the other company based upon concerns regarding control issues and lack of geographical proximity between the company and StarPress. After three meetings, StarPress

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

terminated discussions with the fourth prospect, a private company, due to deteriorating product flow at the company and the level of reliance by the company on contract development work.

     As described below, a series of discussions between Graphix Zone, Mr. Posner and Mr. Hirschhorn revealed that Graphix Zone was the best candidate geographically, from a product and distribution basis, on a management level and on a valuation basis. When the decision was made to pursue a transaction with Graphix Zone, conversations with the other companies were terminated.


     During the period between August 1995 and October 1995, Charles R. Cortright, Jr., Chairman of the Board of Graphix Zone (acting on behalf of the Graphix Zone Board) engaged in preliminary conversations with two multimedia companies. The conversations with one company centered around a potential strategic alliance whereby that company would, among other things, make a significant investment in Graphix Zone, and Graphix Zone was assisted by Cruttenden Roth in these discussions. The conversations with the other multimedia company centered around a possible merger of Graphix Zone with and into the other company. The discussions with each of these multimedia companies, both of which are publicly held, never materialized into a firm arrangement. These discussions with the two multimedia companies were terminated prior to the November 6, 1995 meeting described below.


     On November 6, 1995, Charles R. Cortright, Jr. and Angela Aber Cortright, President and Executive Vice President, respectively, of Graphix Zone, met with Mr. Hirschhorn and Walter Cruttenden, Chairman of Cruttenden Roth, at Cruttenden Roth's offices to conduct exploratory talks regarding the evaluation of Graphix Zone's possible strategic business alternatives to a merger or acquisition. Alternatives discussed and pursued were the employment of additional management by Graphix Zone, the entry of Graphix Zone into a strategic distribution/product arrangement with a major music player, or the entry of Graphix Zone into a strategic distribution/product arrangement with a major new media software player. Various candidates were evaluated for senior management positions. During the course of this meeting, Cruttenden Roth advised Graphix Zone of its relationship with StarPress and Mr. Posner and presented Graphix Zone with the opportunity for a strategic business combination with StarPress, which appeared superior to Graphix Zone's prior alternatives (i.e., the two other multimedia companies described above) for geographical reasons, from a product and distribution basis, on a management level and on a valuation basis. Consequently, representatives of Graphix Zone agreed to meet with representatives of StarPress at an industry conference (Comdex) in Las Vegas on November 13, 1995, to commence discussions regarding the possibility of a strategic business combination.


     During the November 6, 1995 meeting, the issue of Cruttenden Roth's dual representation was also discussed. In light of Cruttenden Roth's participation in various public and private financing arrangements for Graphix Zone and StarPress and its knowledge of the new media market, it was agreed that if a transaction were pursued between Graphix Zone and StarPress, Cruttenden Roth would play an impartial role and assist in finding an optimal arrangement satisfactory to both companies. In that regard, it was determined that Cruttenden Roth's primary role in the merger negotiations would be that of a liaison between the parties having the principal responsibility of facilitating the exchange of information and analysis between the parties rather than acting as an advocate for either party. Cruttenden Roth agreed to provide to each company all relevant public market information including, among other things, comparable company analyses and historical prices and trading volumes. In addition, it was contemplated that Cruttenden Roth would provide the managements of Graphix Zone and StarPress with various transaction structures and possible alternatives for future financing strategies. It was agreed that the Graphix Zone Board and StarPress Board would be responsible for determining and negotiating all of the terms of the Reorganization without relying on any assistance from Cruttenden Roth other than as described above.


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


     On November 13, 1995, Messrs. Cortright, Posner and Hirschhorn and Ms. Cortright met at a luncheon meeting while attending the Comdex conference in Las Vegas. During this meeting, the parties discussed generally the possibility of a business combination between StarPress and Graphix Zone. The conversation related primarily to focusing on management structure, location of a combined company, respective roles for senior executives, a combined board structure, potential revenue enhancements from combining distribution and shelf space presence, cost savings opportunities in staff and plant, and enhanced future negotiating positions with new product sources. In addition, Graphix Zone and StarPress exchanged information regarding contacts in the entertainment and music areas and agreed to continue conversations between the two companies.


     On November 14, 1995, Messrs. Cortright, Posner and Hirschhorn and Ms. Cortright continued their discussions of the previous day, which discussions focused on the perceived business opportunities in the multimedia industry, particularly the music and entertainment segments of that industry, and how Graphix Zone and StarPress could exploit these opportunities on a post-merger basis. The parties discussed the following possibilities: (i) simplifying product mix at two or three price points; (ii) simplifying research and development time frames for two or three types of products; (iii) reducing business units to focus on perceived highest value added markets (entertainment and music) for the combined companies; (iv) taking advantage of cross-selling opportunities for music products on the Internet and the ability to sell software products in the music channels; (v) positioning the combined company as a leading player in music and entertainment in the marketplace; and (vi) most importantly, achieving a high degree of brand recognition on retail shelves. The parties also discussed the perceived production and distribution synergies and cost savings that would be created by a combination of the two companies. Specifically, Mr. Hirschhorn discussed how a combination of the two companies would (a) enable the combined company to achieve a more dominant product category and to have a large enough number of titles to attract, maintain and control a segment of the retail channel; (b) reduce plant, staff and marketing budgets and overall costs by, among other things, refocusing research and development activities; (c) provide Graphix Zone with access to international markets currently served by StarPress; and (d) enable the combined company to use its product and marketing expertise and music and entertainment focus to pursue retail opportunities.

     On November 20, 1995, Mr. Hirschhorn, Mr. Posner, C. Richard Kramlich, Paul Dali, Dennis Cagan and Doug Cole, directors of StarPress, met at the offices of StarPress, at which time Mr. Hirschhorn made a comprehensive presentation of Graphix Zone's business, products, services and management personnel. Mr. Hirschhorn also presented an overview of anticipated cost saving opportunities and the potential synergies that could result from a combination of the two companies, specifically the consolidation of the respective company's sales and marketing forces, the elimination of redundant overhead and the ability of the combined company to engage in enhanced distribution deals and attract favorable strategic partner relationships. The parties then reviewed and discussed various financial valuation models for the combined company prepared by the management of each company and engaged in a (i) presentation and review of each company's independent historical and projected financial results; (ii) presentation of a new business model for the combined company on a projected prospective basis;
(iii) review of comparable companies; (iv) review of recently completed transactions; and (v) review of the trading history of each company. Based upon this analysis, the parties determined that Graphix Zone and StarPress were of relatively equal value, with StarPress carrying more current market value.

     On November 26, 1995, Messrs. Posner, Cortright, Hirschhorn, Ms. Cortright and Thomas C. K. Yuen, a director of Graphix Zone, met at Graphix Zone's facilities in Irvine, California. Mr. Posner was given a tour of Graphix Zone's facilities. After the tour, the parties discussed the possibility of a business combination of the two companies, focusing primarily on the valuation of Graphix Zone and StarPress, board composition and management roles on a post-merger basis, and a tentative schedule for completion of due diligence by each company's respective legal advisors. The board was to be comprised of three persons from Graphix Zone and three persons from StarPress, with one or two additional outside members to be chosen by mutual agreement. The parties agreed that Mr. Posner would be chairman, Mr. Cortright would be chief executive officer/president, Ms. Cortright would be executive vice president and a new chief operating officer/chief financial officer would be hired.

     At the November 26 meeting, the parties also discussed how to arrive at a valuation for the combined company. The parties agreed to review publicly available market information of other companies within their industry in an effort to arrive at a valuation for the combined company which would be attractive to present and future stockholders and which permit attractive financing on a post-reorganization basis. In connection with the valuation analysis, the parties agreed that because of, among other things, StarPress' larger market capitalization, StarPress was a slightly stronger company than Graphix Zone and therefore should be considered the acquiring entity, deserving a larger percentage share of the combined company. In addition, both companies agreed to use moving stock trading averages to determine the post-merger ownership. The decision to use moving price average was based in large part upon the fact that the common stock of each company was thinly-traded and that each company's common stock was subject to significant volatility with no underlying business reason for such volatility. The parties believed that by using a moving price average methodology, excessive volatility of each company's stock prices would be minimized. Moving price averages focusing on thirty, sixty, ninety and one hundred twenty days were compared for each company, using ending dates of November 13, 17 and 24. Ultimately, the companies agreed to use a ninety-day moving price average with November 13, 1995 as the ending date because neither side had knowledge at that time that a business combination was possible. A ninety-day moving price average was selected because it represented a full quarter of stock trading. Additionally, the parties believed that a ninety-day moving average was optimal in removing excess price fluctuations as well as permitting a realistic time period for the market to absorb all relevant information prior to November 13, 1996. The moving price average for Graphix Zone and StarPress on November 13, 1995 was $7.50 and $1.06, respectively. The parties agreed that Mr. Cortright and Ms. Cortright would visit StarPress' facilities in San Francisco, California for the purpose of meeting the StarPress Board and continuing discussions regarding deal structure and valuation.


     On November 29, 1995, Mr. Cortright, Ms. Cortright and Messrs. Posner, Kramlich, Dali, Cagan, Cole and Hirschhorn met at StarPress' facilities in San Francisco to continue discussions regarding a possible business combination of Graphix Zone and StarPress. Doug Glen, a director of StarPress, participated telephonically. Mr. Hirschhorn gave a brief presentation describing the existing marketplace conditions for multimedia companies, focusing on the availability of financing alternatives and the competitive environment existing within this industry. The parties also discussed historical performance of each of the companies, focusing on research and development spending and revenue growth. At the conclusion of this meeting, the parties agreed that discussions relating to a proposed business combination had advanced to a point where the parties should commence preparation of definitive documentation and determine an exchange ratio. In that regard, StarPress proposed values for shares of Graphix Zone Common Stock and StarPress Common Stock of $7.00 and $1.25, respectively. Graphix Zone countered with proposed values of $7.50 and $1.00. Cruttenden Roth proposed values of $7.35 and $1.10. Ultimately, after several conversations and caucuses by and among the companies' respective boards, the parties agreed that Graphix Zone Common Stock would be valued at $7.25 per share and that StarPress Common Stock would be valued at $1.06 per share, resulting in an Exchange Ratio equal to .14666. The decision to value the Graphix Zone Common Stock at $7.25 rather than at $7.50, which was the moving price average on November 13, 1995, was due in large part upon the extreme volatility of Graphix Zone Common stock during the preceding ninety days. Because of such volatility, the parties reduced the moving price average by $.25 to arrive at the $7.25 market value.


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

     On December 4, 1995, the parties executed a letter of intent, with the parties agreeing to the valuations discussed at the November 29, 1995 meeting. Each party then issued a press release announcing the proposed Reorganization.

     From December 4, 1995 through January 2, 1996, members of senior management of Graphix Zone and StarPress, together with their legal advisors, negotiated the terms of the definitive Reorganization Agreement and related documents. The substance of these discussions, which were held telephonically, through the exchange of documents and at a meeting on December 27, 1995 held at the offices of Graphix Zone's legal counsel, related to finalization of the terms of the Reorganization Agreement and the content of the disclosure schedules of each of StarPress and Graphix Zone to be delivered in connection with the execution of the Reorganization Agreement.

     On December 28, 1995, a special meeting of the Graphix Zone Board was held, with Mr. Cortright and Ms. Cortright, together with Mr. Hirschhorn, Mr. Frank Cutler, a business advisor to Graphix Zone who routinely advises the Company on general business matters, including matters relating to potential acquisitions, and who routinely attends board of directors meetings as an invited guest, and a representative of Snell & Wilmer L.L.P., legal advisors to Graphix Zone, in attendance in person and Mr. Yuen and Mr. Rubinstein in attendance telephonically. Mr. Cortright gave the Board an overview of the proposed Reorganization and led the Board in a discussion of the material provisions of the proposed Reorganization Agreement. After this discussion, (i) representatives of Cruttenden Roth presented an analysis of Graphix Zone's strategic alternatives, the future prospects of Graphix Zone, the potential benefits of a business combination between StarPress and Graphix Zone, and the fairness of such a transaction from a financial point of view to Graphix Zone and the shareholders of Graphix Zone (see "--Fairness Opinions" for a detailed summary of the matters discussed at this meeting); (ii) a representative of Snell & Wilmer L.L.P. presented a summary of the legal due diligence performed to date with respect to StarPress and discussed generally the Graphix Zone Board's fiduciary duties under applicable state law; (iii) Mr. Cortright presented an overview of StarPress' and Graphix Zone's existing product lines and development activities and how their respective products could enhance the service of their existing markets; and (iv) the StarPress Board held a lengthy discussion regarding whether there would be any conflict in Cruttenden Roth's providing fairness opinions to both StarPress and Graphix Zone. In discussing the potential conflict, the StarPress Board noted that Cruttenden Roth had not represented either party in its negotiations, nor had Cruttenden Roth had a hand in establishing the exchange ratio. The StarPress Board concluded that Cruttenden Roth was in the best position to know the values of each of the two companies, and that, since Cruttenden Roth was not an advocate for either party, it was in a position to draw conclusions that the exchange ratio was fair to both parties, without conflict. Following such discussions, the Graphix Zone Board unanimously approved the Reorganization and the Reorganization Agreement.

     On December 28, 1995, Cruttenden Roth delivered a written opinion to the members of the StarPress Board to the effect that the proposed Reorganization was fair from a financial point of view to StarPress and the shareholders of StarPress.

     On January 2, 1996, a special meeting of the StarPress Board was held, with the following persons in attendance: Messrs. Posner, Cagan, Cole, Dali, Glen, Kramlich and Smith, all members of the StarPress Board, and John C. Lukrich, an officer of StarPress, representatives of Jackson Tufts Cole & Black, LLP, legal advisors to StarPress and representatives of Cruttenden Roth. Carl J. Stoney, Jr. of Jackson Tufts Cole & Black, LLP gave the StarPress Board an overview of the proposed Reorganization and led the StarPress Board in a discussion of the material provisions of the proposed Reorganization Agreement, and Mr. Posner then summarized the status of negotiations with Graphix Zone. After this discussion, (i) representatives of Cruttenden Roth presented an analysis of StarPress' strategic alternatives, the future prospects of StarPress, the potential benefits of a business combination between Graphix Zone and StarPress, and the fairness of such

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

a transaction from a financial point of view to StarPress and the shareholders of StarPress (see "--Fairness Opinions" for a detailed summary of the matters discussed at this meeting), (ii) representatives of Jackson Tufts Cole & Black, LLP presented a summary of the legal due diligence performed to date with respect to Graphix Zone and discussed generally the StarPress Board's fiduciary duties under applicable state law, (iii) Mr. Posner presented an overview of StarPress' and Graphix Zone's existing product lines and development activities and how their respective products could enhance the service of their existing markets. Representatives of Cruttenden Roth presented their analysis of the fairness of the transaction as evidenced by delivery of their written opinion dated December 28, 1995 to the effect that the proposed Reorganization was fair from a financial point of view to StarPress and to the shareholders of StarPress and (iv) the StarPress Board held a lengthy discussion regarding whether there would be any conflict in Cruttenden Roth's providing fairness opinions to both StarPress and Graphix Zone. In discussing the potential conflict, the StarPress Board noted that Cruttenden Roth had not represented either party in its negotiations, nor had Cruttenden Roth had a hand in establishing the exchange ratio. The StarPress Board concluded that Cruttenden Roth was in the best position to know the values of each of the two companies, and that, since Cruttenden Roth was not an advocate for either party, it was in a position to draw conclusions that the exchange ratio was fair to both parties, without conflict. Following such discussions, the StarPress Board unanimously approved the Reorganization and the Reorganization Agreement.

     On January 3, 1996, each company executed and delivered the Reorganization Agreement and related documents. The execution of the Reorganization Agreement was announced shortly thereafter by issuance of a press release.

RECOMMENDATION OF GRAPHIX ZONE BOARD; GRAPHIX ZONE'S REASONS FOR THE REORGANIZATION

     THE GRAPHIX ZONE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF GRAPHIX ZONE COMMON STOCK VOTE FOR THE GRAPHIX ZONE PROPOSAL.

     The Graphix Zone Board believes that the terms of the Reorganization Agreement and the transactions contemplated thereby are in the best interests of Graphix Zone and its shareholders. In addition, in connection with the Reorganization, the Graphix Zone Board believes that the proposed exchange of one share of Graphix Zone Common Stock for one share of New GZ Common Stock is fair to the holders of Graphix Zone Common Stock. Accordingly, the Graphix Zone Board has approved the Graphix Zone Merger, the Reorganization Agreement and the Graphix Zone Merger Agreement and recommends approval thereof by the shareholders of Graphix Zone.

     In view of the number of factors considered in connection with its evaluation of the Reorganization, the Graphix Zone Board did not quantify or otherwise attempt to assign relative weights to the separate factors considered in reaching its determination. In reaching its determination to recommend approval of the Reorganization Agreement, the Graphix Zone Board consulted with Graphix Zone management, as well as its legal counsel and its investment banker, and considered a number of factors. The Graphix Zone Board considered the nature and scope of the business of StarPress, and quality and breadth of its assets, products, distribution contacts, competitive position and prospects for future development.

     In reviewing these assets and operations, the Graphix Zone Board took into account the quality of StarPress' senior management and product distribution contacts. It also reviewed the complementary nature of the businesses of the two companies, which have significant overlap and which present opportunities for expansion. In that regard, the Graphix Zone Board considered that the complementary nature of the two companies' businesses creates significant opportunities for development of the two companies on a combined basis. The Graphix Zone Board also gave serious consideration to Graphix Zone management's firm belief that consolidation in the multimedia industry is necessary and imminent. Graphix Zone management had

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

concluded that a combination with another company in the multimedia industry would be beneficial to Graphix Zone, and expressed to the Graphix Zone Board its belief that StarPress would be a synergistic fit with Graphix Zone's business and goals.


     The Graphix Zone Board also reviewed comparable companies to StarPress within the multimedia industry in considering the strategic and financial rationale for the Reorganization. In that regard, the Graphix Zone Board considered, among other factors, the relative financial positions of Graphix Zone and StarPress and the potential impacts of the Reorganization on the financial position of the new combined company.

     The Graphix Zone Board considered the terms and conditions of the Reorganization Agreement, including the number of shares of New GZ Common Stock to be received by holders of StarPress Common Stock. In addition, the Graphix Zone Board considered the opinion of Cruttenden Roth contained in a written opinion dated December 28, 1995, and confirmed in writing as of the date of this Joint Proxy Statement/Prospectus, that the Reorganization, including the Exchange Ratio, is fair to Graphix Zone and the holders of Graphix Zone Common Stock from a financial point of view. A copy of Cruttenden Roth's written opinion to the Graphix Zone Board dated December 28, 1995, and confirmed in writing as of the date of this Joint Proxy Statement/Prospectus, is attached hereto as Appendix D and is incorporated herein by reference. See "--Fairness Opinions."

RECOMMENDATION OF STARPRESS BOARD; STARPRESS' REASONS FOR THE REORGANIZATION

     THE STARPRESS BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF STARPRESS COMMON STOCK VOTE FOR THE STARPRESS PROPOSAL.

     The StarPress Board believes that the terms of the Reorganization Agreement and the transactions contemplated thereby are in the best interests of StarPress and its shareholders. In addition, in connection with the Reorganization, the StarPress Board believes that the Exchange Ratio is fair to holders of StarPress Common Stock. Accordingly, the StarPress Board has approved the StarPress Merger, the Reorganization Agreement and the StarPress Merger Agreement and recommends approval thereof by the shareholders of StarPress.

     In view of the number of factors considered in connection with its evaluation of the Reorganization, the StarPress Board did not quantify or otherwise attempt to assign relative weights to the separate factors considered in reaching its determination. In reaching its determination to recommend approval of the Reorganization Agreement, the StarPress Board consulted with StarPress management, as well as its legal counsel and its investment banker, and considered a number of factors. The StarPress Board considered the nature and scope of the business of Graphix Zone, and quality and breadth of its assets, products, entertainment industry contacts, competitive position and prospects for future development.

     In reviewing these assets and operations, the StarPress Board took into account the extent of Graphix Zone's contacts in the entertainment and computer hardware industries and the numerous awards won by Graphix Zone products. It also reviewed the complementary nature of the businesses of the two companies, which have significant overlap and which present opportunities for expansion. In that regard, the StarPress Board considered that the complementary nature of the two companies' businesses creates significant opportunities for development of the two companies on a combined basis. Like the Graphix Zone Board, the StarPress Board believes that multimedia industry consolidation is necessary, and concurred with StarPress management that Graphix Zone would be a synergistic fit.

     The StarPress Board also reviewed comparable companies to Graphix Zone within the multimedia industry in considering the strategic and financial rationale for the Reorganization. In that regard, the StarPress Board

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

considered, among other factors, the relative financial positions of Graphix Zone and StarPress and the potential impacts of the Reorganization on the financial position of the new combined company.

     The StarPress Board considered the terms and conditions of the Reorganization Agreement, including the number of shares of New GZ Common Stock to be received by holders of Graphix Zone Common Stock. In addition, the StarPress Board considered the opinion of Cruttenden Roth contained in a written opinion dated December 28, 1995, and confirmed in writing as of the date of this Joint Proxy Statement/Prospectus, that the Reorganization, including the Exchange Ratio, is fair to StarPress and the holders of StarPress Common Stock from a financial point of view. A copy of Cruttenden Roth's written opinion to the StarPress Board dated December 28, 1995, and confirmed in writing as of the date of this Joint Proxy Statement/Prospectus, is attached hereto as Appendix D and is incorporated herein by reference. See "--Fairness Opinions."

FAIRNESS OPINIONS

     The following description of Cruttenden Roth's opinion is qualified in its entirety by reference to the full text of the opinion as set forth in Appendix
D. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analysis and the application of those methods to particular circumstances, and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. The summary of Cruttenden Roth's analyses set forth below does not purport to be a complete description of the presentation by Cruttenden Roth to the Graphix Zone Board and the StarPress Board. In arriving at its opinion, Cruttenden Roth did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Cruttenden Roth believes that its analyses and the summary set forth below must be considered as a whole, and that considering any portion of such analyses and summary of the factors considered, without considering all such analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses set forth in the Cruttenden Roth presentations to the Graphix Zone Board and the StarPress Board and to Cruttenden Roth's opinion. In performing its analyses, Cruttenden Roth made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of Graphix Zone or StarPress. In performing its analyses, Cruttenden Roth relied, without assuming responsibility for verification, upon estimates by the management of Graphix Zone and the management of StarPress of potential annual cost savings of approximately $4 to $6 million that may be achieved if the Reorganization is consummated. The analyses performed by Cruttenden Roth are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of assets or businesses do not purport to be appraisals thereof or to reflect the prices at which businesses or assets actually may be sold.


     In rendering its opinion, Cruttenden Roth relied, without assuming responsibility for verification, upon the accuracy and completeness of all of the financial and other information reviewed by Cruttenden Roth for purposes of its opinion. With respect to financial projections, estimates and analyses provided to Cruttenden Roth by Graphix Zone or StarPress, Cruttenden Roth assumed that such projections, estimates and analyses were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Graphix Zone and the management of StarPress, as the case may be. In addition, Cruttenden Roth did not make any independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of Graphix Zone or StarPress or any of the StarPress subsidiaries and was not furnished with any such evaluation or appraisal, nor did Cruttenden Roth conduct a physical inspection of the properties of Graphix Zone or StarPress. In its opinion, Cruttenden Roth noted that, among other things, that its opinion was necessarily based upon facts and circumstances, including stock market conditions, existing and disclosed to it as of the date of its opinion. Shareholders of Graphix Zone and StarPress are urged to read the opinion in its entirety for assumptions made, matters considered and limits of the review by Cruttenden Roth.

     In conducting its analysis and arriving at its opinion, Cruttenden Roth held discussions with the management of Graphix Zone and the management of StarPress concerning the businesses, financial statements, operations and prospects of the respective companies and the prospects of a combined entity involving Graphix Zone and StarPress. Among other things, Cruttenden Roth: (i) reviewed the terms of the Reorganization; (ii) reviewed those budgets, financial statements, projections, market studies, material contracts, internal analyses and all other relevant documentation provided by Graphix Zone and StarPress concerning their respective financial condition, historical performance and future prospects; (iii) compared the proposed acquisition terms to recent comparable acquisitions in the multimedia and related industries and compared the acquisition cost to the stock market value of comparable public companies, and used such other valuation methods as it deemed appropriate; and (iv) reviewed publicly available information regarding Graphix Zone and StarPress.

     In connection with rendering its opinion, Cruttenden Roth performed various financial analyses which are summarized below. It is important to note, that at the advisement of the management of the companies, Cruttenden Roth performed all analyses as if Graphix Zone and StarPress were one entity. The management of Graphix Zone and StarPress each advised Cruttenden Roth to perform all analyses in such a manner because each company's financial projections assumed the investment of additional capital from outside sources, without which each company's specified projections could not be attained. However, each company believed that its business strategies and market presence apart from the other company are not sufficient to attract the significant amount of new capital required to meet internal projections. Since neither company believed it could meet its objectives absent a combination with the other, a combined strategy was developed which would be attractive to each Company's investors and which could provide the best possible chance to achieve positive cash flow in the shortest period of time.


     Cruttenden Roth's fairness opinion, which focuses on the Exchange Ratio and ultimately, the value each original shareholder will receive in the combined company, was supported by, among other analyses, a discounted cash flow analysis and comparable company analysis. The key determinant of fairness was, however, the comparable company analysis as the majority of new companies in the new media industry were not profitable and were not expected to be profitable for some time.


     Cruttenden Roth believes that the one entity approach supports its fairness opinion in several ways. The one entity approach served to provide an acceptable basis to perform a discounted cash analysis. Combining each company's assets and the cash infusions required to execute a combined budget based upon the ability to raise capital at acceptable rates provided the foundation for management to build a business model acceptable to the investment community. Additionally, after the combined entity discounted cash analysis was performed, it was then possible to deconstruct its elements (i.e., the assets in terms of new products, distribution relationships, key employees and strategic partners) that each side brought to the transaction. If the combined company cash flow did not support a per share price attractive to each party to the Reorganization, then it would be clear that the relative value of each entity would not be fair. Additionally, StarPress and Graphix Zone adjusted the performance risks of the combined projected cash flows based upon their respective anticipated revenue contributions and ultimately the value each brought to the combined company.


     The one entity approach was also critical to the comparable company analysis. The comparable companies had a demonstrable ability to raise attractively priced financing to execute their respective business plans whereas Graphix Zone and StarPress did not. It was important that the combined entity have appropriate revenue figures and common shares outstanding that compared at least as favorably as the mean statistics for this industry group at the time of the contemplated Reorganization. If the combined company's operating results (historically and prospectively) did not reflect or compare well with industry peers, it would be clear that either StarPress or Graphix Zone were being valued too high as compared to the other. Due to issues of share volatility, trading liquidity and short company histories, examining each company individually as compared to larger, better capitalized peers would be inadequate. The new media industry is fundamentally capital intensive. Continued access to growth capital and the public markets is a key strategic advantage for any company within this industry. Neither Graphix Zone nor StarPress enjoyed this advantage as a separate entity. Consequently, to decide the relative fairness of the Reorganization value for each participant, it was necessary to determine if the combined entity represented fair value in the marketplace for the reorganization of relative equals.


     DISCOUNTED CASH FLOW VALUATION. Cruttenden Roth used a five year operating projection provided by Graphix Zone and StarPress management for the discounted cash flow valuation. Assuming unlevered free cash flows of $(0.4) million for 1996, $5.9 million for 1997, $6.3 million for 1998, $9.7 million for 1999 and $12.8 million for 2000 and a range of terminal value multiples between 7 and 12, Cruttenden Roth discounted back to estimate a present value of the combined entity. The range of terminal value estimates was $89.3 million and $153.1 million, calculated by multiplying the terminal value multiples by the unlevered free cash flow of $12.8 million for the year 2000. By discounting back the unlevered cash flow stream for 1996, 1997, 1998, 1999 and various terminal values using the before mentioned calculation of the cash flow for the year 2000; at various discount rates between 30% and 35%, Cruttenden Roth determined that the present value of the combined entity (i.e., New GZ) is somewhere between $28.3 million and $50.6 million. The discount rates were determined by a cost of capital analysis using a calculated historical weighted average Beta of the two companies of 1.985.

     Using a combined fully-diluted share total of 10.2 million, the imputed per share value of the combined entity would be in the range of $2.77 and $4.95.

     COMPARABLE COMPANY ANALYSIS. Cruttenden Roth looked at many publicly traded companies operating in similar business segments as the combined entity. Cruttenden Roth decided on two general industry groups to use in the comparable company analysis for the combined entity. The two industries considered consisted of companies in CD-ROM publishing and on-line providers. The CD-ROM publishing group of companies included: Acclaim Entertainment (AKLM), Activision
(ATVI), A.D.A.M. Software (ADAM), Broderbund Software (BROD), Byron Preiss Multimedia (CDRM), Capitol Multimedia (CDIM), Davidson & Associates (DAVD), Electronic Arts (ERTS), IVI Publishing (IVIP), Learning Co. (LRNG), Macromedia
(MACR), Sanctuary Woods Multimedia (SWMCF), Scholastic Corp. (SCHL), 7th Level
(SEVL), Sierra On-Line (SIER) and Spectrum Holobyte (SBYT). The on-line providers that Cruttenden Roth considered included: America Online (AMER), ARI Network Services (ARIS), Business Records Corp. (BRCP), Data Transmission Network (DTLN), GTECH Holdings (GTK), Netcom On-Line Communications (NETC), Netscape Communications (NSCP), PSINET (PSIX), QuickResponse Services (QRSI), Spyglass (SPYG) and UUNET Technologies (UUNT).


     COMPARABLE TRANSACTION ANALYSIS. Cruttenden Roth considered two similar transactions in its evaluation of the Reorganization: SoftKey's acquisition of Minnesota Educational Computing Corp. ("MECC") and SoftKey's acquisition of Comptons Learning Co. ("Comptons"). Cruttenden Roth analyzed these acquisitions on the basis of transaction value to revenues, transaction value to book value and transaction value to assets. Based upon its analysis of these comparable transactions, Cruttenden Roth determined that the Reorganization is fair. The SoftKey/MECC transaction was valued at approximately $333 million (12.5x revenues, 11.2x book value and 13.6x assets); the SoftKey/Comptons transaction was valued at approximately $569 million (9.6x revenues, 8.9x book value and 8.0x assets). Comparatively, the Reorganization is valued at $36 million (5.8x revenues, 17.5x book value and 5.6x assets). Although the Reorganization is approximately 10% the size of the SoftKey/MECC transaction and approximately 6% the size of the SoftKey/Comptons transaction, the structure of the Graphix Zone/StarPress Reorganization is relatively in line with the two comparable transactions.

     In addition to the foregoing analyses, Cruttenden Roth also compared certain ratios of the combined company on a pro forma basis and the comparable ratios of the publicly comparable groups. The multiples that Cruttenden Roth concentrated on were enterprise value/last twelve months revenues, market value/last twelve months revenues and market value/assets. The comparable company analysis assumed that no synergies or accounting write-offs were realized by the Reorganization. Compared to the CD-ROM publishers as a group the combined company was above both the mean and median in all instances. The results were: enterprise value/last twelve months revenues (combined company:
10.5; mean: 9.8; median: 5.4), market value/last twelve months revenues (combined company: 10.5; mean: 9.8; median: 5.2) and market value/assets (combined company: 10.2; mean: 4.7; median: 3.5). The results of the on-line provider group were: enterprise value/last twelve months revenues (combined company: 10.5; mean: 25.6; median: 6.6), market value/last twelve months revenues (combined company: 10.5; mean: 25.5; median: 6.6) and market value/assets (combined company: 10.2; mean: 10.2; median: 3.8). In comparing the combined company to the on-line providers industry group, Cruttenden Roth does not believe that the comparisons are conclusive because it is an area that the combined company is less similar to than the first category of comparable companies; however, the combined company was the same as or below the mean multiples and above the median for all the ratios which Cruttenden Roth considered relevant.


     Cruttenden Roth is engaged in the investment banking business and, as such, Cruttenden Roth regularly engages in the valuation of businesses and the securities of businesses in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and other activities. Each of the Graphix Zone Board and the StarPress Board selected Cruttenden Roth to serve as its financial advisor based on Cruttenden Roth's qualifications, expertise and familiarity with the businesses of Graphix Zone and StarPress. The terms of Cruttenden Roth's engagement to Graphix Zone and StarPress are set forth in an engagement letter dated in December 1995. Other than its meetings with Graphix Zone as described above, Cruttenden Roth was not authorized to solicit and did not solicit interest from any party with respect to an acquisition of StarPress. Cruttenden Roth's role as financial advisor was limited to rendering an opinion that the principal terms of the Reorganization are fair, from a financial point of view, to StarPress and the shareholders of StarPress and to Graphix Zone and the shareholders of Graphix Zone.


     Pursuant to the terms of an engagement letter, Cruttenden Roth was engaged to act as the advisor for Graphix Zone and StarPress and agent in connection with the Reorganization and to render an opinion to the Board of Directors of each company as to the fairness of the principal terms of the Reorganization, from a financial point of view, to the shareholders of each company. As compensation for the fairness opinions to Graphix Zone and StarPress, Cruttenden Roth has received a fee in the aggregate amount of $75,000, plus reimbursement of its reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, which was determined pursuant to negotiations among StarPress, Graphix Zone and Cruttenden Roth. If such expenses exceed $25,000, Cruttenden Roth will promptly notify Graphix Zone and StarPress in writing. In addition, as compensation for the merger and acquisition services provided in connection with the Reorganization, Cruttenden Roth has received 852,312 shares of StarPress Common Stock, which amount was determined pursuant to negotiations among Graphix Zone, StarPress and Cruttenden Roth. Pursuant to the engagement letter, Graphix Zone and StarPress have agreed to indemnify Cruttenden Roth and its affiliates, and their respective directors, officers, employees and agents, to the full extent lawful, from and against any losses, claims, damages or liabilities related to or arising out of Cruttenden Roth's engagement or its role in connection therewith (other than those that result primarily from such person's bad faith or gross negligence) and shall reimburse any such indemnified person for all expenses incurred in connection with investigating, defending or preparing to defend any such action or claim.

     GRAPHIX ZONE'S RELATIONSHIP WITH CRUTTENDEN ROTH. Graphix Zone retained Cruttenden Roth in December 1995 to provide certain investment banking advice and services in connection with the transactions contemplated by the Reorganization, including rendering its opinion as to the fairness, from a financial point of view, of the Reorganization to Graphix Zone and the shareholders of Graphix Zone.

     At the request of Graphix Zone, on December 28, 1995, Cruttenden Roth delivered an oral opinion to the Graphix Zone Board, which was confirmed in a written opinion dated as of December 28, 1995 that, based upon and subject to the matters set forth in its written opinion, as of such date, the Reorganization was fair from a financial point of view, to Graphix Zone and the shareholders of Graphix Zone. Cruttenden Roth's written opinion also relates to the fairness of the exchange of one share of Graphix Zone Common Stock for one share of New GZ Common Stock in connection with the Reorganization. Cruttenden Roth has confirmed such opinion by delivery of a written opinion dated as of the date of this Joint Proxy Statement/Prospectus. The full text of the written opinion of Cruttenden Roth dated December 28, 1995, and confirmed in writing as of the date of this Joint Proxy Statement/Prospectus, is set forth as Appendix D to this Joint Proxy Statement/Prospectus and describes the assumptions made, matters considered and the scope and limitations of the review undertaken by Cruttenden Roth. Graphix Zone shareholders are urged to read the opinion in its entirety.

     Cruttenden Roth's opinion addresses only the fairness of the Reorganization from a financial point of view to Graphix Zone and the shareholders of Graphix Zone and does not constitute a recommendation to any shareholder of Graphix Zone as to how such shareholder should vote with respect to the approval of the Graphix Zone Proposal. Although Cruttenden Roth evaluated and commented on the financial terms of the Reorganization, Cruttenden Roth did not recommend the specific number of shares of New GZ Common Stock to be issued to holders of StarPress Common Stock in the Reorganization.

     Prior to issuing to Graphix Zone the fairness opinion referenced above, Cruttenden Roth had an extensive relationship with Graphix Zone involving several material transactions. In June 1994, Cruttenden Roth served as the underwriter of Graphix Zone's initial public offering of 1,380,000 shares of Graphix Zone Common Stock, for which it earned a commission of $448,500, a non-accountable expense allowance of $134,550 and received warrants to purchase 120,000 shares of Graphix Zone Common Stock at an exercise price of $3.90 per share. Subsequent to issuing to Graphix Zone the fairness opinion described above, in January and May 1996, Cruttenden Roth served as placement agent in private placements of an aggregate of 1,699,378 shares of Graphix Zone Common Stock and warrants to purchase an aggregate of 483,135 shares of Graphix Zone Common Stock and earned commissions of $484,023. In the ordinary course of Cruttenden Roth's business, it actively trades in the equity securities of Graphix Zone for its own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. Cruttenden Roth has in the past published investment research on Graphix Zone.


     Assuming Cruttenden Roth and its affiliates do not purchase any additional shares of Graphix Zone Common Stock or StarPress Common Stock between the date of this Joint Proxy Statement/Prospectus and the Effective Time, at the Effective Time Cruttenden Roth and its affiliates will beneficially own 333,251 shares of New GZ Common Stock.

     STARPRESS' RELATIONSHIP WITH CRUTTENDEN ROTH. StarPress retained Cruttenden Roth in December 1995 to provide certain investment banking advice and services in connection with the transactions contemplated by the Reorganization, including rendering its opinion as to the fairness, from a financial point of view, of the Reorganization to StarPress and the shareholders of StarPress.

     At the request of StarPress, on December 28, 1995, Cruttenden Roth delivered a written opinion to the StarPress Board, which was confirmed and explained at the meeting of the StarPress Board on January 2, 1996, that, based upon and subject to the matters set forth in its written opinion, the Reorganization was fair from a financial point of view, to StarPress and the shareholders of StarPress. Cruttenden Roth's written opinion


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


also relates to the fairness of the Exchange Ratio in connection with the Reorganization. Cruttenden Roth has confirmed such opinion by delivery of a written opinion dated as of the date of this Joint Proxy Statement/Prospectus. The full text of the written opinion of Cruttenden Roth dated December 28, 1995, and confirmed in writing as of the date of this Joint Proxy Statement/Prospectus, is set forth as Appendix D to this Joint Proxy Statement/Prospectus and describes the assumptions made, matters considered and limits on the review undertaken. StarPress shareholders are urged to read the opinion in its entirety.

     Cruttenden Roth's opinion addresses only the fairness of the Reorganization from a financial point of view to StarPress and the shareholders of StarPress and does not constitute a recommendation to any shareholder of StarPress as to how such shareholder should vote with respect to the approval of the StarPress Proposal. Although Cruttenden Roth evaluated and commented on the financial terms of the Reorganization, other than its proposal in the negotiations as described above, Cruttenden Roth did not recommend the specific amount of shares of New GZ Common Stock to be paid to holders of StarPress Common Stock in the Reorganization.

     Prior to issuing to StarPress the fairness opinion referenced above, Cruttenden Roth had an extensive relationship with StarPress involving several material transactions. In March 1995, Cruttenden Roth served as the placement agent in the issuance of $2,932,500 of 9% Convertible Debentures on behalf of StarPress. Pursuant to this transaction, Cruttenden Roth earned a commission of $266,250, received warrants to purchase 167,739 shares of StarPress Common Stock at an exercise price of $0.01 per share, and was reimbursed for expenses in the amount of $7,500. In June 1995 Cruttenden Roth served as placement agent in the private placement of 2,600,001 shares of StarPress Common Stock at $1.25 per share and earned a commission of $113,750. Likewise, in June 1995, Cruttenden Roth served as an advisor to StarPress in the acquisition by StarPress of StarPress Multimedia, Inc. Pursuant to this transaction, Cruttenden Roth earned a cash commission in the amount of $125,000, the right to a cash commission of $75,000, 200,000 shares of StarPress Common Stock valued at $1.25 per share, and options to purchase 234,000 shares of StarPress Common Stock at $1.25 per share. In the ordinary course of Cruttenden Roth's business, it actively trades in the equity securities of StarPress for its own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities.


     Assuming Cruttenden Roth and its affiliates do not purchase any additional shares of Graphix Zone Common Stock or StarPress Common Stock between the date of this Joint Proxy Statement/Prospectus and the Effective Time, at the Effective Time Cruttenden Roth and its affiliates will beneficially own 333,251 shares of New GZ Common Stock.

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

     In considering the respective recommendations of the Graphix Zone Board and the StarPress Board with respect to the Reorganization Agreement and the transactions contemplated thereby, shareholders of Graphix Zone and shareholders of StarPress should be aware that certain members of the management of Graphix Zone and StarPress and the Graphix Zone Board and StarPress Board have certain interests in the Reorganization that are different from, or in addition to, the interests of shareholders of Graphix Zone and shareholders of StarPress generally.

  GRAPHIX ZONE

     DIRECTORS AND EXECUTIVE OFFICERS OF NEW GZ. Charles R. Cortright, Jr. and Angela Aber Cortright, each a current director of Graphix Zone, are also current directors of New GZ. Thomas C. K. Yuen, a current

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


director of Graphix Zone, will become a director of New GZ after the Effective Time. See "Management of New GZ--Directors." In addition, Mr. Cortright is currently the President of New GZ and Ms. Cortright is currently the Executive Vice President and Secretary of New GZ. See "Management of New GZ--Officers."


     STOCK OPTIONS AND WARRANTS. At the Effective Time, each then outstanding Graphix Zone Option or Graphix Zone Warrant shall be converted into an option or warrant, as the case may be, to purchase the same number of shares of New GZ Common Stock at the same exercise price. Each Graphix Zone Option and Graphix Zone Warrant assumed by New GZ will have the same terms and conditions as then are applicable to such Graphix Zone Option or Graphix Zone Warrant, as the case may be. As of May 21, 1996, directors and executive officers of Graphix Zone held outstanding Graphix Zone Options to purchase 128,570 shares of Graphix Zone Common Stock at exercise prices ranging from $3.38 to $7.50 per share. See "The Reorganization Agreement--Conversion of Graphix Zone Common Stock."

     INDEMNIFICATION OF OFFICERS, DIRECTORS, ETC. The Reorganization Agreement provides that, after the Effective Time and for a period of three years after the date of the Reorganization Agreement, New GZ will indemnify, to the fullest extent permitted under applicable law or under New GZ's Certificate of Incorporation or Bylaws, each present officer or director of Graphix Zone, against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any claim, suit, action, proceedings or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by the Reorganization Agreement.

     Pursuant to the terms of the Reorganization Agreement, the Certificate of Incorporation of New GZ currently contains provisions with respect to indemnification which are acceptable to the chief executive officer of Graphix Zone and which shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of Graphix Zone, unless such modification is required by law. The Certificate of Incorporation of New GZ provides that a director of New GZ shall not be liable to New GZ or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same currently exists or may hereafter be amended. The Certificate of Incorporation also provides that any amendment, modification or repeal of the foregoing by the stockholder of New GZ shall not adversely affect any right or protection of a director of New GZ in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     EMPLOYMENT AGREEMENTS. Charles R. Cortright and Angela Aber Cortright will serve as President and Executive Vice President, respectively, of New GZ. Mr. Cortright and Ms. Cortright are the President and Executive Vice President, respectively of Graphix Zone. Neither Mr. Cortright nor Ms. Cortright serves in their respective capacities with Graphix Zone pursuant to the terms of an employment agreement. The Reorganization Agreement provides that New GZ will enter into mutually acceptable employment agreements with Mr. Cortright and Ms. Cortright, each on terms no less favorable or more favorable to those executives than contained in StarPress' employment agreement with Mr. Posner, which will be assumed by New GZ at the Closing (as defined below). See "--StarPress-- Employment Agreements."

  STARPRESS

     DIRECTORS AND EXECUTIVE OFFICERS OF NEW GZ. Ronald S. Posner, a current director of StarPress, is also a current director of New GZ. C. Richard Kramlich and Douglas Glen, each a current director of StarPress, will become directors of New GZ after the Effective Time. See "Management of New GZ--Directors." In


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


addition, Mr. Posner is currently the Chief Executive Officer of New GZ. See "Management of New GZ--Officers."


     STOCK OPTIONS AND WARRANTS. At the Effective Time, each outstanding StarPress Option or StarPress Warrant to purchase shares of StarPress Common Stock shall be converted into an option or warrant, as the case may be, to purchase that number of shares of New GZ Common Stock determined by multiplying the number of shares of StarPress Common Stock subject to such StarPress Option or StarPress Warrant at the Effective Time by the Exchange Ratio, at an exercise price per share of New GZ Common Stock equal to the exercise price per share of such StarPress Option or StarPress Warrant immediately prior to the Effective Time divided by the Exchange Ratio and rounded up to the nearest whole cent. If the foregoing calculation results in an assumed StarPress Option or StarPress Warrant being exercisable for a fraction of a share of New GZ Common Stock, then the number of shares of New GZ Common Stock subject to such option or warrant will be rounded to the nearest whole number of shares (rounded down, in the cases of StarPress Options that are ISOs). As of May 21, 1996, directors and executive officers of StarPress held outstanding StarPress Options and StarPress Warrants to purchase 2,224,828 of StarPress Common Stock at exercise prices ranging from $.01 to $2.50 per share. See "The Reorganization Agreement-- Conversion of StarPress Common Stock."


     STARPRESS OBLIGATIONS. If StarPress (or New GZ after the Effective Time) is required to issue up to 1,391,334 additional shares of its common stock pursuant to the StarPress Obligations, Ronald Posner, C. Richard Kramlich and Paul Dali, each a current director of StarPress, would be eligible to receive such additional shares of common stock. If StarPress is required to issue such additional shares after the Effective Time, New GZ will issue a number of shares of New GZ Common Stock equal to the number of shares of StarPress Common Stock required to be issued pursuant to the StarPress Obligations multiplied by the Exchange Ratio. The maximum number of shares of New GZ Common Stock that may be issued pursuant to the StarPress Obligations is 204,053. See "Summary-- Assumption of StarPress Options, Warrants and Certain Contractual Obligations."


     INDEMNIFICATION OF OFFICERS, DIRECTORS, ETC. The Reorganization Agreement provides that, after the Effective Time and for a period of three years after the date of the Reorganization Agreement, New GZ will indemnify, to the fullest extent permitted under applicable law or under New GZ's Certificate of Incorporation or Bylaws, each present officer or director of StarPress, against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any claim, suit, action, proceedings or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by the Reorganization Agreement.


     Pursuant to the terms of the Reorganization Agreement, the Certificate of Incorporation of New GZ contains provisions with respect to indemnification which are acceptable to the chief executive officer of StarPress and which shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of StarPress, unless such modification is required by law. The Certificate of Incorporation of New GZ provides that a director of New GZ shall not be liable to New GZ or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same currently exists or may hereafter be amended. The Certificate of Incorporation also provides that any amendment, modification or repeal of the foregoing by the stockholder of New GZ shall not adversely affect any right or protection of a director of New GZ in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.


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


     EMPLOYMENT AGREEMENT. Ronald S. Posner currently serves as Chairman of New GZ. In addition, Mr. Posner currently serves as the Chairman of StarPress and serves in that capacity pursuant to an employment agreement dated June 23, 1995, which provides for his employment as Chairman of StarPress for a period of three years. Mr. Posner's base salary is $120,000 per year. The Reorganization Agreement provides that New GZ will assume at the Closing StarPress' employment agreement with Mr. Posner.

OPERATION AS COMBINED ENTITY

     The Reorganization Agreement provides that from January 3, 1996 to the Closing Date, Graphix Zone and StarPress shall maintain their separate legal and accounting identities, but shall work together on the transition to a consolidated entity, as follows: (i) employees of each company (unless terminated as part of a planned reduction in force) will remain employed by that company until the Closing; (ii) although employees of each company may provide assistance to employees of the other, they will, unless otherwise agreed by Graphix Zone and StarPress, work primarily on projects of their employer company; (iii) separate books, accounts and records will be maintained by each company; (iv) although employees of one company may spend time at the other, no overhead allocations will be made, unless agreed to by Graphix Zone and StarPress; and (v) if one company extends credit to the other, such loan will be unsecured, evidenced by a promissory note providing for payment of principal and accrued interest at the then-current applicable federal rate six months after the date of advance. Although the Reorganization Agreement provides that any extension of credit be unsecured, $2,765,562 of the total advances of $3,714,000 as of May 21, 1996 by Graphix Zone to StarPress are secured by StarPress' assets.

CONDITIONS

     In addition to the approvals of the shareholders of Graphix Zone and StarPress sought hereby, the obligations of Graphix Zone and StarPress to consummate the Mergers are subject to the satisfaction of a number of other conditions, unless waived, including (i) the effectiveness of the Registration Statement under the Securities Act and the absence of any stop order or proceedings seeking a stop order with respect to the Registration Statement;
(ii) the absence of any proceedings commenced or threatened by the Commission with respect to this Joint Proxy Statement/Prospectus; (iii) the absence of any order, decree or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance that would prohibit or render illegal the transactions contemplated by the Reorganization Agreement; (iv) the receipt of all permits or authorizations that may be required by regulatory authorities;
(v) the receipt by Graphix Zone and StarPress of demands for purchase of shares from holders of shares representing not more than 2% of the issued and outstanding shares of capital stock of that corporation; (vi) the receipt by New GZ of executed agreements from the affiliates of Graphix Zone and StarPress relating to compliance with Rule 145 under the Securities Act ("Rule 145") and certain other restrictions relating to the transfer of shares of New GZ and
(vii) receipt by each of Graphix Zone and StarPress of a fairness opinion of Cruttenden Roth dated as of the Closing Date.

     Each party's obligations under the Reorganization Agreement are also conditioned upon (i) the accuracy in every material respect of the representations and warranties made by the other party; (ii) the performance and compliance in all material respects with all covenants required to be performed by such party; (iii) the lack of any adverse change in the condition, results of operations, properties, assets, liabilities, business or prospects of the other party; and (iv) the receipt of certain other documents.

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

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax consequences applicable to holders of Graphix Zone Common Stock and StarPress Common Stock. This summary is based on the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions, and administrative rulings.

     GRAPHIX ZONE MERGER

     As a condition to consummation of the Graphix Zone Merger, Graphix Zone must receive an opinion from its legal counsel, Snell & Wilmer L.L.P., to the effect that, based upon certain assumptions described in such opinion, the Graphix Zone Merger will, for United States federal income tax purposes, either constitute a "reorganization" within the meaning of Section 368(a) of the Code, or in conjunction with the StarPress Merger, entail transfers of property qualifying under Section 351 of the Code.

     Based on certain assumptions, Snell & Wilmer L.L.P. intends to issue an opinion that the Graphix Zone Merger will, in conjunction with the StarPress Merger, entail transfers of property qualifying under Section 351 of the Code. The principal assumptions to be set forth in the Snell & Wilmer L.L.P. opinion relate to the absence of planned dispositions of New GZ Common Stock by the holders of New GZ Common Stock immediately after the Effective Time and the absence of planned issuances of additional shares of New GZ Common Stock immediately after the Effective Time.

     These assumptions are material from the standpoint of the opinion because transferors of property to a corporation in a transaction qualifying under
Section 351 of the Code must own, immediately after such transfers, at least 80% of the voting stock of the transferee corporation and 80% of all other classes of stock. Shifts in stock ownership that are binding as of the date of a transfer of property or are mutually interdependent with the property transfer are taken into account for purposes of this 80% ownership requirement.

     Therefore, among the assumptions to be included in the Snell & Wilmer L.L.P. opinion will be one which sets forth that, as of the Effective Time and immediately thereafter, no holder of New GZ Common Stock issued in the Mergers will, with respect to shares of New GZ Common Stock owned by such holder at such time periods, either (a) be under a binding commitment or similar obligation to sell, transfer, or otherwise dispose of such shares, (b) be a party to an option contract or similar arrangement with respect to which a third party may be under some form of legal or economic compulsion to acquire such shares, or (c) possess a plan or intention (formulated prior to the Effective Time and without which the holder would not have participated in the Mergers) to sell, transfer, or otherwise dispose of such shares at any time following the Effective Time, or
(d) possess any other plan or intention to sell, transfer, or otherwise dispose of such shares. In this regard, each person or entity who is an "affiliate" of Graphix Zone or StarPress for tax purposes will represent, among other matters, that, as of the Effective Time and immediately thereafter, such person or entity will not, with respect to shares of New GZ Common Stock received in the Mergers, either (i) be under a binding commitment to sell, transfer, or otherwise dispose of such shares, (ii) be a party to an option contract or similar arrangement with respect to which a third party may be under some form of legal or economic compulsion to acquire such shares, (iii) possess a plan or intention (formulated prior to the Effective Time and without which the holder would not have participated in the Mergers) to sell, transfer, or otherwise dispose of such shares at any time following the Effective Time, or (iv) possess any other plan or intention to sell, transfer, or otherwise dispose of such shares.

     If any assumption, including the assumption described above, contained in the Snell & Wilmer L.L.P. opinion does not conform to the facts surrounding the Graphix Zone Merger, the validity of the conclusion reached in the opinion relating to the Graphix Zone Merger could be adversely affected.

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

     GENERAL TREATMENT OF HOLDERS OF GRAPHIX ZONE COMMON STOCK

     Based upon the conclusion reached in the opinion that the Graphix Zone Merger will, in conjunction with the StarPress Merger, entail transfers of property qualifying under Section 351 of the Code, the material federal income tax consequences of the Graphix Zone Merger to holders of Graphix Zone Common Stock who will receive solely New GZ Common Stock in the Graphix Zone Merger will be as follows:

     1. No gain or loss will be recognized by holders of Graphix Zone Common Stock upon their receipt of New GZ Common Stock in the Graphix Zone Merger.

     2. The holding period of New GZ Common Stock received in exchange for Graphix Zone Common Stock in the Graphix Zone Merger will include the holding period of such Graphix Zone Common Stock, assuming that the shares of Graphix Zone Common Stock represent capital assets in the hands of the holder thereof at the Effective Time.

     3. The tax basis of New GZ Common Stock received in the Graphix Zone Merger will be the same as the tax basis of the Graphix Zone Common Stock for which it was treated as exchanged.

     STARPRESS MERGER

     As a condition to consummation of the StarPress Merger, StarPress must receive an opinion from its legal counsel, Jackson Tufts Cole & Black, LLP, to the effect that, based upon certain assumptions contained in such opinion, the StarPress Merger will, for United States federal income tax purposes, either constitute a "reorganization" within the meaning of Section 368 of the Code or, in conjunction with the Graphix Zone Merger, entail transfers of property qualifying under Section 351 of the Code.

     Based on certain assumptions, Jackson Tufts Cole & Black, LLP intends to issue an opinion that the StarPress Merger will constitute a reorganization under Section 368 of the Code.

     Included among the assumptions contained in the opinion regarding the status of the StarPress Merger as a reorganization for United States federal income tax purposes is an assumption relating to "continuity of proprietary interest" -- specifically, that as of the Effective Time there is no plan or intention on the part of the historic shareholders of StarPress to sell, exchange, or otherwise dispose of a number of shares of New GZ Common Stock received in the StarPress Merger that would reduce such shareholders' ownership of New GZ Common Stock to a number of shares having an aggregate value, as of the Effective Time, of less than 50% of the value of all the formerly outstanding StarPress Common Stock.

     In order to assist in assuring that the "continuity of proprietary interest" requirement is met in connection with the StarPress Merger, each affiliate, in addition to other holders of 5% or more of StarPress Common Stock, will represent, among other matters, that such person or entity has no plan or intention as of the Effective Time to transfer any of the New GZ Common Stock received by such shareholder in the StarPress Merger. If any assumption, including any "continuity of proprietary interest" assumption contained in the Jackson Tufts Cole & Black, LLP opinion does not conform to the facts surrounding the StarPress Merger, the validity of the conclusions reached in the opinion relating to the StarPress Merger could be adversely affected.

     GENERAL TREATMENT OF HOLDERS OF STARPRESS COMMON STOCK

     Based upon the conclusions reached in the opinion that the StarPress Merger will constitute a reorganization for United States federal income tax purposes, the material federal income tax consequences of the StarPress Merger to holders of StarPress Common Stock will be as follows:

          1. No gain or loss will be recognized by holders of StarPress Common Stock upon their receipt solely of New GZ Common Stock in the StarPress Merger.

          2. The holding period of New GZ Common Stock received in exchange for StarPress Common Stock in the StarPress Merger will include the holding period of such StarPress Common Stock, assuming that the shares of StarPress Common Stock represent capital assets in the hands of the holder thereof at the Effective Time.

          3. A holder of StarPress Common Stock receiving cash in the StarPress Merger, in lieu of a fractional interest in New GZ Common Stock, will be treated as if such holder received such fractional interest which was subsequently redeemed, resulting in the cash such holder receives in lieu of such fractional share interest being treated as having been received as full payment in exchange for stock redeemed as provided in Section 302(a) of the Code.

          4. The tax basis of New GZ Common Stock received in the StarPress Merger will be the same as the tax basis of the StarPress Merger for which it was exchanged, less any basis attributable to fractional shares for which cash is received.

     REPORTING REQUIREMENTS ASSOCIATED WITH THE GRAPHIX ZONE MERGER AND THE STARPRESS MERGER

     Each holder of Graphix Zone Common Stock or StarPress Common Stock, as the case may be, who receives New GZ Common Stock will be required to retain records and file with each holder's federal income tax return a statement setting forth certain facts relating to the Graphix Zone Merger or the Star Press Merger, as the case may be.

     ADDITIONAL CONSIDERATIONS APPLICABLE TO THE GRAPHIX ZONE MERGER AND THE STARPRESS MERGER

     No rulings have been or will be obtained from the Internal Revenue Service (the "Service") with respect to the Graphix Zone Merger or the StarPress Merger. Further, the opinions receivable by Graphix Zone and StarPress in connection with the Mergers are not binding on the Service or the courts, and no assurance can be given that the opinions would be followed if challenged by the Service. Additionally, the opinions will be based on the law in effect at the Effective Time.

     The foregoing is not to be intended as a comprehensive discussion of all possible federal income tax consequences of the Mergers. More particularly, this Joint Proxy Statement/Prospectus does not address aspects of federal income taxation that may be applicable to particular shareholders, including shareholders who are dealers in securities, foreign persons, or persons who received their Graphix Zone Common Stock or StarPress Common Stock, as the case may be, in a compensation transaction. Nor does this Joint Proxy Statement/Prospectus address aspects of federal taxation other than federal income taxation or provide information regarding the tax consequences of the Mergers under the tax laws of any state, local or foreign jurisdiction. Additionally, this Joint Proxy Statement/Prospectus does not address the treatment of persons or entities who may exercise options, warrants or dissenters' rights. ALL HOLDERS OF GRAPHIX ZONE COMMON STOCK, OPTIONS AND WARRANTS AND STARPRESS COMMON STOCK, OPTIONS AND WARRANTS ARE URGED TO CONSULT WITH THEIR RESPECTIVE TAX ADVISORS WITH RESPECT

TO ALL FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES ASSOCIATED WITH THE MERGERS.

ACCOUNTING TREATMENT

     Based upon the current capitalization of each of Graphix Zone and StarPress, upon the consummation of the Mergers, the former shareholder interests of StarPress will own a larger percentage of the outstanding shares of New GZ Common Stock than the former shareholder interests of Graphix Zone, and accordingly, StarPress will be considered to be the acquiring entity for financial accounting purposes. However, if between the date of this Joint Proxy Statement/Prospectus and the Effective Time the capitalization of Graphix Zone or StarPress changes (e.g., through the exercise of options or warrants, through the issuance of additional equity, or through the exercise of dissenters' rights) such that the former shareholder interests of Graphix Zone will own a larger percentage of the outstanding shares in New GZ Common Stock than the former shareholders of StarPress, Graphix Zone will be considered to be the acquiring entity for financial accounting purposes. See "Risk Factors-- Accounting Treatment."

     The Reorganization will be accounted for using the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, the purchase price of Graphix Zone, including liabilities assumed and direct costs of the Reorganization, will be allocated to the assets and technology acquired of Graphix Zone based upon their estimated fair values at the Effective Time. The excess of the purchase price over the fair values of the net assets and technology acquired will be recorded as goodwill.

     The historical financial statements of New GZ will be the financial statements of StarPress, prior to the Effective Time. Following consummation of the Mergers, the results of operations of New GZ will include the results of operations of Graphix Zone.

     The Unaudited Pro Forma Combined Condensed Financial Statements appearing elsewhere in this Joint Proxy Statement/Prospectus are based upon certain assumptions and allocate the purchase price to assets and liabilities based upon preliminary estimates of their respective fair values. The unaudited pro forma adjustments and combined amounts are included for informational purposes only. If the Reorganization is consummated, New GZ's financial statements will reflect the effects of the acquisition adjustments only from the Effective Time. The actual allocation of the purchase price may differ significantly from the allocation reflected in the Unaudited Pro Forma Combined Condensed Financial Statements.

FEDERAL SECURITIES LAWS CONSEQUENCES

     The shares of New GZ Common Stock to be issued in the Reorganization will have been registered under the Securities Act by the Registration Statement, thereby allowing those shares to be traded without restriction by all former holders of Graphix Zone Common Stock and StarPress Common Stock who (i) are not deemed to be "affiliates" (as that term is defined under the Securities Act) of Graphix Zone or StarPress, as the case may be, at the time of the Special Meetings, and (ii) do not become affiliates of New GZ after the Reorganization. Shares of New GZ Common Stock received by persons who are deemed to be affiliates of Graphix Zone or StarPress prior to the Reorganization may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of New GZ) or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of Graphix Zone, StarPress or New GZ generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The Reorganization Agreement requires each of Graphix Zone and StarPress to use its best efforts to cause each person who may be deemed to be an affiliate of each company to enter into an agreement (the "Affiliate Agreements"), in the forms attached to the Reorganization Agreement, not to offer or sell or otherwise dispose of any shares of New GZ Common Stock obtained through the Mergers in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

NASDAQ SMALLCAP MARKET LISTING

     New GZ expects to apply for the listing of New GZ Common Stock on The Nasdaq SmallCap Market under the symbol "GZON."

DISSENTERS' RIGHTS

     GRAPHIX ZONE. Holders of Graphix Zone Common Stock who do not vote in favor of the Graphix Zone Proposal and who have properly complied with applicable provisions of the CGCL will be entitled to dissenters' rights. A holder of Graphix Zone Common Stock who is entitled to dissenters' rights may require Graphix Zone to purchase such holder's Graphix Zone Dissenting Shares (defined below) for cash at their fair market value. "Graphix Zone Dissenting Shares" are those shares of Graphix Zone Common Stock that were: (i) outstanding on the date for the determination of shareholders entitled to vote on the Graphix Zone Proposal; (ii) not voted in favor of the Graphix Zone Proposal; (iii) the subject of a demand by the dissenting shareholder that Graphix Zone purchase the shares at their fair market value; and (iv) properly submitted by the dissenting shareholder for endorsement.

     The CGCL requires that Graphix Zone mail to each shareholder who has dissenters' rights a notice of the approval of the Graphix Zone Proposal by its outstanding shares (the "Graphix Zone Dissenters' Notice"), accompanied by a copy of Sections 1300 through 1304 of the CGCL, a statement of the price determined by Graphix Zone to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise dissenters' rights, within 10 days after the date of such approval. The statement of price constitutes an offer by Graphix Zone to purchase at the price stated any dissenting shares that have not lost their status as dissenting shares under Section 1309 of the CGCL.

     Graphix Zone Dissenting Shares shall lose their status as dissenting shares if: (i) Graphix Zone abandons the Graphix Zone Merger (upon abandonment, Graphix Zone shall pay to any dissenting shareholder who has initiated proceedings in good faith under Chapter 13 of the CGCL all necessary expenses incurred in such proceedings and reasonable attorneys' fees); (ii) the dissenting shares are transferred prior to their submission for endorsement or are surrendered for conversion into shares of another class; (iii) the dissenting shareholder and Graphix Zone do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action within six months after the Graphix Zone Dissenters' Notice was mailed to the shareholder; or (iv) the dissenting shareholder, with the consent of Graphix Zone, withdraws the shareholder's payment demand.

     A recipient of a Graphix Zone Dissenters' Notice who wishes to assert dissenters' rights must, within 30 days after the date on which the Graphix Zone Dissenters' Notice is mailed to the shareholder: (i) cause Graphix Zone to receive a written payment demand that states the number and class of the dissenting shares and contains a statement of what the shareholder claims to be the fair market value of those shares as of the day before the announcement of the Graphix Zone Merger (the statement of fair market value constitutes an offer by the shareholder to sell the dissenting shares at such price); and (ii) submit to Graphix Zone, at its principal office, or at the office of any transfer agent thereof, the certificates representing the dissenting shares (certificates must be stamped or endorsed with a statement that the shares are dissenting shares or be exchanged for certificates of appropriate denomination so stamped or endorsed).

     A shareholder who makes a payment demand retains all rights of a shareholder until the fair market value of his or her shares is agreed upon or determined. However, a dissenting shareholder may not withdraw a demand for payment unless Graphix Zone consents to such withdrawal.

     If Graphix Zone and the dissenting shareholder agree that the shares are dissenting shares and agree upon the price of the shares, Graphix Zone shall, subject to the surrender of the certificates representing the dissenting shares, pay the agreed upon price to the dissenting shareholder within 30 days after the later of (i) the date the price was agreed upon, or (ii) the date any statutory or contractual conditions to the Graphix Zone Merger are satisfied.

     If Graphix Zone denies that the shares are dissenting shares, or if Graphix Zone and the shareholder fail to agree upon the fair market value of the shares, then the dissenting shareholder, within six months after the date the Graphix Zone Dissenters' Notice was mailed to such shareholder, may file a complaint in the superior court of the proper county requesting the court to resolve the dispute or may intervene in any action pending on such a complaint. The court shall render judgment against Graphix Zone for payment of an amount equal to the fair market value of the dissenting shares plus interest at the legal rate from the date on which judgment was entered. Any party may appeal from such judgment, and Graphix Zone shall be required to pay such judgment only upon the dissenting shareholder's endorsement and delivery to Graphix Zone of the certificates for the shares described in the judgment. The costs of the action, including reasonable compensation to any appraisers, shall be assessed or apportioned as the court considers equitable; provided, however, that if the appraisal exceeds the price offered by Graphix Zone, Graphix Zone shall pay the costs of the proceeding.

     Cash dividends declared and paid by Graphix Zone upon the dissenting shares after the date of approval of the Graphix Zone Proposal and prior to payment for the shares by Graphix Zone shall be credited against the total amount to be paid by Graphix Zone for the dissenting shares.

     The foregoing is merely a summary of the applicable provisions of the CGCL and does not purport to be a complete statement of the rights of dissenting shareholders under the CGCL. It is qualified in its entirety by reference to the applicable statutory provisions of Chapter 13 of the CGCL that are set forth in full in Appendix E to this Joint Proxy Statement/Prospectus.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY CHAPTER 13 OF THE CGCL FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF CHAPTER 13 OF THE CGCL, SHAREHOLDERS OF GRAPHIX ZONE WHO ARE CONSIDERING DISSENTING FROM THE GRAPHIX ZONE PROPOSAL SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

     STARPRESS. Holders of StarPress Common Stock who do not vote in favor of the StarPress Proposal and who have properly complied with applicable provisions of the CBCA will be entitled to dissenters' rights. A holder of StarPress Common Stock who is entitled to dissenters' rights may require StarPress to purchase such holder's StarPress Dissenting Shares (defined below) for cash at their fair value.

     A holder of StarPress Common Stock who wishes to exercise his or her dissenters' rights must: (i) cause StarPress to receive, before the vote on the StarPress Proposal is taken, written notice of the shareholder's intention to demand payment for such shareholder's shares ("StarPress Dissenting Shares") if the StarPress Proposal is effectuated; and (ii) not vote the shares in favor of the StarPress Proposal. A shareholder who fails to satisfy the two foregoing requirements is not entitled to demand payment for his or her shares under
Article 113 of the CBCA.

     If a shareholder meets the requirements set forth above and if the StarPress Merger is authorized, StarPress shall give a written dissenters' notice (the "StarPress Dissenters' Notice") to all shareholders who are entitled to demand payment as set forth above no later than 10 days after the effective date of the StarPress Merger. The notice shall: (i) advise the recipient that the StarPress Merger was authorized and its effective date or proposed effective date; (ii) state an address where StarPress will receive the payment demand and the address where the certificates for certificated shares must be deposited;
(iii) supply a form for demanding payment; (iv) set a date by which StarPress must receive the payment demand and the certificates for certificated shares (which date shall not be less than 30 days after the date the StarPress Dissenters' Notice is given); (v) state any requirements with respect to beneficial ownership of shares; and (vi) be accompanied by a copy of Article 113 of the CBCA.

     A recipient of a StarPress Dissenters' Notice who wishes to assert dissenter's rights must: (i) cause StarPress to receive a payment demand; and
(ii) deposit the shareholder's certificate for the StarPress Dissenting Shares. A shareholder who makes the demand retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the StarPress Merger and thereafter only has the right to receive payment for the shares. A shareholder who fails to demand payment and deposit the share certificates by the dates specified in the Dissenters' Notice is not entitled to payment under
Article 113 of the CBCA.

     Upon the effective date of the StarPress Merger or upon receipt of the payment demand, whichever is later, StarPress shall pay each dissenter who has complied with the requirements of Article 113 the amount StarPress estimates to be the fair value of the dissenter's shares, plus accrued interest. The CBCA requires that the payment be accompanied by: (i) StarPress' balance sheet and income statement (and other financial statements if available); (ii) a statement of StarPress's estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter's right to demand payment under CBCA Section 7-113-209; and (v) a copy of Article 113.

     StarPress may, in or with the StarPress Dissenters' Notice, state the date of the first announcement to the news media or to the shareholders of the terms of the proposed StarPress Merger and state that the dissenter shall certify in writing, in or with the dissenter's payment demand, whether the dissenter acquired beneficial ownership of the shares before that date. If the dissenter does not certify that beneficial ownership was acquired before such date, StarPress may offer to make the payment only if the dissenter agrees to accept it in full satisfaction of the demand.

     A dissenter may give written notice to StarPress of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made by StarPress, or reject StarPress's offer of payment and demand payment of the fair value of the shares and interest due, if: (i) the dissenter believes that the amount paid or offered to be paid is less than the fair value of the shares or that the interest due was incorrectly calculated; (ii) StarPress fails to make payment within 60 days after the date set by StarPress by which StarPress must receive the payment demand; or (iii) StarPress does not return the deposited certificates if the Effective Date of the StarPress Merger does not occur within 60 days after the date set by StarPress by which StarPress must receive the payment demand. A dissenter waives the right to demand payment unless the dissenter causes StarPress to receive the notice required within 30 days after StarPress made or offered payment for the dissenter's shares.

     If a demand for payment remains unresolved, StarPress may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares and accrued interest. If StarPress does not commence the proceeding within the 60-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded. StarPress is required to commence the proceeding in the district court of the county in Colorado where its principal office is located or, if it has no principal office in Colorado, where its registered office is located.

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

     StarPress must make all dissenters, whether or not residents of Colorado, whose demands remain unresolved, parties to the proceeding. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by StarPress, or for the fair value, plus interest, of the dissenter's shares for which StarPress elected to withhold payment.

     The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess costs against StarPress; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (i) against StarPress and in favor of any dissenters if the court finds that StarPress did not substantially comply with the requirements of the CBCA pertaining to the procedure for exercise of dissenters' rights; or (ii) against either StarPress or one or more dissenters, and in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to dissenters' rights.

     The CBCA provides that a record shareholder may assert dissenters' rights on behalf of the beneficial owner of shares if the record shareholder dissents with respect to all shares beneficially owned by such person and causes StarPress to receive written notice that states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if: (i) the beneficial shareholder causes StarPress to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
(ii) the beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     The foregoing is merely a summary of the applicable provisions of the CBCA and does not purport to be a complete statement of the rights of dissenting shareholders under the CBCA. It is qualified in its entirety by reference to the applicable statutory provisions of Article 113 of the CBCA that are set forth in full in Appendix F to this Joint Proxy Statement/Prospectus.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY ARTICLE 113 OF THE CBCA FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF ARTICLE 113, STARPRESS SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE STARPRESS MERGER SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

                          THE REORGANIZATION AGREEMENT

     The following is a brief summary of the material provisions of the Reorganization Agreement, a copy of which is attached as Appendix A-1 to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full and complete text of the Reorganization Agreement.

THE MERGERS

     Pursuant to the Reorganization Agreement and subject to the terms and conditions thereof, GZ Merger Corp. and SP Merger Corp. will be merged with and into Graphix Zone and StarPress, respectively. As a result of the Reorganization, Graphix Zone and StarPress will become wholly owned subsidiaries of New GZ. As a part of the Reorganization, shareholders of Graphix Zone and shareholders of StarPress will receive the consideration described below.

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


     Subject to the terms and conditions of the Reorganization Agreement, the closing ("Closing") of the transactions contemplated thereby will take place at a time to be mutually agreed upon by the parties, which date shall be no later than the third business day after all conditions of the closing shall have been satisfied or waived (the "Closing Date"). The Mergers will become effective upon both the filing of the Graphix Zone Merger Agreement with the Secretary of State of the State of California with respect to the Graphix Zone Merger (or such other date and time as may be specified in the Graphix Zone Merger Agreement) and the filing of the articles of merger with the Secretary of State of the State of Colorado relating to the StarPress Merger (or such other date and time as may be specified in such articles of merger).

CONVERSION OF GRAPHIX ZONE COMMON STOCK

     Upon the consummation of the Graphix Zone Merger, pursuant to the Reorganization Agreement and the Graphix Zone Merger Agreement, each share of Graphix Zone Common Stock, except for Graphix Zone Dissenting Shares, issued and outstanding at the Effective Time, will be converted into one share of New GZ Common Stock and upon such conversion all shares of Graphix Zone Common Stock will be cancelled and cease to exist. No fractional shares of New GZ Common Stock will be issued pursuant to the Graphix Zone Merger.

     HOLDERS OF GRAPHIX ZONE COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING GRAPHIX ZONE COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE REORGANIZATION IS APPROVED, EACH CERTIFICATE REPRESENTING SHARES OF GRAPHIX ZONE COMMON STOCK WILL BE DEEMED TO REPRESENT THE SAME NUMBER OF SHARES OF NEW GZ COMMON STOCK.


     GRAPHIX ZONE STOCK OPTIONS AND WARRANTS. As provided in the Reorganization Agreement, at the Effective Time, each Graphix Zone Option and Graphix Zone Warrant shall be converted into an option or warrant, as the case may be, to purchase the same number of shares of New GZ Common Stock at the same exercise price. Each Graphix Zone Option and Graphix Zone Warrant will have the same terms and conditions as then are applicable to such Graphix Zone Option and Graphix Zone Warrant, as the case may be. At the Effective Time, New GZ will assume all rights and obligations of Graphix Zone under the Graphix Zone Plans and will continue the Graphix Zone Plans in accordance with their terms. New GZ will file a Registration Statement on Form S-8 with the Commission as soon as practicable with respect to the issuance of shares of New GZ Common Stock upon exercise of options granted under the Graphix Zone Plans. As of May 21, 1996, Graphix Zone Options and Graphix Zone Warrants to acquire an aggregate of 2,018,131 shares of Graphix Zone Common Stock were outstanding.

CONVERSION OF STARPRESS COMMON STOCK

     Pursuant to the Reorganization Agreement and the StarPress Merger Agreement, upon consummation of the StarPress Merger each share of StarPress Common Stock, except for StarPress Dissenting Shares, issued and outstanding immediately prior to the Effective Time, will be converted into 0.14666 shares (the "Exchange Ratio") of validly issued, fully paid and nonassessable New GZ Common Stock.

     ASSUMPTION OF STARPRESS STOCK OPTIONS, WARRANTS AND STARPRESS OBLIGATIONS. As provided in the Reorganization Agreement, at the Effective Time, each StarPress Option and StarPress Warrant shall be converted into an option or warrant, as the case may be, to purchase that number of shares of New GZ Common Stock determined by multiplying the number of shares of StarPress Common Stock subject to such StarPress Option or StarPress Warrant at the Effective Time by the Exchange Ratio, at an exercise price per share of New GZ Common Stock equal to the exercise price per share of such StarPress Option or StarPress Warrant immediately prior to the Effective Time divided by the Exchange Ratio and rounded up to the nearest


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


whole cent. If the foregoing calculation results in an assumed StarPress Option or StarPress Warrant being exercisable for a fraction of a share of New GZ Common Stock, then the number of shares of New GZ Common Stock subject to such option or warrant will be rounded to the nearest whole number of shares (rounded down, in the cases of StarPress Options that are ISOs). Except for the acceleration of vesting of outstanding options to purchase an aggregate of 435,167 shares of StarPress Common Stock held by certain officers and employees of StarPress which occurred upon the announcement of the StarPress Merger and the acceleration of options for 937,381 shares of StarPress Common Stock for certain employees and officers which was approved by the Compensation Committee of the StarPress Board, the other terms of the StarPress Options and StarPress Warrants, including vesting schedules, will remain unchanged. At the Effective Time, New GZ will assume all rights and obligations of StarPress under the StarPress Plans and will continue the StarPress Plans in accordance with their terms. New GZ will file a Registration Statement on Form S-8 with the Commission with respect to the issuance of shares of New GZ Common Stock upon exercise of the assumed StarPress Options which are eligible to be registered on Form S-8 as soon as practicable but not later than the earlier of (i) 30 days after the Effective Time, or (ii) 10 days after New GZ Common Stock becomes eligible for trading on the Nasdaq National Market System. As of May 21, 1996, StarPress Options and StarPress Warrants to acquire an aggregate of 8,020,037 shares of StarPress Common Stock were outstanding.


     At the Effective Time, New GZ will also assume the StarPress Obligations. If StarPress is required to issue additional shares of its common stock in connection with the StarPress Obligations after the Effective Time, New GZ will issue a number of shares of New GZ Common Stock equal to the number of shares of StarPress Common Stock required to be issued in connection with the StarPress Obligations multiplied by the Exchange Ratio. The maximum number of shares of New GZ Common Stock that may be issued pursuant to the StarPress Obligations is 204,053.

     HOLDERS OF STARPRESS COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING STARPRESS COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE REORGANIZATION IS APPROVED, A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING STARPRESS SHARES IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. STARPRESS SHAREHOLDERS SHOULD SEND CERTIFICATES REPRESENTING STARPRESS COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH, THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL.

     FRACTIONAL SHARES. No fractional shares of New GZ Common Stock will be issued pursuant to the StarPress Merger. In lieu of the issuance of any fractional shares of New GZ Common Stock, each former StarPress shareholder will receive cash equal to the Graphix Zone Common Stock Price multiplied by the fraction of a share of New GZ Common Stock to which such holder would otherwise be entitled.

CERTAIN REPRESENTATIONS AND WARRANTIES

     The Reorganization Agreement contains customary representations and warranties by both Graphix Zone and StarPress as to, among other things: (i) due organization and good standing; (ii) corporate authority to enter into the Reorganization Agreement and related agreements; (iii) authorized capital stock;
(iv) ownership of subsidiaries; (v) the compliance of the Reorganization with articles of incorporation, bylaws and the law; (vi) the absence of certain material defaults or violations; (vii) the accuracy of certain documents filed with the Commission; (viii) the accuracy of financial statements; (ix) the absence of certain litigation; (x) the absence of material changes, events or undisclosed liabilities; (xi) tax matters; (xii) the absence of material liabilities related to employee benefit plans; (xiii) the absence of material labor disputes; (xiv) intellectual

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

property matters; (xv) environmental matters; (xvi) receipt of fairness opinions; (xvii) board approval of the Reorganization and respective Mergers; and (xviii) compliance with relevant ERISA requirements.

CERTAIN COVENANTS

     CONDUCT OF BUSINESS PENDING THE REORGANIZATION. Pursuant to the Reorganization Agreement, Graphix Zone and StarPress have made various customary covenants relating to the Reorganization. StarPress has agreed that, prior to the Effective Time, StarPress will preserve intact its business organization, relationships and goodwill and to keep available the services of its customers, suppliers, employees and others and conduct its business and maintain its business relationships in the ordinary and usual course. Specifically, unless it first receives the written consent of Graphix Zone, StarPress has agreed to, among other things: (i) not amend its articles of incorporation or bylaws; (ii) not pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed 10% per year and except pursuant to existing arrangements previously disclosed) or enter into or vary the terms of any employment, consulting or severance agreement with any officer, employee or consultant, pay any severance or termination pay (other than payments made in accordance with plans or agreements currently existing), grant any stock option (except for normal grants to newly hired or current employees consistent with past practices) or issue any restricted stock; (iii) not borrow any money except for amounts that are not in the aggregate material to the financial condition of StarPress and its subsidiaries, taken as a whole; (iv) not enter into any material transaction not in the ordinary course of its business; (v) not encumber or permit to be encumbered any of its assets except in the ordinary course of its business; (vi) not dispose of any of its assets except in the ordinary course of business consistent with past practice; (vii) not enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business; (viii) not fail to maintain its equipment and other assets in good working condition and repair according in all material respects to the standards it has maintained to the date of the Reorganization Agreement, subject only to ordinary wear and tear; (ix) not change accounting methods; (x) not declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (other than pursuant to arrangements with terminated employees or consultants in the ordinary course of business consistent with StarPress' past practice); (xi) not amend or terminate any material contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of its business, or which are not material in amount or effect; (xii) not lend any amount to any person or entity, other than (a) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts, or (b) any loans pursuant to any pension plan which is intended to be qualified under
Section 401(a) of the Code; (xiii) not guarantee or act as a surety for any obligation except for obligations in amounts that are not material; (xiv) not issue or sell any shares of its capital stock of any class (except upon the exercise of a bona fide option or warrant currently outstanding or permitted to be granted by paragraph (ii) above), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options (except as expressly permitted by paragraph (ii) above), convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security; (xv) not split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities; (xvi) not merge, consolidate or reorganize with, or acquire any entity (other than any such transaction that would not be material and that would not impair or affect the timing of the Reorganization); (xvii) not license any of its intellectual property rights except in the ordinary course of business consistent with past practice; and (xviii) use its reasonable best efforts to have its affiliates sign and deliver to New GZ the StarPress Affiliate Agreements.

    Graphix Zone has agreed that, prior to the Effective Time, it will, among other things: (i) preserve intact its business organization, relationships and goodwill and keep available the services of its customers, suppliers, employees and others; (ii) conduct its business and maintain its business relationships in the ordinary and usual course of business; (iii) use its reasonable best efforts to have its affiliates sign and deliver to New GZ the Graphix Zone Affiliate Agreements; and (iv) not engage in any of the prohibited actions described in the immediately preceding paragraph as they relate to Graphix Zone, unless it first receives the written consent of StarPress.

    EMPLOYEE BENEFITS. The Reorganization Agreement provides that New GZ will cause to remain in effect for the benefit of Graphix Zone and StarPress employees all employee benefit plans of Graphix Zone and StarPress in effect at the Closing until such time as New GZ is able to provide benefits under new benefit plans to the employees of Graphix Zone and StarPress that are no less favorable than they had received prior to the Closing. New GZ has also agreed to cause to be maintained in effect after the Closing the pension plans of Graphix Zone and StarPress until such time as New GZ is able to merge those plans or otherwise provide pension benefits to employees of Graphix Zone and StarPress that are no less favorable than they had received prior to the Closing. In addition, the Reorganization Agreement requires New GZ to assume, at the Closing, all COBRA obligations of Graphix Zone and StarPress arising out of terminations of their respective employees prior to the Closing. New GZ has further agreed that it will treat prior service with Graphix Zone or StarPress as service rendered to the other or to New GZ, as the case may be, under the plan or arrangement under which an employee may be covered after the Closing. However, New GZ may cause a reduction in benefits under any such plans or arrangements to the extent necessary to avoid duplication of benefits with respect to the same covered matter or years of service.

    MEETINGS OF SHAREHOLDERS. Pursuant to the Reorganization Agreement, both Graphix Zone and StarPress have agreed to take all necessary action, in accordance with applicable law and its respective articles of incorporation and bylaws, to promptly convene the Special Meetings. The Graphix Zone Board and the StarPress Board have agreed to recommend such approval and to take all lawful action to solicit such approvals. However, either the Graphix Zone Board or StarPress Board, in the exercise of its good faith judgment and based on the advice of outside counsel as to its fiduciary duties to its shareholders imposed by law, may change its recommendation or withdraw its solicitation.

    OTHER ACTIONS. Pursuant to the Reorganization Agreement, both StarPress and Graphix Zone have agreed to use their reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or appropriate to consummate the transactions contemplated by the Reorganization Agreement.

    INDEMNIFICATION OF OFFICERS, DIRECTORS, ETC. The Reorganization Agreement provides that, after the Effective Time and for a period of three years after the date of the Reorganization Agreement, New GZ will indemnify, to the fullest extent permitted under applicable law or under New GZ's certificate of incorporation or bylaws, each present officer or director of Graphix Zone or StarPress, against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any claim, suit, action, proceedings or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by the Reorganization Agreement.

    ASSUMPTION OF CERTAIN OBLIGATIONS. The Reorganization Agreement provides that New GZ will assume the obligations of Graphix Zone under the following:
(i) all Graphix Zone Options and Graphix Zone Warrants; (ii) the Graphix Zone Plans as in effect at the Effective Time; and (iii) certain of Graphix Zone's registration rights agreements. In addition, New GZ will assume the obligations of StarPress under the following: (a) all StarPress Options and StarPress Warrants; (b) the employment agreement with Mr. Posner;



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(c) certain portions of the Exchange Agreement ("Exchange Agreement") between
Great Bear and StarPress Multimedia, Inc.; (d) the Escrow Agreement under the Exchange Agreement; (e) certain registration rights obligations; (f) the StarPress Obligations; and (g) the StarPress Plans as in effect at the Effective Time.

    OPERATION AS COMBINED ENTITY. The Reorganization Agreement provides that from January 3, 1996 to the Closing Date, Graphix Zone and StarPress shall maintain their separate legal and accounting identities, but shall work together on the transition to a consolidated entity, as follows: (i) employees of each company (unless terminated as part of a planned reduction in force) will remain employed by that company until the Closing; (ii) although employees of each company may provide assistance to employees of the other, they will, unless otherwise agreed by Graphix Zone and StarPress, work primarily on projects of their employer company; (iii) separate books, accounts and records will be maintained by each company; (iv) although employees of one company may spend time at the other, no overhead allocations will be made, unless agreed to by Graphix Zone and StarPress; and (v) if one company extends credit to the other, such loan will be unsecured, evidenced by a promissory note providing for payment of principal and accrued interest, at the applicable federal rate at the time such credit was extended, six months after the date of advance.

    CERTAIN OTHER COVENANTS. Both Graphix Zone and StarPress have also agreed:
(i) to obtain all necessary authorizations, approvals and consents from the necessary federal, state, local or foreign governmental body prior to the Effective Time; (ii) to cooperate in the filing of a registration statement on Form S-4 and obtain all necessary state securities laws, permits or approvals;
(iii) to allow all designated agents of the other reasonable access to offices, records, files and books and to instruct their respective employees, counsel and financial advisors to cooperate with each other's investigation; (iv) that New GZ will submit a new listing application with The Nasdaq SmallCap Market; and
(v) to use reasonable efforts to have all affiliates of each execute and deliver the Affiliate Agreements, in the forms attached to the Reorganization Agreement.

CONDITIONS TO THE REORGANIZATION

    The obligations of Graphix Zone and StarPress to consummate the Reorganization are conditioned on the fulfillment of the following: (i) receipt of all material permits or authorizations required by any regulatory authority having jurisdiction over the parties and the actions proposed to be taken in connection with the Reorganization; (ii) receipt of all necessary approvals under applicable federal and state securities laws; (iii) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness thereof and no proceeding for that purpose having been initiated or threatened by the Commission; (iv) approval of the Graphix Zone Proposal by the shareholders of Graphix Zone and approval of the StarPress Proposal by the shareholders of StarPress; (v) no temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Mergers shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding initiated by the U. S. Government seeking any of the foregoing be pending; (vi) neither Graphix Zone nor StarPress shall have received demands for exercise of dissenting rights from holders of shares representing more than two percent (2%) of the issued and outstanding shares of capital stock of that corporation; (vii) New GZ shall have received executed Affiliate Agreements from the affiliates of Graphix Zone and StarPress; and
(viii) receipt by each of Graphix Zone and StarPress of a fairness opinion of Cruttenden Roth dated as of the Closing Date.

    The obligation of Graphix Zone to consummate the Reorganization is conditioned on the fulfillment of the following conditions: (i) the representations and warranties of StarPress made in the Reorganization Agreement shall be true and accurate in every material respect on and as of the Closing Date with the same force and effect as if they had been made at the Closing (except for changes specifically permitted by Graphix Zone); (ii) StarPress shall have performed and complied in all material respects with all of its covenants

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

required to be performed by it under the Reorganization Agreement and the StarPress Merger Agreement on or before the Closing; (iii) there shall not have been any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of StarPress and its subsidiaries, taken as a whole, other than any change that shall result from general economic condition, or conditions generally affecting the consumer software market, or the interactive entertainment, personal productivity or educational software sector of that market; (iv) there shall be no order, decree or ruling by any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to either of the Mergers, which would prohibit or render illegal the transactions contemplated by the Reorganization Agreement; (v) Graphix Zone shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Graphix Zone's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of StarPress and for StarPress to consummate the transactions contemplated by the Reorganization Agreement (except when the failure to receive such consents, assignments, waivers, authorizations or other certificates would not have a material adverse effect); (vi) Graphix Zone shall have received the opinion of Jackson Tufts Cole & Black, LLP based upon reasonably requested certifications as to factual matters and dated the Closing Date regarding the status and authority of StarPress, the authorization of the Reorganization Agreement and the transactions contemplated thereby by StarPress, and the binding effect of the Reorganization Agreement on StarPress; and (vii) Graphix Zone shall have received the opinion of Snell & Wilmer L.L.P. based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Graphix Zone Merger will be treated as a reorganization described in Section 368(a) of the Code or as a transfer of property to New GZ by holders of Graphix Zone Common Stock (in conjunction with holders of StarPress Common Stock) governed by Section 351 of the Code.

    The obligation of StarPress to consummate the Reorganization is conditioned on the fulfillment of the following conditions: (i) the representations and warranties of Graphix Zone made in the Reorganization Agreement shall be true and accurate in every material respect on and as of the Closing Date with the same force and effect as if they had been made at the Closing (except for changes specifically permitted by StarPress); (ii) Graphix Zone shall have performed and complied in all material respects with all of its covenants required to be performed by it under the Reorganization Agreement and the Graphix Zone Merger Agreement on or before the Closing; (iii) there shall not have been any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of Graphix Zone, other than any change that shall result from general economic conditions or conditions generally affecting the consumer software market, or the interactive entertainment, personal productivity or educational software sectors of the market; (iv) there shall be no order, decree or ruling of any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to either of the Mergers, which would prohibit or render illegal the transactions contemplated by the Reorganization Agreement; (v) StarPress shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by StarPress's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Graphix Zone and for Graphix Zone to consummate the transactions contemplated hereby (except when the failure to receive such consents, assignments, waivers, authorizations or other certificates would not have a material adverse effect); (vi) StarPress shall have received the opinion of Snell & Wilmer L.L.P. based upon reasonably requested certifications as to factual matters and dated the Closing Date regarding the status and authority of Graphix Zone, the authorization of the Reorganization Agreement and the transactions contemplated thereby by Graphix Zone, and the binding effect of the Reorganization Agreement on Graphix Zone; and (vii) StarPress shall have received the opinion of Jackson Tufts Cole & Black, LLP, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the StarPress Merger will be treated as a reorganization described in Section 368(a) of the Code or as a transfer of property to New GZ by holders of StarPress Common Stock (in conjunction with holders of Graphix Zone Common Stock) governed by Section 351 of the Code.

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TERMINATION OF THE REORGANIZATION AGREEMENT

    The Reorganization Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Mergers by the shareholders of Graphix Zone or StarPress: (i) by mutual agreement of StarPress and Graphix Zone; (ii) by StarPress, if there has been a breach by Graphix Zone of any representation, warranty, covenant or agreement set forth in the Reorganization Agreement on the part of Graphix Zone, or if any representation of Graphix Zone shall have become untrue, in either case which as or can reasonably be expected to have a material adverse effect on Graphix Zone and which Graphix Zone fails to cure prior to the Closing; (iii) by Graphix Zone, if there has been a breach by StarPress of any representation, warranty, covenant or agreement set forth in the Reorganization Agreement on the part of StarPress, or if any representation of StarPress shall have become untrue, in either case which has or can reasonably be expected to have a material adverse effect on StarPress and which StarPress fails to cure prior to the Closing; (iv) by either party if the required approvals of the shareholders of StarPress or Graphix Zone shall not have been obtained by reason of the failure to obtain the required vote; (v) by either party, if all the conditions for closing the Mergers shall not have been satisfied or waived on or before June 30, 1996 other than as a result of a breach of the Reorganization Agreement by the terminating party, or a breach by any of the affiliates of the terminating party of the Affiliate Agreements, as the case may be; (vi) by either party, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Mergers shall have been issued and shall have become final and nonappealable; or (vii) by either party, if its board of directors shall have accepted or approved, or recommended to its shareholders, a proposal by a third party to acquire Graphix Zone or StarPress, as the case may be.

    The Reorganization Agreement provides that in case of termination resulting from a breach by a party or the failure of a party to satisfy Closing conditions to be satisfied by it and which are within its control, that party shall bear all of the expenses (including reasonable legal, accounting and other advisory fees) of both parties incurred in connection with the failed transaction. In all other cases of termination, each party will be responsible for its own expenses.

                             DESCRIPTION OF GRAPHIX ZONE

OVERVIEW

    Graphix Zone, Inc. was incorporated in California in August 1989. On June 17, 1994, Graphix Zone completed the initial public offering of Graphix Zone Common Stock.

    Graphix Zone develops, produces and markets multimedia products and services for the personal computer industry. Multimedia is a rapidly expanding area of the personal computer industry characterized by the combination of sound, video, animation, graphics and interactivity with conventional text applications. Graphix Zone is best known for its interactive music CD-ROM ("IMCD-TM-") titles, but also develops, publishes and distributes other entertainment and education-oriented titles, and operates a multimedia productions department.

- -   Graphix Zone entered the interactive music market in June 1994 with the introduction of THE ARTIST FORMERLY KNOWN AS PRINCE INTERACTIVE, featuring the recording artist formerly known as Prince. This was followed in February 1995 with HIGHWAY 61 INTERACTIVE, featuring Bob Dylan. Graphix Zone has recently entered into a contract with Herbie Hancock to develop a series of interactive jazz titles, and is in negotiations with numerous other musical artists.

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- -   Graphix Zone also develops entertainment and "edutainment" titles, including its first CD-ROM title, THE GUIDED TOUR OF MULTIMEDIA, which was introduced in May 1993 and is a reference tool on multimedia. Graphix Zone released the second edition of this title in October 1995. Graphix Zone will also be developing a series of entertainment titles based on the AMERICA'S FUNNIEST HOME VIDEOS television show, the first of which was introduced in October 1995. Graphix Zone is collaborating with Oliver Stone to produce an interactive CD-ROM based on Mr. Stone's film NIXON. Additionally, Graphix Zone is distributing and selling CNN: FACES OF CONFLICT, an interactive CD-ROM featuring first-hand personal accounts from countries torn apart by war, hostility and discord, and CNN: TIME CAPSULE 1995, an interactive CD-ROM featuring the top news stories of 1995, each pursuant to an agreement with StarPress.

- -   Graphix Zone's multimedia productions department produces custom multimedia projects on a contract basis for clients. The multimedia productions department is staffed with graphic artists, creative directors, animators, 3D modelers, programmers and audio/video experts who have completed numerous projects for a wide variety of customers and applications.

    The desktop multimedia industry has been rapidly expanding in recent years due to technological improvements in hardware and software combined with price decreases in hardware. Because desktop multimedia is now relatively inexpensive on both the PC and Macintosh platforms, it is readily available to virtually every business or home consumer in the market for a computer. Computer sales to the home consumer markets now exceed computer sales to the corporate markets, reflecting widespread non-business computer use. Graphix Zone believes this significant shift will create a strong growing demand for CD-ROM titles at retail through existing hardware and software channels. Graphix Zone also believes that its IMCD-TM- titles can open the retail music channel, a non-traditional channel for CD-ROMs.

    Existing Macintosh and PC computers can be upgraded to multimedia computers by the addition of a sound board and a pair of computer speakers. The next, often simultaneous, step toward multimedia is the addition of a CD-ROM drive. Most computers sold today are already "multimedia enabled," with the CD-ROM drive, sound board and speakers included. During 1994 and 1995, many new CD-ROM titles were published and introduced into the software market, creating a strong demand for CD-ROM drives as hardware additions to computers. Over 52 million CD-ROM titles were estimated to have been purchased in 1995(1). The installed base of CD-ROM drives was estimated to have reached 41 million by the end of 1995(2). Many manufacturers bundle their multimedia enabled computers and multimedia upgrade kits with several CD-ROMs. Graphix Zone believes the "bundling" practice provides opportunities for Graphix Zone IMCD-TM-s and other CD-ROM titles to increase volume by selling directly to hardware manufacturers.

BUSINESS STRATEGY

    Graphix Zone believes that the synergy of its publishing and productions departments is such that each will benefit from the successes of the other. Its specific strategies are the following:

    BECOME AN INDUSTRY LEADER IN THE INTERACTIVE ENTERTAINMENT MARKET. Graphix Zone is seeking to become an industry leader in interactive entertainment by developing CD-ROMs with content obtained from highly visible and popular sources. Graphix Zone believes interactive entertainment will continue to grow in popularity because of the appeal of combining video, CD-quality sound, graphics, games, educational and other material in an interactive format. By producing quality CD-ROM products with high-profile content for its initial products, Graphix Zone intends to capitalize on this potentially large market, create name recognition and attract other top names in the entertainment industry. Graphix Zone's first entertainment releases, THE ARTIST FORMERLY KNOWN AS PRINCE INTERACTIVE and HIGHWAY 61 INTERACTIVE, have received significant critical acclaim.

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

    LEVERAGE REPUTATION DEVELOPED BY MUSIC TITLES. Graphix Zone's first two IMCD-TM- titles have brought Graphix Zone considerable notoriety as a result of the high quality and many innovative features of those products. Graphix Zone believes this notoriety will open doors in the entertainment industry, allowing Graphix Zone access to the high-profile content that will help sell CD-ROM titles. Although Graphix Zone's reputation was built with music titles, Graphix Zone intends to exploit this reputation in order to obtain popular content from all facets of the entertainment industry. This exploitation has resulted in contracts with ABC Productions for a series of AMERICA'S FUNNIEST HOME VIDEOS titles and with Cinergi Productions for a NIXON title, and negotiations for several other "big name" titles.

    USE BUNDLING TO ENHANCE MARKETING AND DISTRIBUTION. Through its long-standing relationships with major multimedia hardware companies, Graphix Zone expects to create large bundling opportunities for its CD-ROM titles. By exploiting these relationships and aggressively pursuing bundling opportunities, Graphix Zone believes it can attain additional distribution of its titles and market penetration for the PC and Macintosh platforms. Graphix Zone currently has bundling arrangements with Compaq, Sirius, Camintonn/ZRAM and IDG Books. Graphix Zone plans to develop its titles in a manner that would allow them to be adapted to other multimedia platforms, such as Sony PlayStation, so that they can be produced for use on any multimedia platform that becomes popular.

    EXPAND INTERNET PRESENCE. Graphix Zone has a music-related Web site and is exploring a number of opportunities to expand and exploit its Internet presence, including through links to CD-ROM products.

- ------------

    (1)  Source: Simba Information Inc.
    (2)  Source: Dataquest

    SELECTIVELY PURSUE MULTIMEDIA PRODUCTIONS OPPORTUNITIES. Graphix Zone's reputation for developing innovative CD-ROM titles has provided considerable exposure for its multimedia productions expertise. Graphix Zone intends to pursue multimedia productions opportunities very selectively, taking on projects which are tied to CD-ROM publishing or bundling opportunities, or which have strategic significance.


CD-ROM PUBLISHING

    It is Graphix Zone's goal to become a leader in the development and distribution of interactive entertainment CD-ROM products for the growing multimedia market. Although Graphix Zone initially developed its reputation in the music arena, it intends to develop and distribute many different types of CD-ROM products.

    Graphix Zone has generally acquired much of the content for its CD-ROM products through CD-ROM Development and Distribution Agreements with content owners. Pursuant to these Agreements the content owner (who may be a music artist, record label, movie producer, television show producer or other entertainment industry content owner) supplies the audio, video, photographic and other content in its archives, along with creative input, and Graphix Zone develops a CD-ROM from the content. The parties then share the net revenue generated from distribution of the title in accordance with formulas determined by negotiation between Graphix Zone and the content owner(s).

CD-ROM PRODUCTS

    ENTERTAINMENT PRODUCTS. Graphix Zone entered the entertainment CD-ROM market with the introduction of THE ARTIST FORMERLY KNOWN AS PRINCE INTERACTIVE in June 1994. The critical acclaim accorded this product attracted the attention of Sony Music Entertainment and Bob Dylan, who provided the content for HIGHWAY 61 INTERACTIVE, which was introduced in February 1995. Graphix Zone believes these IMCD-TM-s have set the standard for a new form of entertainment, interactive music, built around the growing installed base of multimedia computers.

    Graphix Zone intends to continue to develop IMCD-TM-s with an innovative interface that abandons the traditional, linear look of many CD-ROM products. The look and feel will include an unbounded, experiential navigation system that has no main menu or home screen, with the objective of making the user forget that a computer is being used. Symbols that accurately represent the entertainer will be used as interactive icons and transitions. Graphix Zone's goal is multimedia entertainment that delivers content through reward, surprise and mystery, promoting continued curiosity and repeated usage. IMCD-TM-s may contain songs, music videos, playable audio files, celebrity interviews, clips of the artist's personal life, biographical articles, video puzzles, 3D imagery, a quest with riddles, links to online content and the ability to create interactive music. Graphix Zone has entered into an agreement with Grammy and Academy Award winner Herbie Hancock to develop a series of jazz IMCD-TM-s.

    In addition to IMCD-TM-s, Graphix Zone intends to develop and distribute entertainment titles of many other types. Pursuant to an agreement with ABC Productions, Graphix Zone developed a title based on the hit television show, AMERICA'S FUNNIEST HOME VIDEOS, which was released in October 1995. Graphix Zone anticipates that this title will be the first in a series of AMERICA'S FUNNIEST HOME VIDEOS CD-ROMs. Pursuant to an agreement with Cinergi Pictures Entertainment, Inc., Graphix Zone has developed the interactive content for a CD-Plus version of the soundtrack, and is in the process of developing a full CD-ROM, based on the Oliver Stone film, NIXON. Graphix Zone will continue to seek content with high name recognition for a variety of entertainment titles.

    EDUTAINMENT PRODUCTS. Graphix Zone entered the edutainment CD-ROM market with the introduction of THE GUIDED TOUR OF MULTIMEDIA in May 1993. This title was developed as a joint project between Graphix


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
Zone and Multimedia World/PC World magazines and is currently in its 2nd edition. THE GUIDED TOUR OF MULTIMEDIA is an interactive multimedia tutorial and reference for beginners and experts which includes text, sound, graphics, video and animation, with over 15 hours of content providing an overview and understanding of multimedia basics, technical fundamentals, hardware and software and guidelines for creating a multimedia production.

MARKETING AND DISTRIBUTION

    Graphix Zone's CD-ROM products are distributed through traditional CD-ROM distribution channels throughout the world, i.e., computer retail and multimedia bundling, where Graphix Zone has strong industry contacts, as well as in music and other retail stores. Graphix Zone believes that its IMCD-TM-s and other entertainment titles offer an opportunity to greatly expand CD-ROM sales into nontraditional retail channels of distribution such as "superstores," mass merchants and record stores. Graphix Zone has established its own internal sales and distribution force, and handles its own distribution of its CD-ROM products. Distribution of THE ARTIST FORMERLY KNOWN AS PRINCE INTERACTIVE had been handled by Compton's NewMedia under an affiliate label relationship, but that relationship was terminated in December 1994.

    Graphix Zone believes that the shift from the affiliate label relationship with Compton's to in-house distribution and sales has contributed to its sales increases by, among other things, facilitating direct relationships with buyers and distributors are facilitated. Graphix Zone is known for its strong marketing abilities, with the roots of this strength in the founders' backgrounds as pioneers of computer products marketing. The marketing group has been carefully assembled to include experts in consumer electronics marketing, retailing, software marketing, and high technology public relations. Graphix Zone combines high quality production, "brand name" entertainment content and aggressive sales and marketing in an effort to ensure the greatest possible success for its CD-ROM titles.

    On March 13, 1996, Graphix Zone and StarPress entered into a Distribution Agreement with GT Interactive Software Corp. ("GT"). Graphix Zone believes that GT's distribution capabilities in mass merchandise retail stores such as Target and Wal-Mart are the strongest in the industry, and that this alliance will broaden distribution of Graphix Zone's and StarPress' CD-ROM products. In connection with the execution of this Distribution Agreement, Graphix Zone issued to GT a warrant to purchase up to 800,000 shares of Graphix Zone Common Stock for a per share exercise price equal to the lesser of $5.125 or the closing price of New GZ Common Stock on the 21st day after the consummation of the Mergers. New GZ has agreed to assume Graphix Zone's obligations under the warrant, including an obligation to register shares of Common Stock underlying the warrant at the request of GT.

    Graphix Zone expects commercial success of its CD-ROM products due in part to the demonstrated popularity of the content and entertainment properties it chooses for its titles. Graphix Zone believes, going forward, that the popularity of the artist, film, television show, etc., combined with quality production should generate sales levels at least sufficient to recover costs and generate positive gross margin. However, the entertainment marketplace is unpredictable, and Graphix Zone cannot predict the popularity of any particular title, even if the content is "brand name" and the title receives considerable critical acclaim.

DEVELOPMENT AND PRODUCTION

    The development of a CD-ROM product requires the integration and management of a complex combination of talent ranging from the very creative to the very technical. Graphix Zone has assembled a core group of experienced people and state-of-the-art computer hardware and software tools to facilitate this process. Graphix Zone believes that its relationships with major technology vendors (Microsoft, Apple, Intel,

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

Adobe, Macromedia), which go back to the beginning of the multimedia industry, enable Graphix Zone to access technology and strategic opportunities before its competition.

    A CD-ROM entertainment product begins with a team of creative planners and writers who conceptualize the content and flow, outline the storyboard and define the various media of the product. This effort must be coordinated with the technical programmers in order to assure acceptable image quality within the defined performance limits of the targeted playback systems. This is followed by the task of organizing, gathering, preparing and editing the media such as the video clips, sound recordings and voiceovers, photographs, drawings and printed matter. This work is done by word processors, graphic artists, videographers, audio specialists and animators. For entertainment products, musical artists, record companies, film studios and other copyright owners are expected to supply a considerable amount of broadcast quality digital video and audio.

    All of the media elements are organized by Graphix Zone's programmers with authoring software tools used to insert the media, assemble the modules and define the interactivity. Much like a movie, continuous viewing and editing is required in order to obtain the desired impact, effects, timing and image quality. When the CD-ROM development is complete, the entire digital file is packaged onto a one gigabyte hard drive. This data file is processed through CD-ROM formatting equipment which generates a single "one-off" CD-ROM. Several of these discs are produced for purposes of beta testing and obtaining focus group data. After all the final editing is completed, a "golden master" CD-ROM is made to be used for the manufacturing volume.

MANUFACTURING

    Graphix Zone does not have any facilities for manufacturing or duplicating CD-ROMs and uses outside suppliers for its production quantities. Due to increasing consumer demands for CD-Audio and CD-ROM, coupled with improved manufacturing yields, unit prices have decreased significantly during the past few years. There are a number of duplication facilities that are capable of satisfying Graphix Zone's needs, and Graphix Zone will generally select duplication facilities based on price and service.

MULTIMEDIA PRODUCTIONS

    The multimedia productions department creates interactive multimedia presentations, kiosks, CD-ROMs, training videos and electronic brochures on a project fee basis for delivery on Macintosh or PC computers. The department is staffed with graphic artists, creative directors, animators, 3D modelers, programmers and audio/video experts who work as a team to complete contract projects. The multimedia productions department has a roster of top-drawer clients and has received various awards, including the New York Festival competition, in which Graphix Zone received a finalist award for its work with the U.S. Olympic Team and an Intermedia award for the Sony interactive reseller training CD-ROM. Other clients have included American Airlines, INTEL, U.S. Robotics and Matra Hachette. Graphix Zone believes its multimedia productions business should increase in the long term as its multimedia production expertise gains wider exposure through high profile CD-ROM products.

    Graphix Zone believes that the long term prospects for multimedia productions are good because of the synergies with CD-ROM publishing and the rapid acceptance by U.S. business of the benefits of multimedia. In the short term, some of the personnel from the multimedia productions department will be diverted to the development of CD-ROM titles. In the longer term, however, as Graphix Zone is able to hire and train additional personnel, multimedia productions should grow as a result of its synergistic interaction with CD-ROM publishing. Graphix Zone believes that its high profile CD-ROM products will showcase Graphix Zone's creative and technical talent with the effect of creating demand for multimedia productions.

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

COMPETITION

    The CD-ROM publishing business is becoming quite competitive, with the number of publishers and titles expanding dramatically each year. Competition comes from four sources: (1) large established CD-ROM publishers (and often distributors) such as Electronic Arts, Broderbund, Compton's NewMedia and Interplay Productions; (2) smaller CD-ROM publishers such as Sanctuary Woods and 7th Level; (3) very small independent developers who develop product but rarely publish or distribute; and (4) entertainment industry giants who are entering the field such as Time Warner, Turner, Sony and Disney. Graphix Zone is presently in the second category, with the goal of moving up to the first category (the top tier of publishers). While Graphix Zone does not dominate market share of CD-ROMs title sales as a whole, Graphix Zone believes it is the leader in CD-ROMs based on popular entertainment content, be it from music, film, video, television or publishing genres. Graphix Zone feels that this category of CD-ROM titles is poised for explosive growth and is attempting to strategically position itself to be the only publisher that has produced titles in each of the entertainment categories mentioned above (in some cases, multiple titles). Although some of the entertainment giants may be establishing their own production groups now or in the future, the vast majority of entertainment content is controlled by or dependent upon individuals or entities outside the grasp of those media giants. Of the media giants that are forming interactive production groups, some, such as Sony, have already begun disbanding the effort, while others, such as Disney, have discovered that interactive software publishing is not a trivial task and have hired outside development companies. Graphix Zone believes that, by virtue of its publishing success in the different entertainment genres, as well as its reputation for quality production and good business practices, it will be able to leverage its track record to become a dominant publisher of entertainment CD-ROMs.

    The multimedia productions business is also becoming highly competitive with competition coming primarily from small to medium sized regional companies. As the technology becomes more ubiquitous and in higher demand by corporate America as a communications vehicle, more multimedia production companies can be expected to emerge to satisfy the demand. Graphix Zone believes that its track record with every type of multimedia production, large and small, will give it a competitive advantage over many other firms, particularly start-ups.

INTELLECTUAL PROPERTY

    Graphix Zone relies on copyright and trademark protection and non-disclosure agreements to protect its intellectual property. Graphix Zone has no patents, pending or otherwise, relating to any of its products. The Graphix Zone logo and the name Graphix Zone-Registered Trademark- have been registered as service marks with the United States Patent and Trademark Office, and Graphix Zone is attempting to register IMCD-TM-. Graphix Zone claims copyright protection for all of its multimedia and CD-ROM materials. Graphix Zone intends to pursue registration of its copyrights and other trademarks and service marks as advised by counsel.

    Graphix Zone will not own the copyrights to the video, audio and related content it obtains from copyright owners in order to create its IMCD-TM-s and certain other entertainment titles. Graphix Zone will claim copyright on and seek to protect the material it creates in developing these titles, subject to the terms of Graphix Zone's agreements with the copyright owners. It must obtain, and will continue to seek, rights to use video, audio and related content from the copyright owners.

EMPLOYEES

    As of May 15, 1996, Graphix Zone had 52 full-time employees of whom 11 were employed in administration and finance, 12 in sales and marketing and 29 in multimedia development and related computer services. Many of Graphix Zone's employees are highly skilled, and Graphix Zone's continued


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

success depends in part upon the ability to attract and retain such employees. In an effort to attract and retain such employees, Graphix Zone offers employee benefit programs which it believes are competitive and sufficient to attract qualified employees. In critical areas, Graphix Zone has utilized consultants and contract personnel to fill temporary needs or to fill open positions until permanent employees could be recruited. Graphix Zone has never experienced a work stoppage, none of its employees is represented by a labor organization, and Graphix Zone considers its employee relations to be good.

DESCRIPTION OF PROPERTY

    Graphix Zone leases approximately 17,200 square feet of office, multimedia production, showroom and theater space in two separate buildings located in Irvine, California. Graphix Zone plans to lease additional space, as necessary.

LEGAL PROCEEDINGS

    Graphix Zone is not a party to any litigation and is not aware of any pending or threatened litigation.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

GENERAL

    Graphix Zone's business focus and strategy are on the growing interactive multimedia segment of the desktop computer industry, in which Graphix Zone develops and distributes interactive CD-ROM multimedia products and provides multimedia production services.

    CD-ROM products consist primarily of entertainment titles which are principally sold at retail. Graphix Zone has five titles which have been developed and are being sold in the retail markets and through bundling, and agreements have been entered into for a series of jazz IMCD-TM-s and for a CD-ROM based on the recently released major motion picture, NIXON. Graphix Zone's products are distributed through a network of national and international distributors who are managed by Graphix Zone's in-house distribution team.

    Multimedia production services consist of contract development of sales programs, training, catalogs and other corporate multimedia needs. Graphix Zone expects to discontinue multimedia productions, except those with particular strategic significance, as it concentrates on CD-ROM publishing and explores a comprehensive Internet strategy.

    Prior to fiscal 1996, Graphix Zone provided multimedia marketing services to clients. However, due to the significant decline in marketing services revenue in fiscal 1995, Graphix Zone decided to focus its efforts on CD-ROM products and discontinued providing marketing services in the second quarter of fiscal 1996. Marketing services revenues were derived almost entirely by sponsorships from computer hardware and software companies, who paid a monthly fee to have their products demonstrated.

    As a relatively small software company, Graphix Zone's stock can be greatly impacted by significant events in the software industry beyond Graphix Zone's control. A prime example of this occurred with Microsoft's launch of Windows 95 on August 24, 1995. The stock of Graphix Zone and a number of other small software companies with Windows 95 products reached all time highs during this period, only to return to pre-Windows 95 levels when early sales of Windows 95 did not meet expectations.


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

RESULTS OF OPERATIONS

    The following table sets forth the percentage of total revenues represented by items included in Graphix Zone's Statements of Operations:


                                                                                    Nine Months Ended
                                                  Fiscal Year Ended June 30,             March 31,
                                                  --------------------------         ---------------
                                                       1995       1994               1996        1995
                                                       ----      ----                ----       ----
     Revenues:
          CD-ROM sales . . . . . . . . . . . . . .      69 %      38 %                88 %      68 %
          Multimedia production and
            marketing services . . . . . . . . . .      31 %      62 %                12 %      32 %
                                                      ------     -----              ------     -----
     Total revenues. . . . . . . . . . . . . . . .     100 %     100 %               100 %     100 %
                                                      ------     -----              ------     -----
     Cost of Revenues:
          CD-ROM sales . . . . . . . . . . . . . .      95 %      31 %                80 %      58 %
          Multimedia production and
            marketing services . . . . . . . . . .      43 %      52 %                12 %      35 %
                                                      ------     -----              ------     -----
     Total cost of revenues. . . . . . . . . . . .     138 %      83 %                92 %      93 %
                                                      ------     -----              ------     -----
     Gross margin. . . . . . . . . . . . . . . . .     (38)%      17 %                  8%        7%

     Research and development
          expenses . . . . . . . . . . . . . . . .       --        --                102 %       --
     Selling, general and administrative
          expenses . . . . . . . . . . . . . . . .      95 %      42 %               172 %      82 %
                                                      ------     -----              ------     -----
     Operating loss. . . . . . . . . . . . . . . .    (133)%     (25)%              (266)%     (75)%

     Interest income (expense), net. . . . . . . .      (1)%      (2)%                 1 %       1 %
                                                      ------     -----              ------     -----
     Net loss  . . . . . . . . . . . . . . . . . .    (134)%     (27)%              (265)%     (74)%
                                                      ------     -----              ------     -----
                                                      ------     -----              ------     -----




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  REVENUES



     NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995. Revenues for the nine months ended March 31, 1996 decreased $1,118,000 to $1,629,000 as compared to $2,746,000 for the comparable prior year period. There are several reasons for the significant decrease. First, for the three months ended March 31, 1995, Graphix Zone recorded revenues of approximately $351,000 from multimedia production and marketing services compared to a negligible amount for the three months ended March 31, 1996. Second, for both the three months ended March 31, 1996 and 1995, Graphix Zone released one new product; however, Graphix Zone recorded revenues of approximately $1,183,000 for the launch of HIGHWAY 61 INTERACTIVE during the three months ended March 31, 1995 compared to approximately $538,000 for the release of an Internet access product for the three months ended March 31, 1996. Because of the relatively short life of most CD-ROM products, most of the revenues in any particular quarter tend to reflect sales of products released in that quarter and the immediately preceding one to two quarters.


     CD-ROM revenues represented 88% of Graphix Zone's total revenues for the nine months ended March 31, 1996, compared to 68% of total revenues for the comparable prior year period. The sales volume of CD-ROM products increased for the nine months ended March 31, 1996, as Graphix Zone distributed six CD-ROM products compared to three CD-ROM products during the same prior year period. Graphix Zone believes that sales of CD-ROM products will increase, both in volume and as a percentage of total revenues, as several additional titles are expected to be introduced during the balance of the current fiscal year.


     Multimedia production and marketing services revenues represented 12% of Graphix Zone's total revenues for the nine months ended March 31, 1996, compared to 32% of total revenues for the comparable prior year period. Production and marketing services revenues also decreased in dollar amount during the comparative periods, reflecting the discontinuance by Graphix Zone in the second quarter of fiscal 1996 of marketing services. Multimedia production revenues are expected to decrease as a percentage of total revenues since Graphix Zone plans to direct most of its resources to CD-ROM publishing and the pursuit of Internet strategies.


     Graphix Zone's revenues and income may fluctuate periodically as a result of: (1) timing of new IMCD-TM- and entertainment and edutainment releases; (2) timing of multimedia production projects; and (3) external factors such as seasonal buying patterns for IMCD-TM-s and other CD-ROM titles. Graphix Zone grants certain distributors and retailers certain rights to return unsold inventory. Consequently, although Graphix Zone records revenue upon shipment, it accrues a reserve based on its estimate of expected returns. Although Graphix Zone had historically experienced minimal returns of previous products, returns of THE IMPROV PRESENTS WINDOWS 95 FOR THE TECHNICALLY CHALLENGED have been and are expected to continue to be significant. The Company has reserved for all anticipated returns for this product at March 31, 1996.

     FISCAL 1995 COMPARED TO FISCAL 1994. Revenues for the year ended June 30, 1995 increased by $1,248,000 (58%) to $3,392,000, as compared to $2,144,000 for fiscal 1994. The increase was primarily due to growth in CD-ROM publishing and multimedia productions, partially offset by a decline in marketing services. In the second half of fiscal 1995, Graphix Zone terminated its relationship with its distributor and established direct distribution for all of its CD-ROM products. Graphix Zone does not believe that the termination of its distributor had or will have any material adverse impact on Graphix Zone's revenues. This termination resulted in a higher average price per unit than in the prior year. Additionally, the sales volume of CD-ROM products increased significantly from the prior fiscal year because Graphix Zone distributed three CD-ROM products (including the launch of the IMCD-TM- HIGHWAY 61 INTERACTIVE during the third fiscal quarter of 1995) during fiscal 1995 compared to two CD-ROM products during fiscal 1994.

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     CD-ROM revenues represented 69% of Graphix Zone's total revenues in fiscal
1995 compared to 38% of total revenues in fiscal 1994. Multimedia production revenues in fiscal 1995 represented 26% of Graphix Zone's total revenues compared to 7% in the prior fiscal year. Marketing services revenues in fiscal 1995 represented only 5% of Graphix Zone's total revenues compared to 55% in fiscal 1994.

     Approximately 59% of Graphix Zone's total revenues for fiscal 1995 were derived from four customers, Sony, Compton's NewMedia, Matra Hachette and Ingram Micro, as a result of agreements or arrangements Graphix Zone had with those customers. For the nine months ended March 31, 1996, approximately 55% of Graphix Zone's sales were derived from four customers, TechData, Syncronys Software, Navarre Corporation and Ingram Micro. Graphix Zone believes that concentration of revenues with major distributors is typical in the CD-ROM publishing industry.

  GROSS MARGIN

     NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995. CD-ROM sales gross margin was 8% for the nine month period ended March 31, 1996, as compared to 7% for the comparable prior year period.

     FISCAL 1995 COMPARED TO FISCAL 1994. CD-ROM publishing gross margin decreased from 20% in fiscal 1994 to (38%) in fiscal 1995. The negative gross margin for CD-ROM publishing in fiscal 1995 resulted in part from Graphix Zone's decision to write off the unamortized balance of the capitalized software development costs in the fourth quarter. The decision to write off the capitalized software development costs was based upon the determination that the carrying value of this asset exceeded its net realizable value as a result of large royalty charges to artists and record labels. In addition, Graphix Zone has not achieved sufficient revenues, after paying artist and label royalties and marketing costs, from its first two IMCD-TM- products, THE ARTIST FORMERLY KNOWN AS PRINCE INTERACTIVE and HIGHWAY 61 INTERACTIVE, to cover the development costs associated with these products.

     Multimedia production and marketing services gross margin decreased from 16% in fiscal 1994 to (40%) in fiscal 1995. The negative gross margin was primarily a result of significant negative marketing services gross margin due in part to the amortization of $37,500 per quarter, which began in the first quarter of fiscal 1995, associated with the amendment of a major customer agreement. Moreover, in the fourth quarter of fiscal 1995, Graphix Zone wrote off the unamortized balance of this asset because it was determined that its carrying value exceeded its net realizable value, resulting in an additional charge of $150,000.

  RESEARCH AND DEVELOPMENT


     Research and development expenses were $1,664,000 for the nine months ended March 31, 1996. Prior to the second quarter of fiscal 1996, Graphix Zone capitalized its software development costs and amortized them over the anticipated life and sales volumes of the corresponding products, as no significant costs were incurred prior to establishment of technological feasibility. Graphix Zone expects to continue to expense these development costs as incurred in future periods.



  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES


     NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995. Selling, general and administrative expenses increased by $538,000 to $2,802,000 and increased as a percentage of total revenues to 172% from 82%, for the nine months period ended March 31, 1996, as compared to the prior year period. The increases in selling, general and administrative expenses were primarily due to increases in sales and marketing costs associated with the direct distribution of Graphix Zone's CD-ROM products. These costs include sales commissions, administrative costs of internally managing the distribution network and internal sales force, as well as an overall increase in marketing expenditures. The increase in selling, general and administrative expenses as a percentage of total revenues is largely a result of Graphix Zone recording approximately $431,000 of nonrecurring professional fees related to the Reorganization which were offset by certain cost reduction efforts made in anticipation of the Reorganization and charges recorded against revenues in the second quarter of fiscal 1996 for anticipated returns and markdowns related to THE IMPROV PRESENTS WINDOWS 95 FOR THE TECHNICALLY CHALLENGED.


     Graphix Zone believes that selling, general and administrative expenses may increase in the near term, for several reasons. First, during fiscal 1995 Graphix Zone terminated its distribution relationship with Compton's NewMedia and established its own direct distribution network of domestic and foreign retailers and distributors. While the gross margins of direct distribution are significantly higher overall, this is partially offset by sales commissions and administrative costs of internally managing the distribution network. Second, the introduction of additional IMCD-TM-s and entertainment and edutainment CD-ROM titles will require additional personnel, office space and marketing costs, the expenses of which will be incurred before such product revenues are fully realized. In the long term, however, if Graphix Zone's CD-ROM and multimedia production revenues meet Graphix Zone's expectations, Graphix Zone believes that selling, general and administrative expenses will decline as a percentage of total revenues.

     FISCAL 1995 COMPARED TO FISCAL 1994. Selling, general and administrative expenses increased by 252% from $912,000 in fiscal 1994 to $3,211,000 in fiscal 1995 due to significant increases in sales and marketing costs associated with the launch of the THE ARTIST FORMERLY KNOWN AS PRINCE INTERACTIVE and HIGHWAY 61 INTERACTIVE IMCD-TM-s, the costs associated with the direct distribution of HIGHWAY 61 INTERACTIVE, which include personnel and commissions, and compensation related to stock options for a former officer. General and administrative costs also increased due to the addition of personnel and professional advice needed to support Graphix Zone's growth, and providing for allowances for bad debts associated with direct distribution.

  INTEREST INCOME (EXPENSE)


     NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995. Graphix Zone's net interest income of $15,000 for the nine months ended March 31, 1996 resulted primarily from earnings on the proceeds from Graphix Zone's private equity offering in the first and third quarters of fiscal 1996 offset by interest expense incurred on its leasing lines. Graphix Zone will continue to incur interest expense to the extent that it utilizes leasing or other forms of financing to acquire computer or other equipment for expanding operations.


     FISCAL 1995 COMPARED TO FISCAL 1994. Graphix Zone incurred interest expense in relation to its revolving credit facilities and other debt arrangements, and the leasing of computer and other equipment associated with expanding its operations. Graphix Zone's interest income represents earnings on the proceeds from its initial public offering, which was completed on June 17, 1994.

  INCOME TAXES

     FISCAL 1995 COMPARED TO FISCAL 1994. Graphix Zone has historically not incurred income tax expense due to its cumulative losses. The only current tax expense incurred in fiscal 1995 related to state income taxes. As of June 30, 1995, Graphix Zone had total available net operating loss carryforwards for federal income tax purposes of approximately $6,100,000. These operating loss carryforwards can be utilized by Graphix Zone to offset future taxable income and will expire in 2005 through 2010. The utilization of these operating loss carryforwards could be limited due to restrictions imposed under federal and state tax laws following a change in ownership.


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

  NET LOSS


     NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995. Graphix Zone incurred a net loss of $4,320,000 for the nine months ended March 31, 1996, as compared to a net loss of $2,043,000 for the comparable prior year period. The increases in net loss occurred for several reasons. First, Graphix Zone recorded approximately $472,000 of nonrecurring operating expenses related to the Reorganization. Second, Graphix Zone recorded $1,663,000 in research and development expenses. Third, THE IMPROV PRESENTS WINDOWS 95 FOR THE TECHNICALLY CHALLENGED was largely unsuccessful and therefore product revenues did not offset related development costs. Fourth, in the second quarter of fiscal 1996 Graphix Zone accelerated and fully amortized all software development costs.



     Graphix Zone's future operating results are expected to be impacted by the following: Several additional titles are scheduled to be released during the last quarter of fiscal 1996. Graphix Zone believes sales will increase as a result of the number of titles available. Graphix Zone hopes to be able to improve gross margins on CD-ROM sales due in part to more favorable development contracts having been negotiated. Multimedia production services should continue to generate positive gross margins, and Graphix Zone has discontinued its marketing services which had historically generated negative gross margins.


     FISCAL 1995 COMPARED TO FISCAL 1994. Graphix Zone incurred a net loss of $4,525,000 for fiscal 1995 as compared to a net loss of $576,000 for fiscal 1994, due primarily to the significant increase in selling, general and administrative expenses, the negative margins associated with Graphix Zone's first two IMCD-TM- titles resulting in part from the write-off of certain assets determined not to be realizable, and the negative margin effect of operating the marketing services division.

     Because Graphix Zone did not incur significant interest or income taxes, the net loss for the periods presented was not materially different from the operating loss.

LIQUIDITY AND CAPITAL RESOURCES


     Graphix Zone's principal source of liquidity is cash. At March 31, 1996, Graphix Zone had cash and equivalents of $1,473,000, net working capital of $451,043 and a net shareholders' equity of $4,560,000. At June 30, 1995, cash, net working capital deficiency and net shareholders' deficiency were $518,000, $(1,509,000) and $(961,000), respectively. The increase in cash and equivalents, working capital and shareholders' equity were primarily a result of Graphix Zone raising $9,445,997 in two private equity offerings. In August and September 1995, Graphix Zone raised $3,873,250 from private equity offerings of a total of 697,930 shares of restricted Graphix Zone Common Stock to thirteen accredited investors. In February 1996 Graphix Zone raised $5,978,645 from a private equity offering of a total of 1,449,378 shares of restricted common stock to twenty-two accredited investors. Net of offering expenses related to the February 1996 offering, Graphix Zone received $5,572,747 in cash, of which approximately $3,714,000 has been advanced to StarPress as working capital and for debt repayment, as of May 21, 1996. These advances are subordinate to an existing bank agreement that has a security interest in substantially all of the assets of StarPress. StarPress is currently in default under the terms of this bank agreement. Accordingly, the bank has the right to immediately foreclose on all of the assets of StarPress. During the nine-month period ended March 31, 1996, Graphix Zone also received $395,810 from the exercise of stock options. In addition, on May 21, 1996, Graphix Zone raised net proceeds of $928,125 through a private equity offering of 250,000 shares of Graphix Zone Common Stock to one accredited investor. Cash used in operating activities for the nine months ended March 31, 1996 was $3,723,000.



     Net cash used in operating activities increased by $2,443,000 during the nine months ended March 31, 1996 to $3,723,000. Key components of the increase, after the effect of an increased net loss,



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


included an increase in gross accounts receivable of $859,000, an increase in inventories of $419,000 and a decrease in accrued royalties of $573,000 offset by an increase in accounts payable of $799,000. Net cash used in operating activities increased by $1,463,000 to $1,789,000 during the year ended June 30, 1995. Key components of this increase, after the effect of the increased net loss, included increases in gross accounts receivable of $374,000 offset by increases in accounts payable of $333,000 and accrued royalties of $756,000. The increases in accounts receivable, accounts payable and accrued royalties were due primarily to the cash flow cycle of increasing sales.



     Net cash used in investing activities was $4,386,000 during the nine month period ended March 31, 1996. This consisted of an increase in amounts due from StarPress of $3,504,000, purchases of property and equipment of $346,000 and software development costs of $536,000. Net cash provided by investing activities was $432,000 during the year ended June 30, 1995. This net cash provided resulted from remaining proceeds of the company's initial public offering of $1,466,000, which had been invested in short-term investments, and proceeds of $300,000 from the sale-leaseback of equipment. These proceeds were offset by purchases of property and equipment of $574,000 and software development costs of $761,000. The property and equipment purchases and software development costs were necessary to allow for the development and sale of product and to allow for future growth. Though the Company does expect to incur additional costs for property and equipment and software development in the future, there are no material commitments for such purchases. Such purchases are expected to be funded through existing liquidity in the near term and private and public equity offerings in the long term.



     The proceeds from the private offerings described above have been and will be used as working capital to fund the development of future CD-ROM products, marketing costs for various soon to be released titles, royalty payments on existing titles and expected advance royalty payments to entertainment content owners for future titles, and other costs associated with the continued growth and expansion of Graphix Zone. These costs will continue to affect liquidity as Graphix Zone devotes additional capital resources to the development of CD-ROM titles, because these costs are incurred considerably in advance of the revenues to be received. Graphix Zone's liquidity can be adversely affected in any given quarter of a year by the timing of incurred CD-ROM development costs, which is difficult to predict. As Graphix Zone continues to grow, it expects to begin producing and distributing multiple titles simultaneously. This diversification should help Graphix Zone's quarter-to-quarter liquidity as development costs on one title can be offset by revenues from a previously released title.



     As Graphix Zone focuses its resources and energies on CD-ROM publishing and an Internet strategy, the costs (including capital expenditures) associated with such development have recently been and will continue to be considerable and will be incurred before any significant related CD-ROM title or Internet revenue is realized. Graphix Zone established an equipment purchase line of credit during fiscal 1995 with a leasing company to finance computer equipment aggregating up to $250,000. As of March 31, 1996, $198,850 remained available for future equipment acquisitions. This credit line gives Graphix Zone added financial flexibility to either purchase or lease necessary equipment.



     Graphix Zone's long-term liquidity is principally contingent on its future operating results, the completion of the Reorganization with StarPress and its ability to raise funds through private and public equity offerings. New GZ is expected to yield greater revenues and significant cost savings, thus improving overall liquidity. Graphix Zone's anticipated liquidity needs are based on a number of factors, including the size of the business and related working capital needs, the extent of CD-ROM development costs and funding requirements, and the level of corporate operating costs. Graphix Zone believes that its present funding sources, including the proceeds of the private equity offering in May 1996, are sufficient to sustain these needs through fiscal 1996. Beyond fiscal 1996, Graphix Zone will require additional financing through borrowings or through private or public equity offerings.

NEW ACCOUNTING STANDARDS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Graphix Zone is in the process of analyzing the impact of this statement and does not believe that it will have a material impact on its financial position or results of operations. Graphix Zone anticipates adopting the provisions of the statement in fiscal 1996.

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. Graphix Zone will adopt the disclosure requirements in fiscal 1997 and is in the process of analyzing the potential impact of the financial accounting requirements that are permitted pursuant to this standard. Currently, Graphix Zone does not believe that it will adopt the provisions of the accounting requirements of this statement.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as to the persons who are directors and executive officers of Graphix Zone who are expected to be directors or executive officers of New GZ.

                                             POSITIONS WITH GRAPHIX ZONE
     NAME AND AGE                                 AND OTHER INFORMATION

Charles R. Cortright, Jr. (47) . . . .  President, Chairman of the Board of
                                        Directors and Chief Executive Officer of
                                        Graphix Zone since its inception in
                                        August 1989, interim Chief Financial
                                        Officer since May 1995 and Director
                                        since 1989. For the one and one-half
                                        year period prior to his relationship
                                        with Graphix Zone, Mr. Cortright served
                                        as Vice President and General Manager of
                                        Infotek, a manufacturer of computer add-on enhancement products. Prior to working for Infotek, he had over 18 years experience in the computer graphics industry, having held key management positions at AST Research, CalComp and Hughes Aircraft in their graphics products divisions. Charles R. Cortright, Jr. is the husband of Angela Aber Cortright.

Angela Aber Cortright (40) . . . . . .  Executive Vice President - Marketing,
                                        Secretary and Director of Graphix Zone
                                        since its inception in August 1989. For
                                        the two year period prior to that Ms.
                                        Cortright served as President of
                                        MarkeTrax, a marketing research firm
                                        founded by Ms. Cortright which
                                        specialized in the computer industry.
                                        Prior to founding MarkeTrax, Ms.
                                        Cortright had over 10 years experience
                                        in sales and marketing in the computer
                                        industry with AST Research, MSI Data and
                                        IBM. Angela Aber Cortright is the wife
                                        of Charles R. Cortright, Jr.


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

Thomas C. K. Yuen (44) . . . . . . . .  Director of Graphix Zone since 1994 and one of the co-founders in 1981 and,
                                        until July 1992, the Chief Operating
                                        Officer of AST Research, a Fortune 500
                                        personal computer manufacturer. After
                                        leaving AST Research, Mr. Yuen formed
                                        Atlantis Computers, a company which
                                        holds controlling interests in a number
                                        of high technology companies, including
                                        SRS Labs, NuReality and MPC
                                        Technologies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE
OFFICERS


     The following table sets forth as of May 21, 1996, (i) the identity of each person known to Graphix Zone to be the beneficial owner of more than 5% of Graphix Zone's Common Stock and the respective beneficial ownership of those persons, (ii) the name of each director of Graphix Zone and the number of shares of Graphix Zone Common Stock beneficially owned by each such director, and (iii) the number of shares of Graphix Zone Common Stock beneficially owned by all directors and executive officers of Graphix Zone as a group.




                                            Amount and Nature of         Percent of Class
Name and Address                           Beneficial Ownership of       of Graphix Zone
of Beneficial Owner                      Graphix Zone Common Stock(1)      Common Stock
- -------------------                     -----------------------------    ----------------
Charles R. Cortright, Jr. and                        836,400                    15.3%
Angela Aber Cortright(2)(3)
42 Corporate Park, Suite 200
Irvine, CA  92714

GT Interactive Software Corp.(4)                     800,000                    12.8%
16 East 40th Street
New York, NY 10016

Gruber & McBaine Capital                             640,700                    11.6%
  Management(5)
50 Osgood Place
San Francisco, CA 94133

Thomas C. K. Yuen(2)(6)                              331,965                     6.0%
2907 Daimler Street
Santa Ana, CA 92705

All Directors and Executive                        1,168,365                    21.0%
Officers of Graphix Zone
as a Group (3 persons)(3)(6)


- -----------------------------

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Graphix Zone Common Stock.
(2) Director of Graphix Zone.

(3) Includes 763,500 shares which the Cortrights own of record as community property. Also includes 52,900 shares owned by Ms. Cortright as her sole and separate property, 10,000 shares of Graphix Zone Common Stock which Ms. Cortright has the right to acquire upon the exercise of nonqualified stock options which are exercisable within 60 days of May 21, 1996 and 10,000 shares of Graphix Zone Common Stock which Mr. Cortright has the right to acquire upon the exercise of nonqualified stock options which are exercisable within 60 days of May 21, 1996. For purposes of this table, the Cortrights are presented together since they share voting and investment power with respect to all shares of Graphix Zone Common Stock beneficially owned by them.


(4) Represents 800,000 shares of Graphix Zone Common Stock which GT has the right to acquire upon the exercise of a warrant which is exercisable within 60 days of May 21, 1996.


(5) Includes 80,850 shares of Graphix Zone Common Stock which Gruber & McBaine Capital Management has the right to acquire upon the exercise of warrants which are exercisable within 60 days of May 21, 1996.


(6) Includes 108,750 shares of Graphix Zone Common Stock which Mr. Yuen has the right to acquire upon exercise of nonqualified stock options which are exercisable within 60 days of May 21, 1996.


EXECUTIVE COMPENSATION

    There is shown below information concerning the annual and long-term compensation for services in all capacities to Graphix Zone for the fiscal years ended June 30, 1995 and 1994 of the person who was, at June 30, 1995, the chief executive officer of Graphix Zone. No executive officer of Graphix Zone had salary and bonus in excess of $100,000 during the fiscal years ended June 30, 1995 and 1994.

                              SUMMARY COMPENSATION TABLE

                                               Annual Compensation
                                  ---------------------------------------------
      Name and                                                       Other
      Principal                                                      Annual
      Position                    Year      Salary       Bonus    Compensation
    ------------                  ----      ------       -----    ------------
Charles R. Cortright, Jr.,        1995      $98,150        $0     $  0
President and Chief Executive     1994      $65,000        $0     $  28,788(1)
Officer

- ---------------
(1) Represents payments of $732 per month for Mr. Cortright's automobile and $1,667 per month for the Cortright's home mortgage, which was paid directly by Graphix Zone.

ARRANGEMENTS WITH DIRECTORS

    All directors of Graphix Zone are reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors' meetings and all directors who are not executive officers or employees of Graphix Zone receive a director's fee of $1,000 per meeting and annual nonqualified stock options to purchase 5,000 shares of Graphix Zone Common Stock at the then-current fair market value. All directors who are also executive


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

officers or employees of Graphix Zone receive annual nonqualified stock options to purchase 10,000 shares of Graphix Zone Common Stock at the then-current fair market value. These options are granted on each anniversary date of the directors becoming members of the Board of Directors of Graphix Zone pursuant to Graphix Zone's 1994 Stock Option Plan and 1995 Stock Option Plan as to outside directors and pursuant to Graphix Zone's 1995 Stock Option Plan as to outside directors and directors who are executive officers or employees of Graphix Zone.


    In April 1995, Graphix Zone granted a stock option to purchase 50,000 shares of Common Stock to Thomas C. K. Yuen. The exercise price of the option is $3.375 per share, the market value per share of Graphix Zone Common Stock on the date of grant.


    In January 1996, Graphix Zone granted a stock option to purchase 50,000 shares of Common Stock to Thomas C. K. Yuen. The exercise price of the option is $5.00 per share, the market price per share of Graphix Zone Common Stock on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In February 1995, Graphix Zone borrowed $450,000 from Charles R. Cortright, Jr. and Angela Aber Cortright. In March 1995, Graphix Zone issued 180,000 shares of restricted Common Stock to those individuals in exchange for the cancellation of the $450,000 note payable related to that borrowing.


    On March 21, 1996, Graphix Zone loaned $41,250 to Ronald S. Posner, which Mr. Posner used to exercise options on March 22, 1996 to purchase 404,893 shares of StarPress Common Stock. This loan bears interest at 6% per annum and is due and payable on or before Mr. Posner's termination of employment with StarPress or any successor (including New GZ).



    On March 21, 1996, Graphix Zone loaned $53,400.09 to John C. Lukrich, the current Chief Financial Officer of StarPress, which Mr. Lukrich used to exercise options on that date to purchase 285,000 shares of StarPress Common Stock and to satisfy tax withholding obligations in connection with that exercise. This loan bears interest at 6% per annum and is due and payable on or before December 31, 1996.


                               DESCRIPTION OF STARPRESS

OVERVIEW


    StarPress is a low-cost developer, publisher and marketer of personal computer CD-ROM and floppy software products for the home, school and small business markets. StarPress has historically focused its efforts on developing software in four consumer categories: HEALTH, which provides consumers with health information and health management interactive multimedia software, INFOTAINMENT, which provides consumers with other non-health related educational, art, entertainment and reference interactive multimedia software, PERSONAL PRODUCTIVITY, which provides consumers with easy-to-use fix-a-problem software for home and office, and TRAVEL, which provides consumers with an integrated solution that offers the best, most current travel planning information. StarPress' strategy is to identify and develop products within these categories that will achieve sustained consumer appeal and brand name recognition. StarPress has recently concluded that its principal ongoing focus should be in the INFOTAINMENT and TRAVEL SOFTWARE categories.


    As a software publisher, StarPress has either licensed published written works and developed a software program based on these materials or has marketed and sold software products developed in-house or by third parties. StarPress is taking and intends to continue to take advantage of the new technologies that are now being used in interactive multimedia software to provide enhanced character animation, realistic sound effects,


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

music and voices, and high quality graphics to its products. Most recently, StarPress has focused on products for the interactive multimedia market. Whether the program is generated internally or by a third-party developer, StarPress' professionals have endeavored to identify products that are fun, innovative, and intriguing to consumers and that are designed to inspire and educate the user.


    As of May 15, 1996, StarPress published [FORTY-FIVE] software products ([FIFTEEN] floppy based and [THIRTY] CD-ROM based), and had ten CD-ROM products under development. Certain of these products will be phased out. Generally, StarPress initially releases its products in a Windows platform and subsequently develops versions for Macintosh, as appropriate. The retail prices range from $19 to $79.


    The marketing objective of StarPress has been to develop a network of software distributors for its product lines. StarPress sells its products through distributors, software specialty retail chains, computer superstores, mass merchandisers, discount warehouse stores, and OEM distributors. There can be no assurance that StarPress can successfully license, develop and market software products, that products it does market will prove to be commercially viable or that StarPress ultimately will attain profitability.

    StarPress, Inc. was incorporated in Colorado on July 19, 1988 as Pierce International Gold, Inc. On June 29, 1993 it acquired Great Bear Technology, Inc., a California corporation ("Great Bear"), and thereafter changed its name to Great Bear Technology Incorporated. On October 13, 1995, it changed its name to StarPress, Inc. StarPress issued approximately 1,666,668 shares of its common stock in exchange for all the outstanding common stock of Great Bear.

    On October 4, 1993, StarPress acquired all of the issued and outstanding stock of HealthSoft, Inc., a California corporation ("HealthSoft") in exchange for 320,000 shares of StarPress' Common Stock. StarPress also assumed a $320,000 note of HealthSoft, payable to a minority shareholder of HealthSoft. HealthSoft was a consumer health information and management software company.

    On October 25, 1993, StarPress acquired all the outstanding and issued stock of Logatronix, Ltd., a limited liability Bulgarian corporation , in exchange for 1,045,000 shares of StarPress' Common Stock. Logatronix, Ltd. was a software development company.

    On May 31, 1994, StarPress acquired MicroBase, Inc. ("MicroBase") in exchange for 613,000 shares of StarPress' Common Stock and options to purchase 75,000 shares of StarPress Common Stock. MicroBase was a software development company with two completed software products that it developed itself, and one additional software product for which it was a distributor. MicroBase was also a distributor for a product named MICROSQUEEZ, a patented ergonomic exercise tool designed to strengthen the fingers, hands, wrists and forearms.


    On June 23, 1995, StarPress acquired StarPress Multimedia, Inc. in exchange for an aggregate of 13,197,458 shares of StarPress Common Stock. StarPress Multimedia, Inc. was a publisher, developer, and distributor of multimedia software products primarily emphasizing education and entertainment titles. StarPress Multimedia, Inc. had acquired iTravel International Ltd. ("iTravel"), a developer located in Seattle, Washington, on March 31, 1995, for 180,000 shares of common stock of StarPress Multimedia, Inc. StarPress assumed StarPress Multimedia Inc.'s obligations to issue additional shares to former iTravel shareholders. In April and May 1996, 485,872 additional shares of StarPress Common Stock were issued to meet this commitment.


    In March 1995, StarPress Multimedia, Inc. entered into a joint venture agreement with a subsidiary of Olivetti Telemedia to establish a publishing and distribution entity in Europe. The newly formed company, Olivetti StarPress Europe N.V., is expected to distribute StarPress and Olivetti Telemedia products throughout

Europe. This joint venture has the exclusive right to distribute in the European Community CD-ROM titles of each party and their affiliates on terms to be negotiated. This joint venture is forty-nine percent (49%) owned by StarPress Multimedia, Inc. and fifty-one percent (51%) by Olivetti. As part of this transaction, Olivetti is required to invest $1,500,000 in cash in Olivetti StarPress Europe while StarPress Multimedia, Inc. is required to invest an aggregate of $500,000 in cash (of which $50,000 has been paid as of May 15, 1996) and has been and will be contributing intellectual property which the joint venture has valued at $1,000,000. On February 26, 1996, StarPress received a letter from Olivetti Telemedia requesting that StarPress become current on its cash contribution obligations to the joint venture. The parties are currently in negotiations regarding this request. As of May 15, 1996, the maximum amount of cash that StarPress could owe to the joint venture entity was $450,000. As of March 31, 1996, the Company had accrued and expensed $150,000 of this total maximum amount.


    On November 1, 1995, StarPress purchased from Sony Interactive Entertainment, Inc. ("Sony") certain products and other assets which consisted of: 14 products currently in distribution or production; related finished goods inventory and royalty income; prepaid royalties; accounts receivable for these products shipped by Sony after October 11, 1995; and furniture and equipment. The purchase price for these assets consisted of 927,716 shares of StarPress' Common Stock and a promissory note for $561,781. The promissory note, which was paid on February 2, 1996, bore interest at the prime rate as quoted by Chemical Bank and was secured by the assets acquired.

INDUSTRY BACKGROUND

    The consumer software market consists primarily of software for personal computers used in homes, schools and small businesses. This market is often divided into four categories: productivity, education, entertainment, and finance. Rapid technological advances have permitted the coordination of traditional media with computer technology to create interactive multimedia. Multimedia applications are revolutionizing the ways people work, learn and play. In recent years, rapidly declining prices of microprocessors, semiconductor memories and CD-ROM drives have dramatically reduced the cost of providing multimedia capabilities in personal computers. Minimum hardware requirements for multimedia computers are an Intel-compatible 486 or a Motorola 68030 microprocessor, 4 megabytes of main memory, 540 megabytes of hard disk storage, 256 color displays, 16-bit sound card and a CD-ROM drive. Systems with these configurations currently sell for as little as $1,000 to $1,500 fully configured. The affordability of these systems has led to the proliferation of multimedia-capable computers in business and the home. According to The Cybermedia Group's InterTrak/CD-ROM program, a quarterly survey, one in three of the PC-owning households in the U.S. now has a CD-ROM drive. The survey reveals that nearly 10% of CD-ROM drive owners had two or more computers with CD-ROM drives. Nearly 60% of CD-ROM drive owning households acquired new CD-ROM titles at a rate of more than one per month, paying an average $40 per title.

    While prices have declined, new technology advances have increased the power of personal computers to process the large amounts of data required to represent multimedia information in digital format. These new technologies include fast microprocessors, high-resolution color displays, audio support, data compression, 6x and even 8x speed CD-ROM drives, MPEG and high speed networks.

    The growth of mass market distribution channels, including the development of computer superstores and the distribution of hardware and software by major mass market retailers, has increased the availability of hardware and software, has increased the availability of personal computers and consumer software at lower prices and has opened up the market to a broader base of consumers. Home PC's THE GOLDEN AGE, a market research report (published in the second quarter of 1995) from Forrester Research, indicates that the home PC market will grow at a 24% compound annual growth rate for the next three years. Forrester believes that there are 22.8 million PCs in homes, and that 15-20% of homes own more than one computer. The report suggests the home PC market will have an installed base of 27.5 million, 34 million and
42.2 million in 1995, 1996 and 1997, respectively. Multimedia-equipped machines will account for nearly all new shipments, according to the study. StarPress expects that this trend will result in increased demand for interactive multimedia consumer software which takes advantage of the graphics, sound and data capabilities of the latest hardware technology.

BUSINESS STRATEGY

    StarPress' current strategy includes building brand name awareness of its following two product lines.

    INFOTAINMENT SOFTWARE. This group of products provides consumers with value-added content-based educational, art and leisure software which makes the content more accessible, easy and fun-to-use. The Infotainment line of software includes StarPress' sports, childrens, reference, game and comedy ("Interactive Insanity") software titles.

    TRAVEL SOFTWARE. This group of products provides consumers with an integrated solution that offers the best, most current travel planning information.

    Prior to entering into the Reorganization Agreement, StarPress' business strategy included two additional product lines: HEALTH SOFTWARE and PERSONAL PRODUCTIVITY SOFTWARE. The HEALTH SOFTWARE line includes the following products:
MEDICAL DICTIONARY AND FAMILY HEALTH GUIDE, THE COMPLETE GUIDE TO PRESCRIPTION AND NON-PRESCRIPTION DRUGS, and DR. HEALTH'NSTEIN'S BODY FUN. The PERSONAL PRODUCTIVITY SOFTWARE line includes: 808 GREAT LETTERS SERIES, REFERENZING! and THE NEW AMERICAN LIBRARY OF QUOTES. It is anticipated that New GZ's business strategy will center on the production of interactive entertainment with a focus on film, music and television. Accordingly, StarPress will continue to sell its existing HEALTH SOFTWARE and PERSONAL PRODUCTIVITY SOFTWARE products but will phase out these product lines over time.

    StarPress has used the following key strategies to grow its business:

    * LEADING TECHNOLOGY. StarPress has been taking advantage of the new technologies that are being used in interactive multimedia software to provide enhanced character animation, realistic sound effects, music and voices, and high quality graphics to its products.

    * CREATIVITY. Whether the program is generated internally or by a third-party developer, StarPress' professionals have endeavored to identify products that are fun, innovative and intriguing to consumers and that are designed to inspire and educate the user.

    * ACQUISITION OF HIGH QUALITY CONTENT AND THE USE OF FAMOUS NAME PERSONALITIES. StarPress believes that the acquisition of high quality content is critical to the success of software titles. StarPress has licensed information which StarPress believed to provide highly marketable content for development into interactive multimedia titles. StarPress believes that famous name personalities and content can provide instant recognition to consumers, and can be an important factor in the selling of the titles to the consumer market.


    * MARKETING AND DISTRIBUTION CHANNELS. The marketing objective of StarPress has been to develop a network of software distributors for its product lines. StarPress sells all its product lines through distributors, software specialty retail channels, computer superstores, mass merchandisers, discount warehouse stores, educational dealers, office clubs, mail order/catalog houses, VARs, OEM contracts, licensees, large corporate accounts, and directly to end users.


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

    * STRATEGIC RELATIONSHIPS AND FINANCIAL PARTNERS. StarPress has emphasized a partnering strategy. Strategic relationships are an efficient business model for rapid expansion and are a natural fit for a participant in a publishing-oriented industry. StarPress began expansion of its international market coverage by working to build strategic relationships with Olivetti Telemedia and Usborne Publishing. StarPress believes that its relationships with Harper Collins, Mosby/Times Mirror, CNN, and United Airlines have assisted StarPress in establishing further quality brand name image, ongoing availability of salable content, alternate distribution channels and co-development opportunities. Through such relationships, StarPress has created a presence in various new media market segments by leveraging content, brand and distribution. StarPress believes that these processes are less expensive and provide more potential upside than proceeding alone, allowing StarPress to get to full solutions faster with greater return on investment. By aggressively seeking co-publishing, joint product development and revenue sharing opportunities, StarPress intended to create a template for future product development and distribution while helping management climb the new media learning curve more rapidly.

    * MERGER AND ACQUISITION STRATEGY. StarPress has actively pursued mergers and acquisitions with companies that StarPress perceived had the potential to add to StarPress' critical mass and strengthen product lines, distribution and marketing. StarPress' goal for acquisitions has been to build one of the largest independent multimedia publishing companies in the industry.

PRODUCTS

    The following is a description of StarPress' two continuing product lines and the products it markets:

    INFOTAINMENT PRODUCT LINE

    The Infotainment line of software focuses on useful, informative and fun interactive multimedia products. The titles have been initially introduced on the Windows platform on diskette or CD-ROM and some titles have been released on the Macintosh platform. The Infotainment line accounted for approximately 15% of the revenues of StarPress during the fiscal year ended June 30, 1995.

    JEOPARDY!. This product has been designed to give the user the feeling that he or she is actually a Jeopardy contestant, using video clips of Alex Trebek reading the answers for which the user must pose the question. The product contains thousands of answers for which a question must be posed.

    WHEEL OF FORTUNE. This product features a database of over 5,000 puzzles, which StarPress believes is the most of any CD-ROM or cartridge-based game, and video clips of Vanna White. The "intelligence" of computerized rival contestants can be adjusted to whatever level the user desires, or other live participants can compete.

    MTV'S BEAVIS AND BUTT-HEAD MULTIMEDIA SCREEN SAVER. MTV's Beavis and Butt-head Multimedia Screen Saver includes customizable screen saver, wallpaper and clock functions and more than 80 video clips pulled directly from three seasons of MTV's "Beavis and Butt-head." The user can assign sound effects and "conversation" to various computer functions from a selection of 75 "Wave" files. Lastly, on the CD-ROM version, there are four music videos, courtesy of Epic Records, featuring Beavis and Butt-head's sick and twisted views.

    THE WOMEN OF PLAYBOY SCREEN SAVER (TWO VERSIONS: MATURE AUDIENCE AND ADULTS
ONLY). The Women of Playboy Multimedia Screen Saver presents five decades of Playboy photography, art, cartoons and video. The user can choose from any of the preset "Saver Script" modules or can create a custom "Saver Script." The Women of Playboy includes hundreds of images and more than 15 minutes of full motion video.

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

    ESPN BASEBALL TONIGHT. ESPN Baseball Tonight is a realistic, fast-paced arcade style baseball game featuring over 15,000 frames of digitized player animation. Users may choose any of the 28 Major League Baseball teams, step up to the plate, swing and enjoy the play-by-play commentary of ESPN's Dan Patrick. Pre-game and post-game reports and highlights are brought to the user directly from the "ESPN Sports Center," providing a true broadcast TV baseball experience with ESPN's own Chris Berman.

    THE ALL MUSIC GUIDE. This product offers a 34,000 entry music album database by over 6,000 artists. Music artists are profiled with short biographies, and each of their albums are profiled, reviewed and rated by a music reviewer.

    GREEN EXPLORER. This product offers numerous ideas for reducing, reusing, and recycling items people use everyday. In an interactive graphic and text environment, users learn about landfills, incinerators, hazardous waste, composting, and packaging. The program also contains quizzes and projects and a database of agencies and companies that offer "green" alternatives.

    PLAYBALL! This product offers instruction and an animated trivia game that covers all aspects of the game of baseball - from throwing a change-up, holding baserunners, and blocking a curve ball in the dirt to cut-off, relay, and bunt strategies. Former Chicago White Sox shortstop, Arizona State University Hall of Famer, and San Francisco Giant Coach Alan Bannister lends an insider's perspective to the game, the rules, the equipment, and the skills that are intended to improve the user's game. The product also features great quotes, a database of teams, stadiums, hobby organizations, and baseball publications, and a challenging animated trivia game.

    PORTRAITS OF AMERICAN PRESIDENTS ON CD-ROM. This product is a comprehensive interactive CD-ROM guide spanning more than 200 years of history as seen through the lives of the 42 American Presidents. The product includes historical full-motion NBC video, live presidential recordings, biographies, historical maps, speeches, famous quotations and narration.

    WILLY WABBIT AND HIS MAGICAL BOOKS ON CD-ROM. This product is an interactive, animated CD-ROM targeted at children four years and older. Through the CD-ROM, children spend a rainy day in Willy Wabbit's tree house reading his magical books which include: Playground, Zoo, Undersea World, Space, Park, Landmarks and Music House. Through Willy Wabbit's books, children find an animated world of entertainment, fun and learning. The product was developed by S.E.C. of Singapore, and StarPress has the exclusive distribution agreement for the rights to sell in North America (excluding Mexico).

    HOW TO BE PERFECT. This product is an interactive spoof on the Eisenhower era style etiquette propaganda. Set like a television game show, How to be Perfect is a comedy program that incorporates vintage film and leading edge design with voice overs by Bobcat Goldwaith and Bob Sarlott and was written by former National Lampoon editors.

    CAROLINES PRESENTS... JOHNNY. This product is for teens and adults who love one-liner stand up comedy. Johnny is a comedy program that is interactive, with users creating comedy club routines. The product has a claymation stage and characters, voice over by Bobby Slayton and was written by former National Lampoon editors.

    SPORTS FREEKZ. This product is a sports blooper program that is interactive with a trivia game that combines video and animation, with writing by former National Lampoon editors and Gilbert Gottfried as the game show host.

    MATERIAL WORLD: GLOBAL FAMILY PORTRAIT. Narrated by Charles Kuralt, Material World is a journey into the everyday lives of thirty typical families from around the world. Sponsored in part by the United Nations

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

Population Fund, sixteen of the world's foremost photojournalists traveled to thirty nations to live for a week with these families.

    SPORTS ILLUSTRATED MULTIMEDIA ALMANAC, 1995 EDITION. This product is a comprehensive review of the year in sports. It covers all the year's best sports action with over 30 minutes of video, full-color photography and insider coverage.

    GEMSTORM. A full, working version of "the next generation" of the Tetris video game, this game is full of colorful photographic scenes and engaging music with over 100 levels of play.

    THE MCKINLEY INTERNET DIRECTORY. The McKinley Internet Directory is designed to help users manage the Internet. By combining the traditional benefits offered by a yellow pages directory with the benefits of CD-ROM technology, this CD-ROM edition of The McKinley Internet Directory provides users with, among other things, resource descriptions, keywords, audience fields, user information and five types of Internet addresses or URLs. Designed as a productivity tool, The McKinley Internet Directory is a fast and comprehensive Internet search utility that can be used off-line.

    THE HALDEMAN DIARIES: INSIDE THE NIXON WHITE HOUSE, THE COMPLETE MULTIMEDIA EDITION. The Haldeman Diaries is a comprehensive CD-ROM title based on the never before published diaries of H. R. Haldeman, chief-of-staff for former President Nixon. The title presents insights into the Oval Office and into one of the most intriguing presidencies in modern history. Featuring the complete and unedited 2,200 page text from Haldeman's personal diaries, the CD-ROM title also features 45 minutes of video (consolidated from 27 hours of footage) personally shot by Bob Haldeman, 700 photographs and 2,000 pages of exclusive documents from Haldeman's tenure in the White House.


    ABC NEWS EARTHQUAKE. Through the cameras of ABC News and voice-over of chief moderator, Ted Koppel, Earthquake features more than 40 minutes of video and thousands of photographs, graphs, maps, charts and diagrams. Earthquake provides in-depth coverage of all significant quakes that have occurred in the twentieth century, including Anchorage (1964); Tangshan, China (1976); Mexico City (1985); Loma Prieta, California (1989); Landers, California (1992); Maharashtra, India (1993), and most recently; Northridge, California (1994). The disc also features an informative earthquake preparedness section.


    HIGHLIGHTS FOR CHILDREN PUZZLEMANIA. Highlights' PUZZLEMANIA is an entertaining and educational interactive CD-ROM series for children six and over based on material from the popular Highlights PUZZLEMANIA book series. PUZZLEMANIA features 101 interactive puzzles, full-screen color graphics and photographs, an original soundtrack, sound effects and digital video clips. PUZZLEMANIA puzzles develop and reinforce key skills that are important to a child's educational development including word recognition, spelling, vocabulary development, reading comprehension and divergent/convergent thinking.

    TRAVEL PRODUCT LINE (iTRAVEL)

    This group of products is intended to provide consumers with an integrated solution that offers the best, most current travel planning information.

    EXPERIENCE HAWAII. Experience Hawaii is the interactive travel planner's window to the best of Hawaii. Each of the four main Hawaiian Islands can be explored in depth to assist the leisure traveler in the planning, booking and enjoyment of their vacation. Experience Hawaii contains information about accommodations, dining, recreation, sightseeing, transportation and much more to help quickly customize the tropical vacation suited to one's interests and/or budget.

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

    THE ULTIMATE GUIDE TO ADVENTURE TRAVEL. The Ultimate Guide to Adventure Travel CD-ROM/on-line hybrid title offers a multimedia exploration of over 130 worldwide adventure trips from Mountain Travel-Sobek. Using the CD-ROM as the basis for their travel planning and adventure search, users can interactively experience each of the world class trips presented through over 1,000 photographs, 30 minutes of video and narrated mini-previews of each trip.

PRODUCT DEVELOPMENT

    StarPress' product development process has included design, phototyping, programming, computer graphic design, animation, editorial review, sound engineering and quality assurance for licensed products. Some elements of the development process have been provided by third parties. Third party designers, content providers and some outside programming groups receive royalties on the sales of products with which they were involved, in addition to fees, while most graphic artists and some outside programmers groups operate on a fee-only basis. All programs published by StarPress have undergone extensive editing and testing in addition to further development prior to release. During the fiscal years ending in 1994 and 1995 StarPress incurred costs for product research and development of approximately $700,000 and $2,000,000 respectively.

    StarPress' license agreements with third parties generally provide StarPress with exclusive publishing, marketing and distribution rights to a product within a geographic territory (usually worldwide), and for payment of royalties based on sales of the product. The specific royalty rates, payment terms, geographic scope, duration and other terms of StarPress' license agreements vary, based on the product and the amount of services contributed by the third party. The majority of the StarPress licensing agreements currently are with consumer book publishers. The agreements give StarPress the rights to develop, publish, market and distribute the software version of the book. Prior to entering into the Reorganization Agreement, StarPress' intention was to continue to license best selling reference books. If the Reorganization is consummated, New GZ will not continue StarPress' prior business of publishing electronically best selling reference books other than to sell existing titles until there is no more demand.

    In anticipation of the Reorganization, the StarPress Board has authorized the sale of certain of the products which StarPress has developed or has in development. The StarPress Board has also authorized StarPress to enter into arrangements with the buyer of such products to finish development of certain products which StarPress is under contract with third parties to develop. StarPress may sell certain of its products in development to Douglas Cole, who was the Chief Executive Officer of StarPress until January 31, 1996. StarPress has been and will continue to terminate the remaining employees on its development team and it is expected Mr. Cole will hire many of these persons in connection with his new venture. The StarPress Board has also authorized the sale of Logatronix, Ltd., its low-cost Bulgarian development subsidiary, to Mr. Cole. While, following the proposed sale of the products in development and the sale of Logatronix, StarPress would no longer have the capability to engage in product development directly, StarPress believes that it can retain outside developers to perform product development if StarPress needs to have work performed.

MARKETING

    StarPress' marketing objective has been to develop a network of software distributors for its product lines. StarPress' sales and marketing team was led by Douglas D. Cole, StarPress' Chief Executive Officer until January 31, 1996. StarPress presently sells its product lines primarily through distributors.

    Sales to a limited number of distributors and retailers are anticipated to constitute a substantial majority of StarPress' software product net revenues for the foreseeable future. StarPress presently has four written distribution agreements. The termination of any such agreement or the insolvency or business failure of a

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

distributor or a major account could have a material adverse effect on StarPress' operating results. StarPress' distributors carry products produced by competitors of StarPress.

    The distribution channels through which consumer software products are sold have been characterized by rapid change, including consolidations and financial difficulties of certain distributors and retailers and the emergence of new retailers such as mass merchandisers. In addition, there is an increasing number of companies competing for access to these channels. Retailers of StarPress' products typically will have a limited amount of shelf space and promotional resources, and there will be intense competition for adequate levels of shelf space and promotional support from the retailers.

    Moreover, a substantial portion of StarPress' revenues have been derived primarily from a limited number of customers. StarPress expects a substantial portion of its revenue now will be generated from sales to Ingram-Micro, Tech-Data Corporation, Navarre, and Egghead Software. There can be no assurance that any such customers will continue to purchase products from StarPress in the future. The loss of certain large customers or a decline in the economic prospects of such customers could have an adverse effect on StarPress.

    On March 13, 1996, StarPress and Graphix Zone entered into a Distribution Agreement with GT which both companies believe will enhance distribution of their products in the mass merchandise channel. See "Description of Graphix Zone--Marketing and Distribution."

COMPETITION

    The software industry is intensely competitive, and consumer demand for particular software may be adversely affected by the increasing number of competitive products from which to choose. StarPress competes with other companies that are engaged in the software development and distribution business and which are substantially larger and better developed than StarPress, have a longer history of operations and have greater technical, marketing and financial resources than StarPress. There exists a possibility that in the future even larger and better capitalized companies may enter this market thereby providing even more formidable competition than currently exists. As competition increases, significant price competition and reduced profit margins may result. No assurance can be given that StarPress will be able to successfully establish its operations or subsequently compete in the software development and distribution business.

    Only a small percentage of products introduced in the consumer software market achieve any degree of sustained market acceptance. StarPress believes that the principal competitive factors in the consumer software industry include product features, quality, reliability and ease of use, brand name recognition, access to distribution channels, quality of support services and price. StarPress believes that its products compete most favorably with respect to product features and quality, reliability and ease of use and, to a lesser extent, with brand name recognition, access to distribution channels, quality of support services and price. StarPress also believes that the increased technical sophistication required in new consumer software products has caused the availability of significant financial resources to become a more important competitive factor. If price competition significantly increases, competitive pressures could cause StarPress to reduce the prices of its future products and reduced future profit margins could result. Prolonged price competition would have a material adverse effect on StarPress' operating and financial results.

PROPRIETARY RIGHTS

    StarPress attempts to protect its proprietary rights to any software that it licenses and develops by a variety of means, including patent, copyright, trademark and trade secret laws, employee and third-party non-disclosure agreements, licensing agreements (including "shrinkwrap" licenses) and other means. There can be no assurance, however, that these methods will protect StarPress' proprietary rights from infringement.

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

StarPress is aware that unauthorized copying occurs in the software industry, and if a significant amount of unauthorized copying of StarPress' products were to occur, StarPress' anticipated operating results could be adversely affected. Also, as the number of software products in the industry increases and the functionality of these products further overlaps, software developers may increasingly be subject to infringement claims. There can be no assurance that third parties will not assert infringement claims against StarPress, or that any such assertion will not require StarPress to enter into royalty payments or result in costly litigation.

PRODUCTION

    StarPress prepares the master software diskettes, CD-ROMs, user manuals and packaging, and print labels. Substantially all of the duplication of these materials and assembling of products is performed to StarPress' specifications by outside sources. Although StarPress may at any one time rely on a limited number of third parties to perform production services, StarPress believes that there are a large number of alternative suppliers available, should the need arise. To date, StarPress has not experienced any material difficulties or delays in manufacture or assembly of its products, and has experienced very low returns due to product defects.

SEASONALITY

    StarPress' quarterly operating results have fluctuated as a result of the number and timing of new product introductions, product shipments, product returns, marketing expenditures, research and development expenditures and promotional programs. A significant portion of StarPress' operating expenses are relatively fixed and planned expenditures are based primarily on sales forecasts. In addition, StarPress' business has seasonal fluctuations. Net revenues and operating income are typically highest in the software industry during the third and fourth calendar quarters and are lowest in the first and second calendar quarters. If planned product introductions have been delayed beyond the peak selling season, StarPress' operating results could be materially adversely affected.

EMPLOYEES


    As of May 15, 1996, StarPress had 10 full-time employees, including 6 in sales, marketing and customer service and 4 in administration and finance. None of StarPress' employees is represented by a labor union or is subject to a collective bargaining agreement. StarPress has never experienced a work stoppage and believes that its employee relations are good.



DESCRIPTION OF PROPERTY

    StarPress subleases 12,181 square feet of office space from IBM at 425 Market Street, San Francisco, California, which serves as StarPress' corporate headquarters. The lease expires in 1999 and provides for monthly lease payments of $13,196. Due to the reduction of the StarPress workforce associated with the restructuring, StarPress has excess office space which it is attempting to sublease.

LEGAL PROCEEDINGS

    While StarPress is not a party to any material pending litigation, StarPress is engaged in negotiations regarding delinquent royalty payments due under certain license agreements.

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

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW


    Since inception, StarPress and each of its subsidiaries have been engaged in the business of developing computer software for use on PCs and Macintosh computers. As of May 15, 1996, StarPress and its subsidiaries have published [45] software products, and had no products under development.



    StarPress began in 1993 as a developer and publisher of health and personal productivity software. Between its inception and June 1995, when StarPress acquired StarPress Multimedia, Inc., StarPress made several acquisitions of small software developers and/or publishers, expanding its product lines and development capabilities. See "Description of StarPress--Overview."


    In June 1995, StarPress acquired all of the outstanding stock of StarPress Multimedia, Inc., a developer and publisher of interactive software titles, in exchange for 13,197,458 shares of common stock of which 1,281,951 shares are held in escrow. Immediately following that acquisition, StarPress changed its name from Great Bear Technology, Inc. to StarPress, Inc. StarPress Multimedia, Inc. had acquired iTravel in March 1995. The total purchase price for StarPress Multimedia, Inc., based upon an independent appraisal, was $2,012,000 including acquisition costs of $362,000. The acquisition of StarPress Multimedia, Inc. was accounted for as a purchase.


    On November 1, 1995, StarPress purchased from Sony Interactive Entertainment, Inc. ("Sony") certain products and other assets, including but not limited to: 14 products currently in distribution or production; related finished goods inventory and royalty income; prepaid royalties; accounts receivable for these products shipped by Sony after October 11, 1995; and furniture and equipment. The purchase price for these assets was 927,716 shares of StarPress' Common Stock and a promissory note for $561,781 which was paid on February 2, 1996 and which bore interest at the prime rate as quoted by Chemical Bank and was secured by the assets acquired.



    During the period from February 1, 1996 through May 15, 1996, StarPress received advances from Graphix Zone aggregating $3,714,000. On March 31, 1996 the balance was $3,504,216. These advances were used for working capital and payment of the Sony note described above. Of the total advances outstanding on May 21, 1996, $2,765,600 are secured by a second priority security interest in all of StarPress' assets. All of the advances bear interest at the applicable federal rate, and are payable upon demand or in six months if no demand is made. $948,400 of the advances are unsecured.



    During the second quarter of fiscal year 1996, StarPress adopted a restructuring plan to enhance overall competitiveness, productivity and efficiency through the reduction of overhead costs. The plan included the elimination of all in-house software research and development activities. Accordingly, StarPress has reduced the number of employees from 43 to 10, has sold certain products currently under development and certain fixed assets, and has sold Logatronix, Ltd., a formerly wholly-owned subsidiary based in Sofia, Bulgaria providing low cost software development services. The estimated cost of the restructuring of $1,950,000 was recorded in the second quarter of fiscal 1996. The charge principally reflects severance costs resulting from a reduction of a significant portion of StarPress' workforce, writedown and disposal of excess furniture and equipment and office facilities, and write-offs of assembled workforce and goodwill arising from StarPress' acquisition of StarPress Multimedia, Inc. in June 1995.



    During the quarter ending March 31, 1996 and due to the restructuring plan adopted, StarPress made an arrangement with Graphix Zone for Graphix Zone to assist in the areas of sales, marketing and


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


general administration. To compensate Graphix Zone for the use of its resources, StarPress reimbursed Graphix Zone $316,000 for sales and marketing, and $122,000 for general administration. The total reimbursement was allocated based upon either a percentage of the combined entity's sales or an estimate of use of personnel and resources and was added to the current loans outstanding.



    On October 27, 1995, StarPress entered into an agreement with Silicon Valley Bank for a $750,000 loan that bears interest at the bank's prime rate plus 150 basis points. The loan was due on February 24, 1996 and is secured by all of StarPress' assets excluding the Sony assets described above. StarPress also issued a warrant to Silicon Valley Bank to purchase 42,000 shares of StarPress' Common Stock at an exercise price of $1.25 per share. The warrant expires on October 27, 2000. As of May 21, 1996 the line of credit has not been paid and is in default. Accordingly, Silicon Valley Bank has the right to foreclose immediately on substantially all the assets of StarPress.



    On March 13, 1996, StarPress and Graphix Zone signed a multi-year distribution agreement with GT Interactive Software Corporation to exclusively distribute StarPress' and Graphix Zone's products. For the nine months ended March 31, 1996, $855,000 (21%) of net revenues of the total nine months net revenues, were from GT Interactive Software Corporation.



    StarPress has incurred continuing and significant losses since its inception, has substantial negative cash flows from operations, and expects additional losses in the current fiscal year. At March 31, 1996, StarPress had an accumulated deficit of $21,618,000 and a working capital deficiency of $5,727,000. Prior to entering into the Reorganization Agreement, StarPress had planned to continue to finance its operations with a combination of additional equity placements, and in the long term, revenues from product sales. StarPress' ability to continue as a going concern other than through the Reorganization depends upon it being able to raise additional equity capital and, ultimately, upon achieving profitable operations. As of May 15, 1996, StarPress has borrowed $3,714,000 from Graphix Zone. StarPress is an early stage enterprise and is subject to all the risks inherent in an early stage company. Because of its lack of working capital, StarPress has been severely limited in its ability to complete development of, and market, its products and to otherwise expand its activities.


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RESULTS OF OPERATIONS

    The following table sets forth the percentage of total revenues represented by items included in StarPress' Statements of Operations:



                                                              Nine Months Ended
                                    Fiscal Year Ended June 30,    March 31,
                                    ------------------------- -----------------
                                       1995       1994       1996       1995
                                       ----       ----       ----       ----
  Revenues. . . . . . . . . . . . .    100 %      100 %      100 %      100 %
                                       ----       ----       ----       ----
  Cost of revenues. . . . . . . . .     85 %       68 %       56 %       66 %
                                       ----       ----       ----       ----
  Gross margin. . . . . . . . . . .     15 %       32 %       44 %       34 %

  Research and development
    expenses. . . . . . . . . . . .     94 %      272 %       53 %       92 %
  Selling, general and administrative
    expenses. . . . . . . . . . . .    259 %      884 %      118 %      224 %
  In-process technology . . . . . .    129 %        --         --         --
  Restructuring charge. . . . . . .      --         --        50 %        --
                                       ----       ----       ----       ----
  Operating loss. . . . . . . . . .   (467)%   (1,125)%     (176)%     (282)%

  Interest expense, net . . . . . .    (36)%      (22)%       (2)%      (18)%
                                       ----       ----       ----       ----
                                       ----       ----       ----       ----
  Net loss. . . . . . . . . . . . .   (503)%   (1,136)%     (178)%     (299)%
                                       ----       ----       ----       ----
                                       ----       ----       ----       ----



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


REVENUES



    NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995. Net revenues increased by $2,215,000 (129.4%) from $1,712,000 to
$3,927,000. Net revenues from product sales were $3,486,000 and $1,587,000 for the nine months ended March 31, 1996 and 1995, respectively. The increase in net revenues from product sales for the nine month period ended March 31, 1996 compared to the same period in 1995 were due to the additional sales generated by the acquired Sony products. The remaining net revenues of $441,000 in 1996 and $125,000 in 1995 resulted from development projects and hardware and software sales in Bulgaria. Twenty-seven percent (27%) of the net revenues for the nine month period ended March 31, 1996 were from one customer, GT Interactive Software Corporation.



    FISCAL 1995 COMPARED TO FISCAL 1994. Net revenues increased by $1,927,000 (790.3%) from $244,000 to $2,171,000. This increase was attributable to additional products from the acquisition of MicroBase and new products developed by StarPress. During fiscal 1994 StarPress was still in its "start-up" phase, and was beginning development of many of the products that were sold during fiscal 1995.


GROSS MARGIN


    NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995. Gross margin increased from 34% of revenues to 44% of revenues. This increase was due to sales of products that carried low royalty costs and product costs associated with the GT Interactive Software sales and Sony products.



    FISCAL 1995 COMPARED TO FISCAL 1994. Gross margin decreased from 32% of revenues to 15% of revenues. During fiscal 1995, the primary reason for the decrease was StarPress' write-off of $315,000 of previously capitalized product development costs. The write-off of the product development costs resulted from the fact that several products, for which development costs were previously capitalized, were never accepted by the market, thereby reducing estimated future sales of these products and, therefore, the realizability of the related capitalized product development costs.


RESEARCH AND DEVELOPMENT EXPENSES


    NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995. Research and development expenses increased by $496,000 (31.4%) from $1,581,000 to $2,077,000 as a result of increases in the number of products being developed and increased staffing that occurred during the first two quarters of the fiscal year. The increased staffing arose largely from the addition of iTravel employees who recently completed the development of two travel products. iTravel was acquired as part of StarPress' acquisition of StarPress Multimedia, Inc. in June 1995. During the last month of the quarter ending March 31, 1996, all of the research and development employees in San Francisco and all the employees of iTravel were terminated as part of the adopted restructuring plan in anticipation of the planned reorganization with Graphix Zone. During March 1996 all of the employees and assets of Logatronix, Ltd. were sold to a related party. All future research and development activities are expected to be conducted at Graphix Zone as part of the current reorganization plan.



    FISCAL 1995 COMPARED TO FISCAL 1994. Research and development expenses increased by $1,368,076 (206.0%) from $664,000 to $2,032,000. This increase resulted primarily from increases in the number of products being developed and increased staffing. However, these expenses decreased considerably as a percentage of revenues, from 272% to 94%.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES


    NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995. Sales and marketing expenses increased by $197,000 (10.2%) from $1,932,000 to $2,129,000. Increases in personnel costs, sales commissions to sales representatives and marketing development costs associated with the GT Interactive Software distribution agreement were offset by decreases in expenses for trade shows, consultants and public relations firms and the absence of amortization and write-offs of covenants not-to-compete in the current year. During the quarter ended March 31, 1996, all of StarPress' marketing employees were laid off as part of the adopted restructuring plan. Marketing for StarPress' products will be rendered by Graphix Zone and in return, Graphix Zone will charge StarPress a percentage of its total marketing costs. Costs will be allocated based upon the ratio of StarPress product sales to total combined sales. For the quarter ended March 31, 1996, the Graphix Zone charge back for marketing was $316,000.



    General and administrative expenses increased by $620,000 (32.7%) from $1,897,000 to $2,517,000 due to increases in staffing and related salaries and benefits, legal and accounting fees attributable to the Reorganization, and an increase in allowance for doubtful accounts attributable to increased sales. Expenses incurred in the 1995 period, but not in the 1996 period, included $145,000 for a financial consultant and a $225,000 write-off of goodwill arising from the acquisition of MicroBase, Inc. due to the diminishment of its net realizable value. During the quarter ended March 31, 1996, all but four administrative employees were laid off as part of the adopted restructuring plan. A majority of the general and administrative activities for StarPress will be rendered by Graphix Zone and in return, Graphix Zone will charge StarPress its allocated share of expenses based upon an estimated use of personnel and resources. For the quarter ended March 31, 1996, the Graphix Zone charge back for general and administrative assistance was $122,000.



    FISCAL 1995 COMPARED TO FISCAL 1994. Sales and marketing expenses increased by $1,659,000 (197.8%) from $839,000 to $2,498,000. Sales and marketing expenses were significantly less in the year ended June 30, 1994 because StarPress had few products for sale. Substantial increases in marketing and sales personnel and activities, including advertising, trade shows, and promotions commenced in June 1994 and continued through fiscal 1995 in order to promote and market StarPress' products including those added as a result of acquisitions. Sales and marketing expenses in fiscal 1995 were also higher due to the amortization of covenants not-to-compete totaling $184,000 in fiscal 1995, as compared to $23,000 in fiscal 1994. In addition, $334,000 of the covenant not-to-compete was written-off in fiscal 1995 due to the cancellation of the non-competition covenants with sales personnel obtained in connection with an acquisition.



    General and administrative expenses increased by $1,822,000 (138.4%) from $1,317,000 to $3,140,000 as a result of increases in staffing and related salaries and benefits, financial consulting fees of $554,000, legal fees, amortization of debenture financing costs of $176,000 and amortization of goodwill arising from an acquisition of $91,000. In addition, the unamortized balance of goodwill resulting from an acquisition of $351,000 was written off in fiscal 1995 due to the determination that the goodwill was not realizable. This conclusion was reached as StarPress was unable to retain key employees of the acquired company. The acquired company was expected to incur additional losses and because the market acceptance of the products acquired in the acquisition was below the expectations determined at the time of the acquisition.


INTEREST EXPENSE


    NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995. Interest expense was $71,000 as compared to $302,000 for the similar period in 1995. This decrease in interest was primarily due to the conversion of StarPress' convertible subordinated debentures into StarPress Common Stock on June 30, 1995.



    FISCAL 1995 COMPARED TO FISCAL 1994. Interest expense increased from $53,000 to $784,000 primarily as a result of the borrowings and debentures described in LIQUIDITY AND CAPITAL RESOURCES and includes amortization discount of $679,000.


    StarPress expects interest expense to increase in the near term reflecting borrowings from Sony, Silicon Valley Bank and Graphix Zone, all of which are described in LIQUIDITY AND CAPITAL RESOURCES.

NON-RECURRING ITEMS


    During the nine months ended March 31, 1996, StarPress incurred a one-time restructuring charge of $1,950,000. Also, during fiscal 1995 StarPress incurred a one-time charge of $2,810,000 relating to acquired in-process technology obtained in the acquisition of StarPress Multimedia, Inc. The restructuring charge was attributable to downsizing which resulted in the incurrence of costs associated with severance obligations resulting from a reduction of a significant portion of the Company's workforce, writedown and disposal of excess furniture and equipment and office facilities, and write-offs of assembled workforce and goodwill arising from the Company's acquisition of StarPress Multimedia, Inc. in June 1995.



    The charge principally relates to the following:




                                     Amounts paid              Non-cash
                                         during          Write-Offs during                 Amounts
                                      Nine Months            Nine Months                   Accrued
                                          Ended                  Ended                        at
                                        March 31,              March 31,                  March 31,
                                          1996                   1996                        1996                   Total
                                      -----------        -----------------              -----------            -------------
Severance costs due to reduction in   $   326,000              $        --              $   451,000            $     777,000
workforce

Write-down and disposal of excess
furniture and equipment and office
facilities (leases)                        20,000                  843,000                  310,000                1,173,000

                                      $   346,000              $   843,000              $   761,000            $   1,950,000




    The expected cash requirements to complete the restructuring activities primarily relate to the payment of severance costs of approximately $451,000 and office and equipment leases of $310,000 which the majority of is to be paid by December 1996.



    Severance costs for terminated employees that were either committed to or paid at December 31, 1995 were included in restructuring expense for severance. No additional severance costs became accruable during the quarter ended March 31, 1996. Assets and leaseholds committed to be either abandoned or sold (subleased) at an expected loss were included in restructuring expense for asset writedowns.



    The in-process technology acquired in the acquisition of StarPress Multimedia, Inc. (which was valued at $2,810,000) had not reached technological feasibility and did not have an alternative future use;

accordingly, that amount was expensed as research and development expense in accordance with Financial Accounting Standards Board Interpretation No. 4, APPLICABILITY OF FASB STATEMENT NO. 2 TO BUSINESS COMBINATIONS ACCOUNTED FOR BY THE PURCHASE METHOD.

LIQUIDITY AND CAPITAL RESOURCES


    Since its inception, StarPress has relied on equity and debt financings to fund its operations, which accumulated a deficit of over $21,617,000 through March 31, 1996. At March 31, 1996, StarPress had cash of $16,000 and a working capital deficiency of $5,727,000. Since that time, StarPress has relied on loans from Graphix Zone to finance its operations and provide working capital. This is StarPress' only present source of liquidity. StarPress is also expected to continue to have significant allowances for uncollectible receivables until greater acceptance of its products takes place in the market. This is also expected to continue to reduce the Company's liquidity.



    Net cash used in operating activities increased, as compared to the nine months ended March 31, 1995, during the nine months ended March 31, 1996 by $1,936,000. The increase results primarily from the increase in the net loss of $1,885,000 which was partially offset by increases in non-cash charges of $709,000 and $545,000 for the amortization and write-off of intangible assets and accrued prepaid royalties and the write-down of excess furniture and equipment, respectively, and a net increase in the accrued restructuring costs of $762,000. Net cash used in operating activities increased, as compared to the year ended June 30, 1994, during the year ended June 30, 1995 by $2,705,000. The increase results primarily from the increase in the net loss of $8,143,000 which was partially offset by increases in non-cash charges of $1,680,000, $2,810,000, $579,000 and $854,000 for amortization and write-off of intangible assets, acquired in process technology, amortization of discount on convertible notes and compensation expense related to equity issuances, respectively.



    Net cash provided by investing activities during the nine months ended
March 31, 1996 was $108,000 resulting primarily from the disposal of furniture and equipment. Net cash used in investing activities during the year ended
June 30, 1995 was $509,036 resulting primarily from the purchase of property and equipment and cash payments for costs incurred in connection with the StarPress Multimedia, Inc. acquisition.



    Net cash provided by financing activities was $3,778,000 and $6,561,000 during the nine months and year ended March 31, 1996 and June 30, 1995, respectively. Cash provided during the nine months ended March 31, 1996 was primarily provided by proceeds from a $750,000 borrowing from Silicon Valley Bank, proceeds from a $400,000 borrowing from related parties and advances from Graphix Zone of $3,504,216. Net cash provided by financing activities during the year ended June 30, 1995 of $6,561,000 was primarily due to net proceeds of $3,081,451 and $2,766,537 from common stock and note payable issuances, respectively. Further discussion of financing transactions are provided below.


    Between October 1994 and February 1995, StarPress borrowed $565,000, including $300,000 from officer/directors for working capital. These loans were repaid with proceeds from the March 1995 debenture offering described below, and bore interest at a rate of 9% per annum. The lenders also received warrants with substantially the same terms and conditions as those issued in the debenture offering described below.

    In March 1995, StarPress completed a private placement of convertible debentures, including the detachable debenture warrants, that resulted in net proceeds to StarPress of approximately $2,767,000, net of offering costs of approximately $166,000, which were used for working capital and for repayment of the loans described above. The debentures bore interest at a rate of 9% per annum and were convertible into StarPress Common Stock at a conversion price of $1.25 per share. The debentures were secured by all of the assets of

StarPress and were due on August 31, 1995. The detachable warrants had an exercise price of $0.01 per share. As of June 30, 1995, 93% of the debentures were converted into common stock of StarPress and 83% of the debenture warrants were exercised. As of July 31, 1995, all of the remaining debentures were converted into Common Stock and the remaining debenture warrants were exercised.

    In June 1995, StarPress completed a private placement of 2,600,001 shares of StarPress Common Stock for $1.25 per share, resulting in net proceeds of approximately $3,081,000 after payment of offering costs of approximately $169,000.

    Between October 12 and November 2, 1995, StarPress borrowed an aggregate of $150,000 from a shareholder/officer and a shareholder affiliated with a director of StarPress for working capital. These amounts have been repaid.


    On October 27, 1995, StarPress entered into an agreement with the Silicon Valley Bank for a $750,000 line of credit, all of which was borrowed by StarPress, that bears interest at the bank's prime rate plus 150 basis points. StarPress has granted a senior security interest in substantially all of its assets to Silicon Valley Bank under its line of credit and has granted a junior security interest in substantially all of its assets to Graphix Zone in connection with the advances made by Graphix Zone to StarPress. The amounts outstanding under the line of credit were originally due on February 24, 1996, and StarPress is currently in default. Accordingly, Silicon Valley Bank has the right to immediately foreclose on substantially all of the assets of StarPress.



    On November 1, 1995, StarPress purchased from Sony certain products and other assets which consisted of: 14 products currently in distribution or production; related finished goods inventory and royalty income; prepaid royalties; accounts receivable for these products shipped by Sony after October 11, 1995; and furniture and equipment. The purchase price for these assets consisted of 927,716 shares of StarPress' Common Stock and a promissory note for $562,000. The promissory note, which was paid on February 2, 1996, with funds advanced to StarPress by Graphix Zone, bore interest at the prime rate as quoted by Chemical Bank and was secured by the assets acquired.



    On December 4, 1995, StarPress borrowed $250,000 from a shareholder affiliated with a director of StarPress. The loan bore interest at a rate of 9% per annum and had a 20% prepayment penalty. The loan was due 18 months after the date of advance but was required to be paid back early upon the earlier of a public offering by StarPress or a private placement of a minimum of $5,000,000 into StarPress. This note was repaid on February 2, 1996 with funds advanced to StarPress by Graphix Zone.



    During the period from February 1, 1996 through May 15, 1996, StarPress received advances from Graphix Zone aggregating $3,714,000, which advances were used for working capital and payment of the Sony and shareholder loans described above. $2,765,600 of these advances from Graphix Zone are secured by a second priority security interest in all of StarPress' assets. All of the advances bear interest at the applicable Federal rate, and are payable upon demand or in six months if no demand is made. $948,400 of these advances is unsecured.



    In connection with a joint venture agreement with Olivetti Telemedia, StarPress Multimedia, is obligated to invest an additional $450,000 in cash and contribute intellectual property which the joint venture has valued at $1,000,000. The cash is to be contributed based upon the needs of the joint venture as requested by the joint venture's governing board. On February 26, 1996, StarPress received a letter from Olivetti Telemedia requesting that StarPress become current on its cash contribution obligations to the joint venture. The parties are currently in negotiations regarding this request. The maximum amount of cash that StarPress could owe to the joint venture entity is $450,000. As of March 31, 1996, the Company had accrued and expensed $150,000 of this total maximum amount.


    StarPress has entered into certain license and development contracts which require StarPress to make minimum royalty payments. As of June 30, 1995, future minimum royalty payments were approximately $750,000 of which $225,000 is payable in fiscal 1996. StarPress recently entered into a long-term sublease for office space in San Francisco for its corporate headquarters which requires monthly payments of approximately $13,000 per month. StarPress currently has no material commitments to purchase fixed assets or enter into additional long term leases.


    Pending the Reorganization, StarPress plans to continue to finance its operations and working capital deficiency, principally through revenues from product sales and receivables collections. If the Reorganization is not consummated, StarPress will require additional financing through private borrowings or equity financings to continue as a going concern.


NEW ACCOUNTING STANDARDS

    Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. StarPress is in the process of analyzing the impact of this statement and does not believe that it will have a material impact on its financial position or results of operations. StarPress anticipates adopting the provisions of the statement in fiscal 1996.

    Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. StarPress will adopt the disclosure requirements in fiscal 1997 and is in the process of analyzing the potential impact of the financial accounting requirements that are permitted pursuant to this standard. Currently, StarPress does not believe that it will adopt the provisions of the accounting requirements of this statement.


INCORPORATION OF FORM 8-K BY REFERENCE



    StarPress' Form 8-K, previously filed with the Commission on August 14, 1995 under the Exchange Act, is incorporated herein by reference.


DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information as to the persons who are directors and executive officers of StarPress who are expected to be directors or executive officers of New GZ. There is no family relationship between any director or executive officer of StarPress.



                                           POSITIONS WITH STARPRESS
   NAME AND AGE                             AND OTHER INFORMATION
   ------------                            ------------------------
Ronald S. Posner (53).........    Chairman of the Board and a director of
                                  StarPress since June 23, 1995. Prior to that
                                  and since it was incorporated in June 1993,
                                  Mr. Posner was the President and Chief
                                  Executive Officer of StarPress Multimedia,
                                  Inc. Prior to joining StarPress Multimedia,
                                  Inc., Mr. Posner was the Chief Executive
                                  Officer of WordStar, Inc., a software
                                  company. Prior to joining


                                  WordStar, from 1989 to 1990, Mr. Posner
                                  served as President and Chief Executive
                                  Officer of Peter Norton Computing, Inc., a PC software company. Mr. Posner holds a Bachelor of Science in Mathematics from Rensselaer
                                  Polytechnic Institute and a Masters in
                                  Business Administration from the Harvard
                                  Business School.

C. Richard Kramlich (60)......    Director of StarPress since June 23, 1995.
                                  Since 1978, Mr. Kramlich has been the
                                  Managing General Partner of New Enterprise
                                  Associates, a venture capital firm which
                                  manages six venture capital investment funds
                                  and four affiliated venture capital
                                  investment funds. Mr. Kramlich serves on the
                                  Board of Directors of Chalone, Inc., a
                                  premium wine company; Sierra Monitor
                                  Corporation, a gas monitoring device company;
                                  Silicon Graphics, Inc., a visual computing
                                  systems company; SyQuest Technology Inc., a
                                  removable disk drive manu-facturing company;
                                  Telebit Corporation, a high-speed
                                  communications company; Macromedia, Inc., a
                                  software authoring tool company; Neopath,
                                  Inc., a medical screening technology company;
                                  and Ascend Communications, Inc., a
                                  telecommunications company.

Doug Glen (48)................    Director of StarPress since June 23, 1995.
                                  Mr. Glen is President of Mattel Media and
                                  Senior Vice President, Strategic Planning and
                                  Business Development, of Mattel Toys. From
                                  1992 and prior to joining Mattel in 1994, Mr.
                                  Glen was Group Vice President of Sega of
                                  America, where he managed the introduction of
                                  Sega's multimedia product line and the
                                  development of the Sega Channel. From 1987 to
                                  1992, Mr. Glen was General Manager of
                                  Lucasfilm Games, the consumer software
                                  division of LucasArts Entertainment. Mr. Glen
                                  holds an undergraduate degree from MIT and an
                                  MBA from Somerset University.



EMPLOYMENT AGREEMENTS

    StarPress entered into an employment agreement with Ronald Posner effective as of June 23, 1995, the date of the acquisition of StarPress Multimedia, Inc. which provides for his employment as Chairman of StarPress for a period of three years, and a one year period of notice prior to termination. Mr. Posner's base salary is $120,000 per year.

ARRANGEMENTS WITH DIRECTORS


    During the fiscal year ended June 30, 1995, non-employee members of StarPress' Board of Directors received $500 for each meeting personally attended. Effective July 1, 1995, StarPress discontinued per meeting payments for its Board members. All directors are reimbursed by StarPress for expenses incurred in connection with their duties as directors. In addition, each director of StarPress automatically received options under the 1993 Stock Option Plan to purchase 25,000 shares of Common Stock at June 30, 1994, at an exercise price of $1.375 per share, exercisable for five years. Following the acquisition of StarPress Multimedia, Inc.

by StarPress, the StarPress Board canceled the automatic option grant provision for directors of the 1993 Stock Option Plan.

    The StarPress Board adopted the 1995 Non-Employee Director Stock Option
Plan ("Director Plan") on July 19, 1995. The Director Plan provides for automatic option grants to purchase 50,000 shares of StarPress Common Stock to members of the StarPress Board upon adoption of the Director Plan or election as a director and annual grants to purchase 12,500 shares each year thereafter and additional grants to the Chairs of Committees of the StarPress Board and to each member of the Compensation Committee (other than the Chair of the Compensation Committee). The Chair of the Compensation Committee received an option to purchase 75,000 shares and the chairs of the other committees of the StarPress Board received an option to purchase 50,000 shares upon adoption of the Director Plan. The members of the Compensation Committee (other than the Chair) each received an option to purchase 50,000 shares upon adoption of the Director Plan. The initial option grants under the Director Plan were granted effective as of January 3, 1996, the date of receipt of a permit from the California Department of Corporations. The options have an exercise price equal to the fair market value of shares of StarPress Common Stock on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE
OFFICERS


    The following table sets forth certain information regarding StarPress Common Stock beneficially owned as of May 21, 1996: (i) by each person who is known by StarPress to own beneficially or exercise voting or dispositive control over five percent (5%) or more of StarPress Common Stock, (ii) by each director and (iii) by all executive officers and directors of StarPress as a group.




                                                   SHARES BENEFICIALLY
                                                         OWNED(1)
                                            -----------------------------------
                                                                PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER        NUMBER OF SHARES  OUTSTANDING SHARES
- ------------------------------------        ----------------  ------------------
Peter T. Morris(2)                           5,572,510                 16.66%
New Enterprise Associates
235 Montgomery Street, Suite 1025
San Francisco, CA 94104

C. Richard Kramlich(3)                       5,370,064                 16.06%
New Enterprise Associates
235 Montgomery Street, Suite 1025
San Francisco, CA 94104

New Enterprise Associates V, Limited         5,370,064                 16.06%
Partnership
New Enterprise Associates
235 Montgomery Street, Suite 1025
San Francisco, CA 94104

Life Investors Insurance Company             3,463,800                 10.36%
of America, Inc.
4333 Edgewood Road NE
Cedar Rapids, IA 52499

                                          95


Ronald S. Posner(4)                          3,193,984                  9.55%
425 Market Street
San Francisco, CA 94105

Paul C. Dali(5)                              2,700,375                  8.07%
Nazem & Company IV, L.P.
3000 Sand Hill Road
Bldg. 2, Suite 205
Menlo Park, CA 94025

Nazem & Company IV, L.P.                     2,700,375                  8.07%
3000 Sand Hill Road
Bldg. 2, Suite 205
Menlo Park, CA 94025

Douglas D. Cole(6)                           1,881,223                  5.63%
425 Market Street
San Francisco, CA 94105

Dennis Jay Cagan(7)                            157,645                      *

Doug Glen(8)                                    16,871                      *

Philip B. Smith(9)                             185,527                      *

All executive officers                      13,505,689                 40.34%
and directors as a group
(eight (8) persons)(10)


____________
*   Less than one percent (1%).
(1) Except as otherwise noted, the persons in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.
(2) Includes 5,370,064 shares held by New Enterprise Associates V, Limited Partnership. Mr. Morris is affiliated with New Enterprise Associates V, Limited Partnership and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate partnership interest therein.
(3) Represents 5,370,064 shares held by New Enterprise Associates V, Limited Partnership. Mr. Kramlich is the Managing General Partner of New Enterprise Associates V, Limited Partnership and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate partnership interest therein.

(4) Includes options to purchase 278,750 shares, which are exercisable on or before July 15, 1996.


(5) Represents 2,700,375 shares held by Nazem & Company IV, L.P. Mr. Dali is a director of StarPress and a General Partner of Nazem & Company IV, L.P. and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate partnership interest therein.


(6) Includes 39,200 shares owned by Mr. Cole's spouse and options to purchase 741,250 shares, which are exercisable on or before July 15, 1996.


(7) Includes options to purchase 113,515 shares, which are exercisable on or before July 15, 1996, and 6,400 shares held in the name of the Cagan Pension Trust, of which Mr. Cagan is the beneficiary.


(8) Represents options to purchase 16,871 shares which are exercisable on or before July 15, 1996.

(9) Includes options to purchase 53,125 shares, which are presently exercisable, held by a limited partnership controlled by Mr. Smith, options to acquire 25,000 shares, which are presently exercisable and options to acquire (i) 29,194 shares, and (ii) warrants to acquire 8,758 shares, which are presently exercisable.

(10) Includes options and warrants to purchase 987,713 shares which are exercisable on or before July 15, 1996 and the shares beneficially owned by New Enterprise Associates V, Limited Partnership, and Nazem & Company IV, L.P.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL

    Set forth below is a discussion of certain transactions since July 1, 1993 or proposed transactions between StarPress and any of its directors or executive officers who is expected to be a director or executive officer of New GZ.

ACQUISITIONS


    On June 23, 1995, StarPress acquired StarPress Multimedia, Inc.
Messrs. Posner and Kramlich, both of whom are presently members of the Board of Directors of StarPress, beneficially owned shares of stock of StarPress Multimedia, Inc., and Mr. Glen, who is also presently a director of StarPress held a StarPress Multimedia, Inc. option. In connection with the acquisition StarPress issued 2.6992903 shares of its common stock for each share of StarPress Multimedia, Inc. common stock outstanding. StarPress also assumed all outstanding StarPress Multimedia, Inc. options and warrants. Mr. Posner became the Chairman of the Board of StarPress and entered into an employment agreement with StarPress in connection with the acquisition.


LOANS FROM AFFILIATES

    On October 12, 1995, StarPress borrowed $100,000 from New Enterprise Associates V, Limited with interest at the prime rate, which loan has been repaid.

    On December 4, 1995, StarPress borrowed $250,000 from New Enterprise Associates V, Limited, a shareholder of StarPress of which Mr. Kramlich is the managing partner. The loan bore interest at a rate of 9% per annum and had a 20% prepayment penalty. The loan was due 18 months after the date of advance and was required to be paid back early upon the earlier of a public offering by StarPress or a private placement of a minimum of $5 million into StarPress. This note was paid on February 2, 1996.


SALE OF ASSETS


     On March 28, 1995, StarPress sold Logatronix, Ltd., a wholly-owned subsidiary based in Sofia, Bulgaria, and certain furniture and equipment to an entity controlled by Mr. Cole, currently a director of StarPress. In return therefor, StarPress received a (i) $40,000 promissory note (secured by the stock of Logatronix) bearing interest at two points over the Bank of America prime rate, payable on a fully-amortized basis over 48 months, plus (ii) the right to future payments in the event certain contingencies occur. In addition, the purchasing entity assumed certain liabilities of StarPress and the responsibility for completing the work required of StarPress under two of its development agreements.


                                DESCRIPTION OF NEW GZ


    New GZ, presently a wholly owned subsidiary of Graphix Zone, has not conducted any substantial business activities to date, other than those incident to its formation (including the hiring of Norman Block as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of New
GZ), its execution of the Merger Agreements and related agreements, its adoption of the 1996 Plan and its participation in the preparation of this Joint Proxy Statement/Prospectus. Immediately following the consummation of the Reorganization, New GZ will become a holding company for Graphix Zone and StarPress (including StarPress' subsidiaries). Accordingly, the business of New GZ, through its wholly owned subsidiaries Graphix Zone and StarPress (including StarPress' subsidiaries), will be the business conducted by Graphix Zone and StarPress (including StarPress' subsidiaries). See "Description of Graphix Zone" and "Description of StarPress."




    It is anticipated that New GZ's business strategy will be similar to Graphix Zone's and StarPress' current business strategies with an emphasis upon interactive entertainment that focuses upon film, music and television. See "Description of Graphix Zone--Business Strategy." In that regard, it is anticipated that New GZ will continue to develop and produce all of Graphix Zone's current titles and will continue to develop and produce only those StarPress titles that fall within StarPress' infotainment and travel software product lines. In addition, it is anticipated that New GZ will produce World Wide Web sites and commercial online service forums to meet the following needs: corporate communications, product marketing, customer service and electronic distribution.


COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION


     GRAPHIX ZONE. Graphix Zone Common Stock has been traded on The Nasdaq SmallCap Market, under the symbol "GZON," since Graphix Zone Common Stock began trading publicly on June 17, 1994. The following table sets forth the range of high and low closing sale prices reported on The Nasdaq SmallCap Market for Graphix Zone Common Stock from June 17, 1994 to May 20, 1996. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions. The closing price for Graphix Zone Common Stock on The Nasdaq SmallCap Market on December 1, 1995, the last trading day prior to the public announcement of the Reorganization was $8.875.



FISCAL YEAR ENDED JUNE 30, 1994                        HIGH                LOW
June 17 to 30, 1994. . . . . . . . . . . . . . . . .$ 3 5/8             $3 1/4

FISCAL YEAR ENDED JUNE 30, 1995
Quarter ended September 30, 1994 . . . . . . . . . .  5 1/2              3 3/8
Quarter ended December 31, 1994. . . . . . . . . . .  4 7/8              3 3/8
Quarter ended March 31, 1995 . . . . . . . . . . . .  5 5/8              3 1/2
Quarter ended June 30, 1995. . . . . . . . . . . . .  5 3/8              2 3/8

FISCAL YEAR ENDED JUNE 30, 1996
Quarter ended September 30, 1995 . . . . . . . . . . 11 1/8                  5
Quarter ended December 31, 1995. . . . . . . . . . .      5              4 1/2
Quarter ended March 31, 1996 . . . . . . . . . . . .  6 7/8              4 3/4
Quarter ended June 30, 1996 (through May 20, 1996) .  8 3/8              4 3/4



     STARPRESS. StarPress Common Stock has been traded on the National Association of Securities Dealers Electronic Bulletin Board, under the symbol "GTBR" since December 9, 1993. Prior to December 9, 1993, there was no known public trading in StarPress Common Stock. The following table sets forth the range of high and low bid prices of StarPress Common Stock as reported by the Electronic Bulletin Board from December 9, 1993 to May 20, 1996. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions. The high and low bid prices for StarPress Common Stock on the Electronic Bulletin Board on December 1, 1995, the last trading day prior to the public announcement of the Reorganization were $1 and $.9375, respectively.



FISCAL YEAR ENDED JUNE 30, 1994                       HIGH               LOW
December 9 to 31, 1993 . . . . . . . . . . . . . . . $2 1/8             $1 1/4
Quarter ended March 31, 1994 . . . . . . . . . . . .  2 1/2              1 1/4
Quarter ended June 30, 1994. . . . . . . . . . . . .  1 7/8                1/2

FISCAL YEAR ENDED JUNE 30, 1995
Quarter ended September 30, 1994 . . . . . . . . . .  2                    1/2
Quarter ended December 31, 1994. . . . . . . . . . .  1 1/4               1/16
Quarter ended March 31, 1995 . . . . . . . . . . . . 1 3/32               1/16
Quarter ended June 30, 1995. . . . . . . . . . . . . 1 1/16               5/16


                                          98


FISCAL YEAR ENDED JUNE 30, 1996
Quarter ended September 30, 1995 . . . . . . . . . .  1 3/8                1/2
Quarter ended December 31, 1995. . . . . . . . . . .  1 1/8              15/32
Quarter ended March 31, 1996 . . . . . . . . . . . .  15/16              13/32
Quarter ended June 30, 1996 (through May 20, 1996) .  29/32               9/16



     On May   , 1996, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing price per share of Graphix Zone Common Stock as reported by The Nasdaq SmallCap Market was $ and the high and low bid prices per share of StarPress Common Stock on the
Electronic Bulletin Board were $        and $        , respectively.


    Holders of Graphix Zone Common Stock and StarPress Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Reorganization.


    As of the close of business on The Graphix Zone Record Date, there were 5,193,343 shares at Graphix Zone Common Stock outstanding held of record by 59 shareholders. As of the close of business on the StarPress Record Date, there were 33,442,156 shares of StarPress Common Stock outstanding, held of record by 203 shareholders.


    To date, Graphix Zone has not paid dividends on shares of Graphix Zone Common Stock and StarPress has not paid dividends on shares of StarPress Common Stock. Payment of cash dividends are determined by Graphix Zone's and StarPress' respective Boards of Directors based upon conditions then existing, including such company's financial condition, capital requirements, cash flow, profitability, business outlook and other factors. California corporate law prohibits the payment of dividends if after the payment of such dividend a corporation would be likely to be unable to meet its liabilities as they become due or if a corporation's retained earnings do not exceed the amount of the dividend or if a corporation's tangible assets are not greater than 1 1/4 times its liabilities. Similarly, Colorado corporate law prohibits the payment of dividends if after making the payment the corporation would not be able to pay its debts as they become due in the usual course of business or if the corporation's total assets would be less than its total liabilities. StarPress is also prohibited from paying dividends under the terms of a line of credit.

    The payment of future dividends on New GZ Common Stock will be a business decision to be made by the Board of Directors of New GZ from time to time based upon the results of operations and financial conditions of New GZ and such other factors as the New GZ Board of Directors considers relevant, although it is presently anticipated that New GZ will retain earnings for the operation and expansion of its business.

                                    CAPITALIZATION


    The following table sets forth the capitalization of Graphix Zone as of March 31, 1996 and StarPress as of March 31, 1996, and the pro forma capitalization of New GZ after giving effect to the Reorganization. This table should be read in conjunction with the "Unaudited Pro Forma Combined Condensed Financial Statements" included elsewhere in this Joint Proxy Statement/Prospectus, and the Graphix Zone and StarPress historical financial statements, including the Notes thereto, set forth in Appendices B and C, respectively.




                                               As of March 31, 1996
                               -------------------------------------------------
                                      Historical               Pro forma(1)
                              --------------------------   --------------------

                               StarPress    Graphix Zone        New GZ
                                ---------    ------------        ------
Total Borrowings             $   750,000     $        0      $  750,000
Total Stockholders' equity
  (deficiency)               $(5,443,706)    $4,559,926      $3,374,095
Total Capitalization         $(4,693,706)    $4,559,926      $4,124,095




- ------------
(1) On May 21, 1996, Graphix Zone sold 250,000 shares of Graphix Zone Common Stock in a private equity offering for a total consideration of $1,031,250. Commissions related to the private placement of $103,125 were netted against total proceeds. The pro forma March 31, 1996 balance sheet data includes the impact of the aforementioned private equity offering as if it had occurred on March 31, 1996.


             UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements are based upon the financial statements of Graphix Zone and consolidated financial statements of StarPress, combined and adjusted to give effect to the Reorganization. Upon consummation of the StarPress Merger, each outstanding share of StarPress Common Stock will be converted into the right to receive
0.14666 shares of New GZ Common Stock and each share of Graphix Zone Common Stock will be converted into the right to receive one share of New GZ Common Stock.


    The following unaudited pro forma combined condensed statements of operations for the nine months ended March 31, 1996 and for the year ended June 30, 1995 give effect to the Reorganization as if it had occurred at the beginning of each period presented. The unaudited pro forma combined condensed statement of operations for the nine months ended March 31, 1996 was prepared based upon the unaudited statement of operations of Graphix Zone for the nine months ended March 31, 1996 and of the unaudited consolidated statement of operations of StarPress for the nine months ended March 31, 1996. The unaudited pro forma combined condensed statement of operations for the year ended June 30, 1995 was prepared based upon the audited statement of operations of Graphix Zone for the year ended June 30, 1995 and the audited consolidated statement of operations of StarPress for the year ended June 30, 1995 as well as to reflect the acquisition of StarPress Multimedia, Inc. by StarPress on June 23, 1995 as though such acquisitions occurred on July 1, 1994. Accordingly, the 10,510,879 shares of New GZ Common Stock expected to be issued in the Reorganization are used in calculating the pro forma net loss per share for all periods presented.

    The following unaudited pro forma combined condensed balance sheet at March 31, 1996 gives effect to the Reorganization as if it had occurred on such date and was prepared based upon the unaudited balance sheet of Graphix Zone as of March 31, 1996, including the effect of Graphix Zone's sale of Graphix Zone Common Stock on May 21, 1996 which resulted in net proceeds of $928,125, and the unaudited consolidated balance sheet of StarPress as of March 31, 1996.


    These unaudited pro forma combined condensed financial statements should be read in conjunction with (i) the Graphix Zone audited financial statements and unaudited interim financial statements, and (ii) the StarPress audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes to each of the above, which are set forth in this Joint Proxy Statement/Prospectus at Appendices B and C, respectively.

    The unaudited pro forma combined condensed financial information is not necessarily indicative of the results of operations or financial position of the combined company that would have occurred had the Reorganization occurred at the beginning of each period presented or on the date indicated, nor are they necessarily indicative of future operating results or financial position.

    The unaudited pro forma adjustments are based upon information set forth in this Joint Proxy Statement/Prospectus, and certain assumptions included in the notes to the unaudited pro forma combined condensed financial statements. Graphix Zone and StarPress believe the pro forma assumptions are reasonable under the circumstances.

                 UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 AS OF MARCH 31, 1996

                                                                    Historical                                Pro forma
                                                       -----------------------------------     -----------------------------------
                                                                                 Graphix
                                                      StarPress, Inc.          Zone, Inc.          Adjustments         Combined
                                                       --------------           ----------          -----------         --------
                 ASSETS
Current assets:

  Cash                                                 $     15,707           $ 1,473,490         $  928,125  (H)   $ 2,417,322


  Accounts receivable                                     1,999,298               864,898                             2,864,196


  Inventories                                                 3,454               470,952                               474,406


  Prepaid expenses and other current assets                 101,832               215,537                               317,369
                                                         ----------            ----------         ----------         ----------


   Total current assets                                   2,120,291             3,024,877           (928,125)         6,073,293



Furniture and equipment, net                                 45,612               650,134                               695,746


Purchased research and development                               --                    --         14,120,074  (B)            --

                                                                                                 (14,120,074) (C)            --

Product development costs, net                              237,594                    --             89,000  (B)       326,594

Intangible assets                                                --                    --          3,416,000  (B)     3,416,000

Due from StarPress                                               --             3,504,216         (3,504,216) (G)            --


Other assets                                                     --               169,999                 --            169,999
                                                         ----------            ----------         ----------         ----------

    Total assets                                       $  2,403,497           $ 7,349,226         $  928,909        $10,681,632

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:

  Notes payable                                        $    750,000           $        --         $       --           $750,000


  Due to Graphix Zone                                     3,504,216                    --         (3,504,216) (G)            --

  Accounts payable                                          923,169             1,306,860                 --          2,230,029

  Accrued liabilities                                     1,453,033               280,550           175,250   (B)     2,594,273


  Accrued restructuring costs                               761,785                    --                 --            761,785


  Deferred revenue                                          455,000               300,985                 --            755,984
                                                         ----------            ----------         ----------         ----------


    Total current liabilities                             7,847,203             2,573,834         (3,328,966)         7,092,071



Other liabilities                                                --               215,466                               215,466



Stockholders' equity (deficiency):                                                                    928,12  (H)
  Common Stock                                           16,173,891            15,214,552        (15,214,552) (B)


                                                                                                  22,009,750  (B)    39,111,766

  Accumulated deficit                                   (21,617,597)          (10,654,626)       10,654,626   (B)

                                                         ----------            ----------        (14,120,074) (C)   (35,737,671)
                                                         ----------            ----------         ----------          ----------


    Total stockholders' equity (deficiency)              (5,443,706)            4,559,926          4,257,875          3,374,095


    Total liabilities and stockholders' equity
     (deficiency)                                      $  2,403,497           $ 7,349,226          $ 928,909        $10,681,632



SEE ACCOMPANYING NOTES.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                           NINE MONTHS ENDED MARCH 31, 1996


                                                                    Historical                                Pro forma
                                                       -----------------------------------     -----------------------------------
                                                                                 Graphix
                                                      StarPress, Inc.          Zone, Inc.          Adjustments         Combined
                                                       --------------           ----------          -----------         --------


Net revenues                                           $  3,927,296           $ 1,628,809                           $ 5,556,105



Cost of revenues                                          2,181,647             1,495,865             22,250  (D)     3,699,762
                                                         ----------            ----------         ----------         ----------



Gross profit                                              1,745,649               132,944                             1,856,343



Operating expenses:


  Research and development                                2,077,265             1,663,546                             3,740,811


  Sales and marketing                                     2,129,072             1,170,496                             3,299,568


  General and administrative                              2,516,529             1,631,553            530,900  (D)     4,678,982

  Restructuring charge                                    1,950,000                    --                             1,950,000
                                                         ----------            ----------         ----------         ----------

    Total operating expenses                              8,672,866             4,465,595                            13,669,361



Operating loss                                           (6,927,217)           (4,332,651)                          (11,813,017)


Interest income (expense)                                   (71,094)               12,987                               (71,094)


Other income - net                                            3,096                    --                                15,283


Provision for income taxes                                       --                   800                 --                 --


Net loss                                               $ (6,995,215)          $(4,320,464)        $  553,150       $(11,868,828)


Net loss per share                                     $       (.23)          $     (1.11)                         $      (1.13)


Weighted average common
  shares outstanding                                     30,901,411             3,886,908                            10,510,879



SEE ACCOMPANYING NOTES.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                               YEAR ENDED JUNE 30, 1995

                                                           Historical                                         Pro forma
                                   ---------------------------------------------------------   -----------------------------------
                                                             Graphix
                                     StarPress, Inc.        Zone, Inc.       Multimedia Ino.         Adjustments        Combined
                                     --------------         ----------       ---------------         -----------        --------

Net revenues                         $  2,171,334         $ 3,391,878         $ 1,179,949                             $ 6,743,161

Cost of revenues                        1,838,699           4,697,467             396,425       $      29,667 (E)
                                                                                                       36,667 (F)       6,998,925
                                       ----------          ----------          ----------                               ---------
Gross profit                              332,635          (1,305,589)            783,524                                (255,764)

Operating expenses:
  Research and development              2,032,059                  --           3,185,481                               5,217,540
  Sales and marketing                   2,498,488           1,117,049           2,431,266                               6,046,803
  General and administrative            3,139,507           2,094,036           2,299,235             707,867 (E)
                                                                                                       90,562 (F)       8,331,207

  Acquired in-process technology
    related to the acquisition of
    StarPress Multimedia, Inc.          2,810,000                  --                  --          (2,810,000)(F)              --
                                       -----------         ----------          ----------                              ----------
  Total operating expenses             10,480,054           3,211,085           7,915,982                              19,570,350
                                       -----------         ----------          ----------                              ----------

Operating loss                        (10,147,419)         (4,516,674)         (7,132,458)                            (19,851,314)

Interest expense                         (783,507)            (66,482)               (306)                               (850,295)
Other income (expense) - net              14,529              57,980              (10,410)                                 62,099
                                        ----------         ----------          ----------                              ----------

Net loss                           $  (10,916,397)      $  (4,525,176)       $ (7,143,174)      $  (1,945,237)      $ (20,639,510)
                                       -----------         ----------          ----------          ----------          ----------
                                       -----------         ----------          ----------          ----------          ----------

Net loss per share                 $        (1.14)      $       (1.74)                                              $       (1.96)

Weighted average common
  shares outstanding                    9,591,488           2,600,034                                                  10,510,879
                                        ----------         ----------                                                  ----------
                                        ----------         ----------                                                  ----------


SEE ACCOMPANYING NOTES.

                        NOTES TO UNAUDITED PRO FORMA COMBINED
                            CONDENSED FINANCIAL STATEMENTS
                         NINE MONTHS ENDED MARCH 31, 1996 AND
                               YEAR ENDED JUNE 30, 1995


(A) On January 3, 1996, Graphix Zone and StarPress entered into the Reorganization Agreement, pursuant to which each company will become wholly owned subsidiaries of a newly formed Delaware holding company, New GZ. For accounting purposes, StarPress is considered the acquiring company. The acquisition has been accounted for as a purchase. The accompanying unaudited pro forma combined condensed statements of operations for the nine months ended March 31, 1996 reflects the acquisition of all the outstanding stock of Graphix Zone by StarPress as though the acquisition occurred on July 1, 1994. The unaudited pro forma combined condensed balance sheet as of March 31, 1996 includes the assets and liabilities of Graphix Zone as if the acquisition occurred on such date as well as the effect of Graphix Zone's sale of 250,000 shares of Graphix Zone Common Stock on May 21, 1996 which resulted in net proceeds of $928,125.



    The accompanying unaudited pro forma combined condensed statements of operations for the year ended June 30, 1995, reflects the acquisition of all the outstanding stock of Graphix Zone and StarPress Multimedia by StarPress, as though such acquisitions occurred on July 1, 1994. StarPress acquired all of the outstanding stock of StarPress Multimedia on June 23, 1995. The acquisition has been accounted for as a purchase. Accordingly, the 10,510,879 shares of New GZ Common Stock expected to be issued in the Reorganization are used in calculating the pro forma net loss per share for the year ended June 30, 1995 and the nine months ended March 31, 1996.


    Pro forma adjustments, which have been prepared by StarPress' management, and the assumptions on which they are based, are described in the following notes to unaudited pro forma combined condensed financial statements.


    The accompanying unaudited pro forma combined condensed financial statements do not necessarily represent what the consolidated financial position or results of consolidated operations of StarPress would have been if the acquisitions occurred on March 31, 1996 or July 1, 1994, nor do they represent a forecast of the consolidated financial position of StarPress at any future date or the results of consolidated operations of StarPress for any future period. The accompanying unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements of Graphix Zone and StarPress included in their respective Form 10-KSB for the year ended June 30, 1995, and the financial statements included in their respective Form 10-QSB for the nine months ended March 31, 1996, included herein.



(B) Adjustment to reflect intangible assets resulting from the acquisition of Graphix Zone by StarPress. The purchase price was 5,185,743 shares of New GZ Common Stock which, for purposes of purchase accounting, was valued at $21,391,000 plus acquisition costs of $794,000 for a total purchase price of $22,185,000. StarPress is currently in the process of having an independent appraiser perform an allocation of certain components of the purchase price.

    Based upon discussions with the independent appraiser, a preliminary allocation of the purchase price with regards to intangible assets is as follows:



                                         Allocation of      Amortization Period
              Description                Purchase Price        (Useful Life)
- --------------------------------------------------------------------------------
  Purchased Research and Development     $  14,120,074                 N/A
  Goodwill                                   3,231,000             5 years
  Product Development Costs                     89,000             3 years
  Assembled Workforce                          185,000             3 years



The above allocation is preliminary and may change based upon the final valuation and allocation of the purchase price.


(C) Purchased research and development was identified and valued through extensive interviews and analysis of data for each of Graphix Zone's products under development. Expected future cash flows of each product under development were discounted taking into account risks associated with the difficulties and uncertainties in completing the project and thereby achieving technological feasibility and risks related to the viability of and potential changes in future target markets. This resulted in $14,120,074 of purchased research and development which has not reached technological feasibility and does not have alternative future use. Therefore, in accordance with generally accepted accounting principles, the $14,120,074 of purchased research and development cost were written-off as a pro forma adjustment in the accompanying pro forma balance sheet as of March 31, 1996. Such charge will be included in the income statement at the time of Reorganization. Such charge has been excluded from the pro forma statements of operations as it was considered a non-recurring material charge.



(D) Adjustment to reflect the pro forma amortization of product development cost of $22,250, assembled workforce of $46,250 and goodwill of $484,650 over their estimated useful lives resulting from the acquisition of Graphix Zone for the nine months ended March 31, 1996.


(E) Adjustment to reflect the pro forma amortization of product development cost of $29,667, assembled workforce of $61,667 and goodwill of $646,200 over their estimated useful lives resulting from the acquisition of Graphix Zone for the year ended June 30, 1995.

(F) Adjustment to reflect the pro forma amortization of product development cost of $36,667, assembled workforce of $80,000 and goodwill of $10,562 over their estimated useful lives resulting from the acquisition of StarPress Multimedia, Inc. by StarPress for the year ended June 30, 1995, exclusive of the write-off of $2,810,000 in-process technology as research and development expenses as such amount was considered a non-recurring material charge.


(G) Adjustment to eliminate amounts due to Graphix Zone from StarPress.



(H) On May 21, 1996, Graphix Zone sold 250,000 shares of Graphix Zone Common Stock for a total consideration of $1,031,250. The net proceeds from the private placement were $928,125, after commissions of $103,125. The pro forma combined condensed balance sheet as of March 31, 1996 has been presented to reflect the aforementioned private placement as though it occurred on March 31, 1996.


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                        COMPARISON OF RIGHTS OF SHAREHOLDERS
                            OF GRAPHIX ZONE AND STARPRESS

    At the Effective Time, the shareholders of Graphix Zone and the shareholders of StarPress will become stockholders of New GZ. As stockholders of New GZ, their rights will be governed by the DGCL and New GZ's Certificate of Incorporation (the "New GZ Certificate") and Bylaws (the "New GZ Bylaws"). Following are summaries of certain differences between (i) the rights of Graphix Zone shareholders and New GZ stockholders and (ii) the rights of StarPress shareholders and New GZ stockholders.

COMPARISON OF SHAREHOLDERS' RIGHTS WITH RESPECT TO NEW GZ AND GRAPHIX ZONE

    New GZ is organized under the laws of the State of Delaware, and Graphix Zone is organized under the laws of the State of California. The following discussion summarizes certain differences between the New GZ Certificate and the New GZ Bylaws and the Graphix Zone Articles of Incorporation (the "Graphix Zone Articles") and the Graphix Zone Bylaws (the "Graphix Zone Bylaws") and between certain provisions of the DGCL and the CGCL affecting shareholders' rights.


    AUTHORIZED CAPITAL. The total number of authorized shares of capital stock of Graphix Zone is 15,000,000, consisting of 10,000,000 shares of common stock (the "Graphix Zone Common Stock") and 5,000,000 shares of preferred stock (the "Graphix Zone Preferred Stock"). The authorized capital of New GZ is set forth under "Description of New GZ Capital Stock--Authorized Capital Stock."


    DIRECTORS. The New GZ Bylaws provide that the New GZ Board of Directors ("New GZ Board") shall consist of not less than two nor more than eight directors, which number shall be set from time to time by the New GZ Board subject to the provisions of the New GZ Certificate. New GZ's Board currently consists of three directors and as of the Effective Time will consist of six directors, who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified.

    The Graphix Zone Bylaws provide that the number of directors shall be not less than three nor more than five. The exact number of directors shall be fixed by the approval of the Graphix Zone Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed, by an amendment to the Graphix Zone Bylaws duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote thereon. In addition, no amendment may change the maximum number of directors to a number greater than two times the stated number of directors minus one.

    AMENDMENT OF BYLAWS. Under the New GZ Bylaws and the New GZ Certificate, the New GZ Bylaws may be amended or repealed, and new bylaws adopted, by the New GZ Board. The CGCL and the Graphix Zone Bylaws provide that new bylaws may be adopted or the existing Graphix Zone Bylaws may be amended or repealed by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote. In addition, subject to the rights of the Graphix Zone shareholders, the Graphix Zone Board may adopt, amend or repeal the Graphix Zone Bylaws.

    AMENDMENT OF CERTIFICATE/ARTICLES. Under the DGCL and the CGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a certificate of incorporation or articles of incorporation, as the case may be. In addition, under the DGCL, amendments that make changes relating to a corporation's capital stock by increasing or decreasing the aggregate number of authorized shares of a class,

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or otherwise adversely affecting the rights of such class, also must be approved by the majority vote of each class or series of stock affected, even if such stock would not otherwise have such voting rights.

    CUMULATIVE VOTING. Neither the New GZ Certificate nor the New GZ Bylaws provides for cumulative voting for directors.

    Under the CGCL, except for certain corporations with outstanding shares listed on the New York Stock Exchange, American Stock Exchange or with Nasdaq National Market, every shareholder of a corporation complying with certain notice provisions and entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. In addition, under the CGCL, in any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld have no legal effect.

    REMOVAL OF DIRECTORS. The DGCL provides that any or all directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote generally in the election of directors.

    The CGCL provides that except with respect to a director of a corporation whose board of directors is not classified, any or all of the directors of a corporation may be removed without cause if the removal is approved by the majority of the outstanding shares of the corporation entitled to vote; provided, however, that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected. A director of a corporation whose board of directors is classified may not be removed if the votes cast against removal of the director, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

    FILLING VACANCIES ON THE BOARD OF DIRECTORS. Pursuant to the New GZ Bylaws, vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Under the Graphix Zone Bylaws, any vacancy in the Graphix Zone Board, whether by an increase in the number of directors, or by reason of death, resignation, disqualification or for any other reason, except for a vacancy created by the removal of a director, may be filled by the vote of a majority of the remaining directors, though less than a quorum, or by a sole remaining director. The shareholders of Graphix Zone may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent other than to fill a vacancy created by removal shall require the consent of a majority of the outstanding shares entitled to vote.

    STOCKHOLDER/SHAREHOLDER MEETINGS AND PROVISIONS FOR NOTICES. The New GZ Bylaws provide that special meetings of stockholders may be called by the New GZ Board or by any person or committee expressly authorized by the New GZ Board or the holders of shares entitled to cast not less than 10% of the votes at the meeting. The Bylaws of Graphix Zone provide that a special meeting of shareholders may be called by the

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Graphix Zone Board, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10% of the votes at the meeting.

    Pursuant to the New GZ Bylaws, written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given between 10 and 60 days before the date of the meeting to each stockholder of record entitled to vote at the meeting. Every notice of a special meeting must state the purpose or purposes thereof.

    Under the Graphix Zone Bylaws, notice of the time and place of annual or special meetings of shareholders shall be given to shareholders between 10 and 60 days before the date of such annual or special meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the board of directors, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election. If action is proposed to be taken at any meeting for approval of a contract or transaction in which a director has a direct or indirect financial interest, an amendment of the articles of incorporation, a reorganization or voluntary dissolution of the corporation, or a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, the notice shall also state the general nature of that proposal.

    Under the DGCL and the New GZ Bylaws, a proxy is valid for three years from its date, unless the proxy provides for a longer period. Under the CGCL and the Graphix Zone Bylaws, a proxy is valid for 11 months from the date thereof unless the proxy provides otherwise.

    QUORUM. Under the New GZ Bylaws, a quorum for the transaction of business at any regular or special meeting of the New GZ Board consists of a majority of the directors of the entire New GZ Board. Under the Graphix Zone Bylaws, a quorum for the transaction of business at any regular or special meeting of the Graphix Zone Board consists of a majority of the authorized number of directors.

    Under the New GZ Bylaws, a quorum for the transaction of business at any stockholder meeting consists of a number of persons representing the majority of the capital stock issued and outstanding and entitled to vote thereat present in person or represented by proxy. Under the Graphix Zone Bylaws, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders constitutes a quorum for the transaction of business.

    PREEMPTIVE RIGHTS. Under the DGCL, stockholders have no preemptive rights unless such rights are provided for in the certificate of incorporation. The New GZ Certificate does not provide for preemptive rights, and the New GZ Bylaws provides that stockholders have no preemptive rights other than those, if any, granted by the New GZ Board. Under the CGCL, shareholders have no preemptive rights unless the articles of incorporation provide otherwise. The Graphix Zone Articles do not provide for preemptive rights.

    VOTING BY STOCKHOLDERS/SHAREHOLDERS. Under both the New GZ Bylaws and the Graphix Zone Bylaws, when a quorum is present at any meeting, the vote of the holders of the majority of stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the applicable statute, the certificate or articles of incorporation, as the case may be, or the bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

    STOCKHOLDER/SHAREHOLDER APPROVAL OF SALE OF ASSETS. Under the DGCL, a corporation may sell, lease or exchange all or substantially all of its assets by action of the board of directors, subject to approval, on at least

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20 days' notice, of the holders of a majority of the voting shares or the written consent of such a majority. Under the CGCL, the vote of the holders of the majority of the outstanding shares entitled to vote is required in connection with the sale, lease, conveyance, exchange, transfer or other disposition of all or substantially all of a corporation's assets, unless such transaction is in the normal course of such corporation's business.

    STOCKHOLDER/SHAREHOLDER APPROVAL OF A MERGER. Under the DGCL, no vote of stockholders of a constituent corporation surviving a merger is required (and no dissenters' rights are available to such stockholders) if the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, there is no change in the outstanding shares of the surviving corporation as a result of the merger, and the number of common shares issued or issuable in the merger does not exceed 20% of the issuer's common shares outstanding immediately prior to the merger. The DGCL further provides that no stockholder approval is required in a merger of a corporation with or into a single direct or indirect wholly-owned subsidiary of such corporation for the purpose of effecting a holding company reorganization, if certain conditions are met, including: (i) as a result of the merger, the corporation or its successor becomes a direct or indirect wholly-owned subsidiary of the new holding company; (ii) stockholders of the corporation receive in the merger the same number of shares of the new holding company as they owned in the corporation prior to the merger, which stock has the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, with respect to the holding company as such stock had with respect to the corporation prior to the merger; (iii) the certificate of incorporation and bylaws of the new holding company contain provisions identical to the certification of incorporation and bylaws of the corporation immediately prior to the effective time of the merger (except for provisions that could have been amended or deleted without stockholder approval); (iv) the directors of the new holding company will be the same as the directors of the corporation immediately prior to the merger; (v) the certificate of incorporation of the corporation or its successor immediately following the merger is identical in all substantive respects to the certificate of incorporation of the corporation immediately prior to the merger, provided that the certificate of incorporation of the corporation or its successor shall be amended in the merger to contain a provision requiring that any act or transaction by or involving such corporation that requires for its adoption under the DGCL or its certificate of incorporation the approval of the stockholders of such corporation shall require, in addition, the approval of the stockholders of the new holding company or any successor thereto by merger; and (vi) the merger is tax-free for Federal income tax purposes to the stockholders of the corporation.

    Under the CGCL, the principal terms of a plan of merger or consolidation adopted by the board of directors of a California corporation must be approved by the outstanding shares of each class of each corporation, except that, unless an amendment is made to the corporation's articles of incorporation that would require such approval, (i) no approval of any class of outstanding preferred shares of the surviving or acquiring corporation or parent party shall be required if the rights, preferences, privileges and restrictions granted to or imposed upon such class of shares remain unchanged and (ii) no approval of the outstanding shares is required if the corporation, or its shareholders immediately before the reorganization, or both, shall own (immediately after the reorganization) equity securities, other than any warrant or right to subscribe to or purchase such equity securities, of the surviving or acquiring corporation or parent party possessing more than five-sixths of the voting power of the surviving or acquiring corporation or parent party. Notwithstanding the preceding, under the CGCL, a reorganization must be approved by the outstanding shares of any class of a corporation that is a party to the reorganization if holders of shares of that class receive (i) shares of the surviving or acquiring corporation or parent party having different rights, preferences, privileges or restrictions than those surrendered, (ii) shares in a foreign corporation in exchange for shares in a California corporation or (iii) interests of a surviving other business entity in the merger.

    STOCKHOLDER/SHAREHOLDER ACTION WITHOUT A MEETING. Under both the New GZ Bylaws and the Graphix Zone Bylaws, any action that may be, or is required by law to be, taken at any annual or special meeting of stockholders of New GZ or shareholders of Graphix Zone, may be taken without a meeting, without prior

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notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under the Graphix Zone Bylaws and the CGCL, in the case of election of directors, such a consent shall only be effective if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors.

    Under the New GZ Bylaws, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent must be given to those stockholders who have not consented in writing. Under the Graphix Zone Bylaws, if the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary of Graphix Zone must give prompt notice of the corporate action approved by the shareholders without a meeting. Also, under the Graphix Zone Bylaws, in the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, (ii) indemnification of agents of the corporation, (iii) a reorganization of the corporation and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, the notice shall be given at least 10 days before the consummation of any action authorized by that approval.

    LIMITATION OF LIABILITY AND INDEMNIFICATION. The DGCL permits, with certain exceptions, corporations to adopt a provision in their certificate of incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care. The New GZ Certificate provides that a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

    The Graphix Zone Articles provide that the liability of directors of Graphix Zone for monetary damages shall be eliminated to the fullest extent permissible under California law.

    Both the DGCL and the CGCL authorize a corporation to indemnify any person who is, or is threatened to be made, a party in any civil, criminal, administrative or investigative, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding. With respect to actions by or in the right of the corporation, the DGCL and the CGCL authorize indemnification of such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. To be entitled to indemnification, a person must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful with respect to actions taken by or in the right of the corporation. With respect to actions by or in the right of the corporation, court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation.

    The DGCL and the CGCL require indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for actions in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e., payment prior to a determination on the merits) is permitted, but not required, by the DGCL and the CGCL, which further require that any director or officer must undertake to repay such expenses if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of

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directors (or independent legal counsel or the stockholders) must determine, in each instance where indemnification is not required by the DGCL, that such director, officer, employee or agent is entitled to indemnification. The DGCL and the CGCL provide that the indemnification provided by statute is not exclusive.

    The New GZ Bylaws authorize New GZ to indemnify any person, including present or former directors, officers, trustees, employees or agents of the corporation or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the DGCL and the New GZ Bylaws. Such indemnification is in addition to all other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of stockholders or otherwise. In connection with providing such indemnification, expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by New GZ in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking to repay such amount unless the person is ultimately determined to be entitled to indemnification.

    The Graphix Zone Bylaws provide that to the maximum extent permitted by the CGCL, the corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. An "agent" of the corporation includes any person who is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of the corporation or of another enterprise at the request of such predecessor corporation.

    DISSENTERS' RIGHTS. Under the DGCL, a stockholder of a corporation who does not vote in favor of certain merger transactions and who demands appraisal of his shares in connection therewith may, under varying circumstances, be entitled to dissenters' rights pursuant to which such stockholder may receive cash in the amount of the fair value of his shares (as determined by a Delaware court) in lieu of the consideration he would otherwise receive in the transaction. Unless the corporation's certificate of incorporation provides otherwise, such dissenters' rights are not available in certain circumstances, including without limitation (a) the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) the merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or the Nasdaq National Market or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or the Nasdaq National Market or held of record by more than 2,000 holders, plus cash in lieu of fractional shares or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

    Under the DGCL, "fair value" must be determined exclusive of any element of value arising from the accomplishment or expectation of the relevant transaction.


    Under the CGCL, a shareholder of a corporation who does not vote in favor of certain merger transactions and who demands appraisal of his shares in connection therewith, may be entitled to dissenters' rights. For a discussion of dissenters' rights under the CGCL, see "The Reorganization-Dissenters' Rights-Graphix Zone."


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    DISSOLUTION. Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of the corporation must be approved by the written consent of all stockholders entitled to vote thereon. Only if the dissolution is initiated by the board of directors may it be approved by a majority of the corporation's stockholders.

    Under the DGCL, the Court of Chancery, upon application by any stockholder, may appoint a custodian and, if the corporation is insolvent, a receiver if, (a) the stockholders are so divided that they have failed to elect successors or directors whose terms have expired, or (b) the business of the corporation is suffering or is threatened with irreparable injury because of a deadlock of directors or (c) the corporation has abandoned its business but has not liquidated. Upon the order of the Court of Chancery or in the event of clause
(c) above, the corporation may be liquidated and its assets distributed.

    Under the CGCL, the attorney general of the State of California may bring a dissolution action against any domestic corporation or purported domestic corporation if the corporation has (a) seriously offended against any provision of the statutes regulating corporations, (b) fraudulently abused or usurped corporate privileges or powers, (c) violated any provision of law by any act or default which under the law is a ground for forfeiture of corporate existence or
(d) failed to pay to the Franchise Tax Board for a period of five years any tax imposed upon it by the Bank and Corporation Tax Law.

    The CGCL also provides that an action for involuntary dissolution may be filed by (a) 50% or more of the directors in office, (b) a shareholder or shareholders who hold shares representing not less than 33 1/3% of (i) the total number of outstanding shares or (ii) the outstanding common shares or (iii) the equity of the corporation, exclusive in each case of shares owned by any interested person, (c) any shareholder if the ground for dissolution is that the period for which the corporation was formed has terminated without extension thereof, or (d) any other person expressly authorized to do so in the corporation's articles of incorporation. In addition, the CGCL provides that any corporation may elect voluntarily to wind up and dissolve by the vote of shareholders holding shares representing 50% or more of the voting power.

    DIVIDENDS. The DGCL permits a corporation to declare and pay dividends out of surplus or, if it has no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares if such redemption or repurchase would not impair the capital of the corporation or if it repurchases shares having a preference upon the distribution of any of its assets and retires such shares upon acquisition (and provided, that after any reduction in capital made in connection with such retirement of shares, the corporation's remaining assets are sufficient to pay any debts for which payment has not otherwise been provided).

    Under the CGCL, a corporation may make a distribution to the corporation's shareholders only if: (i) the amount of retained earnings of the corporation immediately prior thereto equals or exceeds the amount of the proposed distribution, or (ii) immediately after the distribution, (a) the sum of the assets of the corporation (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits) and (b) the current assets of the corporation would be at least equal to its current liabilities or, if the average of the earnings of the corporation before taxes on income and before interest expense for the preceding two fiscal years was less than the average of the interest expense of the corporation for those fiscal years, at least equal to 1 1/4 times its current liabilities. Neither a corporation nor any of its subsidiaries shall make any distribution to the corporation's shareholders if the corporation or the subsidiary making the distribution is, or as a result

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thereof would be, likely to be unable to meet its liabilities (except those whose payment is otherwise adequately provided for) as they mature.

    RIGHT TO EXAMINE STOCKHOLDER/SHAREHOLDER LIST. The DGCL requires, and the New GZ Bylaws provide, that stockholders have a right for a period of at least 10 days prior to any stockholder meeting and during such meeting, to examine a list of stockholders of New GZ, arranged in alphabetical order and showing the address and the number of shares held by such stockholder, for any purpose germane to such meeting. Further, under the DGCL, any stockholder, following a written request, has the right to inspect the corporation's books and records, including the stockholder list, during usual business hours for a proper purpose.

    In compliance with the CGCL, the Graphix Zone Bylaws provide that a shareholder or shareholders of Graphix Zone holding at least 5% in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the record of shareholders' names and addresses during usual business hours upon five business days' prior written demand upon Graphix Zone, and (ii) obtain from the transfer agent for Graphix Zone, upon written demand and upon the tender of its usual charges for such a list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list must be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled. In addition, the record of shareholders must be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate. Any inspection or copying may be made in person or by agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

    INTERESTED DIRECTOR TRANSACTIONS. Under the DGCL and the New GZ Bylaws, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable solely by reason of such interest provided that either: (i) such contract or transaction is approved by the stockholders or by a majority of disinterested members of the board of directors or, in certain circumstances, a committee thereof if the material facts are disclosed or known thereto (and, under the New GZ Bylaws, the approval was made in good faith) or (ii) the contract or transaction was fair to the corporation at the time it was approved.

    Under the CGCL, no contract or other transaction between a corporation and one or more of its directors, or between a corporation and any corporation, firm or association in which one or more of its directors has a material financial interest, is either void or voidable because such director or directors or such other corporation, firm or association are parties or because such director or directors are present at the meeting of the board or a committee thereof that authorizes, approves or ratifies the contract or transaction, if: (i) the material facts are fully disclosed or known to the shareholders and such contract or transaction is approved by the disinterested shareholders in good faith; or (ii) the material facts are fully disclosed or known to the board or committee, the disinterested members of the board or committee authorize, approve or ratify the contract or transaction by a sufficient vote, in good faith and the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved or ratified; or (iii) as to contracts or transactions not approved as set forth in (i) or (ii) above, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved or ratified.

    With regard to contracts or transactions between a corporation and any corporation or association of which one or more of its directors are directors other than those contracts or transactions discussed in the preceding paragraph, the CGCL provides that such contracts or transactions are not void or voidable because such director or directors are present at the meeting of the board or a committee thereof which authorizes, approves

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or ratifies the contract or transaction if: (i) the material facts are fully disclosed or known to the board or the committee, the disinterested members of the board or committee authorize, approve or ratify the contract or transaction by a sufficient vote, in good faith, or the shareholders approve the contract or transaction in good faith; or (ii) the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved or ratified.

COMPARISON OF SHAREHOLDERS' RIGHTS WITH RESPECT TO NEW GZ AND STARPRESS

    New GZ is organized under the laws of the State of Delaware, and StarPress is organized under the laws of the State of Colorado. The following discussion summarizes certain differences between the New GZ Certificate and the New GZ Bylaws and the StarPress Articles of Incorporation (the "StarPress Articles") and the StarPress Bylaws (the "StarPress Bylaws") and between certain provisions of the DGCL and the CBCA affecting stockholders' and shareholders' rights.


    AUTHORIZED CAPITAL. The total number of authorized shares of capital stock of StarPress is 110,000,000, consisting of 100,000,000 shares of StarPress Common Stock, and 10,000,000 shares of preferred stock, no par value. The authorized capital of New GZ is set forth under "Description of New GZ Capital Stock--Authorized Capital Stock."



    DIRECTORS. The New GZ Bylaws provide that the New GZ Board of Directors shall consist of not less than two nor more than eight directors, which number shall be set from time to time by the New GZ Board subject to the provisions of the New GZ Certificate. New GZ's Board currently consists of three directors and as of the Effective Time will consist of six directors who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified.


    The StarPress Bylaws provide that the number of directors shall be not less than three nor more than seven. The exact number of directors shall be fixed by resolution of the StarPress Board of Directors.

    AMENDMENT OF BYLAWS. Under the New GZ Bylaws and the New GZ Certificate, the New GZ Bylaws may be amended or repealed, and new bylaws adopted, by the New GZ Board. With certain exceptions relating to quorum or voting requirements for directors or shareholders, the CBCA provides that either the StarPress Board or the shareholders may amend the bylaws. The StarPress Bylaws provide that they may be altered, amended or repealed and new bylaws may be adopted by a majority of the StarPress Board present at any meeting of the Board of Directors at which a quorum is present.

    AMENDMENT OF CERTIFICATE/ARTICLES. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a certificate of incorporation. In addition, under the DGCL, amendments that make changes relating to a corporation's capital stock by increasing or decreasing the aggregate number of authorized shares of a class, or otherwise adversely affecting the rights of such class, must also be approved by the majority vote of each class or series of stock affected, even if such stock would not otherwise have such voting rights.

    Under the CBCA, the StarPress Board may make certain nonsubstantive amendments to the StarPress Articles. Other amendments may be proposed by the StarPress Board or by the holders of shares representing at least 10% of all of the votes entitled to be cast upon the amendment to be adopted. Such amendments must be approved by a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights and by the votes required by the CBCA by every other voting group entitled to vote on the amendment.

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    CUMULATIVE VOTING. Neither the New GZ Certificate nor the New GZ Bylaws
provides for cumulative voting for directors. The StarPress Articles and the StarPress Bylaws prohibit cumulative voting.

    REMOVAL OF DIRECTORS. The DGCL provides that any or all directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote generally in the election of directors.

    The StarPress Bylaws provide that a director may be removed at any time, with or without cause, in the manner provided in the CBCA. The CBCA provides that a director may be removed by the shareholders, with or without cause, only at a meeting called entirely or partially for the purpose of removing him or her, and only if the number of votes cast in favor of removal exceeds the number of votes cast against removal; provided, however, that if a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director.

    FILLING VACANCIES ON THE BOARD OF DIRECTORS. Pursuant to the New GZ Bylaws, vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Under the StarPress Bylaws, any vacancy occurring in the StarPress Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. Also, under the StarPress Bylaws, any directorship to be filled by reason of an increase in the number of directors shall be filled by the vote of a majority of directors then in office or by an election at an annual or special meeting of shareholders.

    STOCKHOLDER/SHAREHOLDER MEETINGS AND PROVISIONS FOR NOTICES. The New GZ Bylaws provide that special meetings of stockholders may be called by the New GZ Board or by any person or committee expressly authorized by the New GZ Board or the holders of shares entitled to cast not less than 10% of the votes at the meeting. The StarPress Bylaws provide that a special meeting of shareholders may be called by the President of StarPress, the StarPress Board, the holders of not less than 10% of all the shares entitled to vote at the meeting or legal counsel of the corporation as last designated by resolution of the StarPress Board.

    Pursuant to the New GZ Bylaws, written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given between 10 and 60 days before the date of the meeting to each stockholder of record entitled to vote at the meeting. Every notice of a special meeting must state the purpose or purposes thereof.

    Under the StarPress Bylaws, written notice of the time and place of an annual or special meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at the meeting between 10 and 50 days before the date of such annual or special meeting; except that if the authorized shares are to be increased, at least thirty days' notice shall be given, and if the sale of all or substantially all of the corporation's assets is to be voted upon, at least 20 days' notice shall be given.

    Under the DGCL and the New GZ Bylaws, a proxy is valid for 3 years from its date, unless the proxy provides for a longer period. Under the CBCA, a proxy is valid for 11 months unless a different period is expressly provided in the appointment form. Under the StarPress Bylaws, no proxy shall be valid after 11 months from the date thereof unless the proxy provides otherwise.

    QUORUM. Under both the New GZ Bylaws and the StarPress Bylaws, a quorum for the transaction of business at any regular or special meeting of the Board of Directors of the respective companies consists of a majority of the number of directors then holding office. Also, under both the New GZ Bylaws and the

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StarPress Bylaws, the presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at any meeting of shareholders constitutes a quorum for the transaction of business.

    PREEMPTIVE RIGHTS. Under the DGCL, stockholders have no preemptive rights unless such rights are provided for in the certificate of incorporation. The New GZ Certificate does not provide for preemptive rights, and the New GZ Bylaws provide that stockholders have no preemptive rights other than those, if any, granted by the New GZ Board. The StarPress Articles deny preemptive rights to all shareholders.

    VOTING BY STOCKHOLDERS/SHAREHOLDERS. Under both the New GZ Bylaws and the StarPress Bylaws, when a quorum is present at any meeting, the vote of the holders of the majority of stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the applicable statute, the certificate or articles of incorporation, as the case may be, or the bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

    STOCKHOLDER/SHAREHOLDER APPROVAL OF SALE OF ASSETS. Under the DGCL, a corporation may sell, lease or exchange all or substantially all of its assets by action of the board of directors, subject to approval, on at least 20 days' notice, of the holders of a majority of the voting shares or the written consent of such a majority. Under the CBCA, a corporation may dispose of all or substantially all of its property, with or without good will, other than in the usual and regular course of business, on the terms and conditions and for the consideration determined by the board of directors, if the board of directors proposes and the shareholders approve the transaction. In addition, if a corporation is entitled to vote or otherwise consent, other than in the usual and regular course of business, with respect to the disposition of all or substantially all of the property, with or without good will, of another entity that it controls, and if the shares or other interests held by the corporation in such other entity constitute all or substantially all of the property of the corporation, then the corporation shall consent to such transaction only if the board of directors proposes and the shareholders approve the giving of consent. Unless the corporation's articles, bylaws or board of directors requires a greater vote, the transaction and consent described in this paragraph shall be approved by each voting group entitled to vote separately on the transaction or consent by a majority of all the votes entitled to be cast on the transaction or the consent by that voting group.

    STOCKHOLDER/SHAREHOLDER APPROVAL OF A MERGER. Under the DGCL, no vote of stockholders of a constituent corporation surviving a merger is required (and no dissenters' rights are available to such stockholders) if the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, there is no change in the outstanding shares of the surviving corporation as a result of the merger, and the number of common shares issued or issuable in the merger does not exceed 20% of the issuer's common shares outstanding immediately prior to the merger. The DGCL further provides that no stockholder approval is required in a merger of a corporation with or into a single direct or indirect wholly-owned subsidiary of such corporation for the purpose of effecting a holding company reorganization if certain conditions are met, including: (i) as a result of the merger, the corporation or its successor becomes a direct or indirect wholly-owned subsidiary of the new holding company; (ii) stockholders of the corporation receive in the merger the same number of shares of the new holding company as they owned in the corporation prior to the merger, which stock has the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, with respect to the holding company as such stock had with respect to the corporation prior to the merger; (iii) the certificate of incorporation and bylaws of the new holding company contain provisions identical to the certification of incorporation and bylaws of the corporation immediately prior to the effective time of the merger (except for provisions that could have been amended or deleted without stockholder approval); (iv) the directors of the new holding company will be the same as the directors of the corporation immediately prior to the merger; (v) the certificate of incorporation of the corporation or its successor immediately following the merger is identical in all substantive respects to the certificate of

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incorporation of the corporation immediately prior to the merger, provided that the certificate of incorporation of the corporation or its successor shall be amended in the merger to contain a provision requiring that any act or transaction by or involving such corporation that requires for its adoption under the DGCL or its certificate of incorporation the approval of the stockholders of such corporation shall require, in addition, the approval of the stockholders of the new holding company or any successor thereto by merger; and
(vi) the merger is tax-free for Federal income tax purposes to the stockholders of the corporation.

    Under the CBCA, the board of directors of each corporation that is a party to a merger must submit the plan of merger to the shareholders for approval, except that action by the shareholders of the surviving corporation on a plan of merger (other than on a plan that involves a merger of a parent and a 90% owned subsidiary) is not required if (i) no amendment is made to the articles of incorporation that would require shareholder approval, (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the merger,
(iii) the number of shares that entitle their holders to vote unconditionally in elections of directors ("voting shares") outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger, and (iv) the number of shares that entitle their holders to participate without limitation in distributions ("participating shares") outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

    Also, under the CBCA, if a parent corporation owning at least 90% of the outstanding shares of each class of a subsidiary merges with the subsidiary, no vote of the shareholders of such subsidiary is required with respect to the merger unless the subsidiary is the surviving corporation. If the parent is the surviving corporation, no vote of its shareholders is required with respect to the merger unless not all of conditions (i) through (iv) discussed in the preceding paragraph are met.

    STOCKHOLDER/SHAREHOLDER ACTION WITHOUT A MEETING. Under the New GZ Bylaws, any action that may be, or is required by law to be, taken at any annual or special meeting of stockholders of New GZ may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent must be given to those stockholders who have not consented in writing. Under the StarPress Bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote thereon.

    LIMITATION OF LIABILITY AND INDEMNIFICATION. The DGCL permits, with certain exceptions, corporations to adopt a provision in their certificate of incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care. The New GZ Certificate provides that a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

    In accordance with the CBCA, the StarPress Articles provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for any

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matter in respect of which such director (i) shall be liable under the CBCA for unlawful distributions, (ii) shall have breached the director's duty of loyalty to the corporation or its shareholders, (iii) shall have committed an act or omission not in good faith or involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit.

    The DGCL authorizes a corporation to indemnify any person who is, or is threatened to be made, a party in any civil, criminal, administrative or investigative, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding. With respect to actions by or in the right of the corporation, the DGCL authorizes indemnification of such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. To be entitled to indemnification, a person must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful with respect to actions taken by or in the right of the corporation. With respect to actions by or in the right of the corporation, court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation.

    The DGCL requires indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for actions in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e., payment prior to a determination on the merits) is permitted, but not required, by the DGCL, which further requires that any director or officer must undertake to repay such expenses if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors (or independent legal counsel or the stockholders) must determine, in each instance where indemnification is not required by the DGCL, that such director, officer, employee or agent is entitled to indemnification. The DGCL provides that the indemnification provided by statute is not exclusive.

    The New GZ Bylaws authorize New GZ to indemnify any person, including present or former directors, officers, trustees, employees or agents of the corporation or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the DGCL and the New GZ Bylaws. Such indemnification is in addition to all other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of stockholders or otherwise. In connection with providing such indemnification, expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by New GZ in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking to repay such amount unless the person is ultimately determined to be entitled to indemnification.

    The CBCA provides that a corporation may indemnify, against reasonable expenses incurred in a proceeding, a person made a party to the proceeding because the person is or was a director if: (i) the person conducted himself or herself in good faith and reasonably believed (a) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests and (b) in all other cases, that his or her conduct was not opposed to the corporation's best interests, and (ii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. A Colorado corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving

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action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

    The StarPress Bylaws provide that StarPress may indemnify any director, officer, employee, fiduciary or agent of the corporation to the maximum extent permitted by the CBCA as in effect at the time of the conduct of such person. The CBCA provides that a director or officer is entitled (i) to receive mandatory indemnification if such person was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director against reasonable expenses incurred against him or her in connection with the proceeding, and (ii) to apply for court-ordered indemnification.

    DISSENTERS' RIGHTS. Under the DGCL, a stockholder of a corporation who does not vote in favor of certain merger transactions and who demands appraisal of his shares in connection therewith may, under varying circumstances, be entitled to dissenters' rights pursuant to which such stockholder may receive cash in the amount of the fair value of his shares (as determined by a Delaware court) in lieu of the consideration he would otherwise receive in the transaction. Unless the corporation's certificate of incorporation provides otherwise, such dissenters' rights are not available in certain circumstances, including, without limitation, (i) the sale, lease or exchange of all or substantially all of the assets of a corporation, (ii) the merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or the Nasdaq National Market or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or the Nasdaq National Market or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (iii) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

    Under the DGCL, "fair value" must be determined exclusive of any element of value arising from the accomplishment or expectation of the relevant transaction.


    Under the CBCA, a shareholder of the corporation who does not vote in favor of certain merger transactions and who demands appraisal of his shares in connection therewith may be entitled to dissenters' rights. For a discussion of dissenters' rights under the CBCA, see "The Reorganization--Dissenters' Rights--StarPress."


    DISSOLUTION. Under the DGCL, unless the board of directors approves a proposal to dissolve, dissolution of the corporation must be approved by the written consent of all stockholders entitled to vote thereon. Only if the dissolution is initiated by the board of directors may it be approved by a majority of the corporation's stockholders.

    Under the DGCL, the Court of Chancery, upon application by any stockholder, may appoint a custodian and, if the corporation is insolvent, a receiver if, (i) the stockholders are so divided that they have failed to elect successors or directors whose terms have expired, (ii) the business of the corporation is suffering or is threatened with irreparable injury because of a deadlock of directors, or (iii) the corporation has abandoned its business but has not liquidated. Upon the order of the Court of Chancery or in the event of clause
(iii) above, the corporation may be liquidated and its assets distributed.

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    Under the CBCA, voluntary dissolution after issuance of shares may be authorized by the board of directors. Such board authorization is subject to approval by each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that voting group.

    Also, under the CBCA, the secretary of state may commence an administrative dissolution if (i) the corporation does not pay any taxes, fees or penalties imposed by the CBCA when they are due, (ii) the corporation does not deliver its corporate report to the Secretary of State when due, (iii) the corporation is without a registered agent or registered office in Colorado, (iv) the corporation does not give notice to the secretary of state that its registered agent or registered office has been changed, that its registered agent has resigned or that its registered office has been discontinued, or (v) the corporation's period of duration stated in its articles of incorporation expires. In addition, the attorney general, a shareholder or a creditor may commence a proceeding for judicial dissolution for various reasons described in the CBCA.

    DIVIDENDS. The DGCL permits a corporation to declare and pay dividends out of surplus or, if it has no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares if such redemption or repurchase would not impair the capital of the corporation or if it repurchases shares having a preference upon the distribution of any of its assets and retires such shares upon acquisition (and provided that after any reduction in capital made in connection with such retirement of shares, the corporation's remaining assets are sufficient to pay any debts for which payment has not otherwise been provided).

    Under the CBCA, a corporation may make a distribution to its shareholders unless, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or
(ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

    RIGHT TO EXAMINE STOCKHOLDER/SHAREHOLDER LIST. The DGCL requires, and the New GZ Bylaws provide, that stockholders have a right for a period of at least 10 days prior to any stockholder meeting and during such meeting, to examine a list of stockholders of New GZ, arranged in alphabetical order and showing the address and the number of shares held by such stockholder, for any purpose germane to such meeting. Further, under the DGCL, any stockholder, following a written request, has the right to inspect the corporation's books and records, including the stockholder list, during usual business hours for a proper purpose.

    The StarPress Bylaws provide that the officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least 10 days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order, with the address and the number of shares held by each. The record, for a period of 10 days prior to such meeting, shall be kept on file at StarPress' principal office and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. In addition, the record shall be made available during the whole time of the meeting for the purposes thereof.

    INTERESTED DIRECTOR TRANSACTIONS. Under the DGCL and the New GZ Bylaws, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable solely by reason of such interest provided that either: (i) such contract or transaction is approved by the stockholders or by a majority of disinterested members of the board of directors or, in certain circumstances, a committee

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thereof if the material facts are disclosed or known thereto (and, under the New
GZ Bylaws, the approval was made in good faith), or (ii) the contract or transaction was fair to the corporation at the time it was approved.

    Under the StarPress Articles, no contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested is void or voidable solely because such directors are present at the meeting of the board of directors or a committee thereof that authorizes, approves or ratifies the contract or transaction or solely because their votes are counted for such purpose if: (i) the fact of such relationship or interest is disclosed or known to the board of directors or committee that authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose, without counting the votes or consents of such interested directors, (ii) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent, or (iii) the contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof that authorizes, approves or ratifies such contract or transaction.

                         DESCRIPTION OF NEW GZ CAPITAL STOCK

    The summary of the terms of the capital stock of New GZ set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the New GZ Certificate and the New GZ Bylaws.

AUTHORIZED CAPITAL STOCK

    Under the New GZ Certificate, the total number of shares of all classes of stock that New GZ has authority to issue is 125,000,000 shares, of which 100,000,000 are shares of New GZ Common Stock (par value $.01 per share) and 25,000,000 are shares of New GZ Preferred Stock (par value $.01 per share).

    The additional shares of authorized stock available for issuance by New GZ might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the holders of New GZ Common Stock. The ability of the New GZ Board to issue additional shares of stock could enhance the New GZ Board's ability to negotiate on behalf of the stockholders in a takeover situation and also could be used by the New GZ Board to make a change in control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management.

COMMON STOCK

    Holders of New GZ Common Stock will be entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of New GZ Preferred Stock, the holders of such shares will possess all voting power. The New GZ Certificate does not provide for cumulative voting for the election of directors. Thus, under the DGCL, the holders of more than one-half of the outstanding shares of New GZ Common Stock generally will be able to elect all the directors of New GZ then standing for election and holders of the remaining shares will not be able to elect any director.

    Subject to any preferential rights of any series of New GZ Preferred Stock, holders of shares of New GZ Common Stock will be entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by the New GZ Board and to share ratably in the assets of New GZ legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up.

    Holders of New GZ Common Stock will have no preferences, preemptive, conversion or exchange rights.

PREFERRED STOCK

    The New GZ Board is authorized to issue shares of New GZ Preferred Stock, in one or more series, and to fix for each such series the number of shares thereof and voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as are permitted by the DGCL. The New GZ Board could authorize the issuance of shares of New GZ Preferred Stock with terms and conditions which could discourage a takeover or other transaction that holders of some or a majority of shares of New GZ Common Stock might believe to be in their best interests or in which such holders might receive a premium for their shares of stock over the then market price of such shares. As of the date hereof, no shares of New GZ Preferred Stock are outstanding and the New GZ Board has no present intention to issue any shares of New GZ Preferred Stock after the Effective Time.

STOCK TRANSFER AGENT AND REGISTRAR

    The principal transfer agent and registrar for New GZ Common Stock will be
U. S. Stock Transfer Corporation.

DELAWARE LAW

    At the Effective Time, New GZ will be subject to Section 203 of the DGCL.
Section 203 of the DGCL restricts a wide range of transactions ("business combinations") between a corporation and an interested stockholder. An "interested stockholder" is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation's outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation's assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions which would result in increasing the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (i) the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time such person became an interested stockholder; (ii) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation's voting stock (excluding shares owned by persons who are officers and also directors and shares owned by certain employee stock plans); or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 do not apply to a corporation whose certificate of incorporation contains a provision expressly electing not to be governed by the statute. The New GZ Certificate does not contain a provision electing to "opt-out" of Section 203.

                                 MANAGEMENT OF NEW GZ

DIRECTORS

    The following table sets forth information as to the persons who are currently directors of New GZ and who are expected to serve as directors of New GZ following the Reorganization.

  NAME AND YEAR FIRST                               BUSINESS EXPERIENCE
  BECAME A DIRECTOR OF                           DURING THE PAST FIVE YEARS
GRAPHIX ZONE OR STARPRESS         AGE               AND OTHER INFORMATION
- -------------------------         ---            ---------------------------

Angela Aber Cortright.........    40   Executive Vice President - Marketing,
(1989)                                 Secretary and Director of Graphix Zone
                                       since its inception in August 1989 and
                                       Executive Vice President, Secretary and
                                       Director of New GZ since its inception
                                       in January 1996. For the two year period prior to her employment with Graphix
                                       Zone, Ms. Cortright served as President
                                       of MarkeTrax, a marketing research firm
                                       founded by Ms. Cortright which
                                       specialized in the computer industry.
                                       Prior to founding MarkeTrax, Ms.
                                       Cortright had over 10 years experience
                                       in sales and marketing in the computer
                                       industry with AST Research, MSI Data and
                                       IBM. Angela Aber Cortright is the wife
                                       of Charles R. Cortright, Jr.

Charles R. Cortright, Jr......    47   President, Chairman of the Board of
(1989)                                 Directors and Chief Executive Officer of
                                       Graphix Zone since its inception in
                                       August 1989 and interim Chief Financial
                                       Officer since May 1995 and President of
                                       New GZ since its inception in January
                                       1996. For the one and one-half year
                                       period prior to his relationship with
                                       Graphix Zone, Mr. Cortright served as
                                       Vice President and General Manager of
                                       Infotek, a manufacturer of computer add-on enhancement products. Prior to working for Infotek, he had over 18 years experience in the computer graphics industry, having held key management positions at AST Research, CalComp and Hughes Aircraft in their graphics products divisions. Charles R.
                                       Cortright, Jr. is the husband of Angela
                                       Aber Cortright.

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

Doug Glen.....................    48   Director of StarPress since June 23,
(1995)                                 1995. Mr. Glen is President of Mattel
                                       Media and Senior Vice President,
                                       Strategic Planning and Business
                                       Development, of Mattel Toys. From 1992
                                       and prior to joining Mattel in 1994, Mr.
                                       Glen was Group Vice President of Sega of
                                       America, where he managed the
                                       introduction of Sega's multimedia
                                       product line and the development of the
                                       Sega Channel. From 1987 to 1992, Mr.
                                       Glen was General Manager of Lucasfilm
                                       Games, the consumer software division of LucasArts Entertainment. Mr. Glen holds an undergraduate degree from MIT and an MBA from Somerset University. Mr. Glen will be appointed a Director of New GZ as of the Effective Time.

C. Richard Kramlich...........    60   Director of StarPress since June 23,
(1995)                                 1995. Since 1978, Mr. Kramlich has been
                                       the Managing General Partner of New
                                       Enterprise Associates, a venture capital firm which manages six venture capital investment funds and four affiliated venture capital investment funds. Mr.
                                       Kramlich serves on the Board of
                                       Directors of Chalone, Inc., a premium
                                       wine company; Sierra Monitor
                                       Corporation, a gas monitoring device
                                       company; Silicon Graphics, Inc., a
                                       visual computing systems company;
                                       SyQuest Technology Inc., a removable
                                       disk drive manufacturing company;
                                       Telebit Corporation, a high-speed
                                       communications company; Macro-media,
                                       Inc., a software authoring tool company;
                                       Neopath, Inc., a medical screening
                                       technology company; and Ascend
                                       Communications, Inc., a
                                       telecommunications company. Mr. Kramlich will be appointed a Director of New GZ as of the Effective Time.

Ronald S. Posner..............    53   Chairman of the Board and a director of
(1995)                                 StarPress since June 23, 1995 and
                                       Chairman and Director of New GZ since
                                       its inception in January 1996. Prior to
                                       that and since it was incorporated in
                                       1993, Mr. Posner was the President and
                                       Chief Executive Officer of StarPress
                                       Multimedia, Inc., which became a wholly
                                       owned subsidiary of StarPress as of June
                                       1993. Prior to joining StarPress Multi-
                                       media, Inc., Mr. Posner was the Chief
                                       Executive Officer of WordStar, Inc., a
                                       software company. Prior to joining
                                       WordStar, from 1989 to 1990, Mr. Posner
                                       served as President and Chief Executive
                                       Officer of Peter Norton Computing, Inc., a PC software company. Mr.

                                       Posner holds a Bachelor of Science in
                                       Mathematics from Rensselaer Polytechnic
                                       Institute and a Masters in Business
                                       Administration from the Harvard Business
                                       School.

Thomas C. K. Yuen.............    44   Director of Graphix Zone since 1994 and
(1994)                                 one of the co-founders in 1981 and,
                                       until July 1992, the Chief Operating
                                       Officer of AST Research, a Fortune 500
                                       personal computer manufacturer. After
                                       leaving AST Research, Mr. Yuen formed
                                       Atlantis Computers, a company which
                                       holds con-trolling interests in a number of high technology companies, including
                                       SRS Labs, NuReality and MPC
                                       Technologies. Mr. Yuen will be appointed a director of New GZ as of the Effective
                                       Time.

COMPENSATION OF DIRECTORS


    All directors of New GZ are reimbursed for out-of-pocket expenses in connection with attendance of Board of Directors' meetings and all directors who are not executive officers or employees of New GZ will receive a director's fee of $1,000 per meeting. In addition, each director who is also a member of the committee administering the 1996 Plan receives an annual nonqualified stock option to purchase 25,000 shares of New GZ Common Stock at the then-current fair market value. These options are granted beginning July 1, 1996 and on each July 1 thereafter. The 1996 Plan committee is currently comprised of Charles R. Cortright, Jr. and Ronald S. Posner. See "New GZ 1996 Stock Option Plan."


COMMITTEES OF THE BOARD OF DIRECTORS

    Other than the 1996 Plan Committee which is currently comprised of Charles
R. Cortright, Jr. and Ronald S. Posner, it is anticipated that New GZ will not have any standing committees of the Board of Directors. In that regard, it is anticipated that New GZ will not have a separate audit committee. Rather, the Board of Directors as a whole will review the results and scope of the audit and other services provided by the Company's independent auditors.

OFFICERS

    Set forth below is the name, age and title of the current executive officers of New GZ.

   NAME                           AGE                 OFFICE
   ----                           ---                 ------

Norman Block..................    55   Executive Vice President, Chief
                                       Operating Officer, Chief Financial
                                       Officer and Treasurer of New GZ since
                                       its inception in January 1996. During
                                       1995, Mr. Block was Managing Director of
                                       PLATINUM Technology, Inc.'s Locus
                                       Laboratory, the leading supplier of
                                       software products integrating UNIX
                                       systems with desktop operating systems.
                                       Prior to joining Locus Laboratory, from
                                       1993 to 1995, Mr. Block was Chief
                                       Executive Officer of Qual/Soft, a
                                       provider of advanced technology for
                                       quality information management. Prior to joining Qual/Soft, from 1987 to 1992, Mr. Block was founder and President of Evernet Systems, Inc. which was the nation's largest network systems integration firm. From 1983 to 1987, Mr. Block was Executive Vice President of Ashton-Tate, a leading software development company. Mr. Block holds a Bachelor of Science degree in accounting from Fairleigh Dickenson University and a Masters of Business Administration from New York University.

Angela Aber Cortright.........    40   Executive Vice President - Marketing,
                                       Secretary and Director of Graphix Zone
                                       since its inception in August 1989 and
                                       Executive Vice President, Secretary and
                                       Director of New GZ since its inception
                                       in January 1996. For the two year period prior to her employment with Graphix
                                       Zone, Ms. Cortright served as President
                                       of MarkeTrax, a marketing research firm
                                       founded by Ms. Cortright which
                                       specialized in the computer industry.
                                       Prior to founding MarkeTrax, Ms.
                                       Cortright had over 10 years experience
                                       in sales and marketing in the computer
                                       industry with AST Research, MSI Data and
                                       IBM. Angela Aber Cortright is the wife
                                       of Charles R. Cortright, Jr.

Charles R. Cortright, Jr......    47   President, Chairman of the Board of
                                       Directors and Chief Executive Officer of
                                       Graphix Zone since its inception in
                                       August 1989 and interim Chief Financial
                                       Officer since May 1995 and President and
                                       Director of New GZ since its inception
                                       in January 1996. For the one and one-
                                       half year period prior to his
                                       relationship with Graphix Zone, Mr.
                                       Cortright served as Vice President and
                                       General Manager of Infotek, a
                                       manufacturer of computer add-on
                                       enhancement products. Prior to working
                                       for Infotek, he had over 18 years
                                       experience in the computer graphics
                                       industry, having held key management
                                       positions at AST Research, CalComp and
                                       Hughes Aircraft in their graphics
                                       products divisions. Charles R.
                                       Cortright, Jr. is the husband of Angela
                                       Aber Cortright.

Ronald S. Posner..............    53   Chairman of the Board and a director of
(1995)                                 StarPress since June 23, 1995 and
                                       Chairman of the Board and Director of
                                       New GZ since its inception in January
                                       1996. Prior to that and since it was
                                       incorporated in 1993, Mr. Posner was the President and Chief Executive Officer of
                                       StarPress Multi-

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

                                       media, Inc., which became a wholly owned subsidiary of StarPress as of June 1993. Prior to joining Star-Press Multimedia, Inc., Mr. Posner was the Chief Executive Officer of WordStar, Inc., a software company. Prior to joining WordStar, from 1989 to 1990, Mr. Posner served as President and Chief Executive Officer of Peter Norton Computing, Inc., a PC software company. Mr. Posner holds a Bachelor of Science in Mathematics from Rensselaer Polytechnic Institute and a Masters in Business Administration from the Harvard Business School.

COMPENSATION OF EXECUTIVE OFFICERS


    Ronald S. Posner is the Chairman of New GZ and has held such position since New GZ's formation in January 1996. Currently, Mr. Posner also is Chairman of StarPress and serves in that capacity pursuant to an employment agreement dated June 23, 1995, which provides for his employment as Chairman of StarPress for a period of three years. Mr. Posner's base salary under his employment agreement is $120,000 per year. The Reorganization Agreement provides that New GZ will assume, at the Closing, StarPress' employment agreement with Mr. Posner.



    Charles R. Cortright, Jr. and Angela Aber Cortright are the President and Executive Vice President and Secretary, respectively, of New GZ. The Reorganization Agreement provides that at the Closing, New GZ will enter into mutually acceptable employment agreements with Mr. Cortright and Ms. Cortright, each on terms no less favorable or more favorable to those executives than contained in StarPress' employment agreement with Mr. Posner. Accordingly, Mr. Cortright's and Ms. Cortright's base salaries will be $120,000 per year.


    Norman Block is the Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of New GZ. Mr. Block's base salary is $180,000 per year.

    Other than Messrs. Posner, Cortright and Block and Ms. Cortright, the form and amount of compensation to any other executive officer of New GZ has not yet been determined. The New GZ Board of Directors will be responsible for recommending the form and amount of compensation to be paid to all New GZ's executive officers. It is anticipated that in determining such compensation, the New GZ Board of Directors will generally adhere to compensation policies which reflect the belief that (i) New GZ must attract and retain individuals of outstanding ability, and (ii) levels of compensation should generally be similar with that offered by comparable companies.

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

                             SECURITY OWNERSHIP OF NEW GZ

    The following table sets forth the anticipated beneficial ownership of New GZ Common Stock, after giving effect to the Reorganization, as to (i) each person who is expected to be the beneficial owner of more than 5% of New GZ Common Stock, (ii) each person who is or who is expected to be a New GZ director, (iii) each person who is or who is expected to be an executive officer of New GZ, and (iv) all persons who are or who are expected to be New GZ directors and executive officers as a group:



                                        Amount and Nature of    Percent of Class
Name and Address                      Beneficial Ownership of      of New GZ
of Beneficial Owner                    New GZ Common Stock(1)   Common Stock(2)
- -------------------                   -----------------------   ----------------
Charles R. Cortright, Jr. and
Angela Aber Cortright(3)(4)                      836,400                7.94%
42 Corporate Park, Suite 200
Irvine, CA 92714

GT Interactive Software Corp.(5)                 800,000                7.07%
16 East 40th Street
New York, NY 10016

New Enterprise Associates V,                     787,574                7.49%
Limited Partnership
New Enterprise Associates
235 Montgomery Street, Suite 1025
San Francisco, CA 94104

C. Richard Kramlich(3)(6)                        787,574                7.49%
42 Corporate Park, Suite 200
Irvine, CA 92714

Gruber & McBaine Capital                         640,700                6.05%
  Management(7)
50 Osgood Place
San Francisco, CA 94133

Ronald S. Posner(3)(8)                           468,430                4.44%
42 Corporate Park, Suite 200
Irvine, CA 92714

Thomas C. K. Yuen(3)(9)                          331,965                3.12%
2907 Daimler Street
Santa Ana, CA 92705

Norman Block(3)(10)                               56,250                 .53%
42 Corporate Park, Suite 200
Irvine, CA 92714

Doug Glen(3)(11)                                   2,474                 .02%
42 Corporate Park, Suite 200
Irvine, CA 92714

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

All New GZ directors and                       2,483,093               23.12%
executive officers as a group
(7 persons)(4)(6)(8)(9)(10)(11)



_______________
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of New GZ Common Stock.

(2) The percentages reflected in this column are based on 5,446,543 shares of Graphix Zone Common Stock and 34,531,130 shares of StarPress Common Stock outstanding as of May 21, 1996.

(3) Current or future director or officer of New GZ.

(4) Includes 763,500 shares which the Cortrights own of record as community property. Also includes 52,900 shares owned by Ms. Cortright as her sole and separate property, 10,000 shares which Ms. Cortright has the right to acquire upon the exercise of nonqualified options which are exercisable within 60 days of May 21, 1996 and 10,000 shares which Mr. Cortright has the right to acquire upon the exercise of nonqualified options which are exercisable within 60 days of May 21, 1996. For purposes of this table, the Cortrights are presented together since they share voting and investment power with respect to all shares beneficially owned by them.



(5) Represents 800,000 shares of Graphix Zone Common Stock which GT has the right to acquire upon the exercise of a warrant which is exercisable within 60 days of May 21, 1996.

(6) Represents 787,574 shares held by New Enterprise Associates V, Limited Partnership. Mr. Kramlich is the Managing General Partner of New Enterprise Associates V, Limited Partnership and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate partnership interest therein.

(7) Includes 80,850 shares which Gruber & McBaine Capital Management have the right to acquire upon the exercise of warrants exercisable within 60 days of May 21, 1996.


(8) Includes 40,881 shares which Mr. Posner has the right to acquire upon the exercise of options which are exercisable within 60 days of May 21, 1996.


(9) Includes 108,750 shares which Mr. Yuen has the right to acquire upon the exercise of options which are exercisable within 60 days of May 21, 1996.


(10) Represents 56,250 shares of New GZ Common Stock which Mr. Block has the right to acquire upon exercise of options which are exercisable within 60 days of May 21, 1996.


(11) Represents 2,474 shares which Mr. Glen has the right to acquire upon the exercise of options which are exercisable within 60 days of May 21, 1996.


                            NEW GZ 1996 STOCK OPTION PLAN

    On January 17, 1996, the Board of Directors of New GZ adopted, subject to the approval of the sole stockholder of New GZ, the New GZ 1996 Stock Option Plan ("1996 Plan"). On that same date, the sole stockholder of New GZ, Graphix Zone, approved the 1996 Plan.


    The 1996 Plan is designed to enable New GZ to offer an incentive based compensation system to key employees and directors of New GZ and to employees of companies who do business with New GZ. The 1996 Plan provides for the grant of incentive stock options ("ISOs"), nonqualified stock options ("NQOs") (ISOs and NQOs are collectively called "Options") and the grant of nonqualified stock options to members of the committee which administers the 1996 Plan ("Committee NQOs"). As of May 21, 1996, New GZ had a total of two key employees and one director eligible to receive Options under the 1996 Plan and two directors eligible to receive Committee NQOs under the 1996 Plan.



    A total of 2,500,000 shares of New GZ Common Stock are authorized for issuance under the 1996 Plan. As of May 21, 1996, a total of 186,906 NQOs and 38,094 ISOs have been granted under the 1996 Plan.

    The following summary description of the 1996 Plan is qualified in its entirety by reference to the full text of the 1996 Plan, which is attached to this Joint Proxy Statement/Prospectus as Appendix G.

SHARES SUBJECT TO THE 1996 PLAN

    A total of 2,500,000 shares of New GZ's Common Stock are authorized for issuance under the 1996 Plan. Any shares of New GZ Common Stock which are subject to an Option but are not used because the terms and conditions of the Option are not met, or any shares which are used by participants to pay all or part of the purchase price of any Option may again be used for awards under the 1996 Plan.

ADMINISTRATION

    The 1996 Plan is administered by a Committee ("Committee") of not less than two nor more than five persons appointed by the New GZ Board, each of whom must be a director of New GZ and may not be eligible to receive Options under the 1996 Plan (other than Committee NQOs) or under the terms of any other plan of New GZ or its affiliates. It is the intent of the 1996 Plan that it be administered by a Committee that is "disinterested" under Rule 16b-3 of the Exchange Act. The Committee is currently comprised of Charles R. Cortright, Jr. and Ronald S. Posner.

    The Committee is empowered to select those eligible persons to whom Options shall be granted under the 1996 Plan; to determine the time or times at which each Option shall be granted, whether Options will be ISOs or NQOs, and the number of shares of New GZ Common Stock to be subject to each Option; and to fix the time and manner in which each such Option may be exercised, including the exercise price and option period, and other terms and conditions of such Options, all subject to the terms and conditions of the 1996 Plan. However, the Committee does not have the power to (i) determine eligibility to receive Committee NQOs or to determine the number, the price, the vesting period, or the timing of Committee NQOs to be made under the 1996 Plan or (ii) take any other action that would result in the Committee NQOs not being treated as "formula awards" within the meaning of Rule 16b-3(c)(ii) of the Exchange Act. The Committee has sole discretion to interpret and administer the 1996 Plan, and its decisions regarding the 1996 Plan are final.

OPTION TERMS

    ISOs granted under the 1996 Plan must have an exercise price of not less than 100% of the fair market value of the New GZ Common Stock on the date the ISO is granted and must be exercised within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of the total voting securities of New GZ on the date of grant, such exercise price shall be not less than 110% of fair market value on the date of grant, and the option period may not exceed five years. NQOs granted under the 1996 Plan must have an exercise price of not less than 85% of the fair market value of the New GZ Common Stock on the date the NQO is granted. Under the 1996 Plan, beginning on July 1, 1996 (the beginning of New GZ's first full fiscal year), and on each July 1 thereafter, each director of New GZ who is also a member of the Committee is automatically granted a Committee NQO to purchase 25,000 shares of New GZ Common Stock with an exercise price equal to 100% of the fair market value of New GZ Common Stock on the date of grant. The 1996 Plan also provides that Committee NQOs vest and become exercisable according to the following schedule: one-half of the amount will vest six months following the grant and one-half will vest twelve months following the grant.

    Options and Committee NQOs may be exercised during a period of time fixed by the Committee except that no Option or Committee NQO may be exercised more than ten years after the date of grant (five years in the case of an ISO granted to a stockholder owning more than 10% of the voting securities of New GZ). In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of an Option or a Committee NQO may be made in cash, shares of New GZ Common Stock or a combination of cash and shares of New GZ Common Stock.

AMENDMENT AND TERMINATION

    The 1996 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the New GZ Board. The New GZ Board may not (i) materially impair any outstanding Options without the express consent of the optionee or (ii) materially increase the number of shares subject to the 1996 Plan, materially increase the benefits accruing to optionees under the 1996 Plan, materially modify the requirements as to eligibility to participate in the 1996 Plan or alter the method of determining the Option exercise price without shareholder approval. No Option may be granted under the 1996 Plan after January 17, 2006.

FEDERAL INCOME TAX CONSEQUENCES

    NQOS AND DIRECTOR NQOS.

    Holders of NQOs and Committee NQOs do not realize income as a result of a grant of the Option or Committee NQO, but normally realize compensation income upon exercise of an NQO or Committee NQO to the extent that the fair market value of the shares of New GZ Common Stock on the date of exercise of the NQO or Committee NQO exceeds the exercise price paid. New GZ will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of a NQO or Committee NQO.

    ISOS.

    Holders of ISOs will not be considered to have received taxable income upon either the grant of the Option or its exercise. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized on the full amount of the difference between the amount realized and the Option exercise price paid if no disposition of the shares has taken place within either (i) two years from the date of grant of the Option or (ii) one year from the date of transfer of the shares to the optionee upon exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the holder of the ISO must include the gain realized as ordinary income to the extent of the lesser of (a) the fair market value of the Option stock minus the Option price, or (b) the amount realized minus the Option price. Any gain in excess of these amounts, presumably, will be treated as capital gain. New GZ will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon the sale or other disposition of the Option shares.

    Upon the exercise of an ISO, the amount by which the fair market value of the purchased shares at the time of the exercise exceeds the Option price will be an "item of tax preference" for purposes of computing the optionee's alternative minimum tax for the year of exercise. If the shares so acquired are disposed of prior to the expiration of the one-year or two-year periods described above, there should be no "item of tax preference" arising from the Option exercise.

POSSIBLE ANTI-TAKEOVER EFFECTS

    Although not intended as an anti-takeover measure by the New GZ Board, one of the possible effects of the 1996 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and key employees of New GZ. Such persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of such attempt.

    In addition, Options and Committee NQOs may, in the discretion of the Committee, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of the assets of New GZ, or other attempted changes in the control of New GZ. In the opinion of the New GZ Board, such an acceleration provision merely ensures that optionees under the 1996 Plan will be able to exercise their Options and Committee NQOs as intended by the New GZ Board and stockholders of New GZ prior to any such extraordinary corporate transaction which might serve to limit or restrict such right. The New GZ Board is, however, presently unaware of the possibility of any hostile takeovers involving New GZ.

                                SHAREHOLDER PROPOSALS

    Proposals of shareholders of Graphix Zone which are intended to be presented by such shareholders at Graphix Zone's 1996 Annual Meeting of Shareholders (if the Reorganization is not consummated) must be received by Graphix Zone no later than June 26, 1996 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

    Proposals of shareholders of StarPress which are intended to be presented by such shareholders at StarPress' 1996 Annual Meeting of Shareholders (if the Reorganization is not consummated) must be received by StarPress no later than April 30, 1996 in order to be considered in the proxy statement and form of proxy relating to that meeting.

                                       EXPERTS

    The financial statements of Graphix Zone as of June 30, 1995, and for each of the years in the two-year period ended June 30, 1995, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of StarPress (formerly known as Great Bear Technology Incorporated) at June 30, 1995 and for each of the two years then ended appearing in the Joint Proxy/Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to substantial doubt regarding StarPress' ability to continue as a going concern) and appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    Representatives of KPMG Peat Marwick LLP are expected to be present at the Graphix Zone Meeting, and representatives of Ernst & Young LLP, are expected to be present at StarPress Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                    LEGAL MATTERS

    The validity of the shares of New GZ Common Stock to be issued in connection with the Reorganization will be passed upon by Snell & Wilmer L.L.P.

    Snell & Wilmer L.L.P., counsel for Graphix Zone, will deliver an opinion to the effect that the description of the Federal income tax consequences to holders of Graphix Zone Common Stock contained under the heading "The Reorganization--Certain Federal Income Tax Consequences" correctly sets forth the material Federal income tax consequences for such holders. Jackson Tufts Cole & Black, LLP, counsel for StarPress, will deliver an opinion to the effect that the description of the Federal income tax consequences to holders of StarPress Common Stock contained under the heading "The Reorganization--Certain Federal Income Tax Consequences" correctly sets forth the material Federal income tax consequences for such holders. In addition, consummation of the Graphix Zone Merger and the StarPress Merger is conditioned upon the receipt of the opinions of Snell & Wilmer L.L.P. and Jackson Tufts Cole & Black, LLP, respectively.

                                                                   APPENDIX A-1

                         AGREEMENT AND PLAN OF REORGANIZATION


    THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of this 3rd day of January, 1996, by and between Graphix Zone, Inc., a California corporation ("GZ"), and StarPress, Inc., a Colorado corporation ("SP").

                                       RECITALS


    A. The parties intend that, subject to the terms and conditions of this Agreement, a new Delaware corporation will be organized by GZ and SP ("New GZ") and GZ and SP will be acquired by New GZ through mergers of wholly-owned subsidiaries of New GZ into GZ and SP, all pursuant to the terms and conditions of this Agreement and an Agreement of Merger substantially in the form of EXHIBIT A and an Agreement and Plan of Merger substantially in the form of EXHIBIT B and the applicable provisions of the state laws of the constituent corporations. The merger of a New GZ subsidiary into GZ is referred to as the "GZ Merger," and the merger of a New GZ subsidiary into SP is referred to as the "SP Merger," and the GZ Merger and the SP Merger are sometimes referred to as the "Mergers." The Agreement of Merger pertaining to the merger of a New GZ subsidiary into GZ is referred to as the "GZ Merger Agreement," the Agreement and Plan of Merger pertaining to the merger of a New GZ subsidiary into SP is referred to as the "SP Merger Agreement," and the GZ Merger Agreement and the SP Merger Agreement are sometimes referred to as the "Merger Agreements." Upon the effectiveness of the Mergers, all the outstanding capital stock of GZ and SP will be converted into common stock of New GZ, and New GZ will assume all outstanding options and warrants to purchase shares of common stock of GZ and SP and SP's obligations (if such obligations arise) to issue additional shares to certain persons associated with iTravel International Ltd. or former shareholders of StarPress Multimedia, Inc. pursuant to Exchange Agreements dated March 16, 1995, and June 9, 1995, respectively (collectively, "SP Obligations"), as provided in this Agreement and the Merger Agreements. New GZ will also assume the name "Graphix Zone, Inc." and the Nasdaq ticker symbol "GZON".

    B. The Mergers are intended to be treated as reorganizations pursuant to the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"; all references to "Code" sections in this Agreement shall be references to corresponding provisions if the Code is subsequently amended or superseded).

    NOW, THEREFORE, the parties hereto hereby agree as follows:

    1.   FORMATION OF NEW GZ AND SUBSIDIARIES

         1.1 NEW GZ. As promptly as practicable after execution of this Agreement, GZ and SP will cause New GZ to be organized under the laws of the State of Delaware, including the Delaware General Corporation Law ("Delaware Law"). The Certificate of Incorporation and Bylaws of New GZ shall be in forms acceptable to GZ and SP. The Certificate of Incorporation of New GZ shall provide that the authorized capital stock of New GZ shall consist initially of 100,000,000 shares of common stock, $.01 par value ("New GZ Common Stock") and 25,000,000 shares of preferred stock, $.01 par value.

                                        A-1-1

         1.2  DIRECTORS AND OFFICERS OF NEW GZ. The board of directors of New
GZ shall initially consist of Ronald S. Posner, Charles R. Cortright, Jr., Angela Aber Cortright, Richard Kramlich, Thomas C. K. Yuen and Douglas Glen, and one (1) or two (2) other persons selected by those six (6). The officers of New GZ shall initially be:

         Chairman                                     Ronald S. Posner
         President                                    Charles R. Cortright, Jr.
         Executive Vice President and Secretary       Angela Aber Cortright
         Chief Financial Officer                      John C. Lukrich

         1.3 ORGANIZATION OF MERGER SUBSIDIARIES. As promptly as practicable following the execution of this Agreement and the organization of New GZ, GZ and SP shall cause the following companies ("Merger Subsidiaries") to be organized for the sole purpose of effectuating the GZ Merger and the SP Merger contemplated herein:

              (a) GZ Merger Corp., a corporation organized under the laws of the State of California, shall be formed by GZ. The authorized capital stock of GZ Merger Corp. shall consist of 10 shares of Common Stock, no par value, which shall be issued to New GZ at a price of $1.00 per share.

              (b) SP Merger Corp., a corporation organized under the laws of the State of Colorado, shall be formed by SP. The authorized capital stock of SP Merger Corp. shall consist of 10 shares of Common Stock, no par value, which shall be issued to New GZ at a price of $1.00 per share.

         1.4 ACTIONS OF DIRECTORS AND OFFICERS. As promptly as practicable following the execution of this Agreement, GZ shall designate the directors and officers of GZ Merger Corp. and SP shall designate the directors and officers of SP Merger Corp. GZ and SP shall cause (i) New GZ to elect the directors of the Merger Subsidiaries, (ii) the directors of the Merger Subsidiaries to elect their respective officers, (iii) the directors of New GZ to ratify and approve this Agreement and to approve the Merger Agreements, (iv) the Merger Agreements to be executed on behalf of the parties thereto, and (v) the directors and officers of the Merger Subsidiaries to take such steps as may be necessary or appropriate to complete the organization of the Merger Subsidiaries and to approve the Merger Agreements.

         1.5 ACTIONS OF GZ AND SP. As promptly as practicable following the execution of this Agreement, GZ and SP shall cause New GZ to ratify and approve this Agreement, and shall cause New GZ, as the sole shareholder of each of the Merger Subsidiaries, to adopt the Merger Agreements. GZ and SP shall cause New GZ and the Merger Subsidiaries to perform their respective obligations under this Agreement and the Merger Agreements.

    2.   PLAN OF REORGANIZATION

         2.1 THE MERGERS. Subject to the terms and conditions of this Agreement and the Merger Agreements, and in accordance with provisions of applicable law:

              (a) GZ Merger Corp. shall be merged with and into GZ in accordance with the applicable provisions of the laws of the State of California. GZ shall be the surviving corporation in the GZ Merger and shall continue its corporate existence under the laws of the State of California. As a result of the GZ Merger, GZ shall become a wholly owned subsidiary of New GZ. The effects and consequences of the GZ Merger shall be as set forth in the GZ Merger Agreement.

                                        A-1-2

              (b) SP Merger Corp. shall be merged with and into SP in accordance with the applicable provisions of the laws of the State of Colorado. SP shall be the surviving corporation in the SP Merger and shall continue its corporate existence under the laws of the State of Colorado. As a result of the SP Merger, SP shall become a wholly owned subsidiary of New GZ. The effects and consequences of the SP Merger shall be as set forth in the SP Merger Agreement.

         2.2 MERGER SUBSIDIARIES. At the Effective Time (as defined in Section 2.3), each share of common stock of GZ Merger Corp. outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of GZ. At the Effective Time, each share of the common stock of SP Merger Corp. outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of SP.

         2.3 CONVERSION OF SP AND GZ SHARES. Each share of common stock of SP, no par value ("SP Common Stock"), that is issued and outstanding immediately prior to the Effective Time (as defined below), will, by virtue of the SP Merger and without any further action on the part of any holder thereof, be converted into 0.14666 of a share ("Exchange Ratio") of validly issued, fully paid and nonassessable New GZ Common Stock. Each share of common stock of GZ, no par value ("GZ Common Stock"), that is issued and outstanding immediately prior to the Effective Time, will, by virtue of the GZ Merger and without any further action on the part of any holder thereof, be converted into one (1) share of validly issued, fully paid and nonassessable New GZ Common Stock. Shares of SP's capital stock, if any, held by SP in its treasury will not be deemed outstanding for purposes of this Agreement and will not be converted into shares of New GZ Common Stock, cash or any other property. The term "Effective Time" shall mean the time and date which is (A) the later of (i) the date and time of the filing of the GZ Merger Agreement with the Secretary of State of the State of California (or such other date and time as may be specified in such Merger Agreement as may be permitted by law) and (ii) the date and time of the filing of articles of merger by the Secretary of State of the State of Colorado with respect to the SP Merger (or such other date and time as may be specified in such articles as may be permitted by law) or (B) such other time and date as GZ and SP may agree.

         2.4  DISSENTING SHARES.

              2.4.1 GZ SHARES. Each outstanding share of GZ Common Stock as to which a written demand for purchase is made in accordance with Section 1301 of the California Corporations Code, stating that the record holder demands that his shares be purchased in cash for their fair market value, and which is not voted in favor of the GZ Merger, shall not be converted into shares of New GZ Common Stock unless and until the holder shall have failed to perfect or shall have effectively withdrawn or lost his right to payment of the fair market value of his shares of GZ Common Stock under Sections 1300 to 1309, inclusive, of the California Corporations Code, at which time such shares of GZ Common Stock shall be converted into whole shares of New GZ Common Stock in the same manner as provided for other outstanding shares of GZ Common Stock in Section 2.3 and such holder shall be entitled to receive certificates for whole shares of New GZ Common Stock and any dividends or other distributions payable with respect thereto in accordance with the procedures, and subject to the conditions set forth in the GZ Merger Agreement. All such shares of GZ Common Stock as to which such a written demand is made pursuant to Section 1301 of the California Corporations Code and which are not voted in favor of the Merger, except any such shares of GZ Common Stock the holder of which shall have effectively withdrawn or lost his right to payment for his shares under Sections 1300 to 1309 of the California Corporations Code, are herein called "Dissenting GZ Shares." GZ shall give SP prompt notice of any Dissenting GZ Shares (and shall also give SP prompt notice of any withdrawals of demands for purchase) and GZ and SP shall mutually direct all negotiations and proceedings with respect to any such demands. GZ shall not, except with the prior written consent of SP, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for purchase.

                                        A-1-3

              2.4.2 SP SHARES. Each share of SP Common Stock which is issued and outstanding immediately prior to the Effective Time and which has not been voted in favor of the SP Merger and is held by a shareholder who has properly exercised his right of dissent and payment for such shares in the manner provided by Sections 7-113-101 to 7-113-302, inclusive, of the Colorado Business Corporation Act ("Dissenting SP Shares") shall not be converted into or be exchangeable for the right to receive New GZ Common Stock unless and until such holder has failed to perfect or has effectively withdrawn or lost his right to dissent and payment, as the case may be. If such holder has so failed to perfect or has effectively withdrawn or lost such right, his shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive New GZ Common Stock. SP shall give GZ prompt notice of any Dissenting SP Shares (and shall also give GZ prompt notice of any withdrawals of demands for payment) and GZ and SP shall mutually direct all negotiations and proceedings with respect to any such demands. SP shall not, except with the prior written consent of GZ, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

         2.5 FRACTIONAL SHARES. No fractional shares of New GZ Common Stock will be issued in connection with the SP Merger, but in lieu thereof each holder of SP Common Stock who would otherwise be entitled to receive a fraction of a share of New GZ Common Stock will receive from the Exchange Agent (as defined in Section 9.2), at such time as such holder shall receive a certificate representing shares of New GZ Common Stock as contemplated by Section 9.2, an amount of cash equal to the per share market value of GZ Common Stock (based on the average of the closing sale prices of GZ Common Stock as quoted on The Nasdaq SmallCap Market during the ten (10) trading day period ending on the Closing Date (as defined in Section 9.1) as reported in the WALL STREET JOURNAL) multiplied by the fraction of a share of New GZ Common Stock to which such holder would otherwise be entitled. The fractional interests of each SP shareholder will be aggregated so that no SP shareholder will receive cash in an amount equal to or greater than the value of one full share of GZ Common Stock. GZ shall provide sufficient funds to the Exchange Agent to make the payments contemplated by this Section 2.5.

         2.6  OPTIONS, WARRANTS AND OBLIGATIONS.

              2.6.1 SP CONVERSIONS. At the Effective Time, each of the then outstanding options ("SP Options") and warrants ("SP Warrants") to purchase SP Common Stock as well as the SP Obligations will, by virtue of the Mergers and without any further action on the part of any holder, be converted into an option or warrant to purchase or obligation to issue that number of shares of New GZ Common Stock determined by multiplying the number of shares of SP Common Stock subject to such SP Option, SP Warrant or SP Obligations at the Effective Time by the Exchange Ratio, at an exercise price per share (in the case of options and warrants) of New GZ Common Stock equal to the exercise price per share of such SP Option or SP Warrant immediately prior to the Effective Time divided by the Exchange Ratio and rounded up to the nearest whole cent. If the foregoing calculation results in an assumed SP Option or SP Warrant being exercisable for, or the SP Obligations resulting in an obligation to issue, a fraction of a share of New GZ Common Stock, then the number of shares of New GZ Common Stock subject to such option, warrant or SP Obligations will be rounded to the nearest whole number of shares (rounded down, in the cases of SP Options that are ISOs). The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the SP Options and SP Warrants shall be as set forth in the SP Disclosure Schedule (as defined in Section 3). Continuous employment with SP or any of the SP Subsidiaries (as defined in Section 3.1) will be credited to an optionee of SP for purposes of vesting of SP Options. New GZ shall issue, upon any partial or total exercise of an SP Option or an SP Warrant, or upon the SP Obligations arising, in lieu of shares of SP Common Stock, the number of shares of New GZ Common Stock to which the holder of the SP Option or SP Warrant is, or the former shareholders of StarPress Multimedia, Inc. or iTravel International Ltd. are, entitled.

                                        A-1-4

              2.6.2 GZ CONVERSIONS. At the Effective Time, each of the then outstanding options ("GZ Options") and warrants ("GZ Warrants") to purchase GZ Common Stock will, by virtue of the Mergers and without any further action on the part of the holder, be converted into an option or warrant to purchase a like number of shares of New GZ Common Stock at the same exercise price. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the GZ Options and GZ Warrants shall be as set forth in the GZ Disclosure Schedule (as defined in Section 4). Continuous employment with GZ will be credited to an optionee of GZ for purposes of vesting of GZ Options. New GZ shall issue, upon any partial or total exercise of a GZ Option or GZ Warrant, in lieu of shares of GZ Common Stock, the number of shares of New GZ Common Stock to which the holder of the GZ Option or GZ Warrant is entitled.

              2.6.3 FORM S-8 REGISTRATION. New GZ will cause a Form S-8 registration statement to be filed with respect to the New GZ Common Stock issuable upon exercise of the assumed SP Options and GZ Options (provided that all SP Options and GZ Options have been granted to persons who are eligible to receive registered shares under a Form S-8 registration statement) as soon as practicable but not later than the earlier of (a) thirty (30) days after the Effective Time or (b) ten (10) days after the New GZ Common Stock becomes eligible for trading on the Nasdaq National Market System, and will use its best efforts to maintain the effectiveness of such registration statement for so long as such assumed SP Options and GZ Options shall remain outstanding. With respect to those individuals who subsequent to the Mergers will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), New GZ shall administer the SP Plans (as defined in Section 3.2) and the GZ Plans (as defined in Section 4.2) assumed pursuant to this Section 2.6.3 in a manner that complies with Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") under the Exchange Act. New GZ will reserve a sufficient number of shares of New GZ Common Stock for issuance upon exercise of SP Options, SP Warrants, GZ Options and GZ Warrants assumed by New GZ pursuant to this Section.

         2.7 REGISTRATION ON FORM S-4. The New GZ Common Stock to be issued in the Mergers shall be registered under the Securities Act of 1933, as amended ("Securities Act"), on a Form S-4 registration statement ("Form S-4"). As promptly as practicable after the date of this Agreement, GZ and SP shall prepare and file with the SEC the Form S-4, together with the joint proxy statement/prospectus to be included therein ("Proxy Statement/Prospectus") and any other documents required by the Securities Act or the Exchange Act, in connection with the Mergers. Each of New GZ, GZ and SP shall use its best efforts to respond promptly to any comments of the SEC and to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the Proxy Statement/Prospectus to be mailed to each company's shareholders at the earliest practicable time. Each party shall promptly furnish to the other party all information concerning such party and its shareholders as may be reasonably required in connection with any action contemplated by this Section 2.7. The Proxy Statement/Prospectus and Form S-4 shall comply in all material respects with all applicable requirements of law. Each of New GZ, GZ and SP will notify the others promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form S-4 or the Proxy Statement/Prospectus or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the Form S-4 or the Proxy Statement/Prospectus. Whenever any event occurs which should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement/Prospectus, New GZ, GZ and SP, as the case may be, shall promptly inform the others of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to shareholders of GZ and SP, such amendment or supplement.

         2.8 REORGANIZATION. The parties intend to adopt this Agreement and the Mergers as a plan of reorganization under Section 368(a) of the Code. The New GZ Common Stock issued in the Merger will be issued solely in exchange for SP Common Stock and GZ Common Stock, and no other transaction other than the Mergers represents, provides for or is intended to be an adjustment to the consideration paid for the

                                        A-1-5

SP Common Stock and GZ Common Stock. Except for cash paid in lieu of fractional shares or as a result of dissenting shares, no consideration that could constitute "other property" within the meaning of Section 356(b) of the Code is being transferred by New GZ for SP Common Stock and GZ Common Stock in the Mergers. The parties shall not take a position on any tax return inconsistent with this Section 2.8. However, nothing in this Section 2.8 is intended to preclude the parties from reporting the Mergers as a transaction governed by
Section 351 of the Code. In addition, the parties represent as of the date of this Agreement, and as of the Closing Date, that they (i) intend to continue each of GZ's and SP's historic businesses or use a significant portion of GZ's and SP's business assets in a trade or business, (ii) have no plan or intent for New GZ to reacquire any of its stock issued by New GZ in connection with the Mergers; (iii) have no plan or intent to have GZ and SP issue additional shares of stock following the Closing Date; (iv) have no plan or intent to liquidate GZ or SP, to merge GZ or SP with or into other corporations, to sell or otherwise dispose of the stock of GZ or SP except for transfers of stock of GZ or SP to corporations "controlled" (within the meaning of Code Section 368(c)) by New GZ, or to cause GZ or SP to sell or dispose of any of its assets or of any of the assets acquired from GZ Merger Sub or SP Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to one or more corporations "controlled" (within the meaning of Code Section 368(c)) by New GZ.

    3.   REPRESENTATIONS AND WARRANTIES OF SP

         Except as set forth in a schedule dated the date of this Agreement and delivered by SP to GZ concurrently herewith ("SP Disclosure Schedule") specifically identifying the Section of this Agreement requiring the delivery of such disclosure, SP represents and warrants to GZ as set forth below. In this Agreement, any reference to any event, change or effect being "material" with respect to any entity or group of entities means any material event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such entity or group of entities taken as a whole. In this Agreement, the term "Material Adverse Effect" used in connection with a party or any of such party's subsidiaries means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such party and its subsidiaries, taken as a whole; provided that a Material Adverse Effect shall not include any adverse effect resulting from general economic conditions or conditions affecting the consumer software market or the interactive entertainment, educational or personal productivity sectors of such market.

         3.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. SP and each of its subsidiaries ("SP Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to qualify would not have a Material Adverse Effect. The SP Disclosure Schedule sets forth a correct and complete list of the SP Subsidiaries. SP has made available to GZ or its counsel complete and correct copies of the certificates or articles of incorporation and bylaws of SP and each of the SP Subsidiaries, in each case as amended to the date of this Agreement and copies of all minutes of meetings and actions by written consent of shareholders, directors and board committees of each such entity (to the extent in the possession of SP).

         3.2  CAPITAL STRUCTURE.

              3.2.1 STOCK, OPTIONS AND WARRANTS. The authorized capital stock of SP consists of 100,000,000 shares of SP Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value ("SP Preferred Stock"). At the close of business on December 20, 1995, 31,589,176 shares of SP

                                        A-1-6

Common Stock were issued and outstanding, no shares of SP Common Stock were held by SP in its treasury, 9,985,085 shares of SP Common Stock were reserved for issuance upon the exercise of outstanding or contingent SP Options and SP Warrants and 1,877,206 shares of SP Common Stock were reserved for issuance with respect to the SP Obligations. No shares of SP Preferred Stock are issued or outstanding. All outstanding shares of SP Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. All outstanding shares of the capital stock of each of the SP Subsidiaries are validly issued, fully paid and nonassessable and are owned by SP or one of the SP Subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. SP has made available to GZ true and correct copies of its 1993 Stock Option Plan, its 1995 Stock Option Plan, its 1995 Non-Employee Director Stock Option Plan, its 1993 StarPress Multimedia Stock Option Plan and its 1995 StarPress Multimedia Stock Option Plan (collectively, "SP Plans"), and the SP Disclosure Schedule contains a correct and complete list of each SP Option and SP Warrant outstanding as of the date hereof, including the name of the holder of such SP Option or SP Warrant, the SP Plan (if any) pursuant to which such SP Option or SP Warrant was issued, the security and number of shares covered by such SP Option or SP Warrant, the per share exercise price of such SP Option or SP Warrant and the vesting schedule applicable to each such SP Option or SP Warrant.

              3.2.2 NO OTHER COMMITMENTS. Except for the SP Options, SP Warrants and SP Obligations disclosed in or pursuant to Section 3.2.1, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which SP or any of the SP Subsidiaries is a party or by which SP or any of the SP Subsidiaries is bound obligating SP or any of the SP Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of SP or any of the SP Subsidiaries or securities convertible into or exchangeable for shares of capital stock of SP or any of the SP Subsidiaries, or obligating SP or any of the SP Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. There are no voting trusts or other agreements or understandings to which SP is a party with respect to the voting of the capital stock of SP or any of the SP Subsidiaries.

         3.3  AUTHORITY.

              3.3.1 CORPORATE ACTION. SP has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement, the SP Merger Agreement and the SP Merger by the shareholders of SP, to perform its obligations hereunder and to consummate the SP Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by SP and, subject to approval of this Agreement, the SP Merger Agreement and the SP Merger by the shareholders of SP, the consummation by SP of the SP Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SP. This Agreement has been duly executed and delivered by SP and this Agreement is the valid and binding obligation of SP, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

              3.3.2 NO CONFLICT. Neither the execution, delivery and performance of this Agreement or the SP Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the provisions hereof or thereof will: (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of SP or any of the SP Subsidiaries under, any term, condition or provision of (x) the articles of incorporation or bylaws of SP or any of the SP Subsidiaries or (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law,

                                        A-1-7

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ordinance, rule or regulation applicable to SP or any of the SP Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect; or (ii) require the affirmative vote of the holders of greater than a majority of the issued and outstanding shares of SP Common Stock.

              3.3.3 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority of instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by SP or any of the SP Subsidiaries in connection with the execution and delivery of this Agreement or the SP Merger Agreement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the SEC of (x) the Form S-4, (y) the Proxy Statement/Prospectus relating to the meeting of the shareholders of SP ("SP Shareholders Meeting") to be held with respect to the approval by SP's shareholders of this Agreement and the SP Merger, and (z) such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of Articles of Merger and the SP Merger Agreement with the Secretary of State of the State of Colorado and appropriate documents with the relevant authorities of other states in which SP is qualified to do business; (iii) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes and regulations (collectively, "State Takeover Laws"); (iv) such filings, authorizations, order and approvals as may be required under foreign laws, state securities laws and the Bylaws of the National Association of Securities Dealers, Inc. ("NASD"); (v) such filings and notifications (if any) as may be necessary under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended ("HSR Act"); and (vi) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the SP Merger or otherwise prevent SP from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect.

         3.4  SEC DOCUMENTS.

              3.4.1 SEC REPORTS. SP has made available to GZ or its counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by SP with the SEC on or after June 30, 1993 ("SP SEC Documents"), which are all the documents (other than preliminary material) that SP was required to file with the SEC on or after such date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or suspended by a filing prior to the date of this Agreement, then on the date of such filing), none of the SP SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the SP SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. SP has filed all documents and agreements which were required to be filed as exhibits to the SP SEC Documents.

              3.4.2 FINANCIAL STATEMENTS. The financial statements of SP included in the SP SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB promulgated by the SEC) and fairly present the consolidated financial position of SP and its

                                        A-1-8
consolidated SP Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

         3.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by SP for inclusion or incorporation by reference in the Form S-4 and Proxy Statement/Prospectus will, at the time the Form S-4 is declared effective, at the date the Proxy Statement/Prospectus is mailed to the shareholders of SP, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The material to be supplied by SP in respect of the Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

         3.6 COMPLIANCE WITH APPLICABLE LAWS. The businesses of SP and the SP Subsidiaries are not being conducted in violation of any law, ordinance, regulation, rule or order of any Governmental Entity where such violation would have a Material Adverse Effect. SP has not been notified by any Governmental Entity that any investigation or review with respect to SP or any of the SP Subsidiaries is pending or threatened, nor has any Governmental Entity notified SP of its intention to conduct the same. SP and the SP Subsidiaries have all material permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for those whose absence would not have a Material Adverse Effect.

         3.7 LITIGATION. There is no suit, action, arbitration, demand, claim or proceeding pending or, to the best knowledge of SP, threatened against SP or any of the SP Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against SP or any of the SP Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. SP has made available to GZ or its counsel correct and complete copies of all correspondence prepared by its counsel for SP's auditors in connection with the last two (2) completed audits of SP's financial statements and any such correspondence since the date of the last such audit.

         3.8  ERISA AND OTHER COMPLIANCE.

              (a) SP has made available to GZ a list of all employees of SP and of any SP Subsidiary and their salaries as of the date of this Agreement. SP has made available to GZ copies of (i) each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (ii) all other written or formal plans or agreements involving direct or indirect compensation or benefits (including any employment agreements entered into between SP or any of the SP Subsidiaries and any employee of SP or any of the SP Subsidiaries, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by SP or any of the SP Subsidiaries under which SP or any of the SP Subsidiaries or an ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, "SP Employee Plans"). "ERISA Affiliates" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes SP or any of the SP Subsidiaries. Copies of all SP Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been made available to GZ or its counsel, together with the three (3) most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such SP Employee Plan. Copies of all SP Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in
Section 3(2) of ERISA (collectively, "SP Pension Plans"), have been made available to

                                        A-1-9

GZ. All contributions due from SP or any of the SP Subsidiaries through September 30, 1995 with respect to any of the SP Employee Plans have been made as required under ERISA or have been accrued on SP's or any such SP Subsidiary's financial statements as of September 30, 1995. Each of the SP Employee Plans has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such SP Employee Plans except for such noncompliance which would not have a Material Adverse Effect.

              (b) None of the SP Pension Plans constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No SP Pension Plans are subject to Title IV of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any of the SP Employee Plans which is covered by Title I of ERISA which would result in a material liability to SP and the SP Subsidiaries taken as a whole, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any of the SP Employee Plans has or will make SP or any officer or director of SP subject to any material liability under Title I of ERISA or liable for any material tax or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

              (c) Any of the SP Pension Plans which is intended to be qualified under Section 401(a) of the Code (a "SP 401(a) Plan") is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.

              (d) SP has made available to GZ a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (i) is not one of the SP Employee Plans, (ii) is entered into, maintained or contributed to, as the case may be, by SP or any of the SP Subsidiaries and (iii) covers any employee or former employee of SP or any of the SP Subsidiaries. Such contracts, plans and arrangements as are described in this paragraph 3.8(d) are herein referred to collectively as the "SP Benefit Arrangements." Each of the SP Benefit Arrangements has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such SP Benefit Arrangements. SP has made available to GZ or its counsel a complete and correct copy or description of each of the SP Benefit Arrangements.

              (e) There has been no amendment to, written interpretation or announcement (whether or not written) by SP or any of the SP Subsidiaries relating to, or change in employee participation or coverage under, any of the SP Employee Plans or SP Benefit Arrangements that would increase materially the expense of maintaining such SP Employee Plans or SP Benefit Arrangements above the level of the expense incurred in respect thereof for the fiscal year ended June 30, 1995.

              (f) SP has provided, or will have provided prior to the Closing (as defined in Section 9.1), to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material tax payable on account of Section 4980B of the Code has been

                                        A-1-10
incurred with respect to any current or former employees (or their beneficiaries) of SP or any of the SP Subsidiaries.

              (g) No benefit or compensation payable or which may become payable by SP or any of the SP Subsidiaries pursuant to any of the SP Employee Plans or any SP Benefit Arrangements or as a result of or arising under this Agreement shall (i) constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of
Section 280G of the Code or (ii) be nondeductible by reason of Section 162(m) of the Code.

              (h) SP and each SP Subsidiary is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

              (i) SP and each SP Subsidiary has good labor relations and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on labor relations, and, except for reductions in force specifically contemplated by SP and GZ in connection with the Mergers, has no knowledge that any of its key employees intends to leave its or their employ.

         3.9 ABSENCE OF UNDISCLOSED LIABILITIES. At September 30, 1995 ("SP Balance Sheet Date"), (i) neither SP nor any of the SP Subsidiaries had any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were material to SP and the SP Subsidiaries, taken as a whole, and were not provided for in the consolidated balance sheet of SP at the SP Balance Sheet Date, a copy of which has been delivered to GZ ("SP Balance Sheet"); and (ii) all reserves established by SP and set forth in the SP Balance Sheet were reasonably adequate.

         3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the SP Balance Sheet Date (and other than in compliance with Section 5.3) there has not occurred:

              (a) any change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of SP and the SP Subsidiaries, taken as a whole, that could reasonably constitute a Material Adverse Effect;

              (b) any amendments or changes in the articles of incorporation or bylaws of SP;

              (c) any damage, destruction or loss, whether covered by insurance or not, that could reasonably constitute a Material Adverse Effect;

              (d) any redemption, repurchase or other acquisition of shares of SP Common Stock by SP (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to SP Common Stock;

              (e) any material increase in or modification of the compensation or benefits payable or to become payable by SP to any of its directors or employees, except in the ordinary course of business consistent with past practice;

                                        A-1-11

              (f) any material increase in or modification of any bonus, pension, insurance or any of the SP Employee Plans or SP Benefit Arrangements (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, other than in the ordinary course of business consistent with past practice;

              (g) any acquisition or sale of a material amount of property or assets of SP, other than in the ordinary course of business consistent with past practices;

              (h) any alteration in any term of any outstanding security of SP;

              (i) any (A) incurrence, assumption or guarantee by SP of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of SP; or (C) issuance or sale of options or other rights to acquire from SP, directly or indirectly, debt securities of SP or any securities convertible into or exchangeable for any such debt securities;

              (j) any creation or assumption by SP of any mortgage, pledge, security interest or lien or other encumbrance on any asset;

              (k) any making of any loan, advance or capital contribution to or investment in any person other than (i) travel loans or advances made in the ordinary course of business of SP, (ii) other loans and advances in an aggregate amount which does not exceed $25,000 outstanding at any time and (iii) purchases on the open market of liquid, publicly traded securities;

              (l) any entering into, amendment of, relinquishment, termination or non-renewal by SP of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business;

              (m) any transfer or grant of a right under the SP IP Rights (as defined in Section 3.14), other than those transferred or granted in the ordinary course of business;

              (n) any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of SP or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

              (o) any agreement or arrangement made by SP to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect unless otherwise disclosed.

         3.11 NO DEFAULTS. Neither SP nor any of the SP Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by SP or any of the SP Subsidiaries under, any contract or agreement to which SP or any of the SP Subsidiaries is a party and which would, if terminated or modified, have, insofar as can reasonably be foreseen, a Material Adverse Effect.

         3.12 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of SP or any of the SP Subsidiaries from SP or any of the SP Subsidiaries, under any of the SP Employee Plans, SP Benefit Arrangements or otherwise, (ii) materially increase any benefits

                                        A-1-12
otherwise payable under any of the SP Employee Plans, the SP Benefit Arrangements or otherwise or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         3.13 TAXES.

              (a)  For purposes of this Agreement, "Tax" or collectively
"Taxes" means any and all federal, state, local, and foreign taxes, assessments, and other governmental charges, duties, impositions, and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, estimated, excise and property taxes, together with all interest, penalties, and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

              (b)  Except as set forth in the SP Disclosure Schedule:

                   (i) As of the Closing (as defined in Section 9.1) SP and each of the SP Subsidiaries will have prepared and filed all required federal, state, local, and foreign returns, estimates, information statements, and reports relating to any and all Taxes concerning or attributable to SP and each of the SP Subsidiaries ("Returns") that are required to be filed by or with respect to SP and each of the SP Subsidiaries on or prior to the Closing and each of such Returns shall be true, correct, and complete in all material respects and shall have been completed in accordance with applicable law;

                   (ii)      As of the Closing, SP and each of the SP
Subsidiaries: (A) will have paid or accrued in accordance with generally accepted accounting principles all Taxes concerning or attributable to SP and the SP Subsidiaries relating to periods ending on or before the Closing regardless of whether reflected on Returns and (B) will have withheld with respect to their employees all federal and state income taxes, FICA, FUTA, and other Taxes required to be withheld;

                   (iii) Neither SP nor any of the SP Subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against SP or any of the SP Subsidiaries, nor has SP or any of the SP Subsidiaries executed any waiver of the statute of limitations on or extending the period for the assessment or collection of any Taxes;

                   (iv) No audit or other examination of any Return of SP or any of the SP Subsidiaries is presently in progress, nor has SP or any of the SP Subsidiaries been notified of any request for such an audit or examination;

                   (v) Neither SP nor any of the SP Subsidiaries has any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved in accordance with generally accepted accounting principles on the SP Balance Sheet, and neither SP nor any of the SP Subsidiaries has knowledge of any reasonable basis for the assertion of any such liability attributable to SP or the SP Subsidiaries, or any of their assets and operations;

                   (vi) SP and each of the SP Subsidiaries have made available to GZ and its counsel copies of all federal and state income and all state sales and use Tax Returns for all periods since June 30, 1993;

                   (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests, or other encumbrances of any sort ("Liens") on the

                                        A-1-13
assets of SP or the SP Subsidiaries relating or attributable to Taxes other than liens for sales and payroll taxes not yet due and payable;

                   (viii) Neither SP nor any of the Subsidiaries has knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of SP or any of the SP Subsidiaries;

                   (ix) None of the assets of SP or the SP Subsidiaries is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Code Section 168(f)(8) and none of the assets is treated as "tax-exempt use property" within the meaning of Code
Section 168(h);

                   (x) Neither SP nor any of the SP Subsidiaries has filed any consent agreement under Code Section 341(f) or agreed to have Code
Section 341(f) apply to any disposition of a "subsection (f) asset" (as defined in Code Section 341(f)(4)) owned by SP or any of the SP Subsidiaries;

                   (xi) Excluding the consolidated group comprising SP and the SP Subsidiaries, neither SP nor any of the SP Subsidiaries has been included in any "consolidated," "unitary," or "combined" Return provided for under the law of the United States or any state or locality with respect to Taxes for any taxable period;

                   (xii) Neither SP nor any of the SP Subsidiaries is a party to a tax sharing, allocation, indemnification or similar agreement or arrangement, nor does SP or any SP Subsidiary owe any amount under any such agreement or arrangement;

                   (xiii) No Return of SP or any of the SP Subsidiaries contains a disclosure statement under Code Section 6662 (or predecessor provision) or any similar provision of state, local, or foreign law;

                   (xiv) Neither SP nor any SP Subsidiary is or has been at any time a "United States real property holding corporation" within the meaning of Code Section 897(c)(2);

                   (xv)      No indebtedness of SP or any of the SP
Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Code Section 279;

                   (xvi) Neither SP nor any of the SP Subsidiaries has taken any action not in accordance with past practice that would have the effect of deferring any Tax liability of SP or any of the SP Subsidiaries from any period ending on before the Closing Date to any taxable period ending after such date;

                   (xvii) Neither SP nor any of the SP Subsidiaries was acquired in a "qualified stock purchase" under Code Section 338(d)(3) and no elections under Code Section 338(g), protective carryover basis elections, or offset prohibition elections are applicable to SP or any of the SP Subsidiaries or any predecessor corporations; and

                   (xviii)   The tax bases of the assets of SP and each of the
SP Subsidiaries for purposes of determining future amortization, depreciation, and other federal income tax deductions are accurately reflected on the tax book and records of SP and the SP Subsidiaries.

                                        A-1-14

         3.14 INTELLECTUAL PROPERTY.

              (a) SP and the SP Subsidiaries own or have acquired all material Intellectual Property Rights (as defined below), including rights to make, use and sell goods and services, as necessary or required for the conduct of their respective businesses as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "SP IP Rights") and such rights are reasonably sufficient for such conduct of their respective businesses;

              (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any SP IP Rights ("SP IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any SP IP Right or materially impair the right of SP and the SP Subsidiaries or New GZ to use, sell or license any SP IP Right or portion thereof (except where such breach, forfeiture or termination would not have a Material Adverse Effect);

              (c) neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by SP or any of SP Subsidiaries or currently under development by SP or any of SP Subsidiaries violates any license or agreement between SP or any of the SP Subsidiaries and any third party or, to the best knowledge of SP, infringes any Intellectual Property Right of any other party; and there is no pending or, to the best knowledge of SP, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any SP IP Right nor, to the best knowledge of SP, is there any basis for any such claim, nor has SP received any written notice asserting that any SP IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of SP, is there any basis for any such assertion, except to the extent that such violation(s), or notice or basis therefor, have not had and could not reasonably be expected to have a Material Adverse Effect; and

              (d) SP has taken reasonable and practicable steps designed to safeguard and maintain its proprietary rights in all material SP IP Rights. All officers, employees and consultants of SP or any of the SP Subsidiaries have executed and delivered to SP or the SP Subsidiaries an agreement regarding the protection of proprietary information and the assignment to SP or the SP Subsidiary of all Intellectual Property Rights arising from the services performed for SP or the SP Subsidiary by such persons. No current or prior officer, employee or consultant of SP claims an ownership interest in any SP IP Rights as a result of having been involved in the development of such property while employed by or consulting to SP, or otherwise.

              The term "Intellectual Property Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark registrations, trademark registration applications, trade names, service marks, service mark registrations, service mark registration applications, copyrights, copyright registrations, copyright registration applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object codes, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

         3.15 FEES AND EXPENSES. Except for the fees and expenses set forth in the SP Disclosure Schedule payable to Cruttenden Roth Incorporated, neither SP nor any of the SP Subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

                                        A-1-15

         3.16 ENVIRONMENTAL MATTERS.

              (a) None of the properties or facilities of SP or the SP Subsidiaries is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition except where such violations would not constitute a Material Adverse Effect. During the time that SP or the SP Subsidiaries have owned or leased their respective properties and facilities, neither SP nor any of the SP Subsidiaries nor, to SP's knowledge, any third party, has released, used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any hazardous materials.

              (b) During the time that SP or the SP Subsidiaries have owned or leased their respective properties and facilities, there has been no litigation brought or threatened against SP or any of the SP Subsidiaries by, or any settlement reached by SP or any of SP Subsidiaries with, any party or parties alleging the presence, disposal, release or threatened release of any hazardous materials on, from or under any of such properties or facilities.

         3.17 INTERESTED PARTY TRANSACTIONS. Except as disclosed in the SP SEC Documents filed prior to the date of this Agreement under Item 12 of SP's most recent Form 10-KSB or under the "Certain Transactions" section of SP's most recent Proxy Statement, no officer or director of SP or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to SP or any of the SP Subsidiaries any material amount of goods, property, technology or intellectual or other property rights or services; or (ii) any material contract or agreement to which SP or any of the SP Subsidiaries is a party or by which it may be bound or affected.

         3.18 BOARD APPROVAL. The Board of Directors of SP has, on or prior to the date hereof, (i) approved this Agreement, the SP Merger Agreement and the SP Merger, (ii) determined that the Mergers are in the best interests of the shareholders of SP and are on terms that are fair to such shareholders and (iii) recommended that the shareholders of SP approve this Agreement, the SP Merger Agreement and the SP Merger.

         3.19 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of SP Common Stock are entitled to cast is the only vote of the holders of any class or series of SP's capital stock necessary to approve this Agreement and the SP Merger.

         3.20 DISCLOSURE. No representation or warranty made by SP in this Agreement, nor any document, written information, written statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by SP or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

         3.21 FAIRNESS OPINION. SP's Board of Directors has received a written opinion from Cruttenden Roth Incorporated that as of the date hereof the Mergers are fair to SP's shareholders from a financial point of view.

         3.22 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon SP or any of the SP Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of SP or any of the SP

                                        A-1-16

Subsidiaries, any acquisition of property by SP or any of the SP Subsidiaries or the conduct of business by SP or any of the SP Subsidiaries as currently conducted.

         3.23 ACCOUNTS RECEIVABLE. The accounts receivable of SP shown on the SP Balance Sheet as of the SP Balance Sheet Date, or thereafter acquired by SP prior to the date hereof, have been and are (as the case may be) collectible within one hundred twenty (120) days from the Closing Date in amounts not less than the aggregate amounts thereof carried on the books of SP reduced by the reserves for discounts and bad debts taken on the SP Balance Sheet.

         3.24 PERSONAL PROPERTY. SP has good title, free and clear of all title defects, objections and liens, including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest-retaining arrangements, to all of its machinery, equipment, furniture, inventory and other personal property. All such personal property as used in the business of SP is in good operating condition. All of the leases to personal property utilized in the business of SP are valid and enforceable against SP and are not in default by SP, or, to the knowledge of SP, are any of the other parties thereto in default thereof.

         3.25 REAL PROPERTY. SP does not own any real property. The SP Disclosure Schedule contains a list of all leases for real property to which SP is a party, the square footage leased with respect to each lease and the expiration date of each lease. All such leases are valid and enforceable and are not in default. To the best knowledge of SP, the real property leased or occupied by SP, the improvements located thereon, and the furniture, fixtures and equipment relating thereto (including plumbing, heating, air conditioning and electrical systems), conform to any and all applicable health, fire, safety, zoning, land use and building laws, ordinances and regulations. There are no outstanding contracts made by SP for any improvements made to the real property leased or occupied by SP that have not been paid for.

         3.26 WARRANTIES. SP has made no warranties or guarantees relating to its products other than as implied or required by law. The SP Disclosure Schedule contains a list of all warranty and indemnification obligations of SP relating to patents and other proprietary rights.

         3.27 CONTRACTS. The SP Disclosure Schedule lists all oral or written agreements, notes, instruments, or contracts to which SP is a party or by which its assets or properties may be bound which involve the payment or receipt of more than $100,000 (on an annual basis), or which have a term of more than one year, or which involve intellectual property, or which are employment or consulting agreements ("SP Contracts"). SP is not in default in performance of its obligations under any material provisions of the SP Contracts. SP has no knowledge of any violation of any SP Contract by any other party thereto and has no knowledge of any intent by any other party to a SP Contract not to perform its obligations under such SP Contract.

    4.   REPRESENTATIONS AND WARRANTIES OF GZ

         Except as set forth in a schedule dated the date of this Agreement and delivered by GZ to SP concurrently herewith ("GZ Disclosure Schedule" specifically identifying the Section of this Agreement requiring the delivery of such disclosure), GZ hereby represents and warrants to SP that:

         4.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. GZ is a corporation duly organized, validly existing and in good standing under the laws of the state of California, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other

                                        A-1-17
than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect. GZ has no subsidiaries. GZ has made available to SP or its counsel complete and correct copies of the articles of incorporation and bylaws of GZ, in each case as amended to the date of this Agreement and copies of all minutes of meetings and actions by written consent of shareholders, directors and board committees of GZ.

         4.2  CAPITAL STRUCTURE.

              4.2.1 STOCK, OPTIONS AND WARRANTS. The authorized capital stock of GZ consists of 10,000,000 shares of GZ Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value ("GZ Preferred Stock"). At the close of business on December 20, 1995, 3,736,365 shares of GZ Common Stock were issued and outstanding, and 678,096 shares of GZ Common Stock were reserved for issuance upon the exercise of outstanding or contingent GZ Options and GZ Warrants. No shares of GZ Preferred Stock are issued or outstanding. All outstanding shares of GZ Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. GZ has made available to SP true and correct copies of its 1991, 1994 and 1995 Stock Option Plans (each a "GZ Plan" and collectively, the "GZ Plans"), and the GZ Disclosure Schedule contains a correct and complete list of each GZ Option and GZ Warrant outstanding as of the date hereof, including the name of the holder of such GZ Option or GZ Warrant, the GZ Plan (if any) pursuant to which such GZ Option or GZ Warrant was issued, the security and number of shares covered by such GZ Option or GZ Warrant, the per share exercise price of such GZ Option or GZ Warrant and the vesting schedule applicable to each such GZ Option or GZ Warrant.

              4.2.2 NO OTHER COMMITMENTS. Except for the GZ Options and GZ Warrants disclosed in or pursuant to Section 4.2.1, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which GZ is a party or by which GZ is bound obligating GZ to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of GZ or securities convertible into or exchangeable for shares of capital stock of GZ, or obligating GZ to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. There are no voting trusts or other agreements or understandings to which GZ is a party with respect to the voting of the capital stock of GZ.

         4.3  AUTHORITY.

              4.3.1 CORPORATE ACTION. GZ has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement and the GZ Merger by the shareholders of GZ, to perform its obligations hereunder and to consummate the GZ Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by GZ and, subject to approval of this Agreement and the GZ Merger by the shareholders of GZ, the consummation by GZ of the GZ Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of GZ. This Agreement has been duly executed and delivered by GZ and this Agreement is the valid and binding obligation of GZ, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

              4.3.2 NO CONFLICT. Neither the execution, delivery and performance of this Agreement or the GZ Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the provisions hereof or thereof will: (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of GZ under, any term, condition or provision of (x) the articles of incorporation

                                        A-1-18
or bylaws of GZ or (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GZ or its properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect; or (ii) require the affirmative vote of the holders of greater than a majority of the issued and outstanding shares of GZ Common Stock.

              4.3.3 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by GZ in connection with the execution and delivery of this Agreement or the GZ Merger Agreement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the SEC of (A) the Form S-4, (B) the Proxy Statement/Prospectus relating to the meeting of the shareholders of GZ ("GZ Shareholders Meeting") to be held with respect to the approval by GZ's shareholders of this Agreement and the GZ Merger, and (C) such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the GZ Merger Agreement with the Secretary of State of the State of California and appropriate documents with the relevant authorities of other states in which GZ is qualified to do business; (iii) such filings, authorizations, orders and approvals as may be required under State Takeover Laws; (iv) such filings, authorizations, orders and approvals as may be required under foreign laws, state securities laws and the Bylaws of NASD; (v) such filings and notifications (if any) as may be necessary under the HSR Act; and
(vi) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the GZ Merger or otherwise prevent GZ from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect.

         4.4  SEC DOCUMENTS.

              4.4.1 SEC REPORTS. GZ has made available to SP or its counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by GZ with the SEC on or after June 30, 1993 ("GZ SEC Documents"), which are all the documents (other than preliminary material) that GZ was required to file with the SEC on or after such date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the GZ SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the GZ SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. GZ has filed all documents and agreements which were required to be filed as exhibits to the GZ SEC Documents.

              4.4.2 FINANCIAL STATEMENTS. The financial statements of GZ included in the GZ SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB promulgated by the SEC) and fairly present the financial position of GZ as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

         4.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by GZ for inclusion or incorporation by reference in the Form S-4 and Proxy Statement/Prospectus will, at the time the

                                        A-1-19

Form S-4 is declared effective, at the date the Proxy Statement/Prospectus is mailed to the shareholders of GZ, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

         4.6 COMPLIANCE WITH APPLICABLE LAWS. The business of GZ is not being conducted in violation of any law, ordinance, regulation, rule or order of any Governmental Entity where such violation would have a Material Adverse Effect. GZ has not been notified by any Governmental Entity that any investigation or review with respect to GZ is pending or threatened, nor has any Governmental Entity notified GZ of its intention to conduct the same. GZ has all material permits, licenses and franchises from Governmental Entities required to conduct its business as now being conducted, except for those whose absence would not have a Material Adverse Effect.

         4.7 LITIGATION. There is no suit, action, arbitration, demand, claim or proceeding pending or, to the best knowledge of GZ, threatened against GZ; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against GZ that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. GZ has made available to SP or its counsel correct and complete copies of all correspondence prepared by its counsel for GZ's auditors in connection with the last two (2) completed audits of GZ's financial statements and any such correspondence since the date of the last such audit.

         4.8  ERISA AND OTHER COMPLIANCE.

              (a) GZ has made available to SP a list of all employees of GZ and their salaries as of the date of this Agreement. GZ has made available to SP copies of (i) each "employee benefit plan," as defined in Section 3(3) of ERISA, and (ii) all other written or formal plans or agreements involving direct or indirect compensation or benefits (including any employment agreements entered into between GZ and any employee of GZ, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by GZ under which GZ or any ERISA Affiliate thereof has any present or future obligation or liability (collectively, "GZ Employee Plans"). Copies of all GZ Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been made available to SP or its counsel, together with the three (3) most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such GZ Employee Plan. Copies of all GZ Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, "GZ Pension Plans"), have been made available to SP. All contributions due from GZ through the Effective Time with respect to any of the GZ Employee Plans have been made as required under ERISA or have been accrued on GZ's financial statements as of September 30, 1995. Each of the GZ Employee Plans has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such GZ Employee Plans except for such noncompliance which would not have a Material Adverse Effect.

              (b) None of the GZ Pension Plans constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No GZ Pension Plans are subject to Title IV of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any of the GZ Employee Plans which is covered by Title I of ERISA which would result in a material liability to GZ, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset

                                        A-1-20
under or in connection with any of the GZ Employee Plans has or will make GZ or any officer or director of GZ subject to any material liability under Title I of ERISA or liable for any material tax or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

              (c) Any of the GZ Pension Plans which is intended to be qualified under Section 401(a) of the Code (a "GZ 401(a) Plan") is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.

              (d) GZ has made available to SP a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (i) is not one of the GZ Employee Plans, (ii) is entered into, maintained or contributed to, as the case may be, by GZ and (iii) covers any employee or former employee of GZ. Such contracts, plans and arrangements as are described in this paragraph 4.8(d) are herein referred to collectively as the "GZ Benefit Arrangements." Each of the GZ Benefit Arrangements has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such GZ Benefit Arrangements. GZ has made available to SP or its counsel a complete and correct copy or description of each of the GZ Benefit Arrangements.

              (e) There has been no amendment to, written interpretation or announcement (whether or not written) by GZ relating to, or change in employee participation or coverage under, any of the GZ Employee Plans or GZ Benefit Arrangements that would increase materially the expense of maintaining such GZ Employee Plans or GZ Benefit Arrangements above the level of the expense incurred in respect thereof for the fiscal year ended June 30, 1995.

              (f) GZ has provided, or will have provided prior to the Closing (as defined in Section 9.1), to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of COBRA, with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of GZ.

              (g) No benefit or compensation payable or which may become payable by GZ pursuant to any GZ Employee Plan or any GZ Benefit Arrangements or as a result of or arising under this Agreement shall (i) constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code or (ii) be nondeductible by reason of Section 162(m) of the Code.

              (h) GZ is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

              (i) GZ has good labor relations and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on labor

                                        A-1-21
relations, and, except for reductions in force specifically contemplated by SP and GZ in connection with the Mergers, has no knowledge that any of its key employees intends to leave its employ.

         4.9 ABSENCE OF UNDISCLOSED LIABILITIES. At September 30, 1995 ("GZ Balance Sheet Date"), (i) GZ had no liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were material to GZ and were not provided for in the balance sheet of GZ at the GZ Balance Sheet Date, a copy of which has been delivered to SP ( "GZ Balance Sheet"); and (ii) all reserves established by GZ and set forth in the GZ Balance Sheet were reasonably adequate.

         4.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the GZ Balance Sheet Date (and other than in compliance with Section 6.3) there has not occurred:

              (a) any change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of GZ that could reasonably constitute a Material Adverse Effect;

              (b) any amendments or changes in the articles of incorporation or bylaws of GZ;

              (c) any damage, destruction or loss, whether covered by insurance or not, that could reasonably constitute a Material Adverse Effect;

              (d) any redemption, repurchase or other acquisition of shares of GZ Common Stock by GZ (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to GZ Common Stock;

              (e) any material increase in or modification of the compensation or benefits payable or to become payable by GZ to any of its directors or employees, except in the ordinary course of business consistent with past practice;

              (f) any material increase in or modification of any bonus, pension, insurance or any of the GZ Employee Plans or GZ Benefit Arrangements (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, other than in the ordinary course of business consistent with past practice;

              (g) any acquisition or sale of a material amount of property or assets of GZ, other than in the ordinary course of business consistent with past practice;

              (h) any alteration in any term of any outstanding security of GZ;

              (i) any (A) incurrence, assumption or guarantee by GZ of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of GZ; or (C) issuance or sale of options or other rights to acquire from GZ, directly or indirectly, debt securities of GZ or any securities convertible into or exchangeable for any such debt securities;

              (j) any creation or assumption by GZ of any mortgage, pledge, security interest or lien or other encumbrance on any asset;

              (k) any making of any loan, advance or capital contribution to or investment in any person other than (i) travel loans or advances made in the ordinary course of business of GZ, (ii) other

                                        A-1-22
loans and advances in an aggregate amount which does not exceed $25,000 outstanding at any time and (iii) purchases on the open market of liquid, publicly traded securities;

              (l) any entering into, amendment of, relinquishment, termination or nonrenewal by GZ of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business;

              (m) any transfer or grant of a right under the GZ IP Rights (as defined in Section 4.14), other than those transferred or granted in the ordinary course of business consistent with past practices;

              (n) any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of GZ or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

              (o) any agreement or arrangement made by GZ to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect unless otherwise disclosed.

         4.11 NO DEFAULTS. GZ is not in default under, and there exists no event, condition or occurrence which, after notice of lapse of time, or both, would constitute such a default by GZ under, any contract or agreement to which GZ is a party and which would, if terminated or modified, have, insofar as can reasonably be foreseen, a Material Adverse Effect.

         4.12 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of GZ from GZ, under any of the GZ Employee Plans, GZ Benefit Arrangements or otherwise, (ii) materially increase any benefits otherwise payable under any of the GZ Employee Plans, GZ Benefit Arrangements or otherwise, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         4.13 TAXES.

              (a)  For purposes of this Agreement, "Tax" or collectively
"Taxes" means any and all federal, state, local, and foreign taxes, assessments, and other governmental charges, duties, impositions, and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, estimated, excise and property taxes, together with all interest, penalties, and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

              (b)  Except as set forth in the GZ Disclosure Schedule:

                   (i) As of the Closing (as defined in Section 9.1), GZ will have prepared and filed all required Returns concerning or attributable to GZ that are required to be filed by or with respect to GZ on or prior to the Closing and each of such Returns shall be true, correct, and complete in all material respects and shall have been completed in accordance with applicable law;

                                        A-1-23

                   (ii) As of the Closing, GZ: (A) will have paid or accrued in accordance with generally accepted accounting principles all Taxes concerning or attributable to GZ relating to periods ending on or before the Closing regardless of whether reflected on Returns and (B) will have withheld with respect to their employees all federal and state income taxes, FICA, FUTA, and other Taxes required to be withheld;

                   (iii) GZ has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against GZ nor has GZ executed any waiver of the statute of limitations on or extending the period for the assessment or collection of any Taxes;

                   (iv) No audit or other examination of any Return of GZ is presently in progress, nor has GZ been notified of any request for such an audit or examination;

                   (v) GZ has no any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved in accordance with generally accepted accounting principles on the GZ Balance Sheet, and GZ has no knowledge of any reasonable basis for the assertion of any such liability attributable to GZ, or any of its assets and operations;

                   (vi) GZ has made available to SP and its counsel copies of all federal and state income and all state sales and use Tax Returns for all periods since June 30, 1993;

                   (vii) There are (and as of immediately following the Closing there will be) no Liens on the assets of GZ relating or attributable to Taxes other than liens for sales and payroll taxes not yet due and payable;

                   (viii) GZ has no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of GZ;

                   (ix) None of the assets of GZ is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Code Section 168(f)(8) and none of the assets is treated as "tax-exempt use property" within the meaning of Code Section 168(h);

                   (x)       GZ has not filed any consent agreement under Code
Section 341(f) or agreed to have Code Section 341(f) apply to any disposition of a "subsection (f) asset" (as defined in Code Section 341(f)(4)) owned by GZ;

                   (xi) GZ has not been included in any "consolidated," "unitary," or "combined" Return provided for under the law of the United States or any state or locality with respect to Taxes for any taxable period;

                   (xii) GZ is not a party to a tax sharing, allocation, indemnification or similar agreement or arrangement, nor does GZ owe any amount under any such agreement or arrangement;

                   (xiii) No Return of GZ contains a disclosure statement under Code Section 6662 (or predecessor provision) or any similar provision of state, local, or foreign law;

                   (xiv) GZ is not or has it been at any time a "United States real property holding corporation" within the meaning of Code Section 897(c)(2);

                                        A-1-24

                   (xv) No indebtedness of GZ consists of "corporate acquisition indebtedness" within the meaning of Code Section 279;

                   (xvi) GZ has not taken any action not in accordance with past practice that would have the effect of deferring any Tax liability of GZ from any period ending on before the Closing Date to any taxable period ending after such date;

                   (xvii) GZ was not acquired in a "qualified stock purchase" under Code Section 338(d)(3) and no elections under Code Section 338(g), protective carryover basis elections, or offset prohibition elections are applicable to GZ or any predecessor corporations; and

                   (xviii)   The tax bases of the assets of GZ for purposes of
determining future amortization, depreciation, and other federal income tax deductions are accurately reflected on the tax book and records of GZ.

         4.14 INTELLECTUAL PROPERTY.

              (a) GZ owns or has acquired all material Intellectual Property Rights, including rights to make, use, and sell goods and services, as necessary or required for the conduct of its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "GZ IP Rights") and such rights are reasonably sufficient for such conduct of its business;

              (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any GZ IP Rights ("GZ IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any GZ IP Right or materially impair the right of GZ or New GZ to use, sell or license any GZ IP Right or portion thereof (except where such breach, forfeiture or termination would not have a Material Adverse Effect);

              (c) neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by GZ or currently under development by GZ violates any license or agreement between GZ and any third party or, to the best knowledge of GZ, infringes any Intellectual Property Right of any other party; and there is no pending or, to the best knowledge of GZ, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any GZ IP Right nor, to the best knowledge of GZ, is there any basis for any such claim, nor has GZ received any written notice asserting that any GZ IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of GZ, is there any basis for any such assertion, except to the extent that such violation(s), or notice or basis therefor, have not had and could not reasonably be expected to have, a Material Adverse Effect; and

              (d) GZ has taken reasonable and practicable steps designed to safeguard and maintain its proprietary rights in all material GZ IP Rights. All officers, employees and consultants of GZ have executed and delivered to GZ an agreement regarding the protection of proprietary information and the assignment to GZ of all Intellectual Property Rights arising from the services performed for GZ by such persons. No current or prior officer, employee or consultant of GZ claims an ownership interest in any GZ IP Rights as a result of having been involved in the development of such property while employed by or consulting to GZ, or otherwise.

         4.15 FEES AND EXPENSES. Except for the fees and expenses set forth in the GZ Disclosure Schedule payable to Cruttenden Roth Incorporated, GZ has not paid or become obligated to pay any fee or

                                        A-1-25
commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

         4.16 ENVIRONMENTAL MATTERS.

              (a) None of the properties or facilities of GZ is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition except where such violation would not constitute a Material Adverse Effect. During the time that GZ has owned or leased its properties and facilities, neither GZ nor, to GZ's knowledge, any third party, has released, used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any hazardous materials.

              (b) During the time that GZ has owned or leased its properties and facilities, there has been no litigation brought or threatened against GZ by, or any settlement reached by GZ with, any party or parties alleging the presence, disposal, release or threatened release of any hazardous materials on, from or under any of such properties or facilities.

         4.17 INTERESTED PARTY TRANSACTIONS. Except as disclosed in the GZ SEC Documents filed prior to the date of this Agreement under Item 12 of GZ's most recent Form 10-KSB or under the "Certain Transactions" section of GZ's most recent Proxy Statement, no officer or director of GZ or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to GZ any material amount of goods, property, technology or intellectual or other property rights or services; or (ii) any material contract or agreement to which GZ is a party or by which it may be bound or affected.

         4.18 BOARD APPROVAL. The Board of Directors of GZ has, on or prior to the date hereof, unanimously (i) approved this Agreement and the GZ Merger, (ii) determined that the Mergers are in the best interests of the shareholders of GZ and are on terms that are fair to such shareholders and (iii) recommended that the shareholders of GZ approve this Agreement and the GZ Merger.

         4.19 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of GZ Common Stock are entitled to cast is the only vote of the holders of any class or series of GZ capital stock necessary to approve this Agreement and the GZ Merger.

         4.20 DISCLOSURE. No representation or warranty made by GZ in this Agreement, nor any document, written information, written statement, financial statement, certificate or exhibits prepared and furnished or to be prepared and furnished by GZ or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

         4.21 FAIRNESS OPINION. GZ's Board of Directors has received a written opinion from Cruttenden Roth Incorporated that as of the date hereof the Mergers are fair to GZ's shareholders from a financial point of view.

         4.22 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon GZ that has or could reasonably be expected to have the effect of

                                        A-1-26
prohibiting or materially impairing any business practice of GZ, any acquisition of property by GZ or the conduct of business by GZ as currently conducted.

         4.23 ACCOUNTS RECEIVABLE. The accounts receivable of GZ shown on the GZ Balance Sheet as of the GZ Balance Sheet Date, or thereafter acquired by SP prior to the date hereof, have been and are (as the case may be) collectible within one hundred twenty (120) days from the Closing Date in amounts not less than the aggregate amounts thereof carried on the books of GZ reduced by the reserves for discounts and bad debts taken on the GZ Balance Sheet.

         4.24 PERSONAL PROPERTY. GZ has good title, free and clear of all title defects, objections and liens, including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest-retaining arrangements, to all of its machinery, equipment, furniture, inventory and other personal property. All such personal property as used in the business of GZ is in good operating condition. All of the leases to personal property utilized in the business of GZ are valid and enforceable against GZ and are not in default by GZ, or, to the knowledge of GZ, are any of the other parties thereto in default thereof.

         4.25 REAL PROPERTY. GZ does not own any real property. The GZ Disclosure Schedule contains a list of all leases for real property to which GZ is a party, the square footage leased with respect to each lease and the expiration date of each lease. All such leases are valid and enforceable and are not in default. To the best knowledge of GZ, the real property leased or occupied by GZ, the improvements located thereon, and the furniture, fixtures and equipment relating thereto (including plumbing, heating, air conditioning and electrical systems), conform to any and all applicable health, fire, safety, zoning, land use and building laws, ordinances and regulations. There are no outstanding contracts made by GZ for any improvements made to the real property leased or occupied by GZ that have not been paid for.

         4.26 WARRANTIES. GZ has made no warranties or guarantees relating to its products other than as implied or required by law. The GZ Disclosure Schedule contains a list of all warranty and indemnification obligations of GZ relating to patents and other proprietary rights.

         4.27 CONTRACTS. The GZ Disclosure Schedule lists all oral or written agreements, notes, instruments, or contracts to which GZ is a party or by which its assets or properties may be bound which involve the payment or receipt of more than $100,000 (on an annual basis), or which have a term of more than one year, or which involve intellectual property, or which are employment or consulting agreements ("GZ Contracts"). GZ is not in default in performance of its obligations under any material provisions of the GZ Contracts. GZ has no knowledge of any violation of any GZ Contract by any other party thereto and has no knowledge of any intent by any other party to a GZ Contract not to perform its obligations under such GZ Contract.

    5.   SP COVENANTS

         5.1 NOTIFICATION OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, SP will promptly notify GZ in writing
(a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of SP contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any Material Adverse Effect and (c) of any breach by SP of any covenant or agreement contained in this Agreement. SP shall deliver to GZ as soon as practicable after the end of each monthly accounting period ending after the date of this Agreement and before the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, an unaudited consolidated balance sheet, statement of operations and statement of cash flows for SP, which

                                        A-1-27
financial statements shall be prepared in the ordinary course of business, in accordance with SP's books and records and generally accepted accounting principles and shall fairly present the consolidated financial position of SP as of their respective dates and the results of SP's operations for the periods then ended.

         5.2 MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, SP will use its diligent commercial efforts to carry on and preserve its business and its relationships with customers, suppliers, employees (except with respect to reductions in force described in paragraphs 3.8(i) and 4.8(i)) and others in substantially the same manner as it has prior to the date hereof. If SP becomes aware of any material deterioration in the relationship with any material customer, material supplier or key employee (except with respect to reductions in force described in paragraphs 3.8(i) and 4.8(i)), it will promptly bring such information to the attention of GZ.

         5.3 CONDUCT OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, SP will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, and will not permit any of the SP Subsidiaries to, without the prior written consent of GZ:

              (a) borrow any money except for amounts that are not in the aggregate material to the financial condition of SP and the SP Subsidiaries, taken as a whole;

              (b) enter into any material transaction not in the ordinary course of its business (except with respect to reductions in force described in paragraphs 3.8(i) and 4.8(i));

              (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business;

              (d) dispose of any of its assets except in the ordinary course of business consistent with past practice;

              (e) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business;

              (f) fail to maintain its equipment and other assets in good working condition and repair according in all material respects to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

              (g) pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed ten percent (10%) per year and except pursuant to existing arrangements previously disclosed to GZ) or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments made in accordance with plans or agreements existing on the date hereof and except with respect to reductions in force described in paragraphs 3.8(i) and 4.8(i), grant any stock option (except for normal grants to newly hired or current employees consistent with past practices and except as disclosed in the SP Disclosure Schedule) or issue any restricted stock, or enter into or modify any agreement or plan of the type described in Section 3.8, provided that SP shall be entitled to pay annual bonuses or to make changes to compensation (i) in the ordinary course of business consistent with past practice or (ii) with prior written notice to GZ if such changes are required, in the good faith judgment of SP and after consultation with GZ, to retain its key employees following the Closing;

                                        A-1-28

              (h)  change accounting methods;

              (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (other than pursuant to arrangements with terminated employees or consultants in the ordinary course of business consistent with SP's past practice);

              (j) amend or terminate any material contract, agreement or license to which it is a party except with respect to reductions in force described in paragraphs 3.8(i) and 4.8(i) and except those amended or terminated in the ordinary course of its business, or which are not material in amount or effect;

              (k)  lend any amount to any person or entity, other than
(i) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts, or (ii) any loans pursuant to any SP 401(a) Plan;

              (l) guarantee or act as a surety for any obligation except for obligations in amounts that are not material;

              (m) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice or the waiver or release of rights or claims set forth in the SP Disclosure Schedule;

              (n) issue or sell any shares of its capital stock of any class (except upon the exercise of a bona fide option or warrant currently outstanding or permitted to be granted by paragraph (g) above), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options (except as expressly permitted by paragraph (g) above), convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

              (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

              (p) merge, consolidate or reorganize with, or acquire any entity (other than such transaction that would not be material and that would not impair or affect the timing of the Mergers);

              (q)  amend its articles of incorporation or bylaws;

              (r) license any SP IP Rights except in the ordinary course of business consistent with past practice;

              (s)  agree to any audit assessment by any tax authority;

              (t)  change any insurance coverage; or

              (u) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 5.3.

         5.4 SHAREHOLDER APPROVAL. SP will call the SP Shareholders Meeting to be held within forty-five (45) days after the Form S-4 shall have been declared effective by the SEC and the California

                                        A-1-29

Department of Corporations ("DOC"), and concurrently with the GZ Shareholders Meeting to submit this Agreement, the SP Merger Agreement, the SP Merger and related matters for the consideration and approval of the SP shareholders. Such approval will be recommended by SP's Board of Directors and management, subject to the fiduciary obligations of its directors and officers. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable securities laws.

         5.5 SP AFFILIATE AGREEMENTS. To enable the parties' respective tax counsel to render their tax opinions and to ensure compliance with Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act, SP will use its reasonable best efforts to have its Affiliates sign and deliver to New GZ, within two (2) weeks after the execution of this Agreement, SP Affiliate Agreements in the form of Exhibit 5.5 ("SP Affiliate Agreements") agreeing that such persons will comply with Rule 145, and agreeing to certain other restrictions as set forth in such SP Affiliate Agreements. "Affiliate" shall have the meaning referred to in Rule 145 and shall include, without limitation, any person who beneficially owns five percent (5%) or more of the outstanding capital stock of either GZ or SP.

         5.6 PROXY STATEMENT/PROSPECTUS. SP will mail to its shareholders in a timely manner, for the purpose of considering and voting upon the SP Merger at the SP Shareholders Meeting, the Proxy Statement/Prospectus in the Form S-4. SP will promptly provide all information relating to its business or operations necessary for inclusion in the Proxy Statement/Prospectus to satisfy all requirements of applicable state and federal securities laws. SP shall be solely responsible for any statement, information or omission in the Proxy Statement/Prospectus relating to it or its affiliates based upon written information furnished by it. SP will not provide or publish to its shareholders any material concerning it or its affiliates that violate the Securities Act or the Exchange Act with respect to the transactions contemplated hereby.

         5.7 REGULATORY APPROVALS. SP will promptly execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which GZ may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. SP will use its best efforts to promptly obtain all such authorizations, approvals and consents.

         5.8 NECESSARY CONSENTS. During the term of this Agreement, SP will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.7 to allow the consummation of the transactions contemplated hereby.

         5.9 ACCESS TO INFORMATION. SP will allow GZ and its agents reasonable access to the files, books, records and offices of SP and each SP Subsidiary, including, without limitation, any and all information relating to SP's taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. SP will cause its accountants to cooperate with GZ and its agents in making available to GZ all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all tax returns and financial statements prepared or audited by such accountants.

         5.10 SATISFACTION OF CONDITIONS PRECEDENT. During the term of this Agreement, SP will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Sections 11 and 12, and SP will use its best efforts to cause the Mergers and the other transactions contemplated by this Agreement to be consummated.

         5.11 NO OTHER NEGOTIATIONS. Upon execution of this Agreement, SP does not have, or shall immediately terminate any discussions with, any third party concerning an Alternative Acquisition (as defined below). From and after the date of this Agreement until the earlier of the Effective Time or the termination of

                                        A-1-30
this Agreement in accordance with its terms, SP shall not, directly or indirectly, (a) solicit, engage in discussions or negotiate with any person (whether such discussions or negotiations are initiated by SP or otherwise) or take any other action intended or designed to facilitate the efforts of any person, other than GZ, relating to the possible acquisition of SP or any of the SP Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets (with any such efforts by any such person, including a firm proposal to make such an acquisition, to be referred to as an "Alternative Acquisition"),
(b) provide information with respect to SP or any of its Subsidiaries to any person, other than GZ, relating to a possible Alternative Acquisition by any person, other than GZ, (c) enter into an agreement with any person, other than GZ, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any person, other than by GZ.

         Notwithstanding the foregoing, the restrictions set forth in this Agreement shall not prevent the Board of Directors of SP (or its agents pursuant to its instructions) from taking any of the following actions: (a) furnishing information concerning SP and its business, properties and assets to any third party or (b) negotiating with such third party concerning an Alternative Acquisition provided that all of the following events shall have occurred: (1) such third party has made a written proposal to the Board of Directors of SP (which proposal may be conditional) to consummate an Alternative Acquisition which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of SP, and if consummated, based on the advice of investment bankers, the Board of Directors has determined is financially more favorable to the shareholders than the terms of the Mergers (a "Superior Proposal"); (2) SP's Board of Directors has determined, based on the advice of its investment bankers, that such third party is financially capable of consummating such Superior Proposal; (3) the Board of Directors of SP shall have determined, after consultation with its outside legal counsel, that the fiduciary duties of the Board of Directors of SP require SP to furnish information to and negotiate with such third party; and (4) GZ shall have been notified in writing of such Superior Proposal, including all of its terms and conditions, and shall have been given copies of such proposal. Notwithstanding the foregoing, SP shall not provide any non-public information to such third party unless (1) it has prior to the date thereof provided such information to GZ or GZ's representatives; (2) SP has notified GZ in advance of any such proposed disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed; and (3) SP provides such non-public information pursuant to a nondisclosure agreement with terms which are at least as restrictive as the nondisclosure agreement heretofore entered into between GZ and SP.

         In addition to the foregoing, SP shall not accept or enter into any agreement concerning an Alternative Acquisition for a period of not less than 48 hours after GZ's receipt of a copy of such proposal of an Alternative Acquisition. Upon compliance with the foregoing, SP shall be entitled to (1) change its recommendation concerning the Mergers; and (2) enter into an agreement with such third party concerning an Alternative Acquisition.

         If SP or any of any of the SP Subsidiaries receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, SP shall immediately notify GZ thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be.

         SP shall be entitled to provide copies of this Section 5.11 to third parties who on an entirely unsolicited basis after the date hereof, contact SP concerning an Alternative Acquisition; provided that GZ shall concurrently be notified of such contact and the delivery of such copy.

         5.12 CONFIDENTIALITY. All information concerning GZ received by SP (other than that information which is a matter of public knowledge or which has been published for public distribution or filed

                                        A-1-31
as public information with any governmental authority) shall not at any time, except in connection with this Agreement and the transactions contemplated hereby, be used for the advantage of, or disclosed by, SP to any third person without the prior written consent of GZ. SP may disclose such information on a confidential basis to its affiliates, employees, officers, agents, auditors, investment bankers, consultants, counsel, directors, present and prospective lenders, and state and federal regulatory agencies and, as provided elsewhere in this Agreement, may disclose such information in press releases and like disclosures, filings with the SEC or other governmental or self-regulatory agencies or as otherwise required. This covenant shall expire on completion of the Closing; however, if the Closing does not occur, it shall expire three (3) years after the date of this Agreement.

    6.   GZ COVENANTS

         6.1 NOTIFICATION OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, GZ will promptly notify SP in writing
(a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of GZ contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any Material Adverse Effect and (c) of any breach by GZ of any covenant or agreement contained in this Agreement. GZ shall deliver to SP as soon as practicable after the end of each monthly accounting period ending after the date of this Agreement and before the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, an unaudited balance sheet, statement of operations and statement of cash flows for GZ, which financial statements shall be prepared in the ordinary course of business, in accordance with GZ's books and records and generally accepted accounting principles and shall fairly present the financial position of GZ as of their respective dates and the results of GZ's operations for the periods then ended.

         6.2 MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, GZ will use its diligent commercial efforts to carry on and preserve its business and its relationships with customers, suppliers, employees (except with respect to reductions in force described in paragraphs 3.8(i) and 4.8(i)) and others in substantially the same manner as it has prior to the date hereof. If GZ becomes aware of any material deterioration in the relationship with any material customer, material supplier or key employee, it will promptly bring such information to the attention of SP.

         6.3 CONDUCT OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, GZ will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of SP:

              (a) borrow any money except for amounts that are not in the aggregate material to the financial condition of GZ;

              (b) enter into any material transaction not in the ordinary course of its business (except with respect to reductions in force described in paragraphs 3.8(i) and 4.8(i));

              (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business;

              (d) dispose of any of its assets except in the ordinary course of business consistent with past practice;

                                        A-1-32

              (e) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business;

              (f) fail to maintain its equipment and other assets in good working condition and repair according in all material respects to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

              (g) pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed ten percent (10%) per year and except pursuant to existing arrangements previously disclosed to SP) or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments made in accordance with plans or agreements existing on the date hereof and except with respect to reductions in force described in paragraphs 3.8(i) and 4.8(i), grant any stock option (except for normal grants to newly hired or current employees consistent with past practices and except as disclosed in the GZ Disclosure Schedule) or issue any restricted stock, or enter into or modify any agreement or plan of the type described in Section 4.8, provided that GZ shall be entitled to pay annual bonuses or to make changes to compensation (i) in the ordinary course of business consistent with past practice or (ii) with prior written notice to SP if such changes are required, in the good faith judgment of GZ and after consultation with SP, to retain its key employees following the Closing;

              (h)  change accounting methods;

              (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (other than pursuant to arrangements with terminated employees or consultants in the ordinary course of business consistent with GZ's past practice);

              (j) amend or terminate any material contract, agreement or license to which it is a party (except with respect to reductions in force described in paragraphs 3.8(i) and 4.8(i)) and except those amended or terminated in the ordinary course of its business, or which are not material in amount or effect;

              (k)  lend any amount to any person or entity, other than
(i) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts, or (ii) any loans pursuant to any GZ 401(a) Plan;

              (l) guarantee or act as a surety for any obligation except for obligations in amounts that are not material;

              (m) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice or the waiver or release of rights or claims set forth in the GZ Disclosure Schedule;

              (n) issue or sell any shares of its capital stock of any class (except upon the exercise of a bona fide option or warrant currently outstanding or permitted to be granted by paragraph (g) above), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options (except as expressly permitted by paragraph (g) above), convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

                                        A-1-33

              (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

              (p) merge, consolidate or reorganize with, or acquire any entity (other than such transaction that would not be material and that would not impair or affect the timing of the Mergers);

              (q)  amend its articles of incorporation or bylaws;

              (r) license any GZ IP Rights except in the ordinary course of business consistent with past practice;

              (s)  agree to any audit assessment by any tax authority;

              (t)  change any insurance coverage; or

              (u) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 6.3.

         6.4 SHAREHOLDER APPROVAL. GZ will call the GZ Shareholders Meeting to be held within forty-five (45) days after the Form S-4 shall have been declared effective by the SEC and DOC, and concurrently with the SP Shareholders Meeting, to submit this Agreement, the GZ Merger and related matters for the consideration and approval of the GZ shareholders. Such approval will be recommended by GZ's Board of Directors and management, subject to the fiduciary obligations of its directors and officers. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

         6.5 GZ AFFILIATE AGREEMENTS. To enable the parties' respective tax counsel to render their tax opinions and to ensure compliance with Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act, GZ will use its reasonable best efforts to have its Affiliates sign and deliver to New GZ, within two (2) weeks after execution of this Agreement, GZ Affiliate Agreements in the form of Exhibit 6.5 ("GZ Affiliate Agreements") agreeing that such persons will comply with Rule 145, and agreeing to certain other restrictions as set forth in such GZ Affiliate Agreements.

         6.6 PROXY STATEMENT/PROSPECTUS. GZ will mail to its shareholders in a timely manner, for the purpose of considering and voting upon the GZ Merger at the GZ Shareholders Meeting, the Proxy Statement/Prospectus in the Form S-4. GZ will promptly provide all information relating to its business or operations necessary for inclusion in the Proxy Statement/Prospectus to satisfy all requirements of applicable state and federal securities laws. GZ shall be solely responsible for any statement, information or omission in the Proxy Statement/Prospectus relating to it or its affiliates based upon written information furnished by it. GZ will not provide or publish to its shareholders any material concerning it or its affiliates that violates the Securities Act or Exchange Act with respect to the transactions contemplated hereby.

         6.7 REGULATORY APPROVALS. GZ will promptly execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which SP may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. GZ will use its best efforts to promptly obtain all such authorizations, approvals and consents.

                                        A-1-34

         6.8 NECESSARY CONSENTS. During the term of this Agreement, GZ will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 6.7 to allow the consummation of the transactions contemplated hereby.

         6.9 ACCESS TO INFORMATION. GZ will allow SP and its agents reasonable access to the files, books, records and offices of GZ, including, without limitation, any and all information relating to GZ's taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. GZ will cause its accountants to cooperate with SP and its agents in making available to SP all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all tax returns and financial statements prepared or audited by such accountants.

         6.10 SATISFACTION OF CONDITIONS PRECEDENT. During the term of this Agreement, GZ will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Sections 10 and 12, and GZ will use its best efforts to cause the Mergers and the other transactions contemplated by this Agreement to be consummated.

         6.11 NO OTHER NEGOTIATIONS. Upon execution of this Agreement, GZ does not have, or shall immediately terminate any discussions with, any third party concerning an Alternative Acquisition. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, GZ shall not, directly or indirectly, (a) solicit, engage in discussions or negotiate with any person (whether such discussions or negotiations are initiated by GZ or otherwise) or take any other action intended or designed to facilitate the efforts of any person, other than SP, relating to a possible Alternative Acquisition of GZ; (b) provide information with respect to GZ to any person, other than SP, relating to a possible Alternative Acquisition of GZ by any person, other than SP, (c) enter into an agreement with any person, other than SP, providing for a possible Alternative Acquisition, or
(d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any person, other than by SP.

         Notwithstanding the foregoing, the restrictions set forth in this Agreement shall not prevent the Board of Directors of GZ (or its agents pursuant to its instructions) from taking any of the following actions: (a) furnishing information concerning GZ and its business, properties and assets to any third party or (b) negotiating with such third party concerning an Alternative Acquisition of GZ provided that all of the following events shall have occurred:
(1) such third party has made a written proposal to the Board of Directors of GZ (which proposal may be conditional) to consummate an Alternative Acquisition of GZ which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of GZ, and if consummated, based on the advice of investment bankers, the Board of Directors has determined is a Superior Proposal; (2) GZ's Board of Directors has determined, based on the advice of its investment bankers, that such third party is financially capable of consummating such Superior Proposal; (3) the Board of Directors of GZ shall have determined, after consultation with its outside legal counsel, that the fiduciary duties of the Board of Directors of GZ require GZ to furnish information to and negotiate with such third party; and (4) SP shall have been notified in writing of such Superior Proposal, including all of its terms and conditions, and shall have been given copies of such proposal. Notwithstanding the foregoing, GZ shall not provide any non-public information to such third party unless (1) it has prior to the date thereof provided such information to SP or SP's representatives; (2) GZ has notified SP in advance of any such proposed disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed; and (3) GZ provides such non-public information pursuant to a nondisclosure agreement with terms which are at least as restrictive as the nondisclosure agreement heretofore entered into between GZ and SP.

                                        A-1-35

         In addition to the foregoing, GZ shall not accept or enter into any agreement concerning an Alternative Acquisition for a period of not less than 48 hours after SP's receipt of a copy of such proposal of an Alternative Acquisition. Upon compliance with the foregoing, GZ shall be entitled to (1) change its recommendation concerning the Mergers; and (2) enter into an agreement with such third party concerning an Alternative Acquisition.

         If GZ receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, GZ shall immediately notify SP thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be.

         GZ shall be entitled to provide copies of this Section 6.11 to third parties who on an entirely unsolicited basis after the date hereof, contact GZ concerning an Alternative Acquisition; provided that SP shall concurrently be notified of such contact and the delivery of such copy.

         6.12 CONFIDENTIALITY. All information concerning SP received by GZ (other than that information which is a matter of public knowledge or which has been published for public distribution or filed as public information with any governmental authority) shall not at any time, except in connection with this Agreement and the transactions contemplated hereby, be used for the advantage of, or disclosed by, GZ to any third person without the prior written consent of SP. GZ may disclose such information on a confidential basis to its affiliates, employees, officers, agents, auditors, investment bankers, consultants, counsel, directors, present and prospective lenders, and state and federal regulatory agencies and, as provided elsewhere in this Agreement, may disclose such information in press releases and like disclosures, filings with the SEC or other governmental or self-regulatory agencies or as otherwise required. This covenant shall expire on completion of the Closing; however, if the Closing does not occur, it shall expire three (3) years after the date of this Agreement.

    7.   AGREEMENTS WITH RESPECT TO NEW GZ

         7.1 OPERATION AS COMBINED ENTITY. Between the date of this Agreement and the Closing Date, GZ and SP shall maintain their separate legal and accounting identities, but shall work together on the transition to a consolidated entity, which shall be effective on the Closing Date, as follows:

              (a) Employees of each company (unless terminated as part of a planned reduction in force) shall remain employed by that company until the Closing. Although employees of each company may provide assistance to employees of the other for purposes of expediting the transition, they shall, unless specifically agreed to in advance by GZ and SP with appropriate allocations to be worked out at that time, work primarily on projects of their employer company, and no payroll allocations shall be made on account of any transitional assistance.

              (b) Separate books, accounts and records shall be maintained for each company, including separate payroll accounts and records.

              (c) Although, in the course of assisting in the transition, employees of one company may spend time at the offices of the other, no overhead allocations will be made except as may be agreed to in advance by GZ and SP.

              (d) If one company lends money to the other, such loan shall be unsecured, but shall be evidenced by a promissory note providing for payment of principal and all accrued interest (which shall be at the then-current Applicable Federal Rate) six (6) months from the date of the advance.

                                        A-1-36

         7.2  EMPLOYEE PLANS AND BENEFIT AGREEMENTS.

              7.2.1 COBRA. New GZ shall assume, at Closing all COBRA obligations of GZ and SP arising out of terminations of employees prior to the Closing.

              7.2.2 BENEFIT ARRANGEMENTS. New GZ shall cause to be maintained in effect after the Closing all SP Benefit Arrangements and GZ Benefit Arrangements until such time as New GZ is able to provide benefits under new benefit plans to the employees of SP and GZ that are no less favorable than they had received prior to the Closing.

              7.2.3 PENSION PLANS. New GZ shall cause to be maintained in effect after the Closing the SP Pension Plans and GZ Pension Plans until such time as New GZ is able to merge those plans or otherwise provide pension benefits to the employees of SP and GZ that are no less favorable than they had received prior to the Closing.

              7.2.4     PRIOR SERVICE. For purposes of Sections 7.2.2 and
7.2.3, "no less favorable" shall include, without limitation, treating prior service with GZ or SP as service rendered to the other or to New GZ, as the case may be, under the plan or arrangement under which an employee may be covered after the Closing; provided, however, that New GZ may cause a reduction in benefits under any such plans or arrangements to the extent necessary to avoid duplication of benefits with respect to the same covered matter or years of service.

         7.3 EMPLOYMENT AGREEMENTS. Following execution of this Agreement and prior to the Closing, it is intended that, provided that New GZ assumes at Closing SP's employment agreement with Ronald S. Posner ("Posner Agreement"), New GZ shall enter into mutually acceptable employment agreements with Charles
R. Cortright, Jr. and Angela Aber Cortright each on terms no less favorable or more favorable to those executives than contained in the Posner Agreement.

         7.4  INDEMNIFICATION OF OFFICERS, DIRECTORS, ETC.

              (a) The Certificate of Incorporation or Bylaws of New GZ shall contain the provisions with respect to indemnification acceptable to the chief executive officers of GZ and SP, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of GZ or SP, unless such modification is required by law.

              (b) After the Effective Time and for a period of three (3) years after the Effective Time, New GZ shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director and officer of SP or GZ (collectively, "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties to defend them with respect to any such claim, action, suit, proceeding or investigation for any period after the Effective Time shall be reasonably satisfactory to New GZ, (ii) after the Effective Time, New GZ shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and
(iii) New GZ will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that New GZ shall not be liable for any settlement effected

                                        A-1-37
without its written consent (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that, if any claim or claims for indemnification are asserted or made within such three-year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict of any significant issue between the positions of any two (2) or more Indemnified Parties.

              (c) For a period of three (3) years after the Effective Time, New GZ shall maintain in effect, if available, directors and officers liability insurance covering the executive officers and directors of GZ and SP on the date hereof on terms comparable to those applicable to the then current directors and officers of New GZ.

              (d) After the Effective Time, New GZ will fulfill and honor in all respects the obligations of GZ and SP pursuant to indemnification provisions of bylaws with GZ's and SP's officers, directors and key employees in existence at the Effective Time.

         7.5 ASSUMPTION OF CERTAIN OBLIGATIONS. New GZ shall assume certain obligations of GZ and SP that are specifically identified on the GZ Disclosure Schedule and the SP Disclosure Schedule as being required to be assumed.

    8.   INDEMNIFICATION OF THE PARTIES

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that the representations, warranties, obligations and covenants contained in this Agreement shall survive the Mergers and for a period of six (6) months thereafter.

         8.2  INDEMNIFICATION OF SP SHAREHOLDERS.

              (a) In connection with the Mergers, New GZ agrees to indemnify the shareholders of SP who received shares of New GZ Common Stock in the SP Merger ("SP Shareholders") against any claim brought pursuant to this Section
8.2 at any time prior to six (6) months after the Closing. Subject to the provisions of this Section 8.2, six (6) months after the Closing, New GZ shall issue shares of New GZ Common Stock ("SP Additional Shares") to the SP Shareholders to satisfy claims by the SP Shareholders for any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies and penalties; including interest, penalties and reasonable attorneys' fees and expenses (collectively, "Losses") which arise from or are attributable to by reason of or in connection with: (i) the inaccuracy or breach of any representation, warranty or covenant made by GZ in this Agreement or the inaccuracy of any schedule, exhibit, certificate, financial statement, document or instrument required to be delivered hereunder or in connection with the transactions contemplated hereby, (ii) any claim, action or proceeding asserted or instituted arising (A) out of any matter or thing covered by such representations, warranties or covenants, including without limitation, liabilities of GZ, if any, existing in breach of such representations or (B) prior to the Closing Date and not disclosed in this Agreement or in any schedule, exhibit or certificate, and (iii) enforcement of this Agreement (each, a "SP Indemnifiable Claim"). The value of SP Additional Shares obtained by the SP Shareholders with respect to SP Indemnifiable Claims shall be treated for purposes of this Agreement as an increase in the Exchange Ratio.

              (b) Satisfaction from the SP Additional Shares shall be the sole and exclusive remedy of the SP Shareholders, with respect to each SP Indemnifiable Claim; PROVIDED, HOWEVER, that the foregoing shall not apply to any SP Indemnifiable Claim the basis for which is statutory or common law fraud. The SP Shareholders shall have the right to enforce this Section 8.2 and any of the provisions herein by

                                        A-1-38
injunction, specific performance or other equitable relief, without prejudice to any other rights the SP Shareholders may have for a breach of this Section 8.2.

              (c) The right to receive any SP Additional Shares which may be issued hereunder from time to time shall not be transferable or assignable.

              (d) If the SP Representative (as defined below) gives New GZ and the GZ Representative a SP Claim Certificate (as defined below), then, as soon as practicable but not earlier than thirty (30) days after the giving of such SP Claim Certificate, New GZ, subject to the requirements of paragraph 8.2(e), shall deliver to the SP Representative (on behalf of the SP Shareholders), notice of its intention to issue six (6) months after the Closing, that number of SP Additional Shares equal to the Losses specified in such SP Claim Certificate, divided by the closing price of a share of GZ Common Stock on Nasdaq on the Effective Time (as adjusted for any stock dividend, stock split, combination or similar event with respect to the New GZ Common Stock following the Effective Time), not exceeding, in the aggregate, five percent (5%) of the number of shares of New GZ Common Stock issued to the SP Shareholders in the SP Merger. The SP Additional Shares shall be issued pro rata to each SP Shareholder, based on the respective number of shares of New GZ Common Stock issued to each SP Shareholder in the SP Merger.

              (e) Unless, within thirty (30) days after the delivery of any SP Claim Certificate by the SP Representative, the SP Representative receives a written notice from the GZ Representative stating that the GZ Representative questions the accuracy of a matter asserted in such SP Claim Certificate, such SP Claim Certificate shall constitute full authority to require New GZ to take the action provided for in paragraph 8.2(d) and shall be conclusive and binding on all parties hereto. If, however, the GZ Representative timely gives such a notice, New GZ shall not be required to make any distribution to the SP Representative of that portion of the SP Additional Shares which the GZ Representative asserts in his notice should not be so distributed until (i) the GZ Representative and the SP Representative agree in writing to such distribution or (ii) there is a final decision (as defined below) of a court of competent jurisdiction or of an arbitrator in an action between the GZ Representative and the SP Representative with respect to the disputed amount.

              (f) It is the intention of the parties that, in the event of the delivery of SP Claim Certificates, amounts owed to SP Shareholders be offset against amounts, if any, owed to GZ Shareholders (as defined in Section 8.3). The parties will conduct such an offset and determine the net amount owed as a result thereof. The parties further agree to instruct any arbitrator or court deciding any dispute hereunder to do the same.

              (g) For purposes of this Agreement, a "final decision" shall mean the final judgment of any court of competent jurisdiction from which no appeal is then allowed or a final decision of an arbitrator under an arrangement providing for no appeal of such decision. The reasonable expenses, including attorneys' fees, of all of the parties to any such lawsuit or proceeding shall be reasonably apportioned among them, taking into consideration the outcome of the lawsuit or proceeding and the reasonableness of the conduct of each such party in connection with the dispute over the disposition of that portion of the SP Additional Shares which was in controversy, in light of the facts known to such party at the time such party engaged in such conduct. Any and all amounts payable to a SP Shareholder pursuant to the preceding sentence shall be paid out of the SP Additional Shares as though it were an item of damages.

         8.3  INDEMNIFICATION OF GZ SHAREHOLDERS.

              (a) In connection with the Mergers, New GZ agrees to indemnify the shareholders of GZ who received shares of New GZ Common Stock in the GZ Merger ("GZ Shareholders") against any claim brought pursuant to this Section
8.3 at any time prior to six (6) months after the Closing.

                                        A-1-39

Subject to the provisions of this Section 8.3, six (6) months after the Closing, New GZ shall issue shares of New GZ Common Stock ("GZ Additional Shares") to the GZ Shareholders to satisfy claims by the GZ Shareholders for any and all Losses which arise from or are attributable to by reason of or in connection with: (i) the inaccuracy or breach of any representation, warranty or covenant made by SP in this Agreement or the inaccuracy of any schedule, exhibit, certificate, financial statement, document or instrument required to be delivered hereunder or in connection with the transactions contemplated hereby, (ii) any claim, action or proceeding asserted or instituted arising (A) out of any matter or thing covered by such representations, warranties or covenants, including without limitation, liabilities of SP, if any, existing in breach of such representations or (B) prior to the Closing Date and not disclosed in this Agreement or in any schedule, exhibit or certificate, (iii) any issuance of shares of New GZ Common Stock to former shareholders of StarPress Multimedia, Inc. (but not to persons associated with iTravel International Ltd.) as a result of the SP Obligations, and (iv) enforcement of this Agreement (each, a "GZ Indemnifiable Claim"). The value of GZ Additional Shares obtained by the GZ Shareholders with respect to GZ Indemnifiable Claims shall be treated for purposes of this Agreement as a decrease in the Exchange Ratio.

              (b) Satisfaction from the GZ Additional Shares shall be the sole and exclusive remedy of the GZ Shareholders, with respect to each GZ Indemnifiable Claim; PROVIDED, HOWEVER, that the foregoing shall not apply to any GZ Indemnifiable Claim the basis for which is statutory or common law fraud. The GZ Shareholders shall have the right to enforce this Section 8.3 and any of the provisions herein by injunction, specific performance or other equitable relief, without prejudice to any other rights the GZ Shareholders may have for a breach of this Section 8.3.

              (c) The right to receive any GZ Additional Shares which may be issued hereunder from time to time shall not be transferable or assignable.

              (d) If the GZ Representative (as defined below) gives New GZ and the SP Representative a GZ Claim Certificate (as defined below), then, as soon as practicable but not earlier than thirty (30) days after the giving of such GZ Claim Certificate, New GZ, subject to the requirements of paragraph 8.2(e), shall deliver to the GZ Representative (on behalf of the GZ Shareholders), notice of its intention to issue, six (6) months after the Closing, that number of GZ Additional Shares equal to the Losses specified in such GZ Claim Certificate, divided by the closing price of a share of GZ Common Stock on Nasdaq on the Effective Time (as adjusted for any stock dividend, stock split, combination or similar event with respect to the New GZ Common Stock following the Effective Time), not exceeding, in the aggregate, five percent (5%) of the number of shares of New GZ Common Stock issued to the GZ Shareholders in the GZ Merger. A Loss on the part of the GZ Shareholders arising out of an occurrence described in clause (iii) of paragraph 8.3(a) shall be indemnified by the issuance by New GZ to the GZ Shareholders of a number of shares of New GZ Common Stock equal to eighty-five percent (85%) of the number of shares of New GZ Common Stock issued to former shareholders of StarPress Multimedia, Inc. (but not to persons associated with iTravel International Ltd.) as a result of the SP Obligations. Such GZ Additional Shares shall be issued pro rata to each GZ Shareholder, based on the respective number of shares of New GZ Common Stock issued to each GZ Shareholder in the GZ Merger.

              (e) Unless, within thirty (30) days after the delivery of any GZ Claim Certificate by the GZ Representative, the GZ Representative receives a written notice from the SP Representative stating that the SP Representative questions the accuracy of a matter asserted in such GZ Claim Certificate, such GZ Claim Certificate shall constitute full authority to require New GZ to take the action provided for in paragraph 8.3(d) and shall be conclusive and binding on all parties hereto. If, however, the SP Representative timely gives such a notice, New GZ shall not be required to make any distribution to the GZ Representative of that portion of the GZ Additional Shares which the SP Representative asserts in his notice should not be so distributed until (i) the SP Representative and the GZ Representative agree in writing to such distribution or

                                        A-1-40

(ii) there is a final decision (as defined below) of a court of competent jurisdiction or of an arbitrator in an action between the SP Representative and the GZ Representative with respect to the disputed amount.

              (f) It is the intention of the parties that, in the event of the delivery of GZ Claim Certificates, amounts owed to GZ Shareholders be offset against amounts, if any, owed to SP Shareholders (as defined in Section 8.2). The parties will conduct such an offset and determine the net amount owed as a result thereof. The parties further agree to instruct any arbitrator or court deciding any dispute hereunder to do the same.

              (g) For purposes of this Agreement, a "final decision" shall mean the final judgment of any court of competent jurisdiction from which no appeal is then allowed or a final decision of an arbitrator under an arrangement providing for no appeal of such decision. The reasonable expenses, including attorneys' fees, of all of the parties to any such lawsuit or proceeding shall be reasonably apportioned among them, taking into consideration the outcome of the lawsuit or proceeding and the reasonableness of the conduct of each such party in connection with the dispute over the disposition of that portion of the GZ Additional Shares which was in controversy, in light of the facts known to such party at the time such party engaged in such conduct. Any and all amounts payable to a GZ Shareholder pursuant to the preceding sentence shall be paid out of the GZ Additional Shares as though it were an item of damages.

         8.4  REPRESENTATIVES AND CLAIM CERTIFICATES.

              (a)  The SP Shareholders shall be represented hereunder by Ronald
S. Posner ("SP Representative"). The GZ Shareholders shall be represented by Charles R. Cortright, Jr. ("GZ Representative;" the SP Representative and the GZ Representative are referred to as the "Representatives"). The Representatives are authorized to take any action deemed by them appropriate or necessary to carry out the provisions of, and to determine the rights of the SP or GZ Shareholders under Section 8.2 or 8.3 of this Agreement (as applicable). The SP Representative and the GZ Representative are designated as the agents of the SP Shareholders and the GZ Shareholders, respectively, for purposes of Sections 8.2 and 8.3 of this Agreement, including, without limitation, service of notices to the SP and GZ Shareholders, respectively. The SP Representative and the GZ Representative shall have a fiduciary duty to the SP Shareholders and the GZ Shareholders, respectively, to act in good faith on behalf of the SP Shareholders and the GZ Shareholders, respectively, and shall have a duty to (i) disclose to the SP Shareholders and the GZ Shareholders, respectively, any information necessary to carry out the provisions of Sections 8.2 and 8.3 of this Agreement, and (ii) to determine the rights or obligations of the SP Shareholders and the GZ Shareholders, respectively, under Sections 8.2 and 8.3 of this Agreement and to carry out their duties hereunder and thereunder, including investigation of any SP Indemnifiable Claim or GZ Indemnifiable Claim, notwithstanding a conflicting duty such SP Representative or GZ Representative may have as an officer or director of New GZ.

              (b) The SP Representative and the GZ Representative (i) shall not be liable to any of the SP Shareholders and the GZ Shareholders, respectively, for any error of judgment, any act undertaken or omitted by them in good faith, or any mistake of fact or law unless caused by their own gross negligence or wilful misconduct; (ii) shall be entitled to treat as genuine any letter or other document furnished to them by GZ, SP, New GZ, the GZ Shareholders or the SP Shareholders and believed by them to be genuine and to have been signed and presented by the proper party or parties; and (iii) shall be reimbursed by the SP Shareholders or the GZ Shareholders, as applicable, for counsel fees and other out-of-pocket expenses incurred by them in connection with this Agreement.

              (c) For purposes of this Agreement, "Claim Certificates" shall mean certificates signed by the SP Representative (in the case of SP Claim Certificates) or by the GZ Representative (in the case of GZ Claim Certificates) stating (i) in reasonable detail, the facts alleged as the basis for the Losses described

                                        A-1-41
in the Claim Certificates and the section or sections of this Agreement alleged to have been violated and (ii) the number of SP Additional Shares or GZ Additional Shares, as the case may be, to which the SP Representative or the GZ Representative believes the SP Shareholders or the GZ Shareholders are entitled with respect to such Losses.

         8.5 DISTRIBUTIONS AND DIVIDENDS ON, AND CHANGES IN ADDITIONAL SHARES. Any securities, cash or other property which would have been issued in respect of, or in exchange for, any GZ Additional Shares or SP Additional Shares, had the GZ Additional Shares and SP Additional Shares been issued on the Closing Date, as a result of any stock dividend, stock split, consolidation of shares, reclassification or merger or consolidation involving New GZ capital stock shall also be issued to the recipients of GZ Additional Shares or SP Additional Shares upon issuance of the GZ Additional Shares or SP Additional Shares.

         8.6 REGISTRATION OF ADDITIONAL SHARES. Any issuance of GZ Additional Shares or SP Additional Shares by New GZ shall be registered with the SEC and appropriate state "blue sky" commissioners (if necessary). Such registration shall either be on Form S-4 as contemplated by Section 2.7 or on another appropriate registration form. If the registration is accomplished otherwise then on the Form S-4 contemplated by Section 2.7, the GZ Additional Shares or SP Additional Shares, as the case may be, shall be issued immediately after effectiveness of the registration statement, which shall be filed as promptly as practicable after the expiration of the six (6) month periods referred to in Sections 8.2 and 8.3.

    9.   CLOSING MATTERS

         9.1 THE CLOSING. Subject to the termination of this Agreement as provided in Section 13, the Closing of the transactions contemplated by this Agreement ("Closing") will take place at the offices of Snell & Wilmer L.L.P., 1920 Main Street, 12th Floor, Irvine, California 92714 on a date ("Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be no later than the third business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by SP and GZ. Concurrently with the Closing, the Merger Agreements will be filed in the offices of the Secretaries of States of the States of California and Colorado.

         9.2  EXCHANGE OF CERTIFICATES.

              9.2.1 EXCHANGE AGENT. Prior to the Closing Date, GZ shall select a bank or trust company reasonably acceptable to SP to act as exchange agent ("Exchange Agent") in the Mergers. Promptly after the Effective Time, New GZ shall deposit with the Exchange Agent, for the benefit of the holders of shares of SP Common Stock and GZ Common Stock, for exchange in accordance with this Agreement and the Merger Agreements, certificates representing the shares of New GZ Common Stock (such shares of New GZ Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to this Agreement and the Merger Agreements in exchange for outstanding shares of SP Common Stock and GZ Common Stock.

              9.2.2 EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of SP Common Stock and GZ Common Stock (collectively, "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GZ and SP may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing New GZ Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange

                                        A-1-42

Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of New GZ Common Stock which such holder has the right to receive pursuant to the provisions of this Agreement and the Merger Agreements, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of SP Common Stock or GZ Common Stock which is not registered on the transfer records of SP, a certificate representing the proper number of shares of New GZ Common Stock may be issued to a transferee if the Certificate representing such SP Common Stock or GZ Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 9.2 and the applicable Merger Agreement, each Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender the certificate representing shares of New GZ Common Stock and cash in lieu of any fractional shares of New GZ Common Stock as contemplated by Section 2.5, the Merger Agreements and applicable corporate law.

              9.2.3 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to New GZ Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of New GZ Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5 or the applicable Merger Agreement until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of New GZ Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of New GZ Common Stock to which such holder is entitled pursuant to Section 2.5 and the applicable Merger Agreement and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of New GZ Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of New GZ Common Stock.

              9.2.4 NO FURTHER OWNERSHIP RIGHTS IN SP COMMON STOCK OR GZ COMMON STOCK. All shares of New GZ Common Stock issued upon the surrender for exchange of shares of SP Common Stock or GZ Common Stock in accordance with the terms of this Agreement and the Merger Agreements (including any cash paid pursuant to Section 2.5) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of SP Common Stock or GZ Common Stock, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of New GZ of the shares of SP Common Stock or GZ Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to New GZ for any reason, they shall be canceled and exchanged as provided in this
Section 9.2 and the Merger Agreements.

              9.2.5 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the former shareholders of SP or GZ for six (6) months after the Effective Time shall be delivered to New GZ, upon demand, and any former shareholders of SP or GZ who have not theretofore complied with this Section 9.2 and the Merger Agreements shall thereafter look only to New GZ for payment of their claim for New GZ Common Stock, any cash in lieu of fractional shares of New GZ Common Stock and any dividends or distributions with respect to New GZ Common Stock.

              9.2.6 NO LIABILITY. Neither the Exchange Agent nor SP or GZ shall be liable to any holder of shares of SP Common Stock or GZ Common Stock, as the case may be, from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                        A-1-43

         9.3 ASSUMPTION OF OPTIONS AND WARRANTS. Promptly after the Effective Time, New GZ will notify in writing each holder of a SP Option, SP Warrant, GZ Option or GZ Warrant of the assumption of such SP Option, SP Warrant, GZ Option or GZ Warrant by New GZ, the number of shares of New GZ Common Stock that are then subject to such option, the exercise price of such option, as determined pursuant to this Agreement.

    10.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SP

         The obligations of SP hereunder are subject to the fulfillment or satisfaction on or before the Closing of each of the following conditions (any one of which may be waived by SP, but only in a writing signed by SP):

         10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of GZ set forth in Section 4 (as qualified by the GZ Disclosure Schedule) shall be true and accurate in every material respect on and as of the Closing Date with the same force and effect as if they had been made at the Closing except to the extent the failure of such representations and warranties to be true and accurate in such respects has not had and could not reasonably be expected to have a Material Adverse Effect, and SP shall receive a certificate to such effect executed by GZ's Chief Executive Officer and Chief Financial Officer.

         10.2 COVENANTS. GZ shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Agreement and the GZ Merger Agreement on or before the Closing, and SP shall receive a certificate to such effect signed by GZ's Chief Executive Officer and Chief Financial Officer.

         10.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of GZ, other than any change that shall result from general economic conditions or conditions generally affecting the consumer software market, or the interactive entertainment, personal productivity or educational software sectors of the market (a "GZ Material Adverse Change"), and SP shall receive a certificate to such effect executed by GZ's Chief Executive Officer and Chief Financial Officer.

         10.4 COMPLIANCE WITH LAW. There shall be no order, decree or ruling of any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to either of the Mergers, which would prohibit or render illegal the transactions contemplated by this Agreement.

         10.5 DOCUMENTS. SP shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by SP's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of GZ and for GZ to consummate the transactions contemplated hereby except when the failure to receive such consents, etc., would not have a Material Adverse Effect.

         10.6 CORPORATE OPINION. SP shall have received the opinion of Snell & Wilmer, L.L.P. ("S&W"), based upon reasonably requested certifications as to factual matters and dated the Closing Date, regarding the status and authority of GZ, the authorization of this Agreement and the transactions contemplated hereby by GZ, and the binding effect of this Agreement on GZ. Such opinion shall be satisfactory to Jackson Tufts Cole & Black, LLP ("JTC&B"), and shall be substantially similar to the opinion rendered by JTC&B with respect to SP.

                                        A-1-44

         10.7 TAX OPINION. SP shall have received the opinion of JTC&B, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the SP Merger will be treated as a reorganization described in
Section 368(a) of the Code or as a transfer of property to New GZ by holders of SP Common Stock (in conjunction with holders of GZ Common Stock) governed by
Section 351 of the Code.

    11.  CONDITIONS PRECEDENT TO OBLIGATIONS OF GZ

         The obligations of GZ hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by GZ, but only in a writing signed by GZ).

         11.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of SP set forth in Section 3 (as qualified by the SP Disclosure Schedule) shall be true and accurate in every material respect on and as of the Closing Date with the same force and effect as if they had been made at the Closing except to the extent the failure of such representations and warranties to be true and accurate in such respects has not had and could not reasonably be expected to have a Material Adverse Effect, and GZ shall receive a certificate to such effect executed by SP's Chief Executive Officer and Chief Financial Officer.

         11.2 COVENANTS. SP shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Agreement and the SP Merger Agreement on or before the Closing, and GZ shall receive a certificate to such effect signed by SP's Chief Executive Officer and Chief Financial Officer.

         11.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of SP and the SP Subsidiaries, taken as a whole, other than any change that shall result from general economic condition, or conditions generally affecting the consumer software market, or the interactive entertainment, personal productivity or educational software sector of that market (a "SP Material Adverse Change"), and GZ shall receive a certificate to such effect executed by SP's Chief Executive Officer and Chief Financial Officer.

         11.4 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to either of the Mergers, which would prohibit or render illegal the transactions contemplated by this Agreement.

         11.5 DOCUMENTS. GZ shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by GZ's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of SP and for SP to consummate the transactions contemplated hereby except when the failure to receive such consents, etc., would not have a Material Adverse Effect.

         11.6 CORPORATE OPINION. GZ shall have received the opinion of JTC&B based upon reasonably requested certifications as to factual matters and dated the Closing Date regarding the status and authority of SP, the authorization of this Agreement and the transactions contemplated hereby by SP, and the binding effect of this Agreement on SP. Such opinion shall be satisfactory to S&W, and shall be substantially similar to the opinion rendered by S&W with respect to GZ.

         11.7 TAX OPINION. GZ shall have received the opinion of S&W based upon reasonably requested representation letters and dated the Closing Date, to the effect that the GZ Merger will be treated

                                        A-1-45
as a reorganization described in Section 368(a) of the Code or as a transfer of property to New GZ by holders of GZ Common Stock (in conjunction with holders of SP Common Stock) governed by Section 351 of the Code.

    12.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BOTH PARTIES

         The obligations of GZ and SP hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by GZ and SP, but only in a writing signed by GZ and SP).

         12.1 GOVERNMENT CONSENTS. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Mergers by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws and the compliance with, and expiration of any applicable waiting period under, the HSR Act.

         12.2 FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order and the Proxy Statement/Prospectus shall on the Closing not be subject to any proceedings commenced or threatened by the SEC.

         12.3 SHAREHOLDER APPROVALS. The principal terms of this Agreement and of the GZ Merger and the SP Merger shall have been approved by the GZ Shareholders and the SP Shareholders, respectively, in accordance with applicable law and their respective articles of incorporation and bylaws.

         12.4 NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding initiated by the U.S. Government seeking any of the foregoing be pending.

         12.5 FAIRNESS OPINION. GZ and SP shall have received "bring downs" of the fairness opinions referred to in Sections 3.21 and 4.21, making those opinions effective as of the Closing Date.

         12.6 NEW GZ. New GZ shall have been duly organized, shall have become a party to this Agreement, and its Board of Directors shall be constituted as described in Section 1.2.

         12.7 DISSENTING SHARES. Neither GZ nor SP shall have received demands for purchase of shares as contemplated by Section 2.4 and within the time periods mandated by applicable corporate law from holders of shares representing more than two percent (2%) of the issued and outstanding shares of capital stock of that corporation.

         12.8 AFFILIATE AGREEMENTS. New GZ shall have received executed Affiliate Agreements from the Affiliates of GZ and SP as contemplated by Sections 5.5 and 6.5.

    13.  TERMINATION OF AGREEMENT

         13.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the GZ Merger and the SP Merger by the shareholders of GZ and SP, respectively:

                                        A-1-46

              (a)  by mutual agreement of SP and GZ;

              (b) by SP, if there has been a breach by GZ of any representation, warranty, covenant or agreement set forth in this Agreement on the part of GZ, or if any representation of GZ shall have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect and which GZ fails to cure prior to the Closing (except that no cure period shall be provided for a breach by GZ which by its nature cannot be cured);

              (c) by GZ, if there has been a breach by SP of any representation, warranty, covenant or agreement set forth in this Agreement on the part of SP, or if any representation of SP shall have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect and which SP fails to cure prior to the Closing (except that no cure period shall be provided for a breach by SP which by its nature cannot be cured);

              (d) by either party if the required approvals of the shareholders of SP or GZ shall not have been obtained by reason of the failure to obtain the required vote;

              (e) by either party, if all the conditions for Closing the Mergers shall not have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by the terminating party, or a breach by any of the affiliates of the terminating party of the Affiliate Agreements referred to in Section 5.5 or Section 6.5, as the case may be;

              (f) by either party, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Mergers shall have been issued and shall have become final and nonappealable; or

              (g) by either party, if its Board of Directors shall have accepted or approved, or recommended to its shareholders, a Superior Proposal.

As used herein, the "Final Date" shall be June 30, 1996.

         13.2 NOTICE OF TERMINATION. Any termination of this Agreement under
Section 13.1 will be effective by the delivery of written notice of the terminating party to the other party hereto.

         13.3 EFFECT OF TERMINATION. In the case of any termination of this Agreement as provided in this Section 13, this Agreement shall be of no further force and effect (except as provided in Section 14) and nothing herein shall relieve any party from liability for any breach of this Agreement. In case of any termination as a result of a breach by a party or the failure of a party to satisfy Closing conditions to be satisfied by it and which are within its control, that party shall bear all of the expenses (including, without limitation, reasonable legal, accounting and other advisory fees as identified in the SP and GZ Disclosure Schedules) of both parties incurred in connection with the failed transaction. In all other cases of termination, each party shall be responsible for its own expenses.

    14.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or six (6) months after the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants, such as those contained in Sections 5.12 and 6.12, that by their terms survive for a longer period).

                                        A-1-47

    15.  MISCELLANEOUS

         15.1 GOVERNING LAW. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto, except to the extent that the Colorado Business Corporation Act governs the SP Merger.

         15.2 ASSIGNMENT: BINDING UPON SUCCESSORS AND ASSIGNS. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         15.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the interest of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purpose of the void unenforceable provision.

         15.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

         15.5 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         15.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the SP Shareholders or the GZ Shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the SP Shareholders or the GZ Shareholders without obtaining such further approval.

         15.7 EXPENSES. Except as provided in Section 13.3, each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

         15.8 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).

         15.9 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or

                                        A-1-48
certified mail (return receipt requested), postage prepaid, to the parties at the following address (at such other address for a party as shall be specified by like notice):

              If to SP to:        StarPress, Inc.
                                  425 Market Street, 5th Floor
                                  San Francisco, CA 94105
                                  Attention: Chief Executive Officer
                                  Telecopier: (415) 495-5204

              With a copy to:     Jackson Tufts Cole & Black
                                  650 California Street, 31st Floor
                                  San Francisco, CA 94108
                                  Attention: Carl J. Stoney, Esq.
                                  Telecopier: (415) 392-3494

              And if to GZ to:    Graphix Zone, Inc.
                                  42 Corporate Park, Suite 200
                                  Irvine, CA 92714
                                  Attention: Chief Executive Officer
                                  Telecopier: (714) 833-3994

              With a copy to:     Snell & Wilmer L.L.P.
                                  1920 Main Street, Suite 1200
                                  Irvine, CA 92714
                                  Attention: Gregg Amber, Esq.
                                  Telecopier: (714) 955-2507

         All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery,
(b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

         15.10 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an Exhibit will mean a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

         15.11 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other. The status of the parties hereto is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section. To the extent that anything in this Section 15.11 is inconsistent with anything in Section 7.1, the provisions of Section 7.1 shall govern.

         15.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances

                                        A-1-49
as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         15.13 ABSENCE OF THIRD PARTY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement. Anything contained herein to the contrary notwithstanding,
(a) the holders of SP Options, SP Warrants, GZ Options and GZ Warrants, and any persons who may become entitled to receive shares as a result of the SP Obligations, are intended beneficiaries of Section 2.6 and (b) the officers and directors of SP and GZ are intended beneficiaries of Section 7.4.

         15.14 PUBLIC ANNOUNCEMENT. Upon execution of this Agreement, GZ and SP promptly will issue a joint press release approved by both parties announcing the execution of this Agreement. Thereafter, GZ or SP may issue such press releases, and make such other disclosure regarding the proposed Mergers, as it determines (after consultation with legal counsel and after having given the other opportunity to review and comment on such disclosure unless, under the circumstances, there is no time to do so) are required under applicable state and Federal securities laws or NASD rules.

         15.15 ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

                                       GRAPHIX ZONE, INC.



                                       By: /S/CHARLES R. CORTRIGHT, JR.
                                           ----------------------------
                                            Charles R. Cortright, Jr.,
                                            Chief Executive Officer

                                       STARPRESS, INC.



                                       By: /S/RONALD S. POSNER
                                           ----------------------------
                                            Ronald S. Posner,
                                            Chairman of the Board

                                        A-1-50

                                                                   APPENDIX A-2

                                 AGREEMENT OF MERGER


    THIS AGREEMENT OF MERGER ("Agreement of Merger") is made and entered into as of ____________, 1996, by and among Graphix Zone, Inc., a Delaware corporation ("New GZ"), Graphix Zone, Inc., a California corporation ("GZ"), and GZ Merger Corp., a California corporation ("Sub"); New GZ, GZ and Sub are sometimes referred to as the "Constituent Corporations"). Capitalized terms used herein and not defined in this Agreement of Merger shall have their defined meanings as set forth in the Agreement and Plan Reorganization, dated as of December 29, 1995 ("Reorganization Agreement"), entered into by and between GZ and StarPress, Inc., a Colorado corporation ("SP").

    NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Constituent Corporations agree as follows:

                                      ARTICLE I

                                      THE MERGER

    1.1  MERGER OF SUB WITH AND INTO GZ.

         1.1.1 MERGER. Subject to the terms of this Agreement of Merger and the Reorganization Agreement, Sub shall be acquired by GZ through a merger ("GZ Merger") of Sub with and into GZ.

         1.1.2 EFFECTIVE TIME. The GZ Merger shall become effective at the time and date of the filing of this Agreement of Merger and related officers' certificates with the Secretary of State of California or at such later time and date as provided for in this Agreement of Merger as may be permitted by the California Corporations Code (such time and date is herein referred to as the "Effective Time").

         1.1.3 SURVIVING CORPORATION. At the Effective Time, Sub shall be merged into GZ and the separate corporate existence of Sub shall thereupon cease. GZ shall be the surviving corporation in the GZ Merger and shall succeed, without other transfer, to all the rights and property of Sub and shall be subject to all the debts and liabilities of Sub in the same manner as if GZ had itself incurred them.

    1.2  EFFECT OF THE MERGER. The GZ Merger shall have the effect set forth in
Section 1107 of the California Corporations Code.

                                      ARTICLE II

            ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION

    2.1 ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. The Articles of Incorporation of GZ, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the surviving corporation unless and until amended as provided by law and such Articles of Incorporation.

    2.2 BYLAWS OF SURVIVING CORPORATION. The Bylaws of GZ as in effect immediately prior to the Effective Time shall be the Bylaws of the surviving corporation unless and until amended or repealed as provided by applicable law, the Articles of Incorporation of GZ and such Bylaws.

                                        A-2-1

    2.3 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The officers and directors listed on EXHIBIT A shall be the officers and directors of the surviving corporation until their successors shall have been elected, qualified or until otherwise provided by law.

                                     ARTICLE III

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                  CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    3.1 GZ MERGER CORP. COMMON STOCK. Each share of Sub Common Stock, outstanding immediately prior to the Effective Time shall, by virtue of the GZ Merger and without any further action by the holder thereof, be converted into and become one (1) share of GZ Common Stock. Each certificate which immediately prior to the Effective Time represented outstanding shares of Sub Common Stock shall, on and after the Effective Time, be deemed for all purposes to represent the number of shares of GZ Common Stock into which the shares of Sub Common Stock represented by such certificate shall have been converted pursuant to this
Section 3.1.

    3.2 CONVERSION OF GZ COMMON STOCK. At the Effective Time, each share of GZ Common Stock, issued and outstanding at the Effective Time shall be converted into one share of New GZ Common Stock. Upon such conversion, all such shares of GZ Common Stock shall be cancelled and cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of New GZ Common Stock.

    3.3 DISSENTERS' RIGHTS. Each outstanding share of GZ Common Stock as to which a written demand for purchase is made in accordance with Section 1301 of the California Corporations Code, stating that the record holder demands that his shares be purchased in cash for their fair market value, and which is not voted in favor of the GZ Merger, shall not be converted into shares of New GZ Common Stock unless and until the holder shall have failed to perfect or shall have effectively withdrawn or lost his right to payment of the fair market value of his shares of GZ Common Stock under Sections 1300 to 1309, inclusive, of the California Corporations Code, at which time such shares of GZ Common Stock shall be converted into whole shares of New GZ Common Stock in the same manner as provided for other outstanding shares of GZ Common Stock in Section 2.3 of the Reorganization Agreement.

    3.4 STOCK OPTIONS AND WARRANTS. At the Effective Time, all GZ Stock Options and GZ Warrants then outstanding shall be converted into options and warrants to purchase New GZ Common Stock and assumed by New GZ in accordance with Section 2.6.2 of the Reorganization Agreement.

                                      ARTICLE IV

                                     TERMINATION

    4.1 TERMINATION BY MUTUAL AGREEMENT. Notwithstanding the approval of this Agreement of Merger by the shareholders of GZ and Sub, this Agreement of Merger may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of GZ and Sub.

    4.2 TERMINATION OF REORGANIZATION AGREEMENT. Notwithstanding the approval of this Agreement of Merger by the shareholders of GZ and Sub, this Agreement of Merger shall terminate forthwith if the Reorganization Agreement is terminated as provided therein.

                                        A-2-2

    4.3 EFFECTS OF TERMINATION. In the event of the termination of this Agreement of Merger, this Agreement of Merger shall forthwith become void and there shall be no liability on the part of New GZ, GZ or Sub or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.

                                      ARTICLE V

                                  GENERAL PROVISIONS

    5.1 AMENDMENT. This Agreement of Merger may be amended by the parties hereto at anytime before or after approval hereof by the shareholders of GZ or Sub by execution of an instrument in writing signed on behalf of each of the parties hereto, provided, however, that no amendment shall be made which by law requires the further approval of the shareholders of GZ or Sub without obtaining such approval.

    5.2 COUNTERPARTS. This Agreement of Merger may be executed in one or more counterparts, each of which shall be deemed to be the original, but all of which together shall constitute one agreement.

    5.3 GOVERNING LAW. This Agreement of Merger shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement of Merger as of the date first written above.

                                  GZ MERGER CORP., a California corporation


                                  By:
                                     --------------------------------------

                                  By:
                                     --------------------------------------

                                  GRAPHIX ZONE, INC., a California corporation


                                  By:
                                     --------------------------------------

                                  By:
                                     --------------------------------------

                                  GRAPHIX ZONE, INC., a Delaware corporation


                                  By:
                                     --------------------------------------

                                  By:
                                     --------------------------------------

                                   A-2-3

                                      EXHIBIT A

                             OFFICERS AND DIRECTORS OF GZ




     NAME                                  TITLE
     ----                                  -----
Ronald S. Posner               Chairman and Director

Charles R. Cortright, Jr.      President and Director

Angela Aber Cortright          Executive Vice President, Secretary and Director

John C. Lukrich                Chief Financial Officer

Thomas C. K. Yuen              Director

Richard Kramlich               Director

Douglas Glen                   Director

- -----------------              Director


                                     A-2-4

                                                                   APPENDIX A-3

                             AGREEMENT AND PLAN OF MERGER



    THESE ARTICLES OF MERGER ("Articles of Merger") are made and entered into as of ____________, 1996, by and among Graphix Zone, Inc., a Delaware corporation ("New GZ"), StarPress, Inc., a Colorado corporation ("SP"), and SP Merger Corp., a Colorado corporation ("Sub"); New GZ, SP and Sub are sometimes referred to as the "Constituent Corporations"). Capitalized terms used herein and not defined in this Agreement of Merger shall have their defined meanings as set forth in the Agreement and Plan Reorganization, dated as of December 29, 1995 ("Reorganization Agreement"), entered into by and between SP and Graphix Zone, Inc., a California corporation ("GZ").

    NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Constituent Corporations agree as follows:

                                      ARTICLE I

                                      THE MERGER

    1.1  MERGER OF SUB WITH AND INTO SP.

         1.1.1 MERGER. Subject to the terms of this Agreement of Merger and the Reorganization Agreement, Sub shall be acquired by SP through a merger ("SP Merger") of Sub with and into SP.

         1.1.2 EFFECTIVE TIME; CONDITION. The SP Merger shall become effective at the time and date of the filing of Articles of Merger with the Secretary of State of Colorado or at such later time and date as provided for in such Articles of Merger as may be permitted by the Colorado Business Corporation Act (such time and date is herein referred to as the "Effective Time").

         1.1.3 SURVIVING CORPORATION. At the Effective Time, Sub shall be merged into SP and the separate corporate existence of Sub shall thereupon cease. SP shall be the surviving corporation in the SP Merger and shall succeed, without other transfer, to all the rights and property of Sub and shall be subject to all the debts and liabilities of Sub in the same manner as if SP had itself incurred them.

    1.2 EFFECT OF THE MERGER. The SP Merger shall have the effects set forth in Section 7-111-106 of the Colorado Business Corporation Act.

                                      ARTICLE II

            ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION

    2.1 ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. The Articles of Incorporation of SP, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the surviving corporation unless and until amended as provided by law and such Articles of Incorporation.

    2.2 BYLAWS OF SURVIVING CORPORATION. The Bylaws of SP as in effect immediately prior to the Effective Time shall be the Bylaws of the surviving corporation unless and until amended or repealed as provided by applicable law, the Articles of Incorporation of SP and such Bylaws.

                                        A-3-1

    2.3 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The officers and directors listed on EXHIBIT A shall be the officers and directors of the surviving corporation until their successors shall have been elected, qualified or until otherwise provided by law.

                                     ARTICLE III

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                  CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    As of the Effective Time, by virtue of the SP Merger and without any action on the part of the holder of any shares of capital stock of the Constituent
Corporations:

    3.1 SP MERGER CORP. COMMON STOCK. Each share of Sub Common Stock, outstanding immediately prior to the Effective Time shall, by virtue of the SP Merger and without any further action by the holder thereof, be converted into and become one (1) share of SP Common Stock. Each certificate which immediately prior to the Effective Time represented outstanding shares of Sub Common Stock shall, on and after the Effective Time, be deemed for all purposes to represent the number of shares of SP Common Stock into which the shares of Sub Common Stock represented by such certificate shall have been converted pursuant to this
Section 3.1.

    3.2 CONVERSION OF SP COMMON STOCK. At the Effective Time, each share of SP Common Stock, issued and outstanding at the Effective Time shall be converted into 0.14666 of a share of New GZ Common Stock ("Exchange Ratio"). Upon such conversion, all such shares of SP Common Stock shall be cancelled and cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent a number of shares of New GZ Common Stock equal to the number of shares of SP Common Stock represented by the certificate multiplied by the Exchange Ratio.

    3.3 DISSENTERS' RIGHTS. Each share of SP Common Stock which is issued and outstanding immediately prior to the Effective Time and which has not been voted in favor of the SP Merger and is held by a shareholder who has properly exercised his right to dissent with respect to such shares in the manner provided by Sections 7-113-101 to 7-113-303, inclusive, of the Colorado Business Corporation Act shall not be converted into or be exchangeable for the right to receive New GZ Common Stock unless and until such holder has failed to perfect or has effectively withdrawn or lost his right to dissent and demand payment, as the case may be. If such holder has so failed to perfect or has effectively withdrawn or lost such right, his shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive New GZ Common Stock.

    3.4 FRACTIONAL SHARES. No fractional shares of New GZ Common Stock shall be issued, but in lieu thereof each holder of shares of SP Common Stock who would otherwise be entitled to receive a fraction of a share of New GZ Common Stock shall receive from the Exchange Agent (as defined in the Reorganization Agreement), at such time as such holder shall receive a certificate representing shares of New GZ Common Stock, an amount of cash equal to the per share market value of New GZ Common Stock (which shall be deemed to be equal to the average of the closing sale prices of GZ Common Stock as quoted on Nasdaq during the ten
(10) trading day period ending on the Closing Date (which shall be a date mutually agreed to by the parties to the Reorganization Agreement no later than three (3) business days after all conditions to Closing under the Reorganization Agreement have been satisfied) as reported in the WALL STREET JOURNAL) multiplied by the fraction of a share of New GZ Common Stock to which such holder would otherwise be entitled. The fractional share interests of each shareholder of SP shall be aggregated, so that no SP shareholder shall receive cash in an amount equal to or greater than the value of one (1) full share of New GZ Common Stock.

                                        A-3-2

    3.5 STOCK OPTIONS AND WARRANTS. At the Effective Time, all SP Stock Options and SP Warrants then outstanding shall be converted into options and warrants to purchase New GZ Common Stock and such options and warrants, as well as the SP Obligations, shall be assumed by New GZ in accordance with Section
2.6.1 of the Reorganization Agreement.

                                      ARTICLE IV

                                     TERMINATION

    4.1 TERMINATION BY MUTUAL AGREEMENT. Notwithstanding the approval of this Agreement and Plan of Merger by the shareholders of SP and Sub, this Agreement and Plan of Merger may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of SP and Sub.

    4.2 TERMINATION OF REORGANIZATION AGREEMENT. Notwithstanding the approval of this Agreement and Plan of Merger by the shareholders of SP and Sub, this Agreement and Plan of Merger shall terminate forthwith if the Reorganization Agreement is terminated as provided therein.

    4.3 EFFECTS OF TERMINATION. In the event of the termination of this Agreement and Plan of Merger, this Agreement and Plan of Merger shall forthwith become void and there shall be no liability on the part of New GZ, SP or Sub or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.

                                      ARTICLE V

                                  GENERAL PROVISIONS

    5.1 AMENDMENT. This Agreement and Plan of Merger may be amended by the parties hereto at anytime before or after approval hereof by the shareholders of SP or Sub by execution of an instrument in writing signed on behalf of each of the parties hereto, provided, however, that no amendment shall be made which by law requires the further approval of the shareholders of GZ or Sub without obtaining such approval.

    5.2 COUNTERPARTS. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be the original, but all of which together shall constitute one agreement.

                                        A-3-3

    5.3 GOVERNING LAW. This Agreement and Plan of Merger shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Colorado.

    IN WITNESS WHEREOF, the parties have duly executed these Articles of Merger as of the date first written above.

                                  SP MERGER CORP., a Colorado corporation


                                  By:
                                      -----------------------------------

                                  By:
                                      -----------------------------------


                                  STARPRESS, INC., a Colorado corporation


                                  By:
                                      -----------------------------------

                                  By:
                                      -----------------------------------


                                  GRAPHIX ZONE, INC., a Delaware corporation


                                  By:
                                      -----------------------------------

                                  By:
                                      -----------------------------------

                                        A-3-4

                                      EXHIBIT A

                             OFFICERS AND DIRECTORS OF SP



        NAME                                         TITLE
        ----                                         -----
Ronald S. Posner               Chairman and Director

Charles R. Cortright, Jr.      President and Director

Angela Aber Cortright          Executive Vice President, Secretary and Director

John C. Lukrich                Chief Financial Officer

Thomas C. K. Yuen              Director

Richard Kramlich               Director

Douglas Glen                   Director

- -------------------------      Director


                                        A-3-5

                                                                      APPENDIX B

















                                  Graphix Zone, Inc.

                                 Financial Statements

                          YEARS ENDED JUNE 30, 1995 AND 1994
                         WITH REPORT OF INDEPENDENT AUDITORS

                    NINE-MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                                  Graphix Zone, Inc.

                                 Financial Statements

                                       CONTENTS

YEARS ENDED JUNE 30, 1995 AND 1994

    Audited Financial Statements............................................B-3

    Independent Auditors Report.............................................B-4

    Balance Sheets..........................................................B-5

    Statements of Operations................................................B-6

    Statements of Stockholders' Deficiency..................................B-7

    Statements of Cash Flows................................................B-8

    Notes to Financial Statements..........................................B-10

NINE-MONTHS ENDED MARCH 31, 1996

    Unaudited Financial Statements.........................................B-22

    Balance Sheets.........................................................B-23

    Statements of Operations...............................................B-24

    Statements of Cash Flows...............................................B-25

    Notes to Financial Statements..........................................B-26

                                  Graphix Zone, Inc.

                             Audited Financial Statements

                          YEARS ENDED JUNE 30, 1995 AND 1994

                             INDEPENDENT AUDITORS' REPORT



The Board of Directors
Graphix Zone, Inc.:

We have audited the accompanying balance sheet of Graphix Zone, Inc. as of June 30, 1995, and the related statements of operations, shareholders' deficiency and cash flows for each of the years in the two-year period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Graphix Zone, Inc. as of June 30, 1995, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 1995 in conformity with generally accepted accounting principles.

                                  KPMG Peat Marwick LLP

Orange County, California
October 4, 1995, except
as to note 11 which is as of
May 21, 1996

                               GRAPHIX ZONE, INC.

                                 Balance Sheets

                                  June 30, 1995

                                 ASSETS (note 3)

Cash                                                      $    518,190
Accounts receivable, net of allowance for
     doubtful accounts of $99,000 (note 9)                     713,880
Inventories                                                     52,090
Prepaid expenses                                                99,966
Deferred income taxes (note 7)                                  51,283
                                                          ------------

          Total current assets                               1,435,409

Property and equipment, net (notes 2,4 and 5)                  651,422
Other assets                                                   176,499
                                                          ------------

                                                          $  2,263,330
                                                          ------------
                                                          ------------

               LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Short-term borrowings (note 3)                            $    500,000
Obligation under sponsor advance agreement (note 4)            225,000
Current installments of obligations under capital
     leases (note 5)                                           173,410
Accounts payable                                               508,222
Accrued royalties                                            1,051,638
Accrued liabilities                                            263,534
Deferred revenue                                               222,984
                                                          ------------

          Total current liabilities                          2,944,788

Obligations under capital leases, excluding
     current installments (note 5)                             100,408
Deferred income taxes (note 7)                                  51,283
Other liabilities                                              128,268
                                                          ------------

          Total liabilities                                  3,224,747

Shareholders' equity (deficiency) (notes 6 and 11):
     Preferred stock, no par value.  Authorized
      5,000,000 shares; no shares issued or outstanding             --
     Common stock, no par value.  Authorized 10,000,000
      shares; issued and outstanding 2,840,764 shares        5,372,745
     Accumulated deficit                                    (6,334,162)
                                                          ------------

          Net shareholders' deficiency                        (961,417)

Commitments (note 8)
Liquidity (note 10)                                       ------------
Subsequent events (note 11)                               $  2,263,330
                                                          ------------
                                                          ------------

See accompanying notes to financial statements.

                               GRAPHIX ZONE, INC.

                            Statements of Operations

                         Years ended June 30, 1995 and 1994


                                                                  1995                1994
                                                                  ----                ----

Revenues (note 9):
     CD-ROM sales                                         $  2,345,763             821,986
     Services                                                1,046,115           1,322,077
                                                          ------------        ------------

     Total revenues                                          3,391,878           2,144,063
                                                          ------------        ------------

Cost of revenues:
     CD-ROM sales                                            3,237,266             655,537
     Services                                                1,460,201           1,113,012
                                                          ------------        ------------

          Total cost of revenues                             4,697,467           1,768,549
                                                          ------------        ------------

          Gross margin                                      (1,305,589)            375,514

Selling, general and administrative expenses (note 6)        3,211,085             911,715
                                                          ------------        ------------

          Operating loss                                    (4,516,674)           (536,201)

Interest expense (note)                                        (66,482)            (31,308)
Interest income                                                 47,796                  --
                                                          ------------        ------------

          Loss before income taxes                          (4,535,360)           (567,509)

Income tax expense (benefit) (note 7)                          (10,184)              8,884
                                                          ------------        ------------

          Net loss                                        $ (4,525,176)           (576,393)
                                                          ------------        ------------
                                                          ------------        ------------

Loss per share of common stock                            $      (1.74)               (.49)
                                                          ------------        ------------
                                                          ------------        ------------

Weighted average common shares                               2,600,034           1,183,546
                                                          ------------        ------------
                                                          ------------        ------------


See accompanying notes to financial statements.

                               GRAPHIX ZONE, INC.

                    Statements of Shareholders' Deficiency

                      Years ended June 30, 1995 and 1994



                                                   Common Stock                                       Net
                                            --------------------------         Accumulated        Shareholders'
                                            Shares              Amount           Deficit           Deficiency
                                            ------              ------           -------           -----------

Balance, June 30, 1993                   1,127,700         $   424,939          (1,232,593)           (807,654)

Common stock issued in public
  offering, net                          1,200,000           2,980,576                  --           2,980,576

Common stock issued in
  exchange for or upon
  conversion of notes
  payable and advances                     337,934             764,500                  --             764,500

Common stock issued in
  private placement                         50,000             150,000                  --             150,000

Common stock issued upon
  exercise of stock options                 39,930                 399                  --                 399

Stock option compensation                       --               2,331                  --               2,331

Repurchase of common stock                (216,000)           (100,000)                 --            (100,000)

Net loss                                        --                  --            (576,393)           (576,393)
                                        ----------          ----------          ----------          ----------

Balance, June 30, 1994                   2,539,564           4,222,745          (1,808,986)          2,413,759

Common stock issued upon
  conversion of note payable               180,000             450,000                  --             450,000

Common stock issued in
  private placement                        121,200             303,000                  --             303,000

Stock option compensation                       --             397,000                  --             397,000

Net loss                                        --                  --          (4,525,176)         (4,525,176)
                                        ----------          ----------          ----------          ----------

Balance, June 30, 1995                   2,840,764         $ 5,372,745          (6,334,162)           (961,417)
                                        ----------          ----------          ----------          ----------
                                        ----------          ----------          ----------          ----------


See accompanying notes to financial statements.

                                GRAPHIX ZONE, INC.

                             Statements of Cash Flows

                         Years ended June 30, 1995 and 1994


                                                                1995                1994
                                                                ----                ----

Cash flows from operating activities:
  Net loss                                                $ (4,525,176)           (576,393)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                           1,153,135             140,786
     Write-down of software development costs
      and other assets (notes 1 and 4)                         438,495                  --
     Provision for doubtful accounts                            89,000              10,000
     Stock option compensation expense                         397,000               2,331
     Deferred income taxes                                     (10,984)              8,084
     Increase in accounts receivable                          (374,226)           (290,214)
     Increase in inventories                                   (33,010)             (1,574)
     Increase in prepaid expenses                              (81,489)            (18,477)
     Increase in other assets                                  (14,038)                 --
     Increase in accounts payable                              333,113               2,664
     Increase in accrued royalties                             755,958             371,636
     Increase (decrease) in accrued liabilities                155,684            (152,240)
     Increase (decrease) in deferred revenue                   (43,304)            177,958
     Decrease in other liabilities                             (29,591)             (1,280)
                                                          ------------        ------------
          Net cash used in operating activities             (1,789,433)           (326,719)
                                                          ------------        ------------
Cash flows from investing activities:
  Proceeds from short-term investments                       1,466,435                  --
  Purchase of short-term investments                                --          (1,466,435)
  Purchase of property and equipment                          (574,349)           (178,073)
  Proceeds from sale-leaseback of equipment (note 5)           300,000                  --
  Software development costs                                  (760,553)           (359,086)
                                                          ------------        ------------
          Net cash provided by (used in) investing
           activities                                          431,533          (2,003,594)
                                                          ------------        ------------
Cash flows from financing activities:
  Proceeds from short-term borrowings                        1,000,000             625,000
  Proceeds from note payable to executive officers/
   major shareholders (note 6)                                 450,000                  --
  Principal payments on short-term borrowings and
   notes payable                                              (500,000)           (200,455)
  Repayment of sponsor advances (note 4)                       (75,000)           (350,000)
  Payments on obligations under capital leases (note 5)        (77,332)                 --
  Proceeds from common stock issuances, net                    303,000           3,130,975
  Repurchase of common stock                                        --            (100,000)
                                                          ------------        ------------
          Net cash provided by financing activities          1,100,668           3,105,520
                                                          ------------        ------------
Net increase (decrease) in cash                               (257,232)            775,207
Cash at beginning of year                                      775,422                 215
                                                          ------------        ------------
Cash at end of year                                       $    518,190             775,422
                                                          ------------        ------------
                                                          ------------        ------------


See accompanying notes to financial statements.

                               GRAPHIX ZONE, INC.

                       Years ended June 30, 1995 and 1994


Supplemental disclosures of cash flow information:
     Cash paid during the year for interest                 $   72,482              36,118
     Cash paid during the year for income taxes                    800               5,799
Supplemental disclosure of non-cash investing and
 financing activities:
     Common stock issued in exchange for or upon
      conversion of notes payable and advances
      (note 6)                                                 450,000             764,500
     Property and equipment acquired under capital
      leases (note 5)                                          351,150                  --
     Obligation recorded in full satisfaction of
      sponsor advance agreement (note 4)                            --             300,000


See accompanying notes to financial statements.

                               GRAPHIX ZONE, INC.

                          Notes to Financial Statements

                             June 30, 1995 and 1994


(1)  GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     GENERAL

     Graphix Zone, Inc. (the "Company") is a California corporation and was incorporated in August 1989. The Company is engaged in the development, production and marketing of CD-ROM products and multimedia services for the personal computer industry.

     REVENUE RECOGNITION

     Revenue is recognized from CD-ROM sales upon receipt of the product by the customer. The Company grants certain distributors limited rights to exchange product and price protection on unsold merchandise. The Company establishes a reserve for price adjustments and estimated returns at the time the related revenue is recognized. The Company's revenue from multimedia production and marketing services is recognized as earned over the related contract or service periods. Billings presented in advance of the rendering of services or delivery of product have been recorded as deferred revenue in the accompanying balance sheet.

     INVENTORIES

     Inventories are comprised primarily of CD-ROM products and packaging materials and are stated at the lower of cost (first-in, first-out) or market (net realizable value).

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation of property and equipment is computed on a straight-line basis over estimated useful lives of two to seven years. Equipment held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the related asset.

     SOFTWARE DEVELOPMENT COSTS

     The Company had capitalized costs related to the development of certain software products. Capitalized software development costs were comprised primarily of payroll costs and consultant fees of individuals working directly on the development of the specific software products. In accordance with Statement of Financial Accounting Standards No. 86, capitalization of costs began when technological feasibility was established and ended when the product was available for general release to customers.

     Amortization was computed on an individual product basis and was recognized over the anticipated economic lives of each product based upon estimated units to be shipped (not exceeding 12 months), commencing when the products became available for general release to customers. The Company incurred amortization expense for software development costs of $870,905 and $68,097 in 1995 and 1994, respectively.

                               GRAPHIX ZONE, INC.

                          Notes to Financial Statements

                             June 30, 1995 and 1994


     As part of the Company's on-going evaluation of the realizability of its assets, the Company recorded a charge of $288,495 to write off the unamortized balance of the capitalized software development costs in the fourth quarter of fiscal 1995. This charge resulted from the determination that the carrying value of the software development costs exceeded its net realizable value.

     INCOME TAXES

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Statement 109 generally provides that deferred tax assets and liabilities be recognized for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and expected benefits of utilizing net operating loss carryforwards. A valuation allowance is required to reduce the potential deferred tax asset when it is more likely than not that all or some portion of the potential deferred tax asset will not be realized due to the lack of sufficient taxable income. The impact on deferred taxes of changes in tax rates and laws, if any, are applied to the years during which temporary differences are expected to be settled, and are reflected in the financial statements in the period of enactment.

     LOSS PER SHARE OF COMMON STOCK

     Loss per share of common stock is based on the weighted average number of outstanding shares of common stock during the period. Common stock equivalents are not included in the computation because their effect would be antidilutive. Primary loss per share approximates fully diluted loss per share for all periods presented.

     RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to the 1995 presentation.

(2)  PROPERTY AND EQUIPMENT

     A summary of property and equipment as of June 30, 1995 follows:

          Computer and office equipment                     $  533,367
          Furniture and fixtures                                85,369
          Computer software                                    119,453
          Equipment held under capital lease
               obligations (note 5)                            351,150
                                                            ----------

                                                             1,089,339

          Accumulated depreciation and amortization           (437,917)
                                                            ----------
                                                            $  651,422
                                                            ----------
                                                            ----------

                               GRAPHIX ZONE, INC.

                          Notes to Financial Statements

                             June 30, 1995 and 1994


     Included in accumulated depreciation and amortization is $75,000 of amortization related to equipment held under capital lease obligations.

(3)  SHORT-TERM BORROWINGS

     The Company had a revolving line of credit agreement with a bank which provided for borrowings of up to $500,000 with interest payable monthly at the bank's certificate of deposit rate plus 2%. The line of credit was secured by a $500,000 certificate of deposit. In June 1995, the Company repaid and terminated the line of credit with the proceeds from the certificate of deposit upon maturity.

     In January 1995, the Company entered into a one year accounts receivable factoring facility with a bank, which provided for certain advances of up to $800,000. The Company terminated this facility in June 1995.

     In June 1995, the Company entered into a one year revolving line of credit agreement with a bank which provided for borrowings of up to $500,000 with interest payable monthly at the bank's prime rate (9% at June 30, 1995) plus 3%. As of June 30, 1995, the Company had $500,000 outstanding under this credit agreement. The line of credit was secured by substantially all of the Company's assets and certain asset pledges by related parties and was personally guaranteed by two executive officers/major shareholders of the Company. The agreement restricted the payment of dividends and the repurchase of shares of the Company's common stock. In August 1995, the Company repaid in full and terminated this revolving line of credit.

(4)  OBLIGATION UNDER SPONSOR ADVANCE AGREEMENT

     In February 1992, the Company entered into an agreement with a major customer/sponsor to provide financial assistance for the development of the Creator Center, a self-service multimedia production center. Pursuant to the agreement, the Company was advanced $350,000 which was to be repaid based upon a percentage of the Company's total gross revenues upon the attainment of a minimum cumulative total revenue amount, which had not occurred through January 1994. In addition, commencing on the date the advance was repaid in full and continuing for a period of five years, the Company was required to pay this sponsor a percentage of the Company's total gross revenue ("Continuing Repayment Obligation").

     In January 1994, the Company amended the aforementioned agreement and subsequently repaid the original $350,000 advance. In addition, the Company agreed to pay $300,000, payable in eight quarterly installments of $327,500 each commencing July 1994, in full satisfaction of the Continuing Repayment Obligation. As of June 30, 1995, the Company had not made two quarterly payments required pursuant to the agreement. These payments were made subsequent to June 30, 1995. The payable to the customer is collateralized by certain property and equipment. The $300,000 was capitalized and was being amortized over the repayment term on a straight-line basis. In the fourth quarter of fiscal 1995, as a result of its on-going evaluation of the value of this asset, the Company

                               GRAPHIX ZONE, INC.

                          Notes to Financial Statements

                             June 30, 1995 and 1994


     recorded a charge of $150,000 to write-down the remaining balance of this asset. This charge resulted from the determination that the carrying value of this asset exceeded its net realizable value.

(5)  CAPITAL LEASE OBLIGATIONS

     In December 1994, under a sale and leaseback agreement, the Company sold certain equipment for $300,000 and leased it back under a two-year capital lease agreement. This transaction resulted in an immaterial loss.

     In June 1995, the Company entered into an agreement which will allow the Company to lease certain equipment aggregating up to $250,000. The lease agreement requires monthly payments over two years. As of June 30, 1995, the Company had leased equipment aggregating $51,150. In connection with the leasing arrangement, the Company granted warrants to purchase 15,000 shares of the Company's common stock (see note 6).

     Future minimum lease payments under these capital leases, together with the present value of the minimum lease payments as of June 30, 1995 are:

          Year ending June 30:

                    1996                          $  195,502
                    1997                             105,041
                                                  ----------

          Total minimum lease payments               300,543

          Less:  amount representing interest         26,725
                                                  ----------

          Present value of net minimum
           lease payments                            273,818

          Less:  current installments of
           obligations under capital leases          173,410
                                                  ----------

          Obligations under capital leases,
           excluding current installments         $  100,408
                                                  ----------
                                                  ----------

(6)  SHAREHOLDERS' EQUITY

     COMMON STOCK

     In October 1993, the Company repaid in full two notes payable aggregating $100,455 and also repurchased, at the noteholders' historical cost pursuant to an agreement, 216,000 shares of common stock owned by one of the noteholders for $100,000.

                               GRAPHIX ZONE, INC.

                          Notes to Financial Statements

                             June 30, 1995 and 1994



     In January 1994, notes payable to related parties aggregating $215,000 were exchanged for 71,667 shares of the Company's common stock, at $3.00 per share (the estimated fair value of the Company's common stock on the date of exchange).

     In January 1994, convertible subordinated notes payable to related parties aggregating $349,500 were converted into 199,600 shares of the Company's common stock, at prices ranging from $1.25 - $2.50 per share (the estimated fair value of the Company's common stock on the date that each respective convertible note was issued).

     In January 1994, the Company received advances from a group of investors aggregating $200,000 which were subsequently exchanged into 66,667 shares of the Company's common stock. In addition, the Company issued warrants, as discussed below, to purchase an additional 66,667 shares of the Company's common stock.

     In June 1994, the Company completed an initial public offering of 1,200,000 shares of newly issued common stock at $3.25 per share (the "Offering"). The net proceeds of the Offering, including the sale of underwriters' warrants discussed below, after deducting applicable issuance costs and expenses, were $2,980,576.

     In February 1995, the Company received $450,000 in connection with its issuance of a one-year promissory note to the Company's executive officers/major shareholders, which bore interest at prime plus 2%. In March 1995, the Company converted the promissory note into 119,304 shares of restricted common stock at $3.77 per share. At the time of the conversion, the independent members of the Company's Board of Directors agreed that if, within 120 days of that transaction, the Company issued additional shares of restricted common stock in a private offering, which was contemplated at the time, in which the price per share was less than that paid by the related parties, the related parties would be issued an additional number of shares to reflect the difference in price. In May 1995, the Company sold an aggregate of 121,200 shares of restricted common stock to three accredited investors for a total consideration of $303,000 ($2.50 per share). Therefore, effective May 1, 1995, the related parties were issued an additional 60,696 shares of the restricted common stock pursuant to their previous agreement with the Company.

     STOCK WARRANTS

     During 1994, in connection with the sale of 50,000 shares of common stock for $150,000 in a private placement and certain advances made to the Company, a group of investors were issued warrants to purchase an aggregate of 116,667 shares of the Company's common stock at an exchange price of $2.50 per share. These warrants are exercisable for a period of four years commencing one year after the date of grant. In addition, the Company sold warrants, at $0.001 per warrant, to the underwriters of the Offering to purchase up to an aggregate of 120,000 shares of the Company's common stock at an exercise price of $3.90. These warrants are exercisable for a period of four years commencing in June 1995.

                               GRAPHIX ZONE, INC.

                          Notes to Financial Statements

                             June 30, 1995 and 1994



     In June 1995, the Company granted warrants to a leasing company, which extended the Company an equipment leasing facility, to purchase 15,000 shares of the Company's common stock at an exercise price of $3.63 per share (the fair market value of the Company's common stock on the date of grant). These warrants are exercisable for a period of five years commencing from the date of grant. The Company's management determined that the fair value of these warrants was not material to the Company's financial position or results of operations.

     STOCK OPTION PLANS

     The Company's 1991 Stock Option Plan (the "1991 Plan") is administered by a committee of the Board of Directors ("Committee") which determines the recipients and terms of the options granted. Terms of the 1991 Plan require that the exercise price of incentive options be not less that the fair market value at the date of grant. Options granted vest ratably over a five-year period or as specified by the Committee and generally expire ten years from the date of grant. A total of 288,700 shares have been reserved for the issuance of options to purchase shares of common stock under the 1991 Plan.

     The Company granted non-qualified stock options to certain key employees and consultants in November 1991 with exercise prices below fair market value at the date of grant. Earned compensation has been recorded for the difference between the option exercise price and fair market value at the date of grant. The earned compensation was charged to costs and expenses and shareholders' equity ratably over the period services were performed.

     In August 1992, one executive office and director of the Company was granted an option to purchase shares of the Company's common stock pursuant to the 1991 Plan. Subsequently, the executive officer and the Company agreed to fix the number of shares issuable pursuant to this option at 138,440 shares. This option is exercisable at $.80 per share, the estimated fair value of the Company's stock on the grant date, and expires 10 years from the date of grant. In August 1994, this executive officer left the Company and became fully vested in this option for 86,720 shares and forfeited the remaining portion (51,720 shares). Concurrent with this executive officer's separation from the Company, the Company agreed not to let the automatic termination of the option (which, pursuant to the Plan, ordinarily takes effect 90 days after separation) take effect until June 1995. In June 1995, the Company modified this arrangement so that the termination would not take effect until January 1996. In connection with the aforementioned extensions of the expiration date of options, the Company recorded compensation expense aggregating $397,000 in the fourth quarter of fiscal year 1995 ($65,000 of which resulted from the June 1995 extension). In August 1995, the former executive officer exercise this option.

                               GRAPHIX ZONE, INC.

                          Notes to Financial Statements

                             June 30, 1995 and 1994



     A summary of the stock option activity under the 1991 Plan is as follows:

                                                 Number        Exercise
                                                   of         Price per
                                                 Shares         Share
                                                -------      ------------
         Outstanding at June 30, 1993           230,670      $ .01 -  .80
         Options granted                         48,000       2.50 - 3.25
         Options exercised                      (39,930)              .01
                                                -------      ------------
         Outstanding at June 30, 1994           238,740        .01 - 3.25
         Options granted                         85,000       3.63 - 5.13
         Options cancelled                      (94,920)       .08 - 5.13
                                                -------      ------------
         Outstanding at June 30, 1995           228,820      $ .01 - 5.00
                                                -------      ------------
                                                -------      ------------


     As of June 30, 1995, approximately 164,400 stock options under the 1991 Plan were exercisable at prices of $.01 to $5.00 per share.

     The Companys' 1994 Stock Option Plan (the "1994 Plan") has terms similar to the 1991 Plan. The 1994 Plan provides for the granting of either incentive stock options or non-qualified stock options ("NQOs") for up to 250,000 shares of common stock. The 1994 Plan also includes automatic annual grants of NQOs to purchase 5,000 shares of common stock to each non-employee director of the Company at an exercise price equal to the fair market value on the date of grant. These director NQOs vest and are exercisable at a rate of 25% for each quarter that a director remains on the Board during the upcoming year. During 1995, the two non-employee directors of the Company were also each granted stock options to purchase 50,000 shares of the Company's common stock at an exercise price of $3.38 per share (the fair market value of the Company's common stock on the date of grant).

     A summary of the stock option activity under the 1994 Plan is as follows:

                                                 Number        Exercise
                                                   of         Price per
                                                 Shares         Share
                                                -------      ------------
         Outstanding at June 30, 1994                --      $         --
         Options granted                        202,000       2.88 - 5.00
         Options cancelled                       (7,200)             4.00
                                                -------      ------------
         Outstanding at June 30, 1995           194,800      $2.88 - 5.00
                                                -------      ------------
                                                -------      ------------

     As of June 30, 1995, approximately 78,400 stock options under the 1994 Plan were exercisable at prices of $2.88 to $5.00 per share.

                               GRAPHIX ZONE, INC.

                          Notes to Financial Statements

                             June 30, 1995 and 1994



     NON-QUALIFIED STOCK OPTIONS

     In July 1994, the Company entered into an agreement for certain professional services in exchange for certain monetary consideration. In addition, the Company granted non-qualified options to purchase 250,000 shares of the Company's common stock at an exercise price of $3.43 per share (the fair market value of the Company's common stock on the date of grant). The options vest in various increments over a ten-year period subject to certain accelerating events. Pursuant to the agreement, the option holder shall be granted additional options ("New Options") to purchase shares of the Company's common stock in amounts so that the shares of common stock issuable under all options granted to the holder equals 5% of the Company's then issued and outstanding common stock. The New Options will have terms similar to the original options, except that the exercise price will approximate fair value on the date of grant of the New Options.

     During fiscal 1995, the Company granted various non-qualified stock options to purchase an aggregate of 106,679 shares of the Company's common stock at exercise prices ranging from $3.43 to $4.25 per share (the fair market value of the Company's common stock on the respective date of grant). Options for 56,679 shares were granted to certain related parties. The remainder were granted to consultants and other individuals providing assistance to the Company. The options vest at various times through their expiration in ten years from the date of grant subject to certain accelerating events.

     The Company's management determined that the fair value of the aforementioned non-qualified stock option grants was not material to the Company's financial position or results of operations.

     A summary of the stock option activity for all non-qualified options is as follows:

                                                 Number        Exercise
                                                   of         Price per
                                                 Shares         Share
                                                -------      ------------
         Outstanding at June 30, 1994                --      $         --
         Options granted                        356,679       3.43 - 4.25
                                                -------      ------------
         Outstanding at June 30, 1995           356,679       3.43 - 4.25
                                                -------      ------------
                                                -------      ------------

     As of June 30, 1995, approximately 86,700 stock options pursuant to non-qualified stock option grants were exercisable at prices of $3.43 to $3.50 per share.

                               GRAPHIX ZONE, INC.

                          Notes to Financial Statements

                             June 30, 1995 and 1994



(7)  INCOME TAXES

     The components of income tax expense (benefit) are as follows:


                                              1995       1994
                                            --------    ------
              Current:
                 Federal                    $   --          --
                 State                           800       800

              Deferred:
                 Federal                      (8,678)    6,387
                 State                        (2,306)    1,697
                                            --------    ------
                                            $(10,184)   (8,884)
                                            --------    ------
                                            --------    ------


     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of June 30, 1995 are as follows:


              Deferred tax assets:
                 Net operating loss carryforwards            $ 2,302,196
                 Reserves not currently deductible               196,354
                 Less valuation allowance                     (2,447,267)
                                                             -----------
                  Total deferred tax assets                  $    51,283
                                                             -----------
                                                             -----------
              Deferred tax liabilities:
                 Depreciation                                $    51,283
                                                             -----------
                                                             -----------

     The valuation allowance for deferred tax assets as of June 30, 1994 was $567,977. The net change in the total valuation allowance for the year ended June 30, 1995 was an increase of $1,879,290.

     Reconciliation of the Federal statutory rate to the Company's effective tax rate is as follows:


                                                                           1995       1994
                                                                          -----      -----
         Federal statutory rate                                           (34.0)%    (34.0)%
         State income taxes, net                                            (0.1)       1.6
         Net operating loss carryforward with no tax benefit recognized    33.9       34.0
                                                                          -----      -----
                                                                           (0.2)%      1.6 %
                                                                          -----      -----
                                                                          -----      -----

     As of June 30, 1995, the Company has a net operation loss carryforward for Federal income tax purposes of approximately $6,100,000 which is available to offset future Federal taxable income. This net operating loss carryforward, if not utilized, will expire in 2005 through 2010. The utilization of

                               GRAPHIX ZONE, INC.

                          Notes to Financial Statements

                             June 30, 1995 and 1994



     this net operating loss carryforward could be limited to restrictions imposed under Federal and state laws upon a change in ownership.

(8)  COMMITMENTS

     The Company leases its office and production facilities under noncancelable operating lease agreements. Future minimum lease payments under noncancelable operating leases are as follows:

                        Year ending
                          June 30
                          -------
                            1996                  $358,000
                            1997                   361,000
                                                  --------
                                                  $719,000
                                                  --------
                                                  --------

     Total rental expense, including month-to-month rentals, approximated $230,000 and $182,000 in 1995 and 1994, respectively.

     The Company has entered into agreements with major music production and entertainment companies to produce interactive music, educational and entertainment CD-ROM titles. These agreements obligate the Company to pay royalties, as specified in the agreements, based on the sales of the CD-ROMs.

(9)  SIGNIFICANT CUSTOMERS AND EXPORT SALES

     The Company had sales to four major customers which represented 18%, 15%, 14% and 12% of 1995 revenues, respectively. At June 30, 1995, accounts receivable included approximately $477,000 due from these major customers. The Company had sales to two major customers which represented 32% and 20% of 1994 revenues, respectively.

     Export sales, principally to Europe and Asia, were approximately 29% of net revenues in 1995. Export sales were insignificant in 1994.

(10) LIQUIDITY

     As of June 30, 1995, the Company had a net working capital deficiency of $1,509,379 and a net shareholders' deficiency of $961,417. In addition, the Company has incurred significant losses from operations during 1995 and 1994. However, subsequent to June 30, 1995, the Company received approximately $10,374,000 in private equity financing (See note 11). Management believes that cash from operations, supplemented by the proceeds of these private equity offerings, will be adequate to support the Company's working capital needs through the year ending June 30, 1996.

                               GRAPHIX ZONE, INC.

                          Notes to Financial Statements

                             June 30, 1995 and 1994



(11) SUBSEQUENT EVENTS

     EQUITY OFFERINGS

     On August 4, 1995, the Company sold 550,311 shares of restricted common stock at $5.63 per share to ten accredited investors in a private equity offering. The cash proceeds of this offering were $3,098,250.

     On September 20, 1995, the Company sold 47,619 shares of restricted common stock at $5.25 per share to two accredited investors in a private equity offering. The cash proceeds of this offering were $250,000.

     On September 27, 1995, the Company sold 100,000 shares of restricted common stock at $5.25 per share to one accredited investor in a private equity offering. The cash proceeds of this offering were $525,000.

     On February 2, 1996, the Company sold 1,449,378 shares of restricted common stock and warrants to purchase an aggregate of 483,135 shares of its common stock at $4.125 per share to 22 accredited investors in a private equity offering. The cash proceeds of this offering were $5,572,747, net of offering expenses. Of the net proceeds received from the sale of the Company's common stock, approximately $3,504,000 has been advanced to StarPress, Inc. to be used for its working capital and debt repayment of these advances, approximately $2,766,000 are secured by a second priority interest in all of StarPress' assets, bear interest at the applicable Federal rate as of the date of the advances and are payable on demand or in six months if no demand is made. StarPress is currently in default under the terms of its bank agreement. Accordingly, the bank has the right to immediately foreclose on all of the assets of StarPress. Management of StarPress is attempting to negotiate an extension of the agreement.

     On May 21, 1996, the Company sold 250,000 shares of restricted common stock at $4.125 per share to one accredited investor in a private equity offering. The cash proceeds of this offering were $928,125, net of offering expenses.

     AGREEMENT AND PLAN OF REORGANIZATION

     As of January 3, 1996, the Company entered into an Agreement and Plan of Reorganization with StarPress, Inc., a Colorado Corporation ("StarPress"), Pursuant to which each of the Company and StarPress will become wholly owned subsidiaries of a newly formed Delaware corporation ("New GZ").
     The consummation of the merger is subject to completion of numerous conditions, including without limitation, effectiveness of a Form S-4 Registration Statement with the Securities and Exchange Commission, obtaining a permit from the California Department of Corporations and other blue sky authorities, securing approval of the merger from the shareholders of both the Company and StarPress, and a limited number of shareholders exercising dissenting shareholder status.

                               GRAPHIX ZONE, INC.

                          Notes to Financial Statements

                             June 30, 1995 and 1994



     1995 STOCK OPTION PLAN

     On November 30, 1995, the shareholders of the Company approved the 1995 Stock Option Plan (the "1995 Plan"). Under the 1995 Plan, 175,000 shares of common stock are reserved for issuance to key employees and directors of the Company and employees of companies that do business with the Company. Terms of the 1995 Plan require that the exercise price of incentive options be not less than the fair market value on the date of grant.

     DISTRIBUTION AGREEMENT

     On March 13, 1996, the Company and StarPress entered into a distribution agreement (the "Agreement") with GT Interactive Software Corp. ("GT"). In connection with the execution of the Agreement, the Company issued to GT a warrant to purchase up to 800,000 shares of common stock for a per share exercise price equal to the lesser of $5.125 or the closing price of New GZ common stock on the 21st day after the consummation of the mergers. New GZ has agreed to assume the Company's obligations under the warrant, including an obligation to register shares of common stock underlying the warrant at the request of GT.

                               Graphix Zone, Inc.

                         Unaudited Financial Statements

                        NINE-MONTHS ENDED MARCH 31, 1996

                               GRAPHIX ZONE, INC.
                                 Balance Sheets
                                 March 31, 1996
                                   (Unaudited)

                                     ASSETS


                                                                            Pro forma
                                                                         --see Note 6
                                                                         ------------
Cash and cash equivalents                            $  1,473,490        $  2,401,615
Accounts receivable, net                                  864,898             864,898
Inventories                                               470,952             470,952
Prepaid expenses                                          164,254             164,254
Deferred income taxes                                      51,283              51,283
                                                     ------------        ------------

          Total current assets                          3,024,877           3,953,002

Property and equipment, net                               650,134             650,134
Due from StarPress                                      3,504,216           3,504,216
Other assets                                              169,999             169,999
                                                     ------------        ------------

                                                     $  7,349,226        $  8,277,351
                                                     ------------        ------------
                                                     ------------        ------------

                    LIABILITIES AND SHAREHOLDERS' EQUITY

Obligation under sponsor advance agreement           $     75,000        $     75,000
Current installments of obligations under
  capital leases                                          132,161             132,161
Accounts payable                                        1,306,860           1,306,860
Accrued royalties                                         478,279             478,279
Accrued liabilities                                       280,550             280,550
Deferred revenue                                          300,984             300,984
                                                     ------------        ------------

          Total current liabilities                     2,573,834           2,573,834

Accrued royalties - long-term                             116,985             116,985
Other liabilities                                          98,481              98,481
                                                     ------------        ------------

          Total liabilities                             2,789,300           2,789,300

Shareholders' equity:
     Preferred stock, no par value.  Authorized
      5,000,000 shares; no shares insured or
      outstanding
     Common stock, no par value.  Authorized
      10,000,000 shares; issued and outstanding
      5,186,743 shares (5,436,743 shares pro forma
      unaudited)                                       15,214,552          16,142,677
     Accumulated deficit                              (10,654,626)        (10,654,626)
                                                     ------------        ------------

          Net shareholders' equity                      4,559,926           5,488,051
                                                     ------------        ------------

                                                     $  7,349,226        $  8,277,351
                                                     ------------        ------------
                                                     ------------        ------------


See accompanying notes to financial statements.

                                 GRAPHIX ZONE, INC.
                              Statements of Operations
                                    (Unaudited)


                                                                Nine-month periods
                                                                  ended March 31,
                                                                ------------------

                                                             1996                1995
                                                             ----                ----
                                                                        (As Restated-
                                                                           see note 3)

Revenues:
     CD-ROM sales                                    $  1,426,245        $  1,880,083
     Services                                             202,564             866,364
                                                     ------------        ------------

          Total revenues                                1,628,809           2,746,447
                                                     ------------        ------------

Cost of revenues:
     CD-ROM sales                                       1,291,199           1,575,366
     Services                                             204,666             965,534
                                                     ------------        ------------

          Total cost of revenues                        1,495,865           2,540,900
                                                     ------------        ------------

          Gross margin                                    132,944             205,547
                                                     ------------        ------------

Operating expenses:
     Research and development                           1,663,546              --
     Selling, general and administrative                2,802,049           2,264,331
                                                     ------------        ------------

          Total operating expenses                      4,465,595           2,264,331
                                                     ------------        ------------

          Operating loss                               (4,332,651)         (2,058,784)

Interest income, net                                       12,987              15,455
                                                     ------------        ------------

          Loss before income taxes                     (4,319,664)         (2,043,329)

Provision for income taxes                                    800              --
                                                     ------------        ------------

          Net loss                                   $ (4,320,464)       $ (2,043,329)
                                                     ------------        ------------
                                                     ------------        ------------

Loss per share of common stock                       $      (1.11)       $       (.80)
                                                     ------------        ------------
                                                     ------------        ------------

Weighted average common shares                          3,886,908           2,539,999
                                                     ------------        ------------
                                                     ------------        ------------


See accompanying notes to financial statements.

                                 GRAPHIX ZONE, INC.
                              Statements of Cash Flow
                                    (Unaudited)


                                                                Nine-month periods
                                                                  ended March 31,
                                                                ------------------

                                                             1996                1995
                                                             ----                ----
                                                                        (As Restated-
                                                                           see note 3)

Cash flows from operating activities:
     Net loss                                        $ (4,320,464)       $ (2,043,329)
     Adjustments to reconcile net loss to net
      cash used in operating activities:
          Depreciation and amortization                   645,556             605,312
          Stock option compensation expense                    --             332,000
          Write-down of software development costs        237,600                  --
          Provision for sales returns, allowances
           and doubtful accounts                          708,168              10,000
          Increase in accounts receivable                (859,186)           (547,104)
          Increase in inventories                        (418,862)            (16,954)
          Increase in prepaid expenses                    (64,288)           (225,000)
          Increase in other current assets                     --              (4,919)
          Decrease (increase) in other assets               6,500             (29,412)
          Increase in accounts payable                    798,638             201,361
          Increase (decrease) in accrued royalties       (573,359)            443,778
          Increase in accrued liabilities                  17,016              95,108
          Increase (decrease) in deferred revenue          78,000             (78,787)
          Increase (decrease) in other liabilities         22,094             (21,175)
                                                     ------------        ------------

               Net cash used in operating
                activities                             (3,722,587)         (1,279,121)

Cash flows from investing activities:
     Proceeds from short-term investments                      --           1,466,435
     Advances to StarPress                             (3,504,216)                 --
     Purchases of property and equipment                 (346,128)           (210,628)
     Software development costs                          (535,740)           (818,440)
                                                     ------------        ------------

               Net cash provided by (used in)
                investing activities                   (4,386,084)            437,367
                                                     ------------        ------------

Cash flows from financing activities:
     Principal payments on short-term borrowings         (500,000)                 --
     Principal payments on capital lease obligations     (127,836)                 --
     Repayment of sponsor advances                       (150,000)            (75,000)
     Proceeds from common stock issuance                9,841,807             450,000
                                                     ------------        ------------

               Net cash provided by (used in)
                financing activities                    9,063,971             375,000
                                                     ------------        ------------
Net increase (decrease) in cash and cash
 equivalents                                              955,300            (466,754)
Cash and cash equivalents at beginning
 of period                                                518,190             775,422
                                                     ------------        ------------
Cash and cash equivalents at end of period           $  1,473,490        $    308,668
                                                     ------------        ------------
                                                     ------------        ------------

Supplemental disclosures of cash flow
 information:
     Cash paid during the period for interest        $     22,366        $     19,397
     Cash paid during the period for income taxes    $        800        $         --


See accompanying notes to financial statements.

                               GRAPHIX ZONE, INC.
                          Notes to Financial Statements
                                   (Unaudited)



(1)  BACKGROUND AND ORGANIZATION

     Graphix Zone, Inc. (the "Company") is a California corporation and was incorporated in August 1989. The Company is engaged in the development and marketing of interactive CD-ROM products and multimedia services for the personal computer industry.

(2)  BASIS OF PRESENTATION

     The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with the Company's financial statements for the year ended June 30, 1995 included in the Company's Annual Report on Form 10-KSB filed with the Commission. The financial information presented reflects all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Results for the nine month periods ended March 31, 1996 and 1995 are not necessarily indicative of results which may be expected for the full year.

(3)  RESTATEMENT OF FISCAL 1995 INTERIM FINANCIAL STATEMENTS

     In the fourth quarter of fiscal 1995, the Company recorded a compensation charge of $332,000 relating to an August 1994 extension of a stock option held by an executive officer who left the Company. The accompanying financial statements for the nine-month period ended March 31, 1995 have been restated to reflect this compensation charge which was not originally reflected in such statements.

(4)  MERGER/DUE FROM STARPRESS

     As of January 3, 1996, the Company entered into an Agreement and Plan of Reorganization with StarPress, Inc., a Colorado corporation ("StarPress"), pursuant to which each of the Company and StarPress will become wholly owned subsidiaries of a newly formed Delaware corporation named Graphix Zone, Inc. ("New GZ"). The consummation of the merger is subject to completion of numerous conditions, including without limitation, effectiveness of a Form S-4 Registration Statement with the Securities and Exchange Commission, obtaining a permit from the California Department of Corporations and other blue sky authorities, securing approval of the merger from the shareholders of both the Company and StarPress, and a limited number of shareholders exercising dissenting shareholder status.

     On February 2, 1996, the Company sold units consisting of an aggregate of 1,449,378 shares of its Common Stock and warrants to purchase an aggregate of 483,135 shares of its Common Stock (at $4.125 per share) to twenty-two
     (22) accredited investors for a total consideration of $5,978,645 ($4.125 per unit). Offering expenses related to the private placement of $405,898 were netted against the total proceeds. As of March 31, 1996, approximately $3,504,000 of the net proceeds has been advanced to or expended on behalf of StarPress as working capital and debt repayment. Of these advances, $2,765,600 are secured by a second priority security interest in all of StarPress' assets, bear interest at the applicable Federal rate as of the date of the advances and are payable on demand or in six months if no demand is made. The remaining amounts have been advanced on similar terms except they are unsecured. Beginning in February, 1996 the Company and StarPress began centralizing operations at the Company's facilities and the Company incurred certain costs on behalf of StarPress. In addition to the secured advances discussed above, the Company has recorded a receivable due from StarPress of approximately $738,100, related to these costs. Included in the receivable is an allocation to StarPress of selling, marketing and administrative costs based upon either a percentage of the combined entity's sales for the fiscal quarter or an estimate of use of personnel and resources. The secured advances and receivable of approximately $2,765,600 and $738,100, respectively, are recorded as Due from affiliate on the accompanying March 31, 1996 balance sheet.

(5)  DISTRIBUTION AGREEMENT

     On March 13, 1996, the Company and StarPress entered into a distribution agreement (the "Agreement") with GT Interactive Software Corp. ("GT"). In connection with the execution of the Agreement, the Company issued to GT a warrant to purchase up to 800,000 shares of common stock for a per share exercise price equal to the lesser of $5.125 or the closing price of New GZ common stock on the 21st day after the consummation of the mergers. New GZ has agreed to assume the Company's obligations under the warrant, including an obligation to register shares of common stock underlying the warrant at the request of GT.

(6)  SUBSEQUENT EVENT

     On May 21, 1996, the Company sold 250,000 shares of its common stock for a total consideration of $1,031,250. The net proceeds from the private placement were $928,125, after offering expenses of $103,250. The pro forma March 31, 1996 balance sheet information has been presented to reflect the Company's financial position, assuming that the aforementioned private equity offering occurred on March 31, 1996.

                                                                      APPENDIX C











                                   StarPress, Inc.

                    (formerly Great Bear Technology Incorporated)


                          Consolidated Financial Statements


                          YEARS ENDED JUNE 30, 1995 AND 1994
                         WITH REPORT OF INDEPENDENT AUDITORS

                NINE-MONTHS ENDED MARCH 31, 1996 AND 1995 (UNAUDITED)

                                   StarPress, Inc.
                    (formerly Great Bear Technology Incorporated)

                          Consolidated Financial Statements

                                       CONTENTS


YEARS ENDED JUNE 30, 1995 AND 1994

    Audited Financial Statements . . . . . . . . . . . . . . . . . . .   C-3

    Report of Independent Auditors . . . . . . . . . . . . . . . . . .   C-4

    Consolidated Balance Sheets. . . . . . . . . . . . . . . . . . . .   C-5

    Consolidated Statements of Operations. . . . . . . . . . . . . . .   C-6

    Consolidated Statements of Stockholders' Equity. . . . . . . . . .   C-7

    Consolidated Statements of Cash Flows. . . . . . . . . . . . . . .   C-8

    Notes to Consolidated Financial Statements . . . . . . . . . . . .  C-10

NINE-MONTHS ENDED MARCH 31, 1996 AND 1995 (UNAUDITED)

    Unaudited Financial Statements . . . . . . . . . . . . . . . . . .  C-25

    Condensed Consolidated Balance Sheets. . . . . . . . . . . . . . .  C-26

    Condensed Consolidated Statements of Operations. . . . . . . . . .  C-27

    Condensed Consolidated Statements of Stockholders' Equity (Deficit) C-28

    Condensed Consolidated Statements of Cash Flows. . . . . . . . . .  C-29

    Notes to Condensed Consolidated Financial Statements . . . . . . .  C-30

                                   StarPress, Inc.

                             Audited Financial Statements

                          YEARS ENDED JUNE 30, 1995 AND 1994

[ERNST & YOUNG LLP-LETTERHEAD]



                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Great Bear Technology Incorporated

We have audited the accompanying consolidated balance sheets of Great Bear Technology Incorporated as of June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Great Bear Technology Incorporated at June 30, 1995 and 1994, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that Great Bear Technology Incorporated will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company has incurred operating losses since its inception. This condition raises substantial doubt about its ability to continue as a going concern. In addition, the Company has recorded capitalized product development costs and intangible assets in its consolidated balance sheet at June 30, 1995. The Company must generate substantial revenue and net income in future periods to realize the carrying value of these assets. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.



                                                           /s/ ERNST & YOUNG LLP


Walnut Creek, California
August 18, 1995, except for Note 12
as to which the date is March 21, 1996

                       Great Bear Technology Incorporated

                           Consolidated Balance Sheets


                                                                                 JUNE 30,
                                                                          1995                1994
                                                                    --------------------------------

ASSETS
Current assets:
   Cash and cash equivalents                                        $  1,919,102        $    900,798
   Accounts receivable, net of allowance for doubtful
      accounts of $177,183 in 1995 and $59,238 in 1994                   295,323              52,441
   Inventories                                                           208,789              69,204
   Prepaid expenses and other current assets                             131,341              86,719
                                                                    ------------        ------------
Total current assets                                                   2,554,555           1,109,162
Furniture and equipment, at cost                                         910,037             392,418
Less accumulated depreciation                                           (203,207)            (50,178)
                                                                    ------------        ------------
                                                                         706,830             342,240
Product development costs, net of accumulated amortization
   of $423,758 in 1995 and $18,144 in 1994                               238,266             848,606
Intangible assets                                                        271,686             959,706
Restricted cash                                                                -             592,700
                                                                    ------------        ------------
Total assets                                                        $  3,771,337        $  3,852,414
                                                                    ------------        ------------
                                                                    ------------        ------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                 $    996,131        $    299,717
   Accrued liabilities                                                 1,572,943             453,743
   Convertible debentures                                                185,585                   -
   Deferred revenue                                                       77,270              60,000
                                                                    ------------        ------------
Total current liabilities                                              2,831,929             813,460

Commitments (NOTE 4)                                                           -                   -

Stockholders' equity:
   Preferred stock, no par value; 10,000,000 shares authorized,
      no shares issued or outstanding                                          -                   -
   Common stock, no par value; 100,000,000 shares
      authorized, 29,468,157 and 9,143,200 shares issued and
      outstanding at June 30, 1995 and 1994, respectively             15,561,790           6,744,939
   Accumulated deficit                                               (14,622,382)         (3,705,985)
                                                                    ------------        ------------
Total stockholders' equity                                               939,408           3,038,954
                                                                    ------------        ------------
Total liabilities and stockholders' equity                          $  3,771,337        $  3,852,414
                                                                    ------------        ------------
                                                                    ------------        ------------


SEE ACCOMPANYING NOTES.

                       Great Bear Technology Incorporated

                      Consolidated Statements of Operations

                                                                            YEAR ENDED JUNE 30,
                                                                          1995                1994
                                                                    --------------------------------

Net revenues                                                        $  2,171,334        $    243,898
Cost of revenues                                                       1,838,699             166,861
                                                                    ------------        ------------
Gross profit                                                             332,635              77,037
Operating expenses:
   Research and development                                            2,032,059             663,983
   Sales and marketing                                                 2,498,488             839,111
   General and administrative                                          3,139,507           1,317,070
   Acquired in-process technology related to the
      acquisition of StarPress Multimedia, Inc.                        2,810,000                   -
                                                                    ------------        ------------
Total operating expenses                                              10,480,054           2,820,164
                                                                    ------------        ------------
Operating loss                                                       (10,147,419)         (2,743,127)

Interest expense                                                        (783,507)            (53,367)
Other income, net                                                         14,529              23,343
                                                                    ------------        ------------
Net loss                                                            $(10,916,397)       $ (2,773,151)
                                                                    ------------        ------------
                                                                    ------------        ------------
Net loss per share                                                 $       (1.14)         $     (.46)
                                                                    ------------        ------------
                                                                    ------------        ------------
Weighted average common shares outstanding                             9,591,488           6,005,156
                                                                    ------------        ------------
                                                                    ------------        ------------


SEE ACCOMPANYING NOTES.

                        Great Bear Technology Incorporated

                  Consolidated Statements of Stockholders' Equity

                        Years ended June 30, 1995 and 1994

                                                  COMMON STOCK                              TOTAL
                                            ------------------------   ACCUMULATED       STOCKHOLDERS'
                                              SHARES       AMOUNT        DEFICIT       EQUITY (DEFICIT)
                                            ----------   -----------   ------------    ----------------
Balances at July 1, 1993                     3,478,115   $   341,551   $   (932,834)   $  (591,283)
   Issuance of common stock for
      acquisition of Logatronix, Inc.        1,045,000       (12,412)            --        (12,412)
   Issuance of common stock in
      connection with private placement,
      net                                    3,434,668     4,205,714             --       4,205,714
   Conversion of private placement bridge
      notes                                    516,667       775,000             --         775,000
   Compensation expense related to
      issuance of stock options and
      warrants                                      --       181,180             --         181,180
   Issuance of common stock for
      acquisition of MicroBase, Inc.           668,750     1,253,906             --     (1,253,906)
   Net loss                                         --            --     (2,773,151)    (2,773,151)
                                            ----------   -----------   ------------    ------------
Balances at June 30, 1994                    9,143,200     6,744,939     (3,705,985)      3,038,954
   Issuance of common stock for
      acquisition of StarPress Multimedia,
      Inc.                                  13,197,458     1,649,682             --       1,649,682
   Issuance of common stock in
      connection with private placement,
      net of issuance cost of $168,550       2,600,001     3,081,451             --       3,081,451
   Detachable warrants issued in
      connection with convertible
      debentures and bridge loans                   --     1,059,796             --       1,059,796
   Conversion of convertible debentures      2,176,000     2,200,278             --       2,200,278
   Exercise of warrants                      2,057,498        20,575             --          20,575
   Issuance of common stock for services       294,000       158,500             --         158,500
   Compensation expense related to
      issuance of stock options                     --       720,351             --         720,351
   Notes receivable for purchase of
      common stock from stockholders                --       (73,782)            --         (73,782)

   Net loss                                         --            --    (10,916,397)    (10,916,397)
                                            ----------   -----------   ------------    ------------
Balances at June 30, 1995                   29,468,157   $15,561,790   $(14,622,382)   $    939,408
                                            ----------   -----------   ------------    ------------
                                            ----------   -----------   ------------    ------------

SEE ACCOMPANYING NOTES.

                      Great Bear Technology Incorporated

                    Consolidated Statements of Cash Flows


                                                                                              YEAR ENDED JUNE 30,
                                                                                              1995          1994
                                                                                         ------------    -----------
OPERATING ACTIVITIES
Net loss                                                                                 $(10,916,397)   $(2,773,151)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                               95,067         95,223
   Amortization and write-off of intangible assets                                          1,680,046             --
   Acquired in-process technology related to the acquisition of StarPress Multimedia,
    Inc.                                                                                    2,810,000             --
   Amortization of discount on convertible debentures                                         579,122             --
   Compensation expense related to issuance of stock, stock options and stock warrants        853,851        181,180
   Changes in operating assets and liabilities:
      Accounts receivable                                                                    (221,476)         7,132
      Inventories                                                                              (4,447)       (39,220)
      Prepaid expenses and other assets                                                        71,981        (48,764)
      Accounts payable                                                                       (593,782)        52,400
      Accrued liabilities                                                                     594,842        136,701
      Deferred revenue                                                                         17,270         60,000
                                                                                         ------------    -----------
Net cash used in operating activities                                                      (5,033,923)    (2,328,499)

INVESTING ACTIVITIES
Purchase of furniture and equipment                                                          (226,727)      (270,772)
Capitalized product development costs                                                              --       (427,723)
Other assets                                                                                   54,691        (26,695)
Costs of acquisition of StarPress Multimedia, Inc.                                           (337,000)            --
                                                                                         ------------    -----------
Net cash used in investing activities                                                        (509,036)      (725,190)

FINANCING ACTIVITIES
Proceeds from issuance of common stock pursuant to private placement, net                   3,081,451      3,613,014
Proceeds from convertible notes payable                                                     2,766,537        975,000
Release of restricted cash from escrow                                                        592,700             --
Proceeds from notes payable to related parties                                                300,000        147,000
Payments on notes payable to related parties                                                 (222,000)      (602,500)
Proceeds from bridge loans                                                                    265,000             --
Payments on bridge loans                                                                     (243,000)            --
Cash proceeds from exercise of warrants                                                        20,575             --
Payments on convertible notes payable                                                              --       (200,000)
                                                                                         ------------    -----------
Net cash provided by financing activities                                                   6,561,263      3,932,514
                                                                                         ------------    -----------
Net increase in cash                                                                        1,018,304        878,825
Cash and cash equivalents at beginning of year                                                900,798         21,973
                                                                                         ------------    -----------
Cash and cash equivalents at end of year                                                 $  1,919,102    $   900,798
                                                                                         ------------    -----------
                                                                                         ------------    -----------

Supplemental disclosures:

   Issuance of shares of common stock in connection with acquisitions                    $  1,674,682    $ 1,253,906
                                                                                         ------------    -----------
                                                                                         ------------    -----------

   Conversion of convertible debentures and bridge loans to common stock                 $  2,200,278    $   775,000
                                                                                         ------------    -----------
                                                                                         ------------    -----------

   Proceeds from issuance of common stock held in escrow as restricted cash              $         --    $   592,700
                                                                                         ------------    -----------
                                                                                         ------------    -----------

   Cash paid for interest                                                                $    140,251    $    64,073
                                                                                         ------------    -----------
                                                                                         ------------    -----------


SEE ACCOMPANYING NOTES.

                       Great Bear Technology Incorporated

                   Notes to Consolidated Financial Statements

                             June 30, 1995 and 1994



1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Great Bear Technology Incorporated ("the Company"), a Colorado corporation, is an interactive multimedia content developer and publisher concentrating its efforts in CD-ROM and on-line base products emphasizing health, productivity, education and travel for the home, school and small office markets.

On October 4, 1993, the Company issued 320,000 shares of its common stock in exchange for all the issued and outstanding common stock of HealthSoft, Inc. ("HealthSoft"), an entity in which certain directors of the Company had an ownership interest. HealthSoft publishes, licenses and markets health and lifestyle related interactive electronic publishing software under the name of HealthSoft. In addition, as part of the Company's acquisition of HealthSoft, the Company assumed a $320,000 note payable to one of the former shareholders of HealthSoft (see Note 2). The acquisition was not considered a business combination due to common control of ownership. Thus, the liabilities and assets of HealthSoft were recorded at historical cost and the operations have been presented in a manner similar to that in pooling-of-interests accounting. Accordingly, the operations of HealthSoft have been consolidated with the Company's operations for all periods presented.

On October 25, 1993, the Company acquired all the issued and outstanding stock of Great Bear Technology Bulgaria, Ltd. ("GB-Bulgaria") (formerly known as Logatronix, Ltd.), a Bulgarian limited liability company, in exchange for 1,045,000 shares of the Company's common stock. The acquisition was not considered a business combination due to common control of ownership. Thus, the liabilities and assets of GB-Bulgaria were recorded at historical cost and the acquisition was accounted for in a manner similar to that in pooling-of-interests accounting. However, due to the immateriality of GB-Bulgaria, the Company's financial statements were not retroactively restated to reflect this acquisition. Accordingly, the results of operations of GB-Bulgaria have been consolidated with those of the Company for periods subsequent to October 25, 1993.

On May 31, 1994, the Company acquired Micro-Base, Inc. ("GB-AZ") in exchange for 613,000 shares of common stock and options to purchase 75,000 shares of the Company's common stock. In addition, the Company issued 55,750 shares of common stock in lieu of fees to various brokers. The acquisition was accounted for as a purchase. The results of operations of GB-AZ have been consolidated with those of the Company for periods subsequent to May 31, 1994.

                       Great Bear Technology Incorporated

1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

THE COMPANY (CONTINUED)

In June 1995, the Company acquired StarPress Multimedia, Inc. ("StarPress") in exchange for 13,197,458 shares of common stock. In addition, the Company issued 200,000 shares of common stock and options to purchase 234,000 shares of its common stock as partial compensation for investment banking services. The acquisition was accounted for as a purchase (Note 6). The results of operations of StarPress have been consolidated with those of the Company for the periods subsequent to June 23, 1995.

BASIS OF PRESENTATION

The Company has incurred significant losses since inception. The Company intends to seek to finance its operations with a combination of additional stockholders' equity and, in the long term, revenues from product sales. The Company's ability to continue as a going concern is dependent upon it successfully raising equity capital and, ultimately, upon achieving profitable operations. To obtain profitable operations, the Company intends to increase its sales volume through development of new products and through acquisition of currently existing products. There can be no assurance that the Company will obtain additional funding, increase its sales volume, or ultimately attain profitable operations. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its 100% owned subsidiaries. All intercompany accounts and transactions are eliminated in consolidation.

                        Great Bear Technology Incorporated

1.  THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company recognizes revenue from product sales upon shipment provided that collection of the related receivable is deemed probable, net of appropriate allowance for returns. The Company has established a program which, under specified conditions, enables distributors to return products to the Company. The amount of potential product returns is estimated and provided for in the period in which the related revenue is recognized.

The Company's revenue recognition policy is an accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position 91-1, "Software Revenue Recognition."

CREDIT RISK

The Company sells its products to customers primarily in North America. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company estimates potential bad debts on outstanding receivables and establishes an allowance for doubtful accounts in the period of sale.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include bank demand deposits and money market funds with a maturity date of three months or less when purchased. These investments are highly liquid and are subject to minimal interest rate risk. The Company has not experienced losses related to these investments. The investments are recorded at cost which approximates fair value.

INVENTORIES

Inventories consisting primarily of diskettes, CD-ROMs, manuals, and related packaging materials are recorded at the lower of cost, determined on the first-in, first-out basis (FIFO), or market. The Company provides an allowance for slow-moving or obsolete inventories based on evaluation of the supply of inventory on hand as compared to existing customer purchase orders and an analysis of recent and expected sales trends with respect to a particular product.

FURNITURE AND EQUIPMENT

Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to seven years.

                        Great Bear Technology Incorporated

1.  THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS

It is the Company's policy to account for goodwill and other intangible assets at the lower of amortized cost or fair value. Management reviews the valuation and amortization of the intangible assets periodically. As part of its review, management estimates the fair value of the Company's intangible assets, taking into consideration any events and circumstances which might have diminished the value of such assets.

PRODUCT DEVELOPMENT COSTS

The Company capitalizes certain software development costs incurred after technological feasibility is attained.

Amortization of product development costs is provided for when the product is available for general release to customers over the greater of the remaining estimated economic life of the product or the ratio that current gross revenues for a product bear to the total current and anticipated revenues for that product. Product development costs are generally being amortized over a three-year period. The Company performs a net realizability evaluation of its capitalized software costs based be on an analysis of past and anticipated revenues for each individual product. See Note 9 for write-offs of capitalized software.

ROYALTIES EXPENSE

Royalties expense is recognized based upon actual net product sales or software license revenue in accordance with the terms of the related royalty agreements. Currently, royalty advances are expensed as incurred due to the lack of available evidence that such advances can be realized from future earned royalties. Royalty costs related to products which are fully developed and available for sale are included in cost of revenues. Advanced royalty costs related to products in development are included in research and development expense.

PER SHARE INFORMATION

Per share information is based on the weighted average number of common shares outstanding for the period, adjusted for the effects of the acquisitions of HealthSoft, Inc. and Logatronix Ltd. Shares issuable upon the exercise of stock options and warrants are not included in the per share information since their inclusion would be antidilutive.

                       Great Bear Technology Incorporated

1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATION

Certain 1994 balances have been reclassified to conform to the 1995 presentation.

2. RELATED PARTY TRANSACTIONS

Certain officers and major shareholders of the Company are affiliated with companies which provide various shipping, warehousing, consulting, legal and accounting services to the Company. The cost of these services was $47,975 and $376,090 for the years ended June 30, 1995 and 1994, respectively. Liabilities to these related parties totaled $0 and $26,523 at June 30, 1995 and 1994, respectively.

In March 1994, the Company entered into a financial advisory agreement with Maroon Bells Capital Partners, Inc. "MBC"), whereby MBC agreed to provide certain financial advisory services to the Company for a period of six months, for up to $10,000 per month, plus commissions in the event that MBC introduced transactions or acquisitions to the Company. A former director and shareholder of the Company is a partner in MBC. The Company recorded expenses to MBC of $60,000 for the year ended June 30, 1994, of which $10,000 was owed to MBC at June 30, 1994.

In July 1993, the Company borrowed $50,000 from a shareholder of the Company in the form of a promissory note providing for 12% interest. In September 1993, the Company borrowed $92,000 from an officer of the Company in the form of a promissory note providing for 12% interest, and the Company granted warrants relating to the promissory note to purchase 50,000 shares at $1.15 per share. Such warrants were on the same terms as the Bridge Notes (see Note
5). All of these notes and the related accrued interest were paid in full in January 1994 (see Note 3).

                       Great Bear Technology Incorporated

3. STOCKHOLDERS' EQUITY

COMMON STOCK AND COMMON STOCK WARRANTS

Between December 29, 1993 and February 15, 1994, the Company sold 39.51 units at a purchase price of $150,000 per unit in a private placement. Each unit consisted of 100,000 shares of common stock and 30,000 warrants to purchase common stock at an exercise price of $2.50 per share. None of the proceeds was allocated to these warrants as their value was not considered significant. Of the proceeds of $5,927,000, $775,000 related to the conversion of Bridge
Notes (see Note 5), $946,286 was used to pay expenses of the offering, $592,700 was held in escrow pending registration of the stock, which was released from escrow in fiscal year 1995, and $3,613,014 was received by the Company in cash. Immediately following the closing of the private placement, $200,000 was used to pay down the remaining Bridge Note holders (see Note 5).

A total of 1,303,940 warrants (including the agent's unit purchase option of 118,540) was issued in connection with the fiscal year 1994 private placement. Each warrant issued in connection with the private placement entitles the holder thereof to purchase one share of common stock at an exercise price of $2.50 per share and expires on December 29, 1999. The number of shares and exercise price are subject to adjustment upon the occurrence of specified events. These warrants are redeemable by the Company, at any time upon 30 days written notice, at a price of $3.25 per warrant, provided that the average closing price or average closing bid price of the common stock as reported by the principal exchange on which the common stock is traded for 30 consecutive trading days ending within 10 days prior to the date on which the notice of redemption is given exceeds $3.25, and provided further that the warrant stock underlying the warrants may be publicly sold without restriction under the Securities and Exchange Acts at the time notice of redemption is given.

As compensation to the Company's investment banker in connection with the private placement in fiscal year 1994, the Company issued a five-year option to purchase 3.95 units at $150,000 per unit. Each unit consists of options to purchase 100,000 shares of common stock and warrants to purchase 30,000 shares of common stock (total of 395,130 shares under options and 118,540 shares under warrants). The units are identical to the units sold in the private placement, except that these warrants are not redeemable by the Company.

In connection with the Bridge Notes issued in fiscal year 1994 (see Note 5), the Company issued warrants to purchase 487,500 shares of the Company's common stock at an exercise price of $1.15 per share which expire on July 20, 1997. These warrants do not entitle holders to any rights of a shareholder of the Company, and are redeemable by the Company at $.10 per warrant under certain circumstances.

                       Great Bear Technology Incorporated

3. STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK AND COMMON STOCK WARRANTS (CONTINUED)

In addition, the Company has warrants outstanding with a shareholder (see Note
2) to purchase 50,000 shares of common stock. These warrants have the same terms as the bridge warrants discussed above.

CONVERTIBLE SUBORDINATED DEBENTURES

During March 1995, the Company raised net proceeds of $2,766,537 (net of offering costs of $165,963) through the issuance of convertible subordinated debentures with detachable common stock warrants (the "Debentures"). The net proceeds of the offering were allocated between the Debentures and the Warrants ($1,806,741 and $959,796, respectively) based on their relative fair values. The Debentures mature on August 31, 1995, but could be extended until February 28, 1996 by the Company. The Debentures bear interest at a rate of 9% per annum and are convertible at a price of $1.25 per share under certain circumstances. The Debentures are secured by a security interest in all of the assets of the Company. Each Debenture holder was issued a warrant to purchase shares of the Company's common stock at a purchase price of $.01 per share. Warrants to purchase a total of 2,247,468 shares were issued in connection with the Debentures.

As of June 30, 1995, Debentures with a carrying balance of $2,200,278 had been converted into 2,176,000 shares of common stock. On July 31, 1995, the remaining Debentures were converted into common stock.

As of June 30, 1995, warrants to purchase a total of 2,057,498 shares (issued in connection with the Bridge Loans, as described below, and the Debentures) had been exercised at a price of $.01 per share. The remaining warrants were exercised on July 31, 1995 at an exercise price of $.01 per share.

BRIDGE LOANS

During fiscal year 1995, the Company borrowed $300,000 from certain officers and shareholders of the Company and $265,000 from outside investors. In consideration for such loans, the Company paid interest at a rate of 9% per annum and issued warrants to purchase 171,376 shares of common stock (valued at $100,000) with the same terms and conditions as the warrants issued in the Debentures offering. All of the above loans have been repaid with proceeds from the Debentures offering and all of the warrants have been exercised as described above.

                       Great Bear Technology Incorporated

3. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS

In July 1993, the Board of Directors approved a Stock Option Plan (the "Plan") which authorizes up to 500,000 common shares for the granting of options to employees and consultants and up to 500,000 additional common shares for the granting of options to directors. The Plan is administered by the Compensation Committee, which was appointed by the Board of Directors. All options granted will be either Incentive Stock Options ("ISOs") or Non Qualified Options ("NQOs"). The exercise price of the NQOs will be no less than 85% of fair market value of the common stock at the date of the grant. The exercise price of the ISOs will be 100% of the fair market value of the common stock unless the optionee holds more than 10% of the common stock at which time the exercise price will be 110% of the fair market value at the time of the grant. The option period shall be determined by the Committee with respect to each option granted. In no event, however, may the option period exceed ten years from the date on which the option is granted, or five years in the case of a grant of an ISO to an optionee who is a 10% shareholder. However, no option shall be exercisable before six months after the date of grant of such option.

As part of the Plan, each June 30, commencing June 30, 1994, each director of the Company was to be automatically granted an NQO to purchase 25,000 shares of the Company's common stock. On June 30, 1994, an aggregate of 150,000 options were granted, pursuant to the Plan, to directors of the Company. These options were granted at an exercise price of $1.375 per share (fair market value at the date of grant), vested immediately and have a term of five years. In June 1995, the Plan was amended to eliminate the automatic grants to the directors.

Certain directors, officers and consultants of the Company were awarded options outside the Plan to purchase 829,000 and 602,575 shares of the common stock during the years ended June 30, 1995 and 1994, respectively. These options vested immediately upon grant at exercise prices ranging from $.001 to $1.25 per share. Compensation expense of $720,351 and $181,180 related to the issuance of these stock options was recorded for the years ended June 30, 1995 and 1994, respectively.

Options to purchase an aggregate of 317,827 and 238,000 shares of the Company's common stock were issued during the years ended June 30, 1995 and 1994, respectively, at exercise prices ranging from $.05 to $1.875 per share, to certain employees and consultants. Options granted to such persons generally begin to vest one year from the date of grant and are contingent on continued employment with the Company at that time, and vest ratably over a three-year period.

                       Great Bear Technology Incorporated

3. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS (CONTINUED)

In connection with the acquisition of GB-AZ on May 31, 1994, options to purchase an aggregate of 75,000 shares of the Company's common stock were issued at an exercise price of $1.875 per share to certain key employees of GB-AZ. Options granted to such persons vest ratably over a three-year period.

The following table summarizes all warrant and option activity (including those described previously):


                                                   WARRANTS                      OPTIONS
                                          -----------------------        ----------------------
                                          WARRANTS          PRICE        OPTIONS          PRICE
                                          --------          -----        -------          -----

Outstanding at June 30, 1993                     -          -            250,000   $1.50
   Granted                               1,841,439     $1.15-2.50      1,460,705     .05-1.875
   Exercised                                     -          -              -              -
   Canceled                                      -          -            (10,000)    .50
                                        ----------                    ----------
Outstanding at June 30, 1994             1,841,439      1.15-2.50      1,700,705     .05-1.875
   Granted                               2,998,844       .01-1.50      1,146,827     .001-1.25
   Exercised                            (2,057,498)      .01             (10,000)    .25
   Assumed from StarPress                  496,669       .926          1,905,181     .04-11
   Canceled                                      -          -           (110,722)    .25-1.875
                                        ----------                    ----------
Outstanding at June 30, 1995             3,279,454       .01-2.50      4,631,991     .001-1.875
                                        ----------                    ----------
                                        ----------                    ----------


At June 30, 1995, options to purchase 2,953,936 shares of common stock were exercisable.

                       Great Bear Technology Incorporated

4. COMMITMENTS

LEASES

Future minimum payments under the Company's noncancellable operating lease agreements in excess of one year are as follows:

Year ending June 30:

     1996                          $131,223
     1997                             9,558
                                   --------
                                   $140,781
                                   --------
                                   --------

Rent expense for the years ended June 30, 1995 and 1994 was $231,566 and $86,991, respectively.

The Company has entered into certain license and development contracts which require the Company to make minimum royalty payments. As of June 30, 1995, future minimum royalty payments were approximately $750,000, of which $225,000 are payable in fiscal 1996.

The Company is currently subject to certain claims and lawsuits arising in the ordinary course of its business. In the opinion of management, the impact of such claims and lawsuits on the financial condition of the Company has been properly recorded for the year ended June 30, 1995.

5. NOTES PAYABLE

In July, September, October and November 1993, the Company sold an aggregate of 19 1/2 units (the "Bridge Units"), each consisting of: (1) a one-year promissory note having an aggregate original principal amount of $50,000 bearing interest at a rate of 12% per annum ("Bridge Note") and (2) a four-year warrant which entitles the holder to purchase 25,000 shares of common stock of the Company, at a purchase price of $1.15 per share ("Bridge Warrant"). The Bridge Units were offered at a purchase price of $50,000 per Unit. The Bridge Notes were payable upon maturity one year from the date of issuance and bore interest at a rate of 12% per annum. Certain holders of the Bridge Notes converted the principal amount of the Bridge Notes into subscriptions for securities in the Company's 1993/1994 private placement offering. Bridge Notes amounting to $775,000 were converted to stock in the private placement of common stock during the year ended June 30, 1994.

                       Great Bear Technology Incorporated

6. ACQUISITION OF STARPRESS MULTIMEDIA, INC.

In June 1995, the Company acquired all of the outstanding capital stock of StarPress Multimedia, Inc. ("StarPress"), a developer and publisher of interactive software titles, in exchange for 13,197,458 shares of common stock of which 1,281,951 shares are held in escrow as of June 30, 1995. These shares will be held in escrow until the one-year anniversary of the closing unless there is an unresolved claim as defined by the agreement. In addition, the Company issued options to purchase 234,000 shares of common stock at a price of $1.25 per share (vested immediately and exercisable for 3 years) for outside financing expenses directly related to the acquisition and assumed all outstanding options and warrants of StarPress to purchase shares of the Company's common stock. The acquisition was accounted for as a purchase.

The total purchase price for StarPress was $2,011,682, based upon an independent appraisal (including acquisition costs of $362,000). An allocation of the purchase price is as follows:

                                                 ALLOCATION OF   AMORTIZATION
      DESCRIPTION                               PURCHASE PRICE   (USEFUL LIFE)
      -----------                               --------------   -------------
In-process technology charged to operations      $ 2,810,000          N/A
Product development costs                            110,000          3 years
Assembled workforce                                  240,000          3 years
Goodwill                                              31,686          3 years
Net liabilities assumed                           (1,180,004)
                                                 -----------
Purchase price                                   $ 2,011,682
                                                 -----------
                                                 -----------

The following unaudited summary presents the pro forma consolidated results of operations of the Company as if the acquisition had occurred at the beginning of each respective period present ed exclusive of the write-off of $2,810,000 in-process technology as research and development expenses in 1995. These pro-forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made as of the first day of the fiscal years presented or the results which may occur in the future.

Pro Forma Operating Results (Unaudited)

                                         YEAR ENDED JUNE 30,
                                      1995                 1994
                                  ------------         -----------
Net revenues                      $  3,351,283         $   787,979
Net loss                           (15,376,800)         (5,774,886)
Net loss per share                        (.67)               (.32)

                       Great Bear Technology Incorporated

7. BORROWINGS UNDER LINE OF CREDIT

The Company has a line of credit with a bank which allows borrowings of up to $200,000 with interest at the bank's prime rate plus 1.50% (12.0% at June 30, 1995). Borrowings under the line of credit are secured by certificates of deposit in the same amount. The Company is required to comply with certain non-financial covenants.

As of June 30, 1995, the Company had borrowed $200,000 under the line of credit. This amount was repaid using the certificates of deposit, which collateralized such line on July 1, 1995, at which time the line of credit expired.

8. INCOME TAXES

Significant components of the Company's deferred tax assets and liabilities are as follows at June 30, 1995:

Deferred tax assets:
     Net operating loss carryforwards        $ 5,800,000
     Other                                       150,000
                                             -----------
Total deferred tax assets                      5,950,000

Deferred tax liabilities:
     Identified intangible assets               (190,000)
                                             -----------
Total deferred tax liabilities                  (190,000)
Valuation allowance                           (5,760,000)
                                             -----------
Total net deferred taxes                     $         -
                                             -----------
                                             -----------


At June 30, 1995, the Company has net operating loss carryforwards for federal income tax purposes of approximately $14,500,000 which expire in the years 2008 through 2010. Of this amount, approximately $4,000,000 can be utilized only against the taxable income of one of the Company's subsidiaries and, when utilized, the tax benefit of this net operating loss carryforward will be first applied against the goodwill and other noncurrent intangible assets related to the acquisition of this subsidiary, before reducing income tax expense. Due to the change of ownership provisions of the Tax Reform Act of 1986, the utilization of this subsidiary's net operating loss carryforward will be subject to an annual limitation, which could substantially limit the utilization of these carryforwards. In addition, the Company's remaining net operating loss carryforwards may also be subject to an annual limitation in future periods, which could substantially limit the eventual tax utilization of these carryforwards.

                       Great Bear Technology Incorporated

9.   INTANGIBLE ASSETS AND PRODUCT DEVELOPMENT COSTS

The following summarizes the activity in intangible assets and product development costs during the year ended June 30, 1995:


                                                     ADDITIONS
                                                     RESULTING
                                     BALANCE           FROM                                              BALANCE
                                       AT            STARPRESS                                             AT
                                  JUNE 30, 1994     ACQUISITION     AMORTIZATION       WRITE-OFF      JUNE 30, 1995
                                  -------------     -----------     ------------       ---------      -------------

Product development costs           $ 848,606        $ 110,000        $(405,614)       $(314,726)       $ 238,266
                                    ---------                                                           ---------
                                    ---------                                                           ---------


Intangible assets:
   Covenant not-to-compete          $ 517,500        $       -        $(183,958)       $(333,542)       $       -
   Assembled workforce                      -          240,000                -                -          240,000
   Goodwill                           442,206           31,686          (91,186)        (351,020)          31,686
                                    ---------                                                           ---------
Total                               $ 959,706                                                           $ 271,686
                                    ---------                                                           ---------
                                    ---------                                                           ---------


The write-off of the product development costs resulted from the fact that several products of which costs were capitalized in prior years were never accepted by the market, thereby reducing estimated future sales of these products and the realizability of the related asset.

The amount assigned to covenant not-to-compete was written off during fiscal year 1995 due to cancellation of the covenants.

The unamortized balance of the goodwill recorded in connection with the MicroBase acquisition was written off during 1995, based on management's determination that the goodwill was not realizable. This conclusion was reached as the Company failed to retain key MicroBase employees and acceptance of MicroBase products in the market was less than anticipated.

                       Great Bear Technology Incorporated

10.  JOINT VENTURE

In March 1995, StarPress entered into an agreement with Olivetti ("Olivetti") to form a joint venture with the primary purpose of establishing a CD-ROM distribution business in Europe. Under the terms of the agreement, the joint venture will be 49% owned by StarPress and 51% by Olivetti. The Board of Directors of the joint venture will be comprised of five directors: two appointed by StarPress and two by Olivetti. The Managing Director will be appointed by Olivetti, subject to approval by StarPress. StarPress will invest $500,000 in cash (of which $50,000 has been paid as of June 30, 1995) and will contribute intellectual property which the joint venture has valued at $1,000,000. Olivetti will contribute $1,500,000 in cash over an eighteen-month period. This investment is being accounted for using the equity method. StarPress is currently in negotiations with regard to the amounts owed under this agreement as there is uncertainty as to the amount contributed to the joint venture by Olivetti. The maximum amount which could be owed subsequent to June 30, 1995 by StarPress to the joint venture is $450,000. If such negotiations do not progress in a positive manner, StarPress may have to pay up to the maximum amount of $450,000 and/or lose its ability to distribute under the joint venture.


11.  BALANCE SHEET DETAIL

Accrued liabilities consist of the following:

                                                            JUNE 30
                                                    1995                1994
                                                 ----------          ----------

Accrued compensation and related expenses        $   393,861         $   163,934
Accrued legal expenses                               322,875              55,974
Accrued commissions payable                          175,000                   -
Accrued advertising costs                            127,828              50,000
Accrued royalties payable                            114,395              18,036
Other accrued liabilities                            439,984             165,799
                                                 -----------         -----------
                                                 $ 1,573,943         $   453,743
                                                 -----------         -----------
                                                 -----------         -----------

                       Great Bear Technology Incorporated

12.  SUBSEQUENT EVENTS

On October 27, 1995, StarPress (formerly Great Bear Technology Incorporated) entered into an agreement with a bank (the "lender") for a $750,000 line of credit, all of which was borrowed by StarPress, that bears interest at the bank's prime rate plus 150 basis points. The principal amount and all accrued interest was due on February 24, 1996 and is secured by all of StarPress' assets. The proceeds were used to repay the loans of $150,000 from two StarPress affiliates and for working capital. StarPress is in default under its line of credit as the amount due February 24, 1996 was not paid. In addition, StarPress is in violation of certain loan covenants under its line of credit, including a covenant not to further hypothecate its assets (see discussion below regarding loan Graphix Zone, Inc.). Accordingly, the lender has the right to immediately foreclose on substantially all of the assets of the Company.

On November 1, 1995, StarPress purchased from Sony certain products and other assets which consisted of 14 products currently in distribution or production; related finished goods inventory and royalty income; prepaid royalties; accounts receivable for these products shipped by Sony after October 11, 1995; and furniture and equipment. The purchase price for these assets consisted of 927,716 shares of StarPress' common stock and a promissory note for $561,781. The promissory note, which was paid on February 2, 1996, bore interest at the prime rate and was secured by the assets acquired. If such amounts are not repaid and violations cured, the lender has the right to immediately foreclose on substantially all of the assets of StarPress at any time.

During the six months ended December 3, 1995, StarPress incurred a one-time restructuring charge of $1,950,000. The restructuring charge was attributable to downsizing following the acquisition of StarPress Multimedia, which resulted in the incurrence of costs associated with employee layoffs (e.g. severance and accrued vacation pay), consolidation of facilities (the entire balance of future lease payments and other costs relating to facilities that would not be used going forward was written off) and legal and accounting costs attributable to these activities.

On January 3, 1996, StarPress entered into an Agreement and Plan of Reorganization with Graphix Zone, Inc., a California corporation, pursuant to which each of the Company and Graphix Zone, Inc. will become wholly owned subsidiaries of Graphix Zone, Inc., a Delaware corporation. The consummation of the merger is subject to completion of numerous conditions, including without limitation, filing a Form S-4 Registration Statement with the Securities and Exchange Commission, obtaining a permit from the California Department of Corporations and other blue sky authorities, securing approval of the mergers from the shareholders of both the Company and Graphix Zone, Inc.

                       Great Bear Technology Incorporated

12.  SUBSEQUENT EVENTS (CONTINUED)

During the period from February 1, 1996 through March 15, 1996, StarPress received loans from Graphix Zone aggregating $2,765,562, which were used for working capital and payment of a note from Sony. These loans are secured by a second priority security interest in all of StarPress' assets, bear interest at the applicable federal rate, and are payable upon demand or in six months if no demand is made.

The Company is currently engaged in negotiations regarding delinquent royalty payments due under license agreements for certain products. If the circumstances giving rise to these delinquent royalty payments are not cured, the Company may have to forfeit its rights to distribute such products. The Company has not received any correspondence asking for the forfeiture of any of its distribution rights. The Company believes it has made all royalty payments due on products which contribute significantly to net sales and, therefore, management does not believe the possible forfeiture of any remaining distribution rights will have a material impact on the future operations of the Company.

                                   StarPress, Inc.

                            Unaudited Financial Statements

                           Nine-Months Ended March 31, 1996

                                   StarPress, Inc.

                        Condensed Consolidated Balance Sheets
                                     (Unaudited)


                                                         MARCH 31, 1996  JUNE 30, 1995
                                                         --------------  -------------
ASSETS
Current assets:
 Cash                                                      $   15,707     $1,919,102
 Accounts receivable                                        1,999,298        295,323
 Inventories                                                    3,454        208,789
 Prepaid expenses and other current assets                    101,832        131,341
                                                           ----------     ----------
Total current assets                                        2,120,291      2,554,555

Furniture and equipment, net                                   45,612        706,830
Product development costs, net                                237,594        238,266
Intangible assets, net                                             --        271,686
                                                           ----------     ----------
Total assets                                               $2,403,497     $3,771,337
                                                           ----------     ----------
                                                           ----------     ----------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Notes payable                                             $  750,000     $  185,585
 Due to Graphix Zone                                        3,504,216            --
 Accounts payable                                             923,169        996,131
 Accrued liabilities                                        1,453,033      1,572,943
 Accrued restructuring costs                                  761,785            --
 Deferred revenue                                             455,000         77,270
                                                           ----------     ----------
Total current liabilities                                   7,847,203      2,831,929

Stockholders' equity (deficit):
 Preferred stock                                                  --             --
 Common stock                                              16,173,891     15,561,790
 Accumulated deficit                                      (21,617,597)   (14,622,382)
                                                           ----------     ----------
Total stockholders' equity (deficit)                       (5,443,706)       939,408
                                                           ----------     ----------

Total liabilities and stockholders' equity (deficit)       $2,403,706     $3,771,337
                                                           ----------     ----------
                                                           ----------     ----------











SEE ACCOMPANYING NOTES.

                                   StarPress, Inc.

                   Condensed Consolidated Statements of Operations
                                     (Unaudited)


                                                       NINE MONTHS                   THREE MONTHS
                                                      ENDED MARCH 31,               ENDED MARCH 31,
                                                      ---------------               ---------------
                                                    1996           1995           1996           1995
                                                    ----           ----           ----           ----

Net revenues                                   $  3,927,296   $  1,711,865   $  1,951,895   $    426,135
Cost of revenues                                  2,181,647      1,124,122        671,204        307,603
                                               ------------   ------------   ------------   ------------
Gross profit                                      1,745,649        587,743      1,280,691        118,533

Operating expenses:
 Research and development                         2,077,265      1,581,044        355,338        461,096
 Sales and marketing                              2,129,072      1,931,793      1,012,662        412,431
 General and administrative                       2,516,529      1,896,776        834,327        638,791
 Restructuring charge                             1,950,000            --             --             --
                                               ------------   ------------   ------------   ------------
    Total operating expenses                      8,672,866      5,409,613      2,202,327      1,512,318
                                               ------------   ------------   ------------   ------------
Operating loss                                   (6,927,217)    (4,821,870)      (921,636)    (1,393,785)

Interest expense                                    (71,094)      (302,110)       (29,642)      (250,666)
Other income - net                                    3,096         13,467         (8,746)         2,074
                                               ------------   ------------   ------------   ------------
Net loss                                       $ (6,995,215)  $ (5,110,513)  $   (960,024)  $ (1,642,377)
                                               ------------   ------------   ------------   ------------
                                               ------------   ------------   ------------   ------------

Net loss per share                             $      (0.23)  $      (0.56)  $      (0.03)  $      (0.18)
                                               ------------   ------------   ------------   ------------
                                               ------------   ------------   ------------   ------------

Weighted average common shares outstanding     $ 30,901,411   $  9,198,076   $ 31,768,146   $  9,227,200
                                               ------------   ------------   ------------   ------------
                                               ------------   ------------   ------------   ------------








SEE ACCOMPANYING NOTES.

                                   StarPress, Inc.

         Condensed Consolidated Statements of Stockholders' Equity (Deficit)

                      Nine Months ended March 31, 1996 and 1995
                                     (Unaudited)



                                               Common Stock                                       Total
                                      -------------------------------        Accumulated       Stockholders'
                                        Shares             Amount              Deficit        Equity (Deficit)
                                      -----------       -------------        ------------     ----------------
1995
Balances at July 1, 1994                9,143,200        $  6,744,939        $ (3,705,985)       $  3,038,954

Issuance of common stock                   84,000             131,000                                 131,000

Issuance of warrants                                        1,059,796                               1,059,796

Issuance of stock options
 for consulting services                                      472,850                                 472,850
 less: deferred expenses                                     (200,782)                               (200,782)

Net loss                                      --                  --           (5,110,513)         (5,110,513)
                                    -------------       -------------       -------------       -------------

Balances at March 31, 1995              9,227,200        $  8,207,803        $ (8,816,498)        $  (608,695)
                                    -------------       -------------       -------------       -------------
                                    -------------       -------------       -------------       -------------

Balances at July 1, 1995               29,468,157        $ 15,561,790        $(14,622,382)         $  939,408

Issuance of common stock
 for acquisition of assets              1,271,713             135,754                 --              135,754

Conversion of convertible
 debentures                               170,000             195,180                 --              195,180

Exercise of warrants                      361,346               3,613                 --                3,613

Exercise of stock options               1,671,414              81,872                 --               81,872

Compensation expense
 related to issuance
 of stock options                             --              195,682                 --              195,682

Net loss                                      --                  --           (6,995,215)         (6,995,215)
                                    -------------       -------------       -------------       -------------

Balances at March 31,
 1996                                  32,942,630        $ 16,173,891        $(21,617,597)       $ (5,443,706)
                                    -------------       -------------       -------------       -------------
                                    -------------       -------------       -------------       -------------



SEE ACCOMPANYING NOTES.

                                   StarPress, Inc.

                   Condensed Consolidated Statements of Cash Flows
                                     (Unaudited)


                                                                 NINE MONTHS ENDED MARCH 31,
                                                              ---------------------------------
                                                                  1996                1995
                                                              -------------       -------------
OPERATING ACTIVITIES
Net loss                                                      $ (6,995,215)       $ (5,110,513)
Adjustments to reconcile net loss to net cash used in
 operating activities:
 Depreciation and amortization                                     108,103             581,658
 Amortization and write-off of intangible assets and
    acquired prepaid royalties                                     708,776             586,444
 Write-down of excess furniture and equipment                      545,438                 --
 Amortization of discount on convertible debentures
   and deferred financing costs                                      9,595             209,150
 Incurrence of financing costs                                         --             (277,398)
 Issuance of common stock and stock options for services               --              403,068
 Compensation expense related to issuance of stock and
   stock options                                                   215,471                 --
 Changes in operating assets and liabilities:
   Accounts receivable                                          (1,695,103)           (276,510)
   Inventories                                                     337,792             (51,329)
   Prepaid expenses and other current assets                        29,509              24,377
   Accounts payable and accrued liabilities                       (192,872)            147,720
   Accrued Restructuring Costs                                     761,785                 --
   Deferred revenue                                                377,730             (56,210)
   Accounts payable to related parties                                 --               11,338
   Accrued compensation and related expenses                           --              (56,210)
                                                              ------------        ------------
Net cash used in operating activities                           (5,788,991)         (3,853,194)

INVESTING ACTIVITIES
Purchase of furniture and equipment                                (29,605)           (199,686)
Retirement of furniture and equipment                              137,281               9,126
                                                              ------------        ------------
Net cash used in investing activities                              107,676            (190,560)

FINANCING ACTIVITIES
Proceeds from a bank loan                                          750,000                 --
Proceeds from notes payable to related parties                     400,000             222,000
Payments on notes payable to related parties                      (400,000)           (222,000)
Proceeds from Graphix Zone, Inc.                                 3,504,216             243,000
Payments on debt                                                  (561,781)           (243,000)
Proceeds from issuance of convertible debentures                       --            1,955,000
Cash proceeds from exercise of warrants and options                 85,485           1,059,796
Release of restricted cash from escrow                                 --              592,700
                                                              ------------        ------------
Net cash provided by financing activities                        3,777,920           3,607,496
                                                              ------------        ------------
Net decrease in cash                                            (1,903,395)           (436,258)
Cash at beginning of year                                        1,919,102             900,798
                                                              ------------        ------------
Cash at end of period                                         $     15,707        $    464,540
                                                              ------------        ------------
                                                              ------------        ------------



SEE ACCOMPANYING NOTES.

                                   StarPress, Inc.
                 Notes to Condensed Consolidated Financial Statements
                                    March 31, 1996
                                     (Unaudited)

(1) At the Annual Meeting of Shareholders held on September 27, 1995, the shareholders of the Company approved an amendment to the Company's Articles of Incorporation to change the name of the Company to StarPress, Inc. from Great Bear Technology Incorporated. The change was effective on October 13, 1995.

(2) These condensed consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to the financial statements included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1995.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    In the opinion of management, all adjustments necessary for a fair presentation of interim period results have been included. However, these results are not necessarily indicative of results for a full year.

(3) Certain balances for the nine months ended March 31, 1995 have been reclassified to conform to the 1996 presentation.

(4) On October 27, 1995, the Company entered into an agreement with Silicon Valley Bank for a $750,000 loan that bears interest at the bank's prime rate plus 150 basis points. The loan was due on February 24, 1996 and is secured by all of the Company's assets excluding the Sony assets described below. The Company also issued a warrant to Silicon Valley Bank to purchase 42,000 shars of the Company's Common Stock at an exercise price of $1.25 per share. The warrant expires on October 27, 2000. The Company received a waiver for all defaults under the line of credit from lender through March 29, 1996. As of May 8, 1996 the line of credit has not been paid and is in default, and the Company is currently negotiating a renewal and extension with Silicon Valley Bank.

(5) On November 1, 1995, the Company purchased from Sony Interactive Entertainment, Inc. ("Sony") certain products and other assets which consisted of: 14 products currently in distribution or production; related finished goods inventory and royalty income; prepaid royalties; accounts receivable for those products shipped by Sony after October 11, 1995; and furniture and equipment. The purchase price for these assets consisted of 927,716 shares of the Company's Common Stock (which were valued using the per share price determined by independent appraisal in the Company's acquisition of StarPress Multimedia, Inc. on June 23, 1995) and a promissory note for $561,781. The promissory note, which was paid on February 2, 1996, bore interest at the prime rate as quoted by Chemical Bank, and was secured by the assets acquired.

    The total purchase price of $677,746 was allocated as follows:

    Prepaid royalty costs                    $ 256,310
    Product development costs                  180,107
    Inventories                                132,457
    Furniture and equipment                    100,000
    Accounts receivable                          8,872
                                             ---------
        Total                                $ 677,746
                                             ---------
                                             ---------

                                   StarPress, Inc.
                 Notes to Condensed Consolidated Financial Statements
                                    March 31, 1996
                                     (Unaudited)

(6) As of January 3, 1996, the Company entered into an Agreement and Plan of Reorganization with Graphix Zone, Inc., a California corporation, pursuant to which each of the Company and Graphix Zone, Inc. will become wholly-owned subsidiaries of Graphix Zone, Inc., a Delaware corporation. The consummation of the merger is subject to completion of numerous conditions, including without limitation, filing a Form S-4 Registration Statement with the Securities and Exchange Commission, obtaining a permit from the California Department of Corporations and other blue sky authorities, securing approval of the mergers from the shareholders of both the Company and Graphix Zone, Inc. and a limited number of shareholders exercising dissenting shareholder status.

    During the period from February 1, 1996 through May 8, 1996, the Company received loans from Graphix Zone, Inc. aggregating $3,714,000 which were used for working capital and payment of the Sony note described above (shown as Due to Graphix Zone, Inc. on the Company's Balance Sheet). Of the total loans outstanding, $2,765,600 are secured by a second priority security interest in all of the Company's assets, bear interest at the applicable federal rate, and are payable upon demand or in six months if no demand is made. The remainder of the loans, $948,400, are unsecured.

(7) During the second quarter of fiscal year 1996, the Company adopted a restructuring plan to enhance overall competitiveness, productivity and efficiency through the reduction of overhead costs. The plan included the elimination of all in-house software research and development activities and the sales and marketing capabilities of the Company. The estimated cost of the restructuring of $1,950,000 was recorded in the second quarter of fiscal 1996. The charge principally reflects severance costs resulting from a reduction of a significant portion of the Company's workforce, writedown and disposal of excess furniture and equipment and office facilities, and write-offs of assembled workforce and goodwill arising from the Company's acquisition of StarPress Multimedia, Inc. in June 1995. The amount of accrued restructuring costs outstanding at March 31, 1996, $761,785, represents unpaid severance costs and outstanding lease payments on unused office facilities.

    In accordance with the adopted plan of restructuring, and due to the Company and Graphix Zone, Inc. centralizing operations at Graphix Zone's facilities in Irvine, California, the Company has reduced the number of its employees from a total of 43 to a total of 10, has sold certain products currently under development and certain fixed assets, and has sold Logatronix, Ltd. (Great Bear - Bulgaria), formerly a wholly-owned subsidiary based in Sofia, Bulgaria.

(8) On April 2, 1996, the Company entered an agreement pursuant to which PolarCap, LLC, owned and operated by Douglas D. Cole a director and past chief executive officer of the Company, acquired 100% equity ownership of Great Bear - Bulgaria and certain other assets of the Company. The purchase price consisted of a $40,000 promissory note, a contingent payment in the event of the sale or other transfer of any of the Great Bear - Bulgaria stock by PolarCap, LLC, a contingent payment in the event of the collection of certain receivables transferred to PolarCap, LLC in the acquisition, and the assumption of PolarCap, LLC of certain Great Bear - Bulgaria liabilities.

                                   StarPress, Inc.
                 Notes to Condensed Consolidated Financial Statements
                                    March 31, 1996
                                     (Unaudited)

(9) On April 22, 1996, the Company entered into an Asset Purchase Agreement with Digital Media Theory, Inc. ("DMT"). The Company purchased from DMT certain assets which consisted of an internet computer database; equipment contracts and supplies; and rights, title and interest to intellectual property. The purchase price for these assets consisted of 245,466 shares of the Company's common stock valued at $137,952 and a promissory note for $23,099.

                                                                      APPENDIX D


                          [CRUTTENDEN ROTH LETTERHEAD]





December 28, 1995



Special Committee of the Board of Directors

Graphix Zone, Inc.                      StarPress, Inc.
42 Corporate Park, Suite 200            425 Market Street
Irvine, CA  92714                       San Francisco, CA  94108

Attention:  Messrs. Chuck Cortright and Ron Posner

Gentlemen:

You have requested that Cruttenden Roth, Incorporated ("Cruttenden") provide our opinion as to the fairness, from a financial point of view, to Graphix Zone, Inc. ("GZON") and to the shareholders of GZON, and to StarPress, Inc. ("StarPress") and to the shareholders of StarPress, of the proposed terms of the merger of the two companies.

Cruttenden is actively engaged in the investment banking business, regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. For our services including the rendering of this opinion, the two companies will pay Cruttenden a fee upon the issuance of this opinion. In addition, the companies have agreed to indemnify us against certain liabilities arising out of the rendering of this opinion.

In order to render our opinion, we performed the following:

1)   Reviewed the terms of the proposed merger of GZON and StarPress.

2) Reviewed those budgets, financial statements, projections, market studies, material contracts, internal analyses and all other relevant documentation provided by the companies concerning their respective financial conditions, historical performance and future prospects.

3) Compared the proposed merger terms to recent comparable mergers/acquisitions in the multimedia and related industries and compared the post merger value of GZON and StarPress to the stock market value of comparable public companies, and used such other valuation methods as we deemed appropriate, and

4) Performed extensive due diligence of both Companies through previous business relationships; specifically two private placements and a merger involving StarPress (formerly Great Bear) and an initial public offering involving Graphix Zone.

5)   Reviewed publicly available information regarding GZON and StarPress.

In connection with our work, we have assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available or furnished or otherwise communicated to us by the companies and have not independently verified such information. We have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of GZON or StarPress. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of applicable management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

Our opinion as to the fairness of the terms of the merger is based upon facts and circumstances, including stock market conditions, which existed and were disclosed to us as of December 21, 1995. No consideration has been given to any subsequent events nor should our opinion be assumed to be correct as of any future date. Nothing in our opinion or work should be construed to be an appraisal. Our opinion is not a recommendation as to how any shareholder should vote on the merger.

We express no opinion as to the underlying business decision of GZON to merge with StarPress, the risks associated with the structure or tax consequences of the merger or advisability of any alternatives to the merger of the two companies. Cruttenden did, however, act as Investment Banker to both companies and introduced the parties to the merger.

In the ordinary course of our business, we actively trade in the equity securities of GZON and StarPress for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Cruttenden is currently a market maker for GZON securities. Cruttenden has in the past published investment research on GZON, Cruttenden has performed investment banking services for both companies in the past, specifically two private placements and a merger for StarPress (formerly Great
Bear) and served as the managing underwriter for GZON's initial public offering. Cruttenden and certain shareholders and employees are the beneficial holders of both companies' common stock and warrants to purchase common stock.

Subject to the foregoing and based on our experience as investment bankers, our work described above and other factors we deemed relevant, it is our opinion that the terms of the merger are fair, from a financial point of view, to GZON and the shareholders of GZON and to StarPress and the shareholders of StarPress.

Very truly yours,



/s/ David J. Hirschhorn

Cruttenden Roth, Incorporated

                          [CRUTTENDEN ROTH LETTERHEAD]




May 23, 1996



Special Committee of the Board of Directors

Graphix Zone, Inc.                      StarPress, Inc.
42 Corporate Park, Suite 200            425 Market St.
Irvine, CA  92714                       San Francisco, CA  94108

Attention:  Messrs. Chuck Cortright and Ron Posner

Gentlemen:

A request has been made to Cruttenden Roth, Inc, ("Cruttenden") to provide a statement that our opinion dated December 28, 1995 as to the fairness, from a financial point of view, to Graphix Zone, Inc. ("GZON") and to the shareholders of GZON, and to StarPress, Inc. ("StarPress") and to the shareholders of StarPress, of the proposed terms of the merger, including but not limited to the exchange ratio, of the two companies is still valid. We have again reviewed the original terms and the current market conditions and from a financial point of view continue to believe the deal to be fair to all parties.

Very Truly Yours,


/s/ David J. Hirschhorn
David J. Hirschhorn
Managing Director, Corporate Finance
Cruttenden Roth, Inc.

                                                                     APPENDIX E

                          CALIFORNIA GENERAL CORPORATION LAW

                            CHAPTER 13--DISSENTERS' RIGHTS

SECTION 1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING
              SHAREHOLDER" DEFINED

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

         (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or
(B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

         (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

         (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

         (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. DEMAND FOR PURCHASE

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. Endorsement of shares

SECTION 1302. ENDORSEMENT OF SHARES

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. AGREED PRICE--TIME FOR PAYMENT

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. DISSENTER'S ACTION TO ENFORCE PAYMENT

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305. APPRAISERS' REPORT--PAYMENT--COSTS

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

SECTION 1306. DISSENTING SHAREHOLDER'S STATUS AS CREDITOR

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. DIVIDENDS PAID AS CREDIT AGAINST PAYMENT

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS.

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under
Section 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311. EXEMPT SHARES

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312. ATTACKING VALIDITY OF REORGANIZATION OR MERGER

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter, but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                      APPENDIX F

                          COLORADO BUSINESS CORPORATION ACT

                           ARTICLE 113--DISSENTERS' RIGHTS


                     PART I: RIGHT OF DISSENT--PAYMENT OF SHARES


SECTION 7-113-101. DEFINITIONS

    For purposes of this article:

    (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

    (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

    (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

    (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

    (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

    (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

SECTION 7-113-102. RIGHT TO DISSENT

    (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of his or her shares in the event of any of the following corporation actions:

         (a) Consummation of a plan of merger to which the corporation is a party if:

              (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation, or

              (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

         (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

         (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

         (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

    (2) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of:

         (a) An amendment to the articles of incorporation that materially and adversely affects rights in respect of the shares because it:

              (I)  Alters or abolishes a preferential right of the shares; or

              (II) Creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase; or

         (b) An amendment to the articles of incorporation that affects rights in respect of the shares because it:

              (I) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

              (II) Reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

    (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

    (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

SECTION 7-113-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS

    (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

    (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

         (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

    (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                 PART 2: PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 7-113-201. NOTICE OF DISSENTERS' RIGHTS

    (1)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) to shareholders not entitled to vote shall not affect any action taken at the shareholders' meeting for which the notice was to have been given.

    (2)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) to shareholders not entitled to vote shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given.

SECTION 7-113-202. NOTICE OF INTENT TO DEMAND PAYMENT

    (1)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall:

    (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's share if the proposed corporate action is effectuated; and

    (b)   Not vote the shares in favor of the proposed corporate action.

    (2)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

    (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

SECTION 7-113-203. DISSENTERS' NOTICE

    (1)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

    (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

         (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

         (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

         (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

         (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

         (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

         (g)  Be accompanied by a copy of this article.

SECTION 7-113-204. PROCEDURE TO DEMAND PAYMENT

    (1)  A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

         (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

         (b)  Deposit the shareholder's certificates for certificated shares.

    (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

    (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

    (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

SECTION 7-113-205. UNCERTIFICATED SHARES

    (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

    (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

SECTION 7-113-206. PAYMENT

    (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

    (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

         (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

         (b) A statement of the corporation's estimate of the fair value of the shares;

         (c)   An explanation of how the interest was calculated;

         (d)   A statement of the dissenter's right to demand payment under section 7-113-209; and

         (e)  A copy of this article.

SECTION 7-113-207. FAILURE TO TAKE ACTION

    (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

SECTION 7-113-208. SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER
                   ANNOUNCEMENT OF PROPOSED CORPORATE ACTION

    (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

    (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

SECTION 7-113-209. PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER

    (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

         (a)  The dissenter believes that the amount paid under
section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

         (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

         (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

    (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                         PART 3: JUDICIAL APPRAISAL OF SHARES

SECTION 7-113-301. COURT ACTION

    (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

    (2)  The corporation shall commence the proceeding described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

    (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

    (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

    (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

SECTION 7-113-302. COURT COSTS AND COUNSEL FEES

    (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

    (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

         (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

    (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                                                      APPENDIX G
                                  GRAPHIX ZONE, INC.

                                1996 STOCK OPTION PLAN


    1. PURPOSE OF THE PLAN. The purpose of this 1996 Stock Option Plan ("Plan") of Graphix Zone, Inc., a Delaware corporation ("Company"), is to provide the Company with a means of attracting and retaining the services of highly motivated and qualified directors and key personnel. The Plan is intended to advance the interests of the Company by affording to key employees and directors, upon whose skill, judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentives inherent in stock ownership in the Company. In addition, the Plan contemplates the opportunity for investment in the Company by employees of companies that do business with the Company. For purposes of this Plan, the term Company shall include subsidiaries, if any, of the Company.

    2. LEGAL COMPLIANCE. It is the intent of the Plan that all options granted under it ("Options") shall be either "Incentive Stock Options" ("ISOs"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQOs"); provided, however, ISOs shall be granted only to employees of the Company. An Option shall be identified as an ISO or an NQO in writing in the document or documents evidencing the grant of the Option. All Options that are not so identified as ISOs are intended to be NQOs. In addition, the Plan provides for the grant of NQOs to employees of companies that do business with the Company. It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

    3.   ADMINISTRATION OF THE PLAN.

         3.1 PLAN COMMITTEE. The Plan shall be administered by a committee ("Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company ("Board") and shall consist of not less than two (2) nor more than five (5) persons who are "disinterested persons" as such term is defined in Rule 16b-3. Such persons shall be directors of the Company.

         3.2 GRANTS OF OPTIONS BY THE COMMITTEE. In accordance with the provisions of the Plan, the Committee, by resolution, shall select those eligible persons to whom Options shall be granted ("Optionees"); shall determine the time or times at which each Option shall be granted, whether an Option is an ISO or an NQO and the number of shares to be subject to each Option; and shall fix the time and manner in which the Option may be exercised, the Option exercise price, and the Option period. The Committee shall determine the form of option agreement to evidence the foregoing terms and conditions of each Option, which need not be identical, in the form provided for in SECTION 7. Such option agreement may include such other provisions as the Committee may deem necessary or desirable, so long as such provisions are consistent with the Plan, the Code and Rule 16b-3.

         3.3 COMMITTEE PROCEDURES. The Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee shall keep minutes of its meetings and records of its actions. A majority of the members of the Committee shall constitute a quorum for the transaction of any business by the Committee.

The Committee may act at any time by an affirmative vote of a majority of those members voting. Such vote may be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of Committee members without a meeting.

         3.4 FINALITY OF COMMITTEE ACTION. The Committee shall resolve all questions arising under the Plan and option agreements entered into pursuant to the Plan. Each determination, interpretation, or other action made or taken by the Committee shall be final and conclusive and binding on all persons, including, without limitation, the Company, its shareholders, the Committee and each of the members of the Committee, and the directors, officers and employees of the Company, including Optionees and their respective successors in interest.

         3.5 NON-LIABILITY OF COMMITTEE MEMBERS. No Committee member shall be liable for any action or determination made by him or her in good faith with respect to the Plan or any Option granted under it.

         3.6  COMMITTEE NQOS.

              (a) Beginning July 1, 1996, and on each July 1 thereafter, each member of the Committee on such date shall be automatically granted an NQO ("Committee NQO") to purchase 25,000 shares of the Company's Common Stock (as defined in SECTION 5).

              (b) Except as expressly authorized by this SECTION 3.6, members of the Committee are not otherwise eligible to participate in the Plan.

              (c) Upon the grant of a Committee NQO to a Committee member, the Committee member shall receive a written option agreement substantially in the form provided for in SECTION 7. Such Committee member shall not be an "Optionee" as defined in SECTION 3.2 of the Plan.

              (d) The exercise price for each Committee NQO granted under this Section shall be one hundred percent (100%) of the Fair Market Value (as defined in SECTION 8) of the Company's Common Stock (as defined in SECTION 5) on the date of grant. Each Committee NQO granted under this Section shall be for a term of five years and shall be subject to earlier termination as hereinafter provided.

              (e) A Committee NQO granted under this Section may be exercised in whole or consecutive installments, cumulative or otherwise, during its term; provided, however, that Committee NQOs shall vest and become exercisable according to the following schedule: one-half (1/2) of the amount granted shall vest six (6) months following the grant and one-half (1/2) of the amount granted shall vest twelve (12) months following the grant. In addition, Committee NQOs granted under this Section are subject to the rights and obligations of Optionees, as provided in SECTION 11 of the Plan; provided, however, that the "stock swap feature" provided for in SECTION 11.3 of the Plan shall be available with respect to all Committee NQOs granted under this Section.

              (f) Committee NQOs granted under this Section shall be subject to the exercise and non-transferability terms of SECTION 14 of the Plan. In the event of the termination of service on the Board by the holder of any Committee NQO granted under this Section, then the outstanding vested Committee NQOs of such holder shall expire two (2) years after such termination, or their stated expiration date, whichever occurs first. Any non-vested Committee NQO shall expire upon termination of service on the Board.

              (g) The Committee has the full power, discretion and authority to interpret and administer the Plan in a manner consistent with the Plan's provisions. However, the Committee does not have the power to (i) determine eligibility to receive Committee NQOs or determine the number, price, vesting period or timing of Committee NQOs to be granted under the Plan or (ii) take any action that would result in the Committee NQOs not being treated as "formula awards" within the meaning of Rule 16b-3(c)(ii).

    4. BOARD POWER TO AMEND, SUSPEND, OR TERMINATE THE PLAN. The Board may, from time to time, make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its shareholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion. Notwithstanding the foregoing, no such change, addition, suspension, or termination by the Board shall (i) materially impair any option previously granted under the Plan without the express written consent of the optionee; or (ii) materially increase the number of shares subject to the Plan, materially increase the benefits accruing to optionees under the Plan, materially modify the requirements as to eligibility to participate in the Plan or alter the method of determining the option exercise price described in
SECTION 8, without shareholder approval.

    5. SHARES SUBJECT TO THE PLAN. For purposes of the Plan, the Committee is authorized to grant Options and Committee NQOs for up to 2,500,000 shares of the Company's common stock ("Common Stock"), or the number and kind of shares of stock or other securities which, in accordance with SECTION 13, shall be substituted for such shares of Common Stock or to which such shares shall be adjusted. The Committee is authorized to grant Options (including replacement Options as contemplated in Section 3.2) and Committee NQOs under the Plan with respect to such shares. Any or all unsold shares subject to an Option which for any reason expires or otherwise terminates (excluding shares returned to the Company in payment of the exercise price for additional shares) may again be made subject to grant under the Plan.

    6. OPTIONEES. Options shall be granted only to members of the Board and to full-time elected or appointed officers or other full-time key employees of the Company or employees of companies that do business with the Company designated by the Committee from time to time as Optionees, including, without limitation, members of the Board who are also full-time officers or key employees at the time of grant. Except as provided in Section 3.6, in no event, however, may a member of the Committee be granted an Option under the Plan. Any Optionee may hold more than one option to purchase Common Stock, whether such option is an Option held pursuant to the Plan or otherwise. An Optionee who is an employee of the Company ("Employee Optionee") and who holds an Option must remain a continuous full or part-time employee of the Company from the time of grant of the Option to him until the time of its exercise, except as provided in
SECTION 10.3.

    7. GRANTS OF OPTIONS. The Committee shall have the sole discretion to grant Options under the Plan and to determine whether any Option shall be an ISO or an NQO. The terms and conditions of Options granted under the Plan may differ from one another as the Committee, in its absolute discretion, shall determine as long as all Options granted under the Plan satisfy the requirements of the Plan. Upon determination by the Committee that an Option is to be granted to an Optionee, a written option agreement evidencing such Option shall be given to the Optionee, specifying the number of shares subject to the Option, the Option exercise price, whether the Option is an ISO or an NQO, and the other individual terms and conditions of such Option. Such option agreement may incorporate generally applicable provisions from the Plan, a copy of which shall be provided to all Optionees at the time of their initial grants under the Plan. The Option shall be deemed granted as of the date specified in the grant resolution of the Committee, and the option agreement shall be dated as of the date of such resolution. Notwithstanding the foregoing, any Option granted to an officer, director or 10% beneficial owner for purposes of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16 of the 1934 Act"), shall be conditioned upon the Optionee's agreement not to sell the shares of Common Stock underlying the Option for at least six (6) months after the date of grant.

    8. OPTION EXERCISE PRICE. The price per share to be paid by the Optionee at the time an ISO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of one share of the optioned Common Stock on the date on which the Option is granted. No ISO may be granted under the Plan to any person who, at the time of such grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent thereof, unless the exercise price of such ISO is at least equal to one hundred and ten percent (110%) of Fair Market Value on the date of grant. The price per share to be paid by the Optionee at the time an NQO is exercised shall not be less than eighty-five percent (85%) of the Fair Market Value on the date on which the NQO is granted, as determined by the Committee. For purposes of the Plan, the "Fair Market Value" of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the day immediately preceding such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Company's Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the closing representative bid price (in all other cases) for the Common Stock on the day immediately preceding such date as reported by Nasdaq or such successor quotation system; or (iii) if the Company's Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the closing bid price for the Common Stock on such date as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith. In addition, with respect to any ISO, the Fair Market Value on any given date shall be determined in a manner consistent with any regulations issued by the Secretary of the Treasury for the purpose of determining fair market value of securities subject to an ISO plan under the Code.

    9. CEILING OF ISO GRANTS. The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an Optionee's ISOs, together with incentive stock options granted under any other plan of the Company and any parent, are exercisable for the first time by such Optionee during any calendar year shall not exceed $100,000. In the event that an Optionee holds such incentive stock options that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a Fair Market Value at the date of grant in excess of $100,000, then the most recently granted of such ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of such limit, shall be deemed to be NQOs.

    10.  DURATION, EXERCISABILITY, AND TERMINATION OF OPTIONS.

         10.1 OPTION PERIOD. The option period shall be determined by the Committee with respect to each Option granted. In no event, however, may the option period exceed ten (10) years from the date on which the Option is granted, or five (5) years in the case of a grant of an ISO to an Optionee who is a ten percent (10%) shareholder at the date on which the Option is granted as described in SECTION 8.

         10.2 EXERCISABILITY OF OPTIONS. Each Option shall be exercisable in whole or in consecutive installments, cumulative or otherwise, during its term as determined in the discretion of the Committee.

         10.3 TERMINATION OF OPTIONS DUE TO TERMINATION OF EMPLOYMENT, DISABILITY, OR DEATH OF OPTIONEE; TERMINATION FOR "CAUSE", OR RESIGNATION IN VIOLATION OF AN EMPLOYMENT AGREEMENT. All Options granted under the Plan to any Employee Optionee shall terminate and may no longer be exercised if the Employee Optionee ceases, at any time during the period between the grant of the Option and its exercise, to be an employee of the Company; provided, however, that the Committee may alter the termination date of the Option if the Optionee transfers to an affiliate of the Company. Notwithstanding the foregoing, (i) if the Employee Optionee's employment with the Company shall have terminated for any reason (other than involuntary dismissal for "cause" or voluntary resignation in violation of any agreement to remain in the employ of the Company, including, without limitation, any such agreement pursuant to SECTION 15), he may, at any time before the expiration of three (3) months after such termination or before expiration of the Option, whichever shall first occur, exercise the Option (to the extent that the Option was exercisable by him on the date of the termination of his employment); (ii) if the Employee Optionee's employment shall have terminated due to disability (as defined in Section 22(e)(3) of the Code and subject to such proof of disability as the Committee may require), such Option may be exercised by the Employee Optionee (or by his guardian(s), or conservator(s), or other legal representative(s)) before the expiration of twelve (12) months after such termination or before expiration of the Option, whichever shall first occur (to the extent that the Option was exercisable by him on the date of the termination of his employment); (iii) in the event of the death of the Employee Optionee, an Option exercisable by him at the date of his death shall be exercisable by his legal representative(s), legatee(s), or heir(s), or by his beneficiary or beneficiaries so designated by him as permitted by SECTION 14, as the case may be, within twelve (12) months after his death or before the expiration of the Option, whichever shall first occur (to the extent that the Option was exercisable by him on the date of his death); and (iv) if the Employee Optionee's employment is terminated for "cause" or in violation of any agreement to remain in the employ of the Company, including, without limitation, any such agreement pursuant to SECTION 15, he may, at any time before the expiration of thirty (30) days after such termination or before the expiration of the Option, whichever shall first occur, exercise the Option (to the extent that the Option was exercisable by him on the date of termination of his employment). For purposes of the Plan, "cause" may include, without limitation, any illegal or improper conduct (1) which injures or impairs the reputation, goodwill, or business of the Company; (2) which involves the misappropriation of funds of the Company, or the misuse of data, information, or documents acquired in connection with employment by the Company; or (3) which violates any other directive or policy promulgated by the Company. A termination for "cause" may also include any resignation in anticipation of discharge for "cause" or resignation accepted by the Company in lieu of a formal discharge for "cause."

    11.  MANNER OF OPTION EXERCISE; RIGHTS AND OBLIGATIONS OF OPTIONEES.

         11.1 WRITTEN NOTICE OF EXERCISE. An Optionee may elect to exercise an Option in whole or in part, from time to time, subject to the terms and conditions contained in the Plan and in the agreement evidencing such Option, by giving written notice of exercise to the Company at its principal executive office.

         11.2 CASH PAYMENT FOR OPTIONED SHARES. If an Option is exercised for cash, such notice shall be accompanied by a cashier's or personal check, or money order, made payable to the Company for the full exercise price of the shares purchased.

         11.3 STOCK SWAP FEATURE. At the time of the Option exercise, and subject to the discretion of the Committee to accept payment in cash only, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid solely in cash or by transfer from the Optionee to the Company of previously acquired shares of Common Stock, or by a combination thereof. In the event that the Optionee elects to pay the total purchase price in whole or in part with previously acquired shares of Common Stock, the value of such shares shall be equal to their Fair Market Value on the date of exercise, determined by the Committee in the same manner used for determining Fair Market Value at the time of grant for purposes of SECTION 8.

         11.4 INVESTMENT REPRESENTATION FOR NON-REGISTERED SHARES AND LEGALITY OF ISSUANCE. The receipt of shares of Common Stock upon the exercise of an Option shall be conditioned upon the Optionee (or any other person who exercises the Option on his or her behalf as permitted by SECTION 10.3) providing to the Committee a written representation that, at the time of such exercise, it is the intent of such person(s) to acquire the shares for investment only and not with a view toward distribution. The certificate for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary under then pertaining law. The providing of such representation and such restrictions on transfer shall not, however, be required upon any person's receipt of shares of Common Stock under the Plan in the event that, at the time of grant of the Option relating to such receipt or upon such receipt, whichever is the appropriate measure under applicable federal or state securities laws, the shares subject to the Option shall be (i) covered by an effective and current registration statement under the Securities Act of 1933, as amended, and (ii) either qualified or exempt from qualification under applicable state securities laws. The Company shall, however, under no circumstances be required to sell or issue any shares under the Plan if, in the opinion of the Committee, (i) the issuance of such shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority, or (ii) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such shares.

         11.5 SHAREHOLDER RIGHTS OF OPTIONEE. Upon exercise, the Optionee (or any other person who exercises the Option on his behalf as permitted by SECTION 10.3) shall be recorded on the books of the Company as the owner of the shares, and the Company shall deliver to such record owner one or more duly issued stock certificates evidencing such ownership. No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option granted pursuant to the Plan until such person shall have become the holder of record of such shares. Except as provided in SECTION 13, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

         11.6 HOLDING PERIODS FOR TAX PURPOSES. The Plan does not provide that an Optionee must hold shares of Common Stock acquired under the Plan for any minimum period of time. Optionees are urged to consult with their own tax advisors with respect to the tax consequences to them of their individual participation in the Plan.

    12. SUCCESSIVE GRANTS. Successive grants of Options may be made to any Optionee under the Plan.

    13.  ADJUSTMENTS.

         (a) If the outstanding Common Stock shall be hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, reorganization, merger, consolidation, share exchange, or other business combination in which the Company is the surviving parent corporation, stock split-up, combination of shares, or dividend or other distribution payable in capital stock or rights to acquire capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding and unexercised Options shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the exercise price per share.

         (b) In the event of the dissolution or liquidation of the Company, any outstanding and unexercised Options shall terminate as of a future date to be fixed by the Committee.

         (c)  In the event of a Reorganization (as hereinafter defined), then,

              (i) If there is no plan or agreement with respect to the Reorganization ("Reorganization Agreement"), or if the Reorganization Agreement does not specifically provide for the adjustment, change, conversion, or exchange of the outstanding and unexercised Options for cash or other property or securities of another corporation, then any outstanding and unexercised Options shall terminate as of a future date to be fixed by the Committee; or

              (ii) If there is a Reorganization Agreement, and the Reorganization Agreement specifically provides for the adjustment, change, conversion, or exchange of the outstanding and unexercised Options for cash or other property or securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised Options, and shall adjust the shares remaining under the Plan which are then available for the issuance of Options under the Plan if the Reorganization Agreement makes specific provisions therefor, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such Options and shares.

         (d) The term "Reorganization" as used in this SECTION 13 shall mean any reorganization, merger, consolidation, share exchange, or other business combination pursuant to which the Company is not the surviving parent corporation after the effective date of the Reorganization, or any sale or lease of all or substantially all of the assets of the Company. Nothing herein shall require the Company to adopt a Reorganization Agreement, or to make provision for the adjustment, change, conversion, or exchange of any Options, or the shares subject thereto, in any Reorganization Agreement which it does adopt.

         (e) The Committee shall provide to each Optionee then holding an outstanding and unexercised Option not less than thirty (30) calendar days' advanced written notice of any date fixed by the Committee pursuant to this
SECTION 13 and of the terms of any Reorganization Agreement providing for the adjustment, change, conversion, or exchange of outstanding and unexercised Options. Except as the Committee may otherwise provide, each Optionee shall have the right during such period to exercise his Option only to the extent that the Option was exercisable on the date such notice was provided to the Optionee.

              Any adjustment to any outstanding ISO pursuant to this SECTION
13, if made by reason of a transaction described in Section 424(a) of the Code, shall be made so as to conform to the requirements of that Section and the regulations thereunder. If any other transaction described in Section 424(a) of the Code affects the Common Stock subject to any unexercised ISO theretofore granted under the Plan (hereinafter for purposes of this SECTION 13 referred to as the "old option"), the Board of Directors of the Company or of any surviving or acquiring corporation may take such action as it deems appropriate, in conformity with the requirements of that Code Section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

         (f) No modification, extension, renewal, or other change in any Option granted under the Plan may be made, after the grant of such Option, without the Optionee's consent, unless the same is permitted by the provisions of the Plan and the Option agreement. In the case of an ISO, Optionees are hereby advised that certain changes may disqualify the ISO from being considered as such under Section 422 of the Code, or constitute a modification, extension, or renewal of the ISO under Section 424(h) of the Code.

         (g) All adjustments and determinations under this SECTION 13 shall be made by the Committee in good faith in its sole discretion.

    14. NON-TRANSFERABILITY OF OPTIONS. An Option shall be exercisable only by the Optionee, or in the event of his disability, by his guardian(s), conservator(s), or other legal representative(s), during the Optionee's lifetime. In the event of the death of the Optionee, an Option shall be exercisable by his legal representative(s), legatee(s), or heir(s), as the case may be, or by such person(s) as he may designate as his beneficiary or beneficiaries in a signed statement included as a part of the option agreement. No Option shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution except in the case of an ISO, pursuant to a court order that would otherwise satisfy the requirements to be a domestic relations order as defined in Section 414(p)(1)(B) of the Code if the order satisfied Section 414(p)(1)(A) of the Code notwithstanding that such an order relates to the transfer of a stock option rather than an interest in an employee benefit plan. Any attempt to exercise, transfer or otherwise dispose of an interest in an Option in contravention of the terms and conditions of the Plan, or of the Option agreement for the Option, shall immediately void the Option.

    15. CONTINUED EMPLOYMENT. As determined in the sole discretion of the Committee at the time of grant and if so stated in a writing signed by the Company, each Option may have as a condition the requirement of an Employee Optionee to remain in the employ of the Company, or of its affiliates, and to render to it his or her exclusive service, at such compensation as may be determined from time to time by it, for a period not to exceed the term of the Option, except for earlier termination of employment by or with the express written consent of the Company or on account of disability or death. The failure of any Employee Optionee to abide by such agreement as to any Option under the Plan may result in the termination of all of his or her then outstanding Options granted pursuant to the Plan. Neither the creation of the Plan nor the granting of Option(s) under it shall be deemed to create a right in an Employee Optionee to continued employment with the Company, and each such Employee Optionee shall be and shall remain subject to discharge by the Company as though the Plan had never come into existence. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.

    16. TAX WITHHOLDING. The exercise of any Option granted under the Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, such exercise or a later lapsing of time or restrictions on or disposition of the shares of Common Stock received upon such exercise, then in such event, the exercise of the Option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. When an Optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of any Option, the Optionee may, subject to the approval of the Committee (provided such approval has not been disapproved at any time after the election is made) satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the Common Stock withheld pursuant to the election shall be determined by the Committee, in accordance with the criteria set forth in SECTION 8, with reference to the date the amount of tax to be withheld is determined. The Optionee shall pay to the Company in cash any amount required to be withheld that would otherwise result in the withholding of a fractional share. The election by an Optionee who is a director, officer or 10% beneficial owner of the Company within the meaning of Section 16 of the 1934 Act, to be effective, must meet all of the requirements of Section 16 of the 1934 Act and the rules and regulations thereunder.

    17.  TERM OF PLAN.

         17.1 EFFECTIVE DATE. The Plan shall become effective as of January 17, 1996.

         17.2 TERMINATION DATE. Except as to options previously granted and outstanding under the Plan, the Plan shall terminate at midnight on January 17, 2006 and no Option shall be granted after that time. Options then outstanding may continue to be exercised in accordance with their terms. The Plan may be suspended or terminated at any earlier time by the Board within the limitations set forth in SECTION 4.

    18. NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This Plan shall be construed to be in addition to and independent of any and all such other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without shareholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

    19. GOVERNING LAW. The Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the State of California.

    20. INFORMATION TO OPTIONEES. Optionees under the Plan who do not otherwise have access to financial statements of the Company will receive the Company's financial statements at least annually.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         Exhibit
         Number                   Description of Exhibit
         ------                   ----------------------


    2.1 Agreement and Plan of Reorganization, dated January 3, 1996, between Graphix Zone, Inc., a California corporation ("Graphix Zone"), and StarPress, Inc., a Colorado corporation (formerly Great Bear Technology Incorporated and, prior to that, Pierce Gold International, Inc.) ("StarPress") (attached as Appendix A-1 to the Joint Proxy Statement/Prospectus included in this Registration Statement).(14)



    2.2 Form of Agreement of Merger among Graphix Zone, Graphix Zone Merger Corp. and the Registrant (attached as Appendix A-2 to the Joint Proxy Statement/Prospectus included in this Registration Statement).(14)



    2.3 Form of Agreement and Plan of Merger among StarPress, SP Merger Corp. and the Registrant (attached as Appendix A-3 to the Joint Proxy Statement/Prospectus included in this Registration Statement).(14)

    2.4 Exchange Agreement, dated as of June 9, 1995, by and among StarPress, StarPress Multimedia, Inc. and the StarPress stockholders.(1)

    2.5 Acquisition Agreement, dated as of May 31, 1994, by and among StarPress, Great Bear-Arizona, Inc., MicroBase, Inc., and the shareholders of MicroBase, Inc.(2)

    2.6 Stock Purchase Agreement, dated as of October 23, 1993, by and among StarPress, Great Bear Technology Bulgaria, LTD ("GB-Bulgaria"), and the stockholders of GB-Bulgaria.(2)

    2.7 Stock Purchase Agreement, dated as of October 4, 1993, by and among StarPress, Healthsoft, Inc. and the stock-holders of Healthsoft, Inc.(2)


    3.1                           Certificate of Incorporation of the
                                  Registrant.(14)



    3.2                           Bylaws of the Registrant.(14)



    5.1 Opinion of Snell & Wilmer L.L.P., regarding the legality of the securities being issued.


    8.1 Opinion of Snell & Wilmer L.L.P., regarding certain Federal income tax matters.*

    8.2 Opinion of Jackson Tufts Cole & Black, LLP, regarding certain Federal income tax matters.*


    10.1                          1996 Stock Option Plan of Registrant (the
                                  "1996 Plan").(14)**



    10.2 Form of Nonqualified Stock Option Agreement pertaining to the 1996 Plan (schedule of options issued pursuant to the Plan attached thereto).(14)**



    10.3 Form of Incentive Stock Option Agreement pertaining to the 1996 Plan (schedule of options issued pursuant to the Plan attached thereto).(14)**



    10.4 Distribution Agreement dated March 13, 1996, by and among Graphix Zone, StarPress and GT Interactive Software Corp., a Delaware corporation ("GTIS").(14)



    10.5 Keep-Well Agreement dated March 13, 1996, by and among Graphix Zone, GTIS and the Registrant.(14)



    10.6 Common Stock Purchase Warrant for 800,000 shares of Graphix Zone Common Stock dated March 13, 1996, by Graphix Zone in favor of GTIS.(14)

    10.7 Registration Rights Agreement dated March 13, 1996, by and between Graphix Zone and GTIS.(14)



    10.8 Security Agreement dated February 2, 1996, by and between Graphix Zone, as secured party, and StarPress, as debtor.(14)



    10.9 Secured Promissory Note of StarPress dated February 2, 1996, payable to the order of Graphix Zone, in the principal sum of $1,250,000.(14)



    10.10 Secured Promissory Note of StarPress dated February 2, 1996, payable to the order of Graphix Zone, in the principal sum of $75,000.(14)



    10.11 Secured Promissory Note of StarPress dated February 2, 1996, payable to the order of Graphix Zone, in the principal sum of $250,000.(14)



    10.12 Secured Promissory Note of StarPress dated February 16, 1996, payable to the order of Graphix Zone, in the principal sum of $500,000.(14)



    10.13 Secured Promissory Note of StarPress dated February 21, 1996, payable to the order of Graphix Zone, in the principal sum of $360,562.30.(14)



    10.14 Secured Promissory Note of StarPress dated March 1, 1996, payable to the order of Graphix Zone, in the principal sum of $30,000.(14)



    10.15 Secured Promissory Note of StarPress dated March 8, 1996, payable to the order of Graphix Zone, in the principal sum of $300,000.(14)



    10.16 Form of Registration Rights Agreement dated February 2, 1996, entered into by and among Graphix Zone and each of the accredited investors that purchased Units, consisting of one share of Graphix Zone Common Stock and a warrant to purchase one additional share of Graphix Zone Common Stock for every three shares of Graphix Zone Common Stock purchased, in Graphix Zone's 1996 private placement offering, pursuant to which an aggregate of 1,449,378 shares of Graphix Zone Common Stock and warrants to purchase an additional 483,135 shares of Graphix Zone Common Stock (the "1996 Private Placement Warrants") were issued and sold.(14)



    10.17 Form of Warrant Agreement dated February 2, 1996, entered into by and among Graphix Zone and each of the holders of the 1996 Private Placement Warrants.(14)

    10.18                         Graphix Zone 1991 Stock Option Plan.(3)**

    10.19                         Graphix Zone 1994 Stock Option Plan.(5)**

    10.20 Agreement dated as of May 3, 1994, among Graphix Zone, Warner Bros. Records, Inc. and Paisley Park Enterprises.(3)

    10.21 Office Building Lease dated October 10, 1990, between Graphix Zone and Masaaki & Fumiko Nakaoka, as amended.(3)

    10.22 Warrant Agreements dated January 31, 1994 and February 28, 1994 between Graphix Zone and Frank Cutler.(3)

    10.23 Registration Rights Agreements dated January 31, 1994 and February 28, 1994, among Graphix Zone, Frank Cutler, James Cutler, Jr. and Gregory A. Brown.(3)

    10.24 CD-ROM Development and Marketing Agreement dated December 31, 1992, between Graphix Zone and Multimedia World.(3)

    10.25 Representation Agreement dated July 1, 1994 between Graphix Zone and Ziffren, Brittenham & Branca.(6)

    10.26 Non-Qualified Stock Option dated July 1, 1994 granted by Graphix Zone to Gary
                                  Stiffelman.(6)

    10.27 Non-Qualified Stock Option dated July 1, 1994 granted by Graphix Zone to Frank Cutler.(5)

    10.28 Office Building Lease dated September 13, 1994, between Graphix Zone and Pan Pacific Investments, as amended by First, Second and Third Amendments.(8)

    10.29 IMCD-TM- Development and Distribution Agreement dated September 19, 1994 among Graphix Zone, Bob Dylan and Sony Music Entertainment, Inc.(6)

    10.30 Entertainment CD-ROM Development and Distribution Agreement dated October 10, 1994 among Graphix Zone, John Spencer and Pamela Douglas.(7)

    10.31 Non-Qualified Stock Option Certificate dated October 24, 1994 by and between Graphix Zone and John Spencer.(7)

    10.32 Non-Qualified Stock Option Certificate dated October 24, 1994 by and between Graphix Zone and Pamela Douglas.(7)

    10.32 Entertainment CD-ROM Development and Distribution Agreement dated October 31, 1994 by and between Graphix Zone and Improv West Associates.(7)

    10.33 Master Equipment Lease Agreement, Equipment Lease Schedule No. 1, Addendum No. 1-3, Sale and Leaseback Agreement, and Unconditional Bill of Sale by and between Graphix Zone and Relational Funding Corporation.(7)

    10.34 Non-Qualified Stock Option dated January 26, 1995, granted by Graphix Zone to John and Anne Aber.(8)

    10.35 Non-Qualified Stock Option dated January 26, 1995, granted by Graphix Zone to John Aber.(8)

    10.36 Non-Qualified Stock Option dated January 26, 1995, granted by Graphix Zone to Anne Aber.(8)

    10.37 Non-Qualified Stock Option dated January 26, 1995, granted by Graphix Zone to Thomas and Honor Vandeveer.(8)

    10.38 Registration Rights Agreement dated as of May 1, 1995 among Graphix Zone, John Tu, Thomas
                                  C. K. Yuen and Frank Cutler.(8)

    10.39 Equipment Financing Agreement dated June 2, 1995 between Graphix Zone and Cencor Capital, Inc.(8)

    10.40 Warrant Agreement dated as of June 5, 1995 between Graphix Zone and Relational Funding Corporation.(8)

    10.41 Registration Rights Agreement dated August 4, 1995 among Graphix Zone, John Tu, Thomas C.
                                  K. Yuen, Lagunitas Partners, L.P., Prism
                                  Partners I, Prism Partners II, Common Sense
                                  Partners, L.P., Song-Finder Inv. Ltd. III,
                                  L.P., Mindful Partners, L.P., Special Equity
                                  Associates,  and Eric Blattman.(9)

    10.42 IMCD-TM- Development and Distribution Agreement dated September 1, 1995 between Graphix Zone and Hancock & Joe Productions, Inc.(9)

    10.43 Registration Rights Agreement dated September 22, 1995 among Graphix Zone, Frank Cutler and Northwest Partners.(9)

    10.44 Registration Rights Agreement dated September 22, 1995 between Graphix Zone and Morgan Capital Management.(9)

    10.45 Entertainment CD-ROM Development and Distribution Agreement dated November 7, 1995 among Graphix Zone, ABC Productions and Cara Communications.(10)

    10.46 CD-ROM Development and Distribution Agreement dated November 21, 1995 between Graphix Zone and Cinergi Pictures Entertainment, Inc.(10)

    10.47                         Graphix Zone's 1995 Stock Option Plan.(10)**

    10.48 Form of StarPress 9% Convertible Subordinated Debentures with Warrant Agreements.(11)

    10.49                         Form of StarPress Common Stock Purchase
                                  Agreement dated June 1995.(12)

    10.50 Consulting Agreement, dated September 16, 1994, between StarPress and Kent T. Allen.(12)

    10.51 Sublease Agreement, dated August 13, 1995, by and between StarPress and International Business Machines Corporation.(12)

    10.52 Joint Venture Agreement, dated March 31, 1995, by and between Olivetti Systems and Networks Holdings N.V., and StarPress Multimedia, Inc.(12)

    10.53                         StarPress 1993 Stock Option Plan, as
                                  amended.(12)**

    10.54                         StarPress 1995 Stock Option Plan, as
                                  amended.(12)**


    10.55 StarPress 1995 Non-employee Director Stock Option Plan, as amended.(12)**


    10.56                         StarPress Multimedia, Inc. 1995 Stock Option
                                  Plan.(12)**

    10.57                         StarPress Multimedia, Inc. 1993 Stock Option
                                  Plan, as amended.(12)**

    10.58 Employment Agreement between StarPress and Ronald S. Posner dated June 23, 1995.(12)

    10.59 Employment Agreement between StarPress and Douglas D. Cole dated June 23, 1995.(12)

    10.60 Asset Purchase Agreement, dated November 1, 1995, by and between Sony Interactive Entertainment, Inc. and StarPress.(13)

    10.61 Business Loan Agreement, dated October 27, 1995, by and between Silicon Valley Bank and StarPress.(13)

    10.62 Employment Agreement dated as of April 18, 1996 between the Registrant and Charles R. Cortright, Jr.



    10.63 Employment Agreement dated as of April 18, 1996 between the Registrant and Angela Aber Cortright.


    21                            Subsidiaries of StarPress.(12)

    23.1                          Consent of Snell & Wilmer L.L.P. (included in
                                  Exhibits 5.1 and 8.1).

    23.2                          Consent of Jackson Tufts Cole & Black, LLP
                                  (included in Exhibit 8.2).

    23.3 Consent of KPMG Peat Marwick LLP with respect to Graphix Zone's financial statements.

    23.4 Consent of Ernst & Young LLP with respect to StarPress' financial statements.


    23.5                          Consent of Cruttenden Roth, Incorporated.



    23.6                          Consent of Thomas C. K. Yuen.



    23.7                          Consent of C. Richard Kramlich.



    23.8                          Consent of Doug Glen.



    99.1                          Form of Proxy for holders of Graphix Zone
                                  Common Stock.(14)



    99.2                          Form of Proxy for holders of StarPress Common
                                  Stock.(14)



    99.3                          Form of Letter to Shareholders of Graphix
                                  Zone.(14)



    99.4 Form of Notice of Special Meeting of Shareholders to the holders of Graphix Zone Common Stock.(14)



    99.5                          Form of Letter to Shareholders of
                                  StarPress.(14)



    99.6 Form of Notice of Special Meeting of Shareholders to the holders of StarPress Common Stock.(14)


- ---------------
*   To be filed by amendment.

** Indicates a management contract or compensatory plan, contract or arrangement in which a director or named executive officer of the Registrant, Graphix Zone, StarPress or StarPress Multimedia, Inc. participates.

(1) Filed as an exhibit to StarPress' Current Report on Form 8-K dated June 23, 1995 and incorporated herein by reference.

(2) Filed as an exhibit to StarPress' Registration Statement on Form SB-2 (Registration No. 33-78106) and incorporated herein by reference.

(3) Filed as an exhibit to Graphix Zone's Registration Statement on Form SB-2 dated March 15, 1994 or amendment thereto dated May 15, 1994 (Registration No. 33-76562-LA) and incorporated herein by reference.

(4) Filed as an exhibit to StarPress' Form 10-KSB for the fiscal year ended June 30, 1994 and incorporated herein by reference.

(5) Filed as an exhibit to Graphix Zone's Registration Statement on Form S-8 filed with the Commission December 9, 1994 and incorporated herein by reference.

(6) Filed as an exhibit to Graphix Zone's Form 10-QSB for the quarterly period ended September 30, 1994 and incorporated herein by reference.

(7) Filed as an exhibit to Graphix Zone's Form 10-QSB for the quarterly period ended December 31, 1994 and incorporated herein by reference.

(8) Filed as an exhibit to Graphix Zone's Form 10-KSB for the fiscal year ended June 30, 1995 filed October 5, 1995 and incorporated herein by reference.

(9) Filed as an exhibit to Graphix Zone's Form 10-QSB for the quarterly period ended September 30, 1995 and incorporated herein by reference.

(10) Filed as an exhibit to Graphix Zone's Form 10-QSB for the quarterly period ended December 31, 1995 and incorporated herein by reference.

(11) Filed as an exhibit to StarPress' Current Report on Form 8-K dated March 31, 1995 and incorporated herein by reference.

(12) Filed as an exhibit to StarPress' Form 10-KSB for the fiscal year ended June 30, 1995 filed September 27, 1995 and incorporated herein by reference.

(13) Filed as an exhibit to StarPress' Form 10-QSB for the quarterly period ended September 30, 1995 and incorporated herein by reference.


(14) Filed as an exhibit to Registrant's Registration Statement on Form S-4 dated March 25, 1996 (Registration No. 333-2642) and incorporated herein by reference.

ITEM 22. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any additional or changed material information on the plan of distribution;

         (2) that, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof;

         (3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

         (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request; and

         (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 23rd day of May, 1996.


                                  GRAPHIX ZONE, INC.


                                  By: /S/RONALD S. POSNER
                                       Ronald S. Posner, Chairman


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates stated.


    SIGNATURE                          TITLE                         DATE
    ---------                          -----                         ----



/S/RONALD S. POSNER               Chairman (Principal           May 23, 1996
- --------------------              Executive Officer)
Ronald S. Posner                  and Director




/S/CHARLES R. CORTRIGHT, JR.      President and Director        May 23, 1996
- ----------------------------
Charles R. Cortright, Jr.




/S/ANGELA ABER CORTRIGHT          Executive Vice President,     May 23, 1996
- -------------------------         Secretary and Director
Angela Aber Cortright




/S/NORMAN BLOCK                   Executive Vice President,     May 23, 1996
- ---------------                   Treasurer, Chief Operating
Norman Block                      Officer and Chief Financial
                                  Officer (Principal Financial
                                  and Accounting Officer)

                                 EXHIBIT INDEX

                                                                                  Sequentially
Exhibit                                                                             Numbered
  No.                              Description                                        Page
- -------                            -----------                                    ------------
  2.1     Agreement and Plan of Reorganization, dated January 3, 1996, between
          Graphix Zone, Inc., a California corporation ("Graphix Zone"), and
          StarPress, Inc., a Colorado corporation (formerly Great Bear
          Technology Incorporated and, prior to that, Pierce Gold International,
          Inc.) ("StarPress") (attached as Appendix A-1 to the Joint Proxy
          Statement/Prospectus included in this Registration Statement).(14)

  2.2     Form of Agreement of Merger among Graphix Zone, Graphix Zone Merger
          Corp. and the Registrant (attached as Appendix A-2 to the Joint Proxy
          Statement/Prospectus included in this Registration Statement).(14)

  2.3     Form of Agreement and Plan of Merger among StarPress, SP Merger Corp.
          and the Registrant (attached as Appendix A-3 to the Joint Proxy
          Statement/Prospectus included in this Registration Statement).(14)

  2.4     Exchange Agreement, dated as of June 9, 1995, by and among StarPress,
          StarPress Multimedia, Inc. and the StarPress stockholders.(1)

  2.5 Acquisition Agreement, dated as of May 31, 1994, by and among StarPress, Great Bear-Arizona, Inc., MicroBase, Inc., and the shareholders of MicroBase, Inc.(2)

  2.6     Stock Purchase Agreement, dated as of October 23, 1993, by and among
          StarPress, Great Bear Technology Bulgaria, LTD ("GB-Bulgaria"), and the stockholders of GB-Bulgaria.(2)

  2.7     Stock Purchase Agreement, dated as of October 4, 1993, by and among
          StarPress, Healthsoft, Inc. and the stock-holders of Healthsoft, Inc.(2)

  3.1     Certificate of Incorporation of the Registrant.(14)

  3.2     Bylaws of the Registrant.(14)

  5.1     Opinion of Snell & Wilmer L.L.P., regarding the legality of the
          securities being issued.                                               -----

  8.1 Opinion of Snell & Wilmer L.L.P., regarding certain Federal income tax matters.*

  8.2 Opinion of Jackson Tufts Cole & Black, LLP, regarding certain Federal income tax matters.*

                                                                                  Sequentially
Exhibit                                                                             Numbered
  No.                              Description                                        Page
- -------                            -----------                                    ------------
 10.1     1996 Stock Option Plan of Registrant (the "1996 Plan").(14)**

 10.2     Form of Nonqualified Stock Option Agreement pertaining to the 1996
          Plan (schedule of options issued pursuant to the Plan attached thereto).(14)**

 10.3     Form of Incentive Stock Option Agreement pertaining to the 1996 Plan
          (schedule of options issued pursuant to the Plan attached thereto).(14)**

 10.4     Distribution Agreement dated March 13, 1996, by and among Graphix
          Zone, StarPress and GT Interactive Software Corp., a Delaware corporation ("GTIS").(14)

 10.5     Keep-Well Agreement dated March 13, 1996, by and among Graphix Zone,
          GTIS and the Registrant.(14)

 10.6     Common Stock Purchase Warrant for 800,000 shares of Graphix Zone
          Common Stock dated March 13, 1996, by Graphix Zone in favor of
          GTIS.(14)

 10.7     Registration Rights Agreement dated March 13, 1996, by and between
          Graphix Zone and GTIS.(14)

 10.8     Security Agreement dated February 2, 1996, by and between Graphix
          Zone, as secured party, and StarPress, as debtor.(14)

 10.9 Secured Promissory Note of StarPress dated February 2, 1996, payable to the order of Graphix Zone, in the principal sum of $1,250,000.(14)

 10.10 Secured Promissory Note of StarPress dated February 2, 1996, payable to the order of Graphix Zone, in the principal sum of $75,000.(14)

 10.11 Secured Promissory Note of StarPress dated February 2, 1996, payable to the order of Graphix Zone, in the principal sum of $250,000.(14)

 10.12 Secured Promissory Note of StarPress dated February 16, 1996, payable to the order of Graphix Zone, in the principal sum of $500,000.(14)

 10.13 Secured Promissory Note of StarPress dated February 21, 1996, payable to the order of Graphix Zone, in the principal sum of $360,562.30.(14)

 10.14 Secured Promissory Note of StarPress dated March 1, 1996, payable to the order of Graphix Zone, in the principal sum of $30,000.(14)

 10.15 Secured Promissory Note of StarPress dated March 8, 1996, payable to the order of Graphix Zone, in the principal sum of $300,000.(14)

                                                                                  Sequentially
Exhibit                                                                             Numbered
  No.                              Description                                        Page
- -------                            -----------                                    ------------
 10.16    Form of Registration Rights Agreement dated February 2, 1996, entered into by and among Graphix Zone and each of the accredited investors that purchased Units, consisting of one share of Graphix Zone Common
          Stock and a warrant to purchase one additional share of Graphix Zone
          Common Stock for every three shares of Graphix Zone Common Stock purchased, in Graphix Zone's 1996 private placement offering, pursuant to which an aggregate of 1,449,378 shares of Graphix Zone Common Stock and warrants to purchase an additional 483,135 shares of Graphix Zone
          Common Stock (the "1996 Private Placement Warrants") were issued and sold.(14)

 10.17 Form of Warrant Agreement dated February 2, 1996, entered into by and among Graphix Zone and each of the holders of the 1996 Private
          Placement Warrants.(14)

 10.18    Graphix Zone 1991 Stock Option Plan.(3)**

 10.19    Graphix Zone 1994 Stock Option Plan.(5)**

 10.20    Agreement dated as of May 3, 1994, among Graphix Zone, Warner Bros.
          Records, Inc. and Paisley Park Enterprises.(3)

 10.21    Office Building Lease dated October 10, 1990, between Graphix Zone and
          Masaaki & Fumiko Nakaoka, as amended.(3)

 10.22    Warrant Agreements dated January 31, 1994 and February 28, 1994 between Graphix Zone and Frank Cutler.(3)

 10.23    Registration Rights Agreements dated January 31, 1994 and February 28,
          1994, among Graphix Zone, Frank Cutler, James Cutler, Jr. and Gregory
          A. Brown.(3)

 10.24 CD-ROM Development and Marketing Agreement dated December 31, 1992, between Graphix Zone and Multimedia World.(3)

 10.25    Representation Agreement dated July 1, 1994 between Graphix Zone and
          Ziffren, Brittenham & Branca.(6)

 10.26 Non-Qualified Stock Option dated July 1, 1994 granted by Graphix Zone to Gary Stiffelman.(6)

 10.27 Non-Qualified Stock Option dated July 1, 1994 granted by Graphix Zone to Frank Cutler.(5)

                                                                                  Sequentially
Exhibit                                                                             Numbered
  No.                              Description                                        Page
- -------                            -----------                                    ------------
 10.28    Office Building Lease dated September 13, 1994, between Graphix Zone and Pan Pacific Investments, as amended by First, Second and Third
          Amendments.(8)

 10.29    IMCD-TM- Development and Distribution Agreement dated September 19,
          1994 among Graphix Zone, Bob Dylan and Sony Music Entertainment,
          Inc.(6)

 10.30    Entertainment CD-ROM Development and Distribution Agreement dated
          October 10, 1994 among Graphix Zone, John Spencer and Pamela
          Douglas.(7)

 10.31 Non-Qualified Stock Option Certificate dated October 24, 1994 by and between Graphix Zone and John Spencer.(7)

 10.32 Non-Qualified Stock Option Certificate dated October 24, 1994 by and between Graphix Zone and Pamela Douglas.(7)

 10.32    Entertainment CD-ROM Development and Distribution Agreement dated
          October 31, 1994 by and between Graphix Zone and Improv West
          Associates.(7)

 10.33    Master Equipment Lease Agreement, Equipment Lease Schedule No. 1,
          Addendum No. 1-3, Sale and Leaseback Agreement, and Unconditional Bill of Sale by and between Graphix Zone and Relational Funding
          Corporation.(7)

 10.34    Non-Qualified Stock Option dated January 26, 1995, granted by Graphix
          Zone to John and Anne Aber.(8)

 10.35    Non-Qualified Stock Option dated January 26, 1995, granted by Graphix
          Zone to John Aber.(8)

 10.36    Non-Qualified Stock Option dated January 26, 1995, granted by Graphix
          Zone to Anne Aber.(8)

 10.37    Non-Qualified Stock Option dated January 26, 1995, granted by Graphix
          Zone to Thomas and Honor Vandeveer.(8)

 10.38    Registration Rights Agreement dated as of May 1, 1995 among Graphix
          Zone, John Tu, Thomas C. K. Yuen and Frank Cutler.(8)

 10.39 Equipment Financing Agreement dated June 2, 1995 between Graphix Zone and Cencor Capital, Inc.(8)

                                                                                  Sequentially
Exhibit                                                                             Numbered
  No.                              Description                                        Page
- -------                            -----------                                    ------------
 10.40    Warrant Agreement dated as of June 5, 1995 between Graphix Zone and
          Relational Funding Corporation.(8)

 10.41    Registration Rights Agreement dated August 4, 1995 among Graphix Zone,
          John Tu, Thomas C. K. Yuen, Lagunitas Partners, L.P., Prism Partners
          I, Prism Partners II, Common Sense Partners, L.P., Song-Finder Inv.
          Ltd. III, L.P., Mindful Partners, L.P., Special Equity Associates, and Eric Blattman.(9)

 10.42    IMCD-TM- Development and Distribution Agreement dated September 1,
          1995 between Graphix Zone and Hancock & Joe Productions, Inc.(9)

 10.43    Registration Rights Agreement dated September 22, 1995 among Graphix
          Zone, Frank Cutler and Northwest Partners.(9)

 10.44    Registration Rights Agreement dated September 22, 1995 between Graphix
          Zone and Morgan Capital Management.(9)

 10.45    Entertainment CD-ROM Development and Distribution Agreement dated
          November 7, 1995 among Graphix Zone, ABC Productions and Cara
          Communications.(10)

 10.46    CD-ROM Development and Distribution Agreement dated November 21, 1995 between Graphix Zone and Cinergi Pictures Entertainment, Inc.(10)

 10.47    Graphix Zone's 1995 Stock Option Plan.(10)**

 10.48    Form of StarPress 9% Convertible Subordinated Debentures with Warrant
          Agreements.(11)

 10.49    Form of StarPress Common Stock Purchase Agreement dated June 1995.(12)

 10.50    Consulting Agreement, dated September 16, 1994, between StarPress and
          Kent T. Allen.(12)

 10.51 Sublease Agreement, dated August 13, 1995, by and between StarPress and International Business Machines Corporation.(12)

 10.52    Joint Venture Agreement, dated March 31, 1995, by and between Olivetti
          Systems and Networks Holdings N.V., and StarPress Multimedia, Inc.(12)

 10.53    StarPress 1993 Stock Option Plan, as amended.(12)**

 10.54    StarPress 1995 Stock Option Plan, as amended.(12)**

                                                                                  Sequentially
Exhibit                                                                             Numbered
  No.                              Description                                        Page
- -------                            -----------                                    ------------
 10.55    StarPress 1995 Non-employee Director Stock Option Plan, as amended.(12)**

 10.56    StarPress Multimedia, Inc. 1995 Stock Option Plan.(12)**

 10.57    StarPress Multimedia, Inc. 1993 Stock Option Plan, as amended.(12)**

 10.58    Employment Agreement between StarPress and Ronald S. Posner dated June
          23, 1995.(12)

 10.59    Employment Agreement between StarPress and Douglas D. Cole dated June
          23, 1995.(12)

 10.60    Asset Purchase Agreement, dated November 1, 1995, by and between Sony
          Interactive Entertainment, Inc. and StarPress.(13)

 10.61    Business Loan Agreement, dated October 27, 1995, by and between
          Silicon Valley Bank and StarPress.(13)

 10.62    Employment Agreement dated as of April 18, 1996 between the Registrant
          and Charles R. Cortright, Jr.                                          -----

 10.63    Employment Agreement dated as of April 18, 1996 between the Registrant
          and Angela Aber Cortright.                                             -----

 21       Subsidiaries of StarPress.(12)

 23.1     Consent of Snell & Wilmer L.L.P. (included in Exhibits 5.1 and 8.1).

 23.2     Consent of Jackson Tufts Cole & Black, LLP (included in Exhibit 8.2).

 23.3     Consent of KPMG Peat Marwick LLP with respect to Graphix Zone's
          financial statements.                                                  -----

 23.4     Consent of Ernst & Young LLP with respect to StarPress' financial
          statements.                                                            -----

 23.5     Consent of Cruttenden Roth, Incorporated.                              -----

 23.6     Consent of Thomas C. K. Yuen.                                          -----

 23.7     Consent of C. Richard Kramlich.                                        -----

 23.8     Consent of Doug Glen.                                                  -----

                                                                                  Sequentially
Exhibit                                                                             Numbered
  No.                              Description                                        Page
- -------                            -----------                                    ------------
 99.1     Form of Proxy for holders of Graphix Zone Common Stock.(14)

 99.2     Form of Proxy for holders of StarPress Common Stock.(14)

 99.3     Form of Letter to Shareholders of Graphix Zone.(14)

 99.4 Form of Notice of Special Meeting of Shareholders to the holders of Graphix Zone Common Stock.(14)

 99.5     Form of Letter to Shareholders of StarPress.(14)

 99.6 Form of Notice of Special Meeting of Shareholders to the holders of StarPress Common Stock.(14)

- --------------------
*    To be filed by amendment.

** Indicates a management contract or compensatory plan, contract or arrangement in which a director or named executive officer of the Registrant, Graphix Zone, StarPress or StarPress Multimedia, Inc. participates.

(1) Filed as an exhibit to StarPress' Current Report on Form 8-K dated June 23, 1995 and incorporated herein by reference.

(2) Filed as an exhibit to StarPress' Registration Statement on Form SB-2 (Registration No. 33-78106) and incorporated herein by reference.

(3) Filed as an exhibit to Graphix Zone's Registration Statement on Form SB-2 dated March 15, 1994 or amendment thereto dated May 15, 1994 (Registration No. 33-76562-LA) and incorporated herein by reference.

(4) Filed as an exhibit to StarPress' Form 10-KSB for the fiscal year ended June 30, 1994 and incorporated herein by reference.

(5) Filed as an exhibit to Graphix Zone's Registration Statement on Form S-8 filed with the Commission December 9, 1994 and incorporated herein by reference.

(6) Filed as an exhibit to Graphix Zone's Form 10-QSB for the quarterly period ended September 30, 1994 and incorporated herein by reference.

(7) Filed as an exhibit to Graphix Zone's Form 10-QSB for the quarterly period ended December 31, 1994 and incorporated herein by reference.

(8) Filed as an exhibit to Graphix Zone's Form 10-KSB for the fiscal year ended June 30, 1995 filed October 5, 1995 and incorporated herein by reference.

(9) Filed as an exhibit to Graphix Zone's Form 10-QSB for the quarterly period ended September 30, 1995 and incorporated herein by reference.

(10) Filed as an exhibit to Graphix Zone's Form 10-QSB for the quarterly period ended December 31, 1995 and incorporated herein by reference.

(11) Filed as an exhibit to StarPress' Current Report on Form 8-K dated March 31, 1995 and incorporated herein by reference.

(12) Filed as an exhibit to StarPress' Form 10-KSB for the fiscal year ended June 30, 1995 filed September 27, 1995 and incorporated herein by reference.

(13) Filed as an exhibit to StarPress' Form 10-QSB for the quarterly period ended September 30, 1995 and incorporated herein by reference.

(14) Filed as an exhibit to Registrant's Registration Statement on Form S-4 dated March 25, 1996 (Registration No. 333-2642) and incorporated herein by reference.